     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 19, 2003



                                                     REGISTRATION NO. 333-103205

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 1


                                       TO

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                           MOORE CORPORATION LIMITED
             (Exact name of registrant as specified in its charter)

                 CANADA                                    2761                                  98-0154502
    (State or other jurisdiction of            (Primary Standard Industrial                   (I.R.S. Employer
     incorporation or organization)            Classification Code Number)                 Identification Number)

                             ---------------------

                               6100 VIPOND DRIVE
                          MISSISSAUGA, ONTARIO L5T 2X1
                                     CANADA
                                 (905) 362-3100
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             ---------------------

                             JENNIFER O. ESTABROOK
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              ONE CANTERBURY GREEN
                          STAMFORD, CONNECTICUT 06901
                                 (203) 406-3700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

                  JOSEPH B. FRUMKIN, ESQ.                                    FREDERICK C. LOWINGER, ESQ.
                  SULLIVAN & CROMWELL LLP                                      MICHAEL A. GORDON, ESQ.
                      125 BROAD STREET                                        SIDLEY AUSTIN BROWN & WOOD
                  NEW YORK, NEW YORK 10004                                      10 S. DEARBORN STREET
                       (212) 558-4000                                          CHICAGO, ILLINOIS 60603
                                                                                    (312) 853-7000

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this Registration Statement becomes effective and after the conditions to the consummation of the proposed transaction described herein have been satisfied or waived.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION IN THIS DOCUMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS DOCUMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


         PRELIMINARY DRAFT DATED MARCH 19, 2003, SUBJECT TO COMPLETION


                              [WALLACE LETTERHEAD]

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

Dear Fellow Stockholders:

     You are cordially invited to attend a special meeting of the stockholders of Wallace Computer Services, Inc. to be held on [day of the week], --, 2003. The special meeting will be held at -- at 10:00 a.m., local time. At the special meeting, you will be asked to consider and vote upon a proposal to adopt a merger agreement that sets forth the terms of a merger of Wallace and a subsidiary of Moore Corporation Limited.

     Under the merger agreement, you will have the right to elect to receive either cash or common shares of Moore Corporation Limited, and each of your Wallace common shares will be converted into the right to receive, subject to proration, either:

     - a number of common shares of Moore equal to 1.05 plus the quotient of
       14.40 divided by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger; or

     - cash in an amount equal to $14.40 plus the product of 1.05 multiplied by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger.


     The merger consideration is capped so that on average each Wallace stockholder will receive $14.40 in cash and 1.05 Moore common shares for each Wallace common share. THEREFORE, YOUR ELECTION MAY BE ADJUSTED ON A PRO RATA BASIS, AND AS A RESULT YOU MAY RECEIVE PART MOORE COMMON SHARES AND PART CASH NO MATTER WHICH FORM OF CONSIDERATION YOU ELECT. In any case, for each common share of Wallace that you own you will receive value, as determined on the last trading day before the closing of the merger, equal to $14.40 in cash and 1.05 Moore common shares. For illustrative purposes, if the merger had been completed on --, 2003, the last trading day before the mailing of this document, when the common share price of Moore was $--, the stock consideration would have been approximately -- common shares of Moore for each share of Wallace, and the cash consideration would have been approximately $-- for each common share of Wallace.



     The U.S. federal income tax consequences of the merger to you will depend on whether the transactions contemplated by the merger agreement qualify as a "reorganization" under U.S. federal income tax laws and whether you receive Moore common shares, cash or a combination of Moore common shares and cash in the merger. For a more detailed description of the tax consequences of the exchange of Wallace common shares in the merger, see "Taxation" beginning on page --.



     The Moore common shares are traded on the New York Stock Exchange and The Toronto Stock Exchange under the symbol "MCL." The amount of the Moore common shares to be registered in connection with the transaction is 46,308,810. As of --, the last trading date before the mailing of this document, the closing price of the Moore common shares was $--.


     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT IS ADVISABLE AND IN THE BEST INTERESTS OF WALLACE AND ITS STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

     This event presents an important decision for you as a Wallace stockholder. We therefore encourage you to read carefully the accompanying document, which provides detailed information about the proposed merger and includes a copy of the merger agreement as an appendix. We cannot complete the merger unless, among other things, the stockholders of Wallace approve it. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us or vote your shares online or by telephone according to the instructions on the proxy card. Failure to vote, or to instruct your broker how to vote any shares held for you in your broker's name, will have the same effect as a vote against adoption of the merger agreement.

Sincerely,

                 M. DAVID JONES                                    MICHAEL O. DUFFIELD
      Chairman and Chief Executive Officer                President and Chief Operating Officer

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MOORE CORPORATION LIMITED COMMON SHARES TO BE ISSUED IN THE MERGER OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     FOR A DISCUSSION OF SIGNIFICANT RISK FACTORS THAT SHOULD BE CONSIDERED BY YOU BEFORE VOTING AT THE SPECIAL MEETING, SEE "RISK FACTORS" BEGINNING ON PAGE
--.

     This document is dated --, 2003 and is first being mailed to Wallace's stockholders on or about --, 2003.

                      REFERENCES TO ADDITIONAL INFORMATION

     This document incorporates important business and financial information about Moore and Wallace from documents that are not included in or delivered with this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following addresses:

          MOORE CORPORATION LIMITED                   WALLACE COMPUTER SERVICES, INC.
         C/O MOORE EXECUTIVE OFFICES                         2275 CABOT DRIVE
            ONE CANTERBURY GREEN                           LISLE, IL 60532-3630
         STAMFORD, CONNECTICUT 06901                   ATTENTION: INVESTOR RELATIONS
        ATTENTION: INVESTOR RELATIONS                       TEL. (630) 588-5000
             TEL. (203) 406-3700

     You will not be charged for any of these documents that you request. Any person requesting documents from Moore or Wallace should ensure that Moore or Wallace, whichever is applicable, receives the request on or before --, 2003 to receive them before the Wallace special meeting.

     See "Where You Can Find More Information" on page --.

                              [WALLACE LETTERHEAD]
                             ----------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON [DAY OF THE WEEK], --, 2003
                             ----------------------
To the Stockholders of
WALLACE COMPUTER SERVICES, INC.:

     Notice is hereby given that a special meeting of stockholders of Wallace Computer Services, Inc., a Delaware corporation, will be held at --, on --, --, 2003, at 10:00 a.m., for the following purposes:

          (i) To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 16, 2003, among Moore Corporation Limited, a corporation continued under the laws of Canada, M-W Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Moore, and Wallace Computer Services, Inc. pursuant to which Wallace will be merged with, and become, a wholly owned subsidiary of Moore, and each Wallace common share outstanding immediately prior to the merger will be converted into, at your election and subject to proration, either:

        - a number of common shares of Moore equal to 1.05 plus the quotient of
          14.40 divided by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger; or

        - cash in an amount equal to $14.40 plus the product of 1.05 multiplied by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger.


     The merger consideration is capped so that on average each Wallace stockholder will receive $14.40 in cash and 1.05 Moore common shares for each Wallace common share. THEREFORE, YOUR ELECTION MAY BE ADJUSTED ON A PRO RATA BASIS, AND AS A RESULT YOU MAY RECEIVE PART MOORE COMMON SHARES AND PART CASH NO MATTER WHICH FORM OF CONSIDERATION YOU ELECT. In any case, for each common share of Wallace that you own you will receive value, as determined on the last trading day before the closing of the merger, equal to $14.40 in cash and 1.05 Moore common shares. For illustrative purposes, if the merger had been completed on --, 2003, the last trading day before the mailing of this document, when the common share price of Moore was $--, the stock consideration would have been approximately -- common shares of Moore for each share of Wallace, and the cash consideration would have been approximately $-- for each common share of Wallace.



          (ii) To transact any other business as may properly come before the special meeting or any adjournment or postponement of the special meeting.


     The special meeting and the proposed merger are more fully described in the document attached to this notice.

     The Wallace board of directors has fixed the close of business on --, 2003 as the record date for the determination of stockholders entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement thereof. Your vote at the special meeting is important.

                                          By Order of the Board of Directors,

                                          James D. Benak
                                          Secretary

Lisle, Illinois
--, 2003

                                IMPORTANT NOTICE

     Whether or not you plan to attend the special meeting in person, you are urged to read the attached document carefully and then sign, date and return the accompanying proxy card in the enclosed postage-prepaid envelope or submit a proxy by telephone or the Internet by following the instructions on the accompanying proxy card. If you later desire to revoke your proxy for any reason, you may do so in the manner set forth in the attached document.


     If you have questions, you may contact our proxy solicitor:



                               MORROW & CO., INC.
                           445 Park Avenue, 5th Floor
                               New York, NY 10022
                       E-mail: wallace info@morrowco.com
                          Call Collect: (212) 754-8000
             Banks and Brokerage Firms, Please Call: (800) 654-2468
                    STOCKHOLDERS PLEASE CALL: (800) 607-0088

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    5
RISK FACTORS................................................   22
FORWARD-LOOKING STATEMENTS..................................   28
INFORMATION ABOUT THE COMPANIES.............................   30
THE SPECIAL MEETING.........................................   32
  Special meeting of Wallace Stockholders...................   32
  Vote Required.............................................   32
  Record Date...............................................   32
  Voting Rights.............................................   32
  Quorum....................................................   33
  Proxies...................................................   33
THE MERGER..................................................   34
  General...................................................   34
  Background of the Merger..................................   34
  Wallace's Reasons for the Merger; Recommendation of
     Wallace's Board of Directors...........................   38
  Opinion of Wallace's Financial Advisor....................   40
  Moore's Reasons for the Merger............................   46
  Interests of Wallace Directors and Executive Officers in
     the Merger.............................................   48
  Financing Arrangements....................................   53
  Regulatory and Other Approvals Required for the Merger....   53
  Taxation..................................................   54
  Appraisal Rights..........................................   62
  Accounting Treatment......................................   65
  Resales of Moore Common Shares by Affiliates of Wallace...   66
  Listing, Delisting and Deregistration.....................   66
THE MERGER AGREEMENT........................................   67
  The Merger................................................   67
  Consideration to be Received in the Merger................   67
  Exchange Procedures.......................................   68
  Closing and Effective Time of the Merger..................   69
  Representations, Warranties, Covenants and Agreements.....   69
  Acquisition Proposals.....................................   70
  Conduct of the Business of Moore and Wallace Prior to the
     Merger.................................................   71
  Expenses..................................................   73
  Conditions to Completion of the Merger....................   73
  Termination...............................................   75
  Effect of Termination.....................................   76
  Termination Fees from Wallace to Moore....................   76
  Termination Fee from Moore to Wallace.....................   78
  Amendments and Assignment.................................   78
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   79

                                                              PAGE
                                                              ----
DESCRIPTION OF MOORE'S SHARES...............................   82
  General...................................................   82
  Common Shares.............................................   82
  Preference Shares.........................................   82
  Series 1 Preference Shares................................   83
  Transfer Agent and Registrar..............................   83
COMPARISON OF STOCKHOLDER RIGHTS............................   84
  Authorized Capital Shares.................................   84
  Dividends.................................................   84
  Size of the Board of Directors............................   84
  Classification of the Board of Directors..................   85
  Constitution and Residency of Directors...................   85
  Removal of Directors......................................   86
  Filling Vacancies of the Board............................   86
  Quorum of Directors.......................................   87
  Required Vote for Certain Transactions....................   87
  Calling a Stockholder Meeting.............................   89
  Quorum of Stockholders....................................   89
  Notice of Meeting.........................................   89
  Record Date for Notice....................................   90
  Proxies...................................................   90
  Amendment of Certificate of Incorporation or Articles of
     Continuance............................................   91
  Amendment of Bylaws.......................................   91
  Dissenters' or Appraisal Rights...........................   92
  Shareholder Derivative Actions............................   93
  Advance Notice Provisions for Stockholder Nominations and
     Proposals..............................................   94
  Stockholder Action by Written Consent.....................   95
  Indemnification of Officers and Directors.................   95
  Director Liability........................................   97
  Anti-Take-Over Provisions and Interested Stockholders.....   98
  Rights Agreement..........................................   99
COMPARATIVE MARKET PRICES AND DIVIDENDS.....................  100
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  INFORMATION...............................................  101
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................  104
EXPERTS.....................................................  114
VALIDITY OF MOORE COMMON SHARES.............................  114
OTHER MATTERS...............................................  114
WHERE YOU CAN FIND MORE INFORMATION.........................  116
APPENDIX A AGREEMENT AND PLAN OF MERGER
APPENDIX B OPINION OF DRESDNER KLEINWORT WASSERSTEIN, INC.
APPENDIX C DELAWARE GENERAL CORPORATION LAW SECTION 262

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHY ARE MOORE AND WALLACE PROPOSING THE MERGER?

A: The merger will combine Moore with Wallace to form one of the largest integrated providers of print management solutions in the world. The Wallace board of directors believes that the merger will benefit you because the merger offers you an attractive premium over the trading price of Wallace common shares prior to the announcement of the merger. In addition, the boards of directors of Moore and Wallace believe that combining the two companies' businesses will result in an enterprise with a stronger customer base and will create improved opportunities for growth.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: You will have an opportunity to make a choice about what you prefer to receive in the merger. You will have the right to elect to receive for each Wallace common share either:

     - a number of common shares of Moore equal to 1.05 plus the quotient of
       14.40 divided by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger; or

     - cash in an amount equal to $14.40 plus the product of 1.05 multiplied by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger.

     You will not, however, be assured of receiving either all Moore common shares or all cash notwithstanding your choice. In any case, for each common share of Wallace that you own you will receive value, as determined on the last trading day before the closing of the merger, equal to $14.40 in cash and 1.05 Moore common shares. For illustrative purposes, if the merger had been completed on --, 2003, the last trading day before the mailing of this document, when the common share price of Moore was $--, the stock consideration would have been approximately -- common shares of Moore for each share of Wallace, and the cash consideration would have been approximately $-- for each common share of Wallace.

Q:  HOW DO I ELECT THE FORM OF PAYMENT THAT I PREFER?

A: If your shares are held in registered form, you have been sent an accompanying election form and letter of transmittal, each of which you should read carefully. You must return your completed and executed election form, as described in the instructions contained in the election form and letter of transmittal, to elect the merger consideration that you wish to receive. DO NOT SEND YOUR ELECTION FORM OR YOUR SHARE CERTIFICATES WITH YOUR PROXY.

     IN ORDER TO BE CONSIDERED VALID, YOUR ELECTION FORM MUST BE RECEIVED BY THE EXCHANGE AGENT BY 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY THAT IS THREE TRADING DAYS PRIOR TO THE CLOSING DATE OF THE MERGER. Moore will publicly announce the election deadline as soon as practicable after it is determined. If your shares are held in a brokerage or other custodial account, you will receive instructions from the entity where your shares are so held, advising you of the procedures for making your election and delivering your shares.

Q: CAN I MAKE ONE ELECTION FOR SOME OF MY SHARES AND ANOTHER ELECTION FOR THE REST?

A: No. You may not elect to receive a combination of cash and Moore common shares. You may only do one of the following:

     - elect to receive Moore common shares for all of the Wallace common shares that you hold in an account;

     - elect to receive cash for all of the Wallace common shares that you hold in an account; or

     - make no election for all of the Wallace common shares that you hold in an account.

     If you make no election, your Wallace common shares, and all other shares for which no election is made, will be converted in whatever manner is necessary to ensure that on average each Wallace stockholder will receive $14.40 in cash and 1.05 Moore common shares for each common share of Wallace.

Q:  WILL I RECEIVE THE FORM OF PAYMENT THAT I CHOOSE?

A: Not necessarily. The merger agreement provides that the merger consideration is capped so that on average each Wallace stockholder will receive $14.40 in cash and 1.05 Moore common shares for each Wallace common share. THEREFORE, YOUR ELECTION MAY BE ADJUSTED ON A PRO RATA BASIS, AND AS A RESULT YOU MAY RECEIVE PART MOORE COMMON SHARES AND PART CASH NO MATTER WHICH FORM OF CONSIDERATION YOU ELECT. In any case, for each common share of Wallace that you own you will receive value, as determined on the last trading day before the closing of the merger, equal to $14.40 in cash and 1.05 Moore common shares.

    For example, suppose the value of the Moore shares on the last trading day before the closing was such that, in order for each Wallace stockholder, on average, to receive $14.40 in cash and 1.05 Moore common shares for each Wallace common share, elections would need to be adjusted on a pro rata basis so that, in the aggregate, 45% of the Wallace common shares are converted into the right to receive common shares of Moore and 55% of the Wallace common shares are converted into the right to receive cash. If holders of 75% of the Wallace common shares have elected to receive common shares of Moore and holders of 25% of the Wallace common shares have elected to receive cash, then:

     - if you elected to receive common shares of Moore, you would receive Moore common shares in exchange for 60% of your Wallace common shares and cash in exchange for 40% of your Wallace common shares; and

     - if you elected to receive cash, you would receive cash in exchange for all of your Wallace common shares.

     On the other hand, if holders of 75% of the Wallace common shares have elected to receive cash and holders of 25% of the Wallace common shares have elected to receive common shares of Moore, then:

     - if you elected to receive common shares of Moore, you would receive Moore common shares in exchange for all of your Wallace common shares; and

     - if you elected to receive cash, you would receive cash in exchange for 73 1/3% of your Wallace common shares and Moore common shares in exchange for 26 2/3% of your Wallace common shares.

     For U.S. federal income tax purposes, the form of merger consideration that you receive will be allocated proportionately among each of your Wallace common shares.

     You can obtain information on the value of the merger consideration based on current Moore common share prices by calling 1-877-366-1578 toll-free.

Q:  HOW SHOULD I SEND IN MY SHARE CERTIFICATES?

A: If your shares are held in registered form and you make an election of consideration by returning a completed election form, you must send in your certificates of Wallace common shares with your completed election form and letter of transmittal to the exchange agent. If you do not make an election, then you must keep your certificates until after the closing, when you will receive a letter of transmittal describing how you may exchange your certificates for merger consideration. DO NOT SEND YOUR CERTIFICATES OF WALLACE COMMON SHARES OR ELECTION FORM WITH YOUR PROXY CARD. If your Wallace common shares are held in a brokerage or other custodial account, you will receive instructions from the entity where your shares are so held, advising you of the procedures for making your election and delivering your shares.

Q: WHAT PREMIUM TO THE PRICE OF WALLACE'S COMMON SHARES IS IMPLIED BY THE MERGER CONSIDERATION?

A: Based on the closing price of the Moore common shares on January 16, 2003, the merger consideration represented a premium of approximately 21% over the last closing price per Wallace common share on January 16, 2003, the last trading day before the day on which the merger was publicly announced.

Q:  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A: We expect to complete the merger in the second quarter of calendar year 2003. Because the merger is subject to stockholder and governmental approvals, as well as other condi-tions, we cannot predict the exact timing of its completion.

Q: WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO WALLACE'S STOCKHOLDERS?

A: The U.S. federal income tax consequences of the merger to you will depend on whether the transactions contemplated by the merger agreement qualify as a "reorganization" under U.S. federal income tax laws and whether you receive Moore common shares, cash or a combination of Moore common shares and cash in the merger. Whether Sullivan & Cromwell LLP, special counsel to Moore, and Sidley Austin Brown & Wood, special counsel to Wallace, are able to provide an opinion to their respective clients to the effect that, in general, the transactions contemplated by the merger agreement will qualify as a "reorganization" under U.S. federal income tax laws depends on the satisfaction of a number of requirements, including the relative value of the stock and cash consideration delivered in exchange for Wallace common shares, and the relative value of Moore and Wallace, in each case as provided under U.S. federal income tax law and determined at the closing of the merger. Delivery of these opinions is not a condition to the closing of the merger, and it will not be known at the time of the stockholders' meeting or at the time you elect which form of consideration you would like to receive whether the transactions contemplated by the merger agreement will qualify as a "reorganization" under U.S. federal income tax laws.

    If the transactions contemplated by the merger agreement qualify as a "reorganization" under U.S. federal income tax laws, a U.S. holder of Wallace common shares generally will not recognize any gain or loss under U.S. federal income tax laws on the exchange of Wallace common shares solely for Moore common shares. A U.S. holder generally will recognize gain, but in some instances not loss, if any cash is received in exchange for the holder's Wallace common shares.

    If the transactions contemplated by the merger agreement do not qualify as a "reorganization" under U.S. federal income tax laws, each U.S. holder of Wallace common shares will recognize gain or loss in an amount equal to the fair market value of any Moore common shares and cash received minus the holder's basis in the Wallace common shares surrendered.

    For a more detailed description of the tax consequences of the exchange of Wallace shares in the merger, please see "Taxation -- Certain U.S. Federal Income Tax Considerations" beginning on page --.

Q:  WHY AM I RECEIVING THIS DOCUMENT AND PROXY CARD?

A: You are receiving this document and proxy card because you own Wallace common shares. This document describes a proposal to adopt the merger agreement on which Wallace would like you, as a stockholder, to vote. It also gives you information about Wallace and Moore and other background information so that you can make an informed decision.

    When you cast your vote using the proxy card or by submitting your proxy online or by telephone, you also appoint M. David Jones, James D. Benak and Vicki L. Avril as your representatives, or proxies, at the meeting. They will vote your shares at the meeting as you have instructed them on the proxy card or when submitting your proxy online or by telephone. Accordingly, if you send in your proxy card or submit your proxy online or by telephone, your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the meeting, it is a good idea to cast your vote in advance of the meeting in case your plans change.

    The board of directors of Wallace knows of no other business to be presented at the meeting. If any matters other than the adoption of the merger agreement are properly presented for consideration at the meeting, M. David Jones, James D. Benak and Vicki L. Avril, as your proxies, will vote, or otherwise act, on your behalf in accordance with their judgment on those matters.

Q:  WHO CAN VOTE?

A: Holders of Wallace common shares of record as of the close of business on the record date, which is --, 2003, are entitled to vote at the meeting. Beneficial owners as of the record date will receive instructions from their bank, broker, or other nominee describing how to vote their shares.

Q:  HOW DOES MY BOARD OF DIRECTORS RECOMMEND THAT I VOTE ON THE MERGER PROPOSAL?

A: The Wallace board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement.

Q:  WHAT DO I NEED TO DO NOW?

A: VOTING: After you have carefully read this document, indicate on your proxy card how you want to vote. Sign, date and mail the proxy card in the enclosed prepaid return envelope as soon as possible, so that your shares may be represented and voted at the special meeting.

    You may also vote your shares online or by telephone according to the instructions on the proxy card.

    You should return your proxy card or vote online or by telephone whether or not you plan to attend the meeting. If you attend the meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish.

    ELECTION: If your shares are held in registered form, you have been sent an accompanying election form and letter of transmittal. To make an election as to the form of consideration you would like to receive, you must send in your completed election form to the exchange agent by 5:00 p.m., New York City time, on the business day that is three trading days prior to the closing date of the merger. Moore will publicly announce the election deadline as soon as practicable after it is determined.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. If you have not voted through your broker, you can change your vote at any time before your proxy is voted. To do so, send a later-dated, signed proxy card to Wallace Computer Services, Inc., 2275 Cabot Drive, Lisle, IL 60532-3630, Attention: Secretary or vote online or by telephone before the meeting, or attend the meeting in person and vote. If you have instructed a broker to vote your shares, you must follow directions you receive from your broker in order to change or revoke your vote. For a description of voting procedures, see "The Special Meeting -- Proxies" beginning on page --.

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means you have multiple accounts at the transfer agent and/or with brokers. Please sign and return all proxy cards or vote all your shares online or by telephone to ensure that all your shares are voted.

Q: WHAT HAPPENS IF I RETURN MY PROXY BUT DO NOT INDICATE MY PREFERENCE FOR OR AGAINST ADOPTION OF THE MERGER AGREEMENT?

A: If you submit a proxy without specifying the manner in which you would like your shares to be voted, your shares will be voted "FOR" adoption of the merger agreement.

Q:  WHAT HAPPENS IF I DO NOT VOTE AT ALL?

A: If you do not submit your proxy or instruct your broker to vote your shares, and you do not vote in person at the stockholders' meeting, the effect will be the same as if you voted "AGAINST" the adoption of the merger agreement.

    If your shares are held in street name, your broker will leave your shares unvoted unless you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. This ensures that your shares will be voted at the meeting.

    An abstention, unreturned proxy or share not voted because your broker lacks the authority to vote that share will have the same effect as a vote "AGAINST" adoption of the merger agreement.

Q:  WHOM SHOULD I CALL WITH QUESTIONS?

A:  If you have further questions, you may contact our proxy solicitor:

    Morrow & Co., Inc.
    445 Park Avenue, 5(th) Floor
    New York, NY 10022
    E-mail: wallace__info@morrowco.com
    Call Collect: (212) 754-8000
    Banks and Brokerage Firms, Please Call: (800) 654-2468
    Stockholders Please Call: (800) 607-0088

                                    SUMMARY

     The following is only a summary of material information contained in this document. To understand this proposal fully, you must review all the information in this document, along with the appendices and the information incorporated by reference. A copy of the merger agreement is attached as Appendix A to this document and is incorporated by reference into this document. You should refer to the merger agreement for a complete statement of the terms of the merger.

INFORMATION ABOUT THE COMPANIES (PAGE --)

Wallace Computer Services, Inc.
2275 Cabot Drive
Lisle, IL 60532-3630
(630) 588-5000

     Wallace is recognized as a leading provider of printed products and print management services to Fortune 1000 customers. Products include commercial printing, high color promotional printing, high color marketing printing, digital printing, direct response printing, business forms, labels and office products. Wallace's e-commerce and enterprise systems and distribution capabilities have allowed it to increase its emphasis on services as part of its offering. Services offered include distribution, outsourcing, custom programming, kitting, fulfillment, e-commerce and Web site development. Services such as inventory control and product distribution are sold both with and without printed product. The Wallace Internet address is www.wallace.com. Wallace common shares are traded on the New York Stock Exchange under the symbol "WCS."

Moore Corporation Limited
6100 Vipond Drive
Mississauga, Ontario L5T 2X1
Canada
(905) 362-3100

     Founded in 1882, Moore Corporation Limited is an international leader in the management and distribution of print and digital information. Moore operates in three complementary business segments: Forms and Labels, Outsourcing and Commercial. The Forms and Labels business designs, manufactures and sells business forms and labels and provides electronic print management solutions. The Outsourcing business provides high quality, high volume variably imaged print and mail, electronic statement and database management services. The Commercial business produces high-quality, multi-color personalized business communications and provides direct marketing services, including project, database and list management services. The Moore Internet address is www.moore.com. Moore common shares are traded on the New York Stock Exchange and The Toronto Stock Exchange under the symbol "MCL."

M-W Acquisition, Inc.
One Canterbury Green
Stamford, Connecticut 06901
(203) 406-3700

     M-W Acquisition, Inc. is a direct, wholly owned subsidiary of Moore formed by Moore to effect the merger. M-W Acquisition does not have any significant assets or liabilities and will not engage in any activities other than those related to completing the merger.

THE SPECIAL MEETING (PAGE --)

 General (page --)

     Wallace will hold a special meeting of stockholders on --, 2003. The special meeting will be held at -- 10:00 a.m., local time. At the meeting, Wallace stockholders will be asked to adopt the merger agreement.

  Record Date; Voting Rights and Quorum (page --)

     Each Wallace common share outstanding as of --, 2003 entitles the holder to one vote on any matter to be considered at the special meeting. The presence, in person or by proxy, of a majority of the outstanding Wallace common shares is required for a quorum for the transaction of business at the special meeting.

 Proxies (page --)

     If you vote your Wallace common shares by signing a proxy, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, your Wallace common shares will be voted "FOR" adoption of the merger agreement. If you vote your Wallace common shares through the Internet or by telephone, your shares will be voted at the special meeting as you instruct. If your shares are held in street name, you should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. An abstention, unreturned proxy or share not voted because your broker lacks the authority to vote that share will have the same effect as a vote "AGAINST" adoption of the merger agreement.

     If you have not voted through your broker, you may revoke your proxy at any time before the vote at the special meeting by submitting a written revocation to Wallace Computer Services, Inc., 2275 Cabot Drive, Lisle, IL 60532-3630,
Attention: Secretary, or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. If you voted your Wallace common shares through the Internet or by telephone, you may revoke your proxy by submitting a valid, later dated proxy by telephone or the Internet. In addition, a proxy may also be revoked by voting in person at the special meeting. Simply attending the special meeting without voting will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions that you receive from your broker in order to change or revoke your vote.

 Vote Required (page --)

     The affirmative vote of the holders of a majority of the outstanding Wallace common shares entitled to vote at the special meeting is necessary for the adoption of the merger agreement.

     As of --, 2003, the directors and executive officers of Wallace beneficially owned, in the aggregate, -- Wallace common shares, or less than --% of the Wallace common shares outstanding as of that date.

THE MERGER (PAGE --)

 Structure and Consideration

     In the merger, M-W Acquisition will merge with and into Wallace. Under the merger agreement, Wallace stockholders will have the right to elect to receive for each Wallace common share either:

     - a number of common shares of Moore equal to 1.05 plus the quotient of
       14.40 divided by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger; or

     - cash in an amount equal to $14.40 plus the product of 1.05 multiplied by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger.

The merger consideration is capped so that on average each Wallace stockholder will receive $14.40 in cash and 1.05 Moore common shares for each Wallace common share. THEREFORE, YOUR ELECTION MAY BE ADJUSTED ON A PRO RATA BASIS, AND AS A RESULT YOU MAY RECEIVE PART MOORE COMMON SHARES AND PART CASH NO MATTER WHICH FORM OF CONSIDERATION YOU ELECT. In any case, for each common share of Wallace that you own you will receive value, as determined on the last trading day before the closing of the merger, equal to $14.40 in cash and 1.05 Moore common shares. For illustrative purposes, if the merger had been completed on --, 2003, the last trading day before the mailing of this document, when the common share price of Moore was $--, the stock consideration would have been approximately -- common shares of Moore for each share of Wallace, and the cash consideration would have been approximately $-- for each common share of Wallace. In the merger, Moore will, in accordance with these procedures for election and proration:

     - issue to Wallace stockholders Moore common shares; these shares had a value of approximately $470 million based on the closing price of a Moore share on the New York Stock Exchange Composite Tape on January 16, 2003, which was the last trading day before the public announcement of the merger, and approximately $-- million based on the closing price of a Moore share on the New York Stock Exchange Composite Tape on --, 2003, the last trading day before the printing of this document; and

     - pay to Wallace stockholders approximately $606 million in cash based on the number of Wallace common shares outstanding on January 16, 2003.

     The maximum number of Moore common shares to be issued in the merger is 46,308,810.

     If, prior to the effective time of the merger, each of Moore and Wallace receives from its respective counsel an opinion as to certain U.S. federal income tax matters, immediately after the effective time of the merger Moore will cause the surviving corporation in the merger to merge, in a second merger we refer to as the "subsequent merger", with and into a newly created direct, wholly owned subsidiary of Moore.

 Recommendation of Wallace's Board of Directors (page --)

     After careful consideration, the Wallace board of directors has unanimously determined that the merger agreement is advisable and in the best interests of Wallace and its stockholders, has unanimously approved the merger agreement and unanimously recommends that Wallace stockholders vote "FOR" the adoption of the merger agreement.

 Opinion of Wallace's Financial Advisor (page --)

     Wallace's financial advisor, Dresdner Kleinwort Wasserstein, Inc., has delivered a written opinion to the board of directors of Wallace that the consideration to be paid by Moore in the merger is fair to the stockholders of Wallace from a financial point of view. A copy of this opinion is attached as Appendix B to this document. You should read the opinion in its entirety for information about the assumptions made, and matters considered, by Wallace's financial advisor in rendering its opinion.

 Completion of the Merger

     We expect to complete the merger in the second quarter of calendar year 2003. Because the merger is subject to stockholder and governmental approvals, as well as other conditions, we cannot predict the exact timing of its completion.

 Conditions to Completion of the Merger (page --)

     Moore and Wallace are obligated to complete the merger only if several conditions are satisfied or waived. Some of these conditions include:

     - obtaining the approval of the stockholders of Wallace for the adoption of the merger agreement;

     - the issuance of Moore common shares in the merger having been approved by The Toronto Stock Exchange, and the shares having been approved for listing on the New York Stock Exchange and The Toronto Stock Exchange;

     - all material governmental approvals required to complete the transactions having been obtained, including the expiration or early termination of the waiting period applicable to completion of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

     - no judicial or governmental order being in effect that would prevent the completion of the merger, no proceeding by a governmental authority having been instituted for that purpose, and no other litigation having been instituted that has a reasonable possibility of resulting in a material adverse effect to either

       Moore or Wallace or that prevents or materially impairs the economic integration of the businesses of Moore and Wallace (see page -- for a definition of "material adverse effect");

     - the registration statement on Form S-4, of which this document is a part, becoming effective, which has occurred, and remaining effective;

     - the representations and warranties of Moore and Wallace being true and correct as of the date of closing;

     - Moore and Wallace performing in all material respects all of their respective obligations required by the merger agreement at or prior to the closing date;

     - there not having been any effect, change or development that, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on Moore or Wallace; and

     - Moore having entered into definitive financing agreements and having received funds that are sufficient to pay the cash consideration and transaction expenses related to the merger and to refinance indebtedness of Moore, Wallace and their respective subsidiaries.

 Termination of the Merger Agreement (page --)

     The merger agreement may be terminated and the merger may be abandoned at any time before the effective time of the merger:

     - by the mutual written consent of Moore and Wallace, before or after the approval of the Wallace stockholders has been obtained;

     - by either Moore or Wallace, if the merger has not been completed by August 31, 2003, other than if the terminating party has breached in any material respect its obligations under the merger agreement in any manner that proximately contributes to the failure of the merger to close by August 31, 2003;

     - by either Moore or Wallace, if Wallace's stockholders fail to approve the merger agreement;

     - by either Moore or Wallace, whether before or after the approval of the Wallace stockholders has been obtained, if any order permanently restraining, enjoining or otherwise prohibiting completion of the merger becomes final and non-appealable;

     - by Wallace, whether before or after the approval of the Wallace stockholders has been obtained, if:

             1. the Wallace board authorizes Wallace, subject to complying with the terms of the merger agreement, to enter into a binding written agreement for a transaction that constitutes a superior proposal and Wallace notifies Moore in writing that it intends to enter into such an agreement (see page -- for the definition of "superior proposal");

             2. Moore does not make, within five days of receipt of notice, a written offer that the Wallace board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Wallace stockholders as the superior proposal; and

             3. prior to termination, Wallace pays to Moore a termination fee (See "Termination Fees from Wallace to Moore" beginning on page --);

     - by Wallace, whether before or after the approval of the Wallace stockholders has been obtained, if there has been a breach of any representation, warranty, covenant or agreement made by Moore or M-W Acquisition, Inc., which breach would permit Wallace not to close the merger and which breach is not curable or, if curable, is not cured within 30 days of written notice of the breach;

     - by Wallace, if Moore has not entered into definitive financing agreements by August 29, 2003 and a reason definitive financing agreements have not been entered into is not the existence of a material adverse effect on Wallace;

     - by Wallace, on five business days notice given any time after the tenth business day following satisfaction of all of the conditions to the merger, other than the financing condition;

     - by Moore, if the Wallace board withdraws or adversely modifies its approval or recommendation of the merger agreement or fails to reconfirm its recommendation of the merger agreement after a written request by Moore prior to the fifth business day before the stockholders meeting;

     - by Moore, if there has been a breach of any representation, warranty, covenant or agreement made by Wallace, which breach would permit Moore not to close the merger and which breach is not curable or, if curable, is not cured within 30 days of written notice of the breach.

  Fee If the Merger Agreement is Terminated (page --)

     In the merger agreement, Wallace has agreed to pay Moore a termination fee under the following circumstances:

     First, IF:

          1. a bona fide acquisition proposal has been publicly announced or any person publicly announces that, subject to the merger being disapproved by the Wallace stockholders or otherwise rejected, it will make a bona fide acquisition proposal (see page -- for the definition of "acquisition proposal"), and

          2. thereafter the merger agreement is terminated based on the failure to obtain the required stockholder vote at the stockholder meeting,

THEN, Wallace is obligated to pay all of the charges and expenses incurred by Moore or M-W Acquisition, Inc. in connection with the merger agreement up to a maximum amount of $5,000,000 and pay Moore a cash fee of $5,000,000, and if at the time of, or within twelve months of, such termination Wallace agrees to an acquisition proposal or completes an acquisition proposal, Wallace is obligated to pay Moore an additional cash fee of $17,500,000.

     Second, IF

          1. a bona fide acquisition proposal has been publicly announced or any person publicly announces that, subject to the merger being disapproved by the Wallace stockholders or otherwise rejected, it will make a bona fide acquisition proposal, and

          2. thereafter the merger agreement is terminated based on the failure to close by August 31, 2003,

THEN, Wallace is obligated to pay all of the charges and expenses incurred by Moore or M-W Acquisition, Inc. in connection with the merger agreement up to a maximum amount of $5,000,000 and, if at the time of, or within twelve months of such termination Wallace agrees to an acquisition proposal or completes an acquisition proposal, pay Moore a cash fee of $22,500,000.

     Third, IF

          1. the Wallace board authorizes Wallace, subject to complying with the terms of the merger agreement, to enter into a binding written agreement for a transaction that constitutes a superior proposal and Wallace notifies Moore in writing that it intends to enter into such an agreement, and

          2. Moore does not make, within five days of receipt of such notice, a written offer that the Wallace board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Wallace stockholders as the superior proposal, and

          3.  thereafter the merger agreement is terminated by Wallace,

THEN, Wallace is obligated to pay all of the charges and expenses incurred by Moore or M-W Acquisition, Inc. in connection with the merger agreement up to a maximum amount of $5,000,000 and pay Moore a cash fee of $22,500,000.

     Fourth, IF

          1. a bona fide acquisition proposal has been publicly announced or any person publicly announces that, subject to the merger being disapproved by the Wallace stockholders or otherwise rejected, it will make a bona fide acquisition proposal, and

          2. thereafter the merger agreement is terminated by Moore based on the Wallace board withdrawing or adversely modifying its approval or recommendation of the merger agreement or failing to reconfirm its recommendation of the merger agreement after a written request by Moore prior to the fifth business day before the stockholders meeting,

     OR

          3. if the merger agreement is terminated by Moore based on the Wallace board withdrawing or adversely modifying its approval or recommendation of the merger agreement or failing to reconfirm its recommendation of the merger agreement after a written request by Moore prior to the fifth business day before the stockholders meeting, and

          4. a termination fee has not been paid with respect to 1 and 2 above, and

          5. at the time of or within twelve months after such termination Wallace agrees to an acquisition proposal or completes an acquisition proposal,

THEN, Wallace is obligated to, in the case of 1 and 2 above, on the date of such termination, and in the case of 3, 4 and 5 above, upon the earlier of Wallace's agreeing to an acquisition proposal or completing an acquisition proposal, pay all of the charges and expenses incurred by Moore or M-W Acquisition, Inc. in connection with the merger agreement up to a maximum amount of $5,000,000 and pay Moore a cash fee of $22,500,000.

     In the merger agreement, Moore has agreed to pay Wallace a termination fee under the following circumstance:

     IF the merger agreement is terminated by Wallace based on

          1. Moore not entering into definitive financing agreements by August 29, 2003 and a reason definitive financing agreements have not been entered into is not the existence of a material adverse effect on Wallace, or

          2. five business days notice given any time after the tenth business day following satisfaction of all of the conditions to the merger, other than the financing condition;

THEN, Moore is obligated to pay all of the charges and expenses incurred by Wallace in connection with the merger agreement up to a maximum amount of $5,000,000 and pay Wallace a cash fee of $22,500,000.

 Interests of Wallace Directors and Executive Officers in the Merger (page --)

     When you consider the recommendation of the Wallace board of directors that you vote in favor of adoption of the merger agreement, you should keep in mind that a number of executive officers and members of the board have interests in the merger that are in addition to your interests as a stockholder.


     Various of these interests are summarized in tabular form below:



  Summary of Interests of Executive Officers:



                                    AMOUNTS PAYABLE                                              ESTIMATED
                                    TO OFFSET EXCISE   SUPPLEMENTAL                              AGGREGATE
                       SEVERANCE     AND ADDITIONAL     RETIREMENT      OTHER         TOTAL      AFTER-TAX
NAME                    PAYMENTS         TAXES           BENEFIT       BENEFITS     PAYMENTS      BENEFIT
----                   ----------   ----------------   ------------   ----------   -----------   ----------
M. David Jones.......  $1,680,000      $  673,506       $        0    $  258,923   $ 2,612,429   $1,104,217
Michael O.
  Duffield...........  $1,488,000      $4,154,856       $5,898,494    $1,607,914   $13,149,264   $5,122,315
All other executive
  officers...........  $5,627,400      $1,735,752       $        0    $2,573,805   $ 9,936,957   $4,663,512

                                   AGGREGATE NUMBER OF                                 NUMBER OF SHARES HELD
                                    SHARES SUBJECT TO    AGGREGATE EXERCISE PRICE OF     THROUGH EXECUTIVE
NAME                                   OPTIONS(1)              OPTIONS HELD(1)            INCENTIVE PLAN
----                               -------------------   ---------------------------   ---------------------
Michael O. Duffield..............        426,000                $16.79                       10,406
M. David Jones...................        150,000                $15.63                            0
All other executive officers.....        814,665            $16.22-$18.24                    28,436.8



  Summary of Interests of Non-Employee Directors



                                                                                NUMBER OF SHARES
                               AGGREGATE NUMBER OF                                HELD THROUGH       OTHER
                                SHARES SUBJECT TO    AGGREGATE EXERCISE PRICE   DIRECTOR RETAINER   DIRECTOR
NAME                               OPTIONS(1)           OF OPTIONS HELD(1)          FEE PLAN          FEES
----                           -------------------   ------------------------   -----------------   --------
William J. Devers, Jr. ......          8,000                  $16.09                    0                 0
Bettye Martin Musham.........          8,000                  $19.33                    0                 0
Andrew McKenna, Jr. .........         10,000                  $19.17                    0                 0
John C. Pope.................         10,000                  $19.17                9,269.2         $60,000
Michael T. Riordan...........          8,000                  $18.46                3,517.7               0
Neele E. Stearns, Jr. .......         30,000                  $13.85                    0                 0


---------------


(1) This table excludes information for options with an exercise price that is greater than $25.58, which amount represents the average merger consideration per Wallace common share based on the trading price per Moore common share as of the date of the execution of the merger agreement.



     Other interests include the receipt of severance and other benefits, the right to continued indemnification and insurance coverage for Wallace directors and officers by Moore for a period of time after the merger and the opportunity for three Wallace directors to serve on the board of directors of Moore following completion of the merger. The Wallace board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.


 Required Regulatory Approvals (page --)


     Transactions such as the merger are reviewed by the United States Department of Justice and the United States Federal Trade Commission to determine whether they comply with applicable antitrust laws. Under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the related rules and regulations, the merger may not be completed until applicable waiting-period requirements have been satisfied. Moore filed a notification report with the Department of Justice and Federal Trade Commission under the Hart-Scott-Rodino Act on January 29, 2003. Wallace filed a notification report with the Department of Justice and Federal Trade Commission under the Hart-Scott-Rodino Act on January 30, 2003. The waiting period under the Hart-Scott-Rodino Act expired on March 3, 2003.


 Financing Arrangements (page --)


     Moore has obtained $1.25 billion in financing for the proposed merger with Wallace. Of that amount, $850 million consists of bank financing and is composed of a $500 million term loan and a $350 million revolving credit facility. In addition, in a Rule 144A private offering to qualified institutional investors, Moore has sold $403 million of 7 7/8% senior notes due 2011 (generating $400 million in gross proceeds). The net proceeds of the senior notes and the bank term loan have been deposited into separate escrow accounts pending completion of the Wallace acquisition. Upon the release of the funds from the escrow accounts, Moore intends to use the proceeds of the financing in part to pay the total cash consideration that will be paid in the merger, expenses related to the merger and to refinance certain existing debt of Moore, Wallace and their respective subsidiaries. Moore's receipt of the financing is a condition to its obligation to close the merger. See "The Merger Agreement -- Conditions to Completion of the Merger -- Additional Conditions to the Obligations of Moore and M-W Acquisition, Inc." beginning on page --.

 Appraisal Rights (page --)

     Under Section 262 of the Delaware General Corporation Law, if you do not vote your outstanding Wallace common shares in favor of adoption of the merger agreement, you will be entitled to dissent and elect to have the "fair value" of your shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, judicially determined by the Delaware Court of Chancery and paid to you in cash.

     If you consider seeking appraisal, you should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as or less than the cash payment or the Moore shares you would be entitled to elect to receive under the merger agreement if you did not seek appraisal of your shares.

 Taxation (page --)

     The U.S. federal income tax consequences of the merger to you will depend on whether the transactions contemplated by the merger agreement qualify as a "reorganization" under U.S. federal income tax law and whether you receive Moore common shares, cash or a combination of Moore common shares and cash in the merger. Whether Sullivan & Cromwell LLP, special counsel to Moore, and Sidley Austin Brown & Wood, special counsel to Wallace, are able to provide an opinion to their respective clients to the effect that, in general, the transactions contemplated by the merger agreement will qualify as a "reorganization" under U.S. federal income tax laws depends on the satisfaction of a number of requirements, including the relative value of the stock and cash consideration delivered in exchange for Wallace common shares, and the relative value of Moore and Wallace, in each case as provided under U.S. federal income tax law and determined at the closing of the merger. Delivery of these opinions is not a condition to the closing of the merger, and it will not be known at the time of the stockholders' meeting or at the time you elect which form of consideration you would like to receive whether the transactions contemplated by the merger agreement will qualify as a "reorganization" under U.S. federal income tax laws.

 Accounting Treatment (page --)

     The merger will be accounted for by use of the purchase method of accounting, in accordance with Canadian generally accepted accounting principles. This means that Moore will record the excess of the purchase price of Wallace over the fair value of Wallace's identifiable assets, including intangible assets and net of the fair value of liabilities, as goodwill.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

     We are providing the following financial information to assist you in your analysis of the financial aspects of the merger. We derived the annual Moore historical information from the audited consolidated financial statements of Moore as of and for each of the years ended December 31, 1998 through 2002, which are based on Canadian generally accepted accounting principles (Canadian
GAAP). We derived the annual Wallace historical information from the audited consolidated financial statements of Wallace as of and for each of the years ended July 31, 1998 through 2002, which are based on U.S. generally accepted accounting principles (U.S. GAAP). The data as of and for the six months ended January 31, 2003 and January 31, 2002, has been derived from unaudited interim financial statements of Wallace and which, in the opinion of Wallace's management, include all normal and recurring adjustments that are considered necessary for the fair presentation of the results for the interim period. The information is only a summary and should be read in conjunction with each company's audited historical consolidated financial statements and related notes contained in the Moore Annual Report on Form 10-K for the year ended December 31, 2002 and the Wallace Annual Report on Form 10-K for the year ended July 31, 2002; and the unaudited interim financial statements and related notes contained in the Wallace Quarterly Report on Form 10-Q for the quarter ended January 31, 2003, which are incorporated by reference in this document, as well as other information that has been filed with the SEC. The historical results included below and elsewhere in this document are not indicative of the future performance of Moore, Wallace or the combined company.

MOORE SELECTED HISTORICAL FINANCIAL INFORMATION

                                                      AS OF AND FOR THE
                                                   YEAR ENDED DECEMBER 31,
                                --------------------------------------------------------------
                                 2002(1)      2001(1)      2000(1)      1999(1)      1998(1)
                                ----------   ----------   ----------   ----------   ----------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales(2)..................  $2,038,039   $2,154,574   $2,258,418   $2,425,116   $2,717,702
Income (loss) from
  operations(3)...............  $  102,523   $ (342,324)  $  (46,234)  $  141,681   $ (630,500)
Net earnings (loss) available
  to common shareholders(4)...  $   73,258   $ (373,383)  $  (66,372)  $   92,599   $ (547,866)
PER COMMON SHARE DATA:
  Basic.......................  $     0.66   $    (4.21)  $    (0.75)  $     1.05   $    (6.19)
  Diluted.....................  $     0.64   $    (4.21)  $    (0.75)  $     1.04   $    (6.19)
CASH FLOW DATA:
Net cash provided by operating
  activities..................  $  158,395   $  137,121   $   37,320   $   87,199   $   38,523
Net cash used by investing
  activities..................  $  (92,508)  $  (21,938)  $  (58,826)  $ (148,653)  $ (131,764)
Net cash provided (used) by
  financing activities........  $   27,061   $  (93,068)  $    2,109   $  (42,377)  $   28,569
OTHER DATA:
Cash dividends paid per
  share.......................  $       --   $     0.05   $     0.20   $     0.20   $     0.39
Cash and cash equivalents.....  $  139,630   $   84,855   $   36,538   $   38,179   $  138,575
Total assets..................  $1,439,759   $1,336,986   $1,743,587   $1,630,293   $1,726,135
Long-term debt................  $  187,463   $  111,062   $  272,465   $  201,686   $    4,841
Shareholders' equity..........  $  382,496   $  321,250   $  624,685   $  672,674   $  610,145

                                                                       YEAR
                                                      --------------------------------------
                                                         2002         2001           2000
                                                      ----------   ----------     ----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
SELECTED FINANCIAL DATA ADJUSTED FOR U.S. GAAP(1):
Income (loss) from operations.......................  $  127,667   $ (166,337)    $  (14,068)
Net earnings (loss).................................  $   83,778   $ (269,964)    $  (45,304)
Per common share -- basic...........................  $     0.75   $    (3.05)    $    (0.51)
Per common share -- diluted.........................  $     0.74   $    (3.05)    $    (0.51)
Total assets........................................  $1,337,400   $1,291,719     $1,542,888
Shareholders' equity................................  $  250,867   $  167,666     $  369,992

                                                                         YEAR
                                                              --------------------------
                                                                  2001          2000
                                                              ------------   -----------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                     SHARE DATA)
ADOPTION OF CICA HANDBOOK SECTION 3062, GOODWILL AND OTHER
INTANGIBLE ASSETS -- TRANSITIONAL DISCLOSURE
  Net loss available to common shareholders.................   $(373,383)     $(66,372)
  Add back: goodwill amortization...........................       2,265         6,628
                                                               ---------      --------
  Adjusted net loss.........................................   $(371,118)     $(59,744)
                                                               ---------      --------
Basic loss per common share:
  Net loss available to common shareholders.................   $   (4.21)     $  (0.75)
  Add back: goodwill amortization...........................        0.03          0.07
                                                               ---------      --------
  Adjusted net loss.........................................   $   (4.18)     $  (0.68)
                                                               ---------      --------
Diluted earnings per common share:
  Net loss available to common shareholders.................   $   (4.21)     $  (0.75)
  Add back: goodwill and amortization.......................        0.03          0.07
                                                               ---------      --------
  Adjusted net loss.........................................   $   (4.18)     $  (0.68)
                                                               ---------      --------

---------------

(1) Moore prepares its financial statements in accordance with Canadian GAAP. The description of the relevant differences between Canadian GAAP and U.S. GAAP are described in Note 25 to the audited consolidated financial statements and related notes included in Moore's Annual Report on Form 10-K for the year ended December 31, 2002, incorporated in this document by reference.

(2) Included in Moore's results of operations for the year ended December 31, 2002, are net sales of $102,089 and income from operations of $16,908 from businesses acquired during 2002. Net assets and results of operations for The Nielsen Company and Document Management Services are included from their respective acquisition dates of January 31, 2002, and December 31, 2001, as further discussed in "Management's Discussion and Analysis of Results of Operations and Financial Condition" in Moore's Annual Report on Form 10-K for the year ended December 31, 2002.

(3) Includes net restructuring and other charges as set forth in the table below for the years ended December 31, 2002, 2001, 2000, 1999 and 1998, respectively.

                                     2002     2001     2000     1999     1998
                                     -----   ------   ------   ------   ------
                                                   (IN MILLIONS)
Workforce reduction................  $ 4.4   $ 77.0   $   --   $   --   $135.0
Lease terminations and facility
  closings.........................     --     65.5       --       --     98.0
Reserve reversal...................   (5.2)   (12.8)   (24.0)   (68.4)      --
Year 2000 costs....................     --       --       --     17.4     25.3
Assets and goodwill impairment.....     --    131.4     34.7       --    382.0
Pension settlement net.............     --     96.6     (6.6)      --       --
Debt conversion and
  extinguishment...................     --      1.0       --       --       --
Inventory write-off................     --      6.6       --       --       --
Accounts receivable write-off......     --      4.6       --       --       --
Realignment costs..................     --       --       --       --     15.0
Executive severance................    9.2       --       --       --       --
Other..............................     --      4.8      4.8       --      5.8
                                     -----   ------   ------   ------   ------
                                     $ 8.4   $374.7   $  8.9   $(51.0)  $661.1
                                     =====   ======   ======   ======   ======

(4) Included in net earnings available to common shareholders for the year ended December 31, 2002, is a debt settlement charge of $16,746 related to the early redemption of $100 million of Moore's senior guaranteed notes. Included in the net loss available to common shareholders for the year ended December 31, 2001, is a non-cash charge of $10,396, which represents accelerated amortization of deferred issue costs on Moore's $70.5 million subordinated convertible debentures due to conversion, a $1,221 charge related to the early redemption of $100 million of Moore's senior guaranteed notes, and a $15,345 distribution, which represents the fair value of the 1,650,000 shares distributed as inducement for the early conversion of Moore's $70.5 million subordinated convertible debentures.

WALLACE SELECTED HISTORICAL FINANCIAL INFORMATION

                                                         AS OF AND FOR THE
                       -------------------------------------------------------------------------------------
                         SIX MONTHS ENDED
                           JANUARY 31,                             YEAR ENDED JULY 31,
                       --------------------   --------------------------------------------------------------
                         2003       2002         2002         2001         2000         1999         1998
                       --------   ---------   ----------   ----------   ----------   ----------   ----------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales............  $764,888   $ 804,813   $1,545,629   $1,689,534   $1,641,889   $1,606,562   $1,422,712
Income from
  operations(1)......  $ 52,687   $  18,873   $   66,600   $  117,980   $   77,708   $  155,948   $  144,748
Income before the
  cumulative effect
  of a change in
  accounting
  principles.........  $ 27,137   $   4,480   $   29,422   $   53,196   $   22,617   $   76,069   $   74,208
Net earnings
  (loss)(2)..........  $ 27,137   $(139,598)  $ (114,656)  $   53,196   $   22,617   $   76,069   $   74,208
PER COMMON SHARE DATA:
  Basic..............  $   0.65   $   (3.40)  $    (2.77)  $     1.31   $     0.55   $     1.80   $     1.72
  Diluted............  $   0.64   $   (3.36)  $    (2.75)  $     1.30   $     0.55   $     1.80   $     1.71
CASH FLOW DATA:
Net cash provided by
  operating
  activities.........  $ 53,099   $  61,300   $  141,553   $  175,703   $  150,080   $  128,748   $  104,403
Net cash used in
  investing
  activities.........  $ (8,933)  $  (8,534)  $  (20,272)  $  (39,639)  $  (54,736)  $  (53,580)  $ (501,505)
Net cash (used)
  provided by
  financing
  activities.........  $(10,567)  $ (52,766)  $  (96,103)  $ (140,569)  $  (98,872)  $  (70,636)  $  386,435
OTHER DATA:
Cash dividends paid
  per share..........  $   0.33   $    0.33   $     0.66   $     0.66   $     0.66   $     0.64   $     0.62
Cash and cash
  equivalents........  $ 58,777   $      --   $   25,178   $       --   $    4,505   $    8,033   $    3,501
Total assets.........  $931,247   $ 961,322   $  929,994   $1,164,422   $1,248,391   $1,296,759   $1,256,563
Long-term debt.......  $208,228   $ 208,874   $  209,303   $  284,087   $  389,413   $  416,653   $  428,224
Stockholders'
  equity.............  $468,983   $ 431,001   $  449,129   $  580,617   $  549,537   $  583,567   $  547,473

                                                                YEARS ENDED JULY 31,
                                                              -------------------------
                                                                 2001          2000
                                                              -----------   -----------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                     SHARE DATA)
ADOPTION OF STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO.
142, GOODWILL AND OTHER INTANGIBLE ASSETS -- TRANSITIONAL
DISCLOSURE
  Net income................................................    $ 53,196      $ 22,617
  Add back: goodwill amortization...........................       7,539         8,066
                                                                --------      --------
  Adjusted net income.......................................    $ 60,735      $ 30,683
                                                                --------      --------
Basic earnings per common share:
  Net income................................................    $   1.31      $   0.55
  Add back: goodwill amortization...........................        0.18          0.20
                                                                --------      --------
  Adjusted net income.......................................    $   1.49      $   0.75
                                                                --------      --------
Diluted earnings per common share:
  Net income................................................    $   1.30      $   0.55
  Add back: goodwill and amortization.......................        0.18          0.19
                                                                --------      --------
  Adjusted net income.......................................    $   1.48      $   0.74
                                                                --------      --------


---------------


(1) Includes restructuring and other charges as set forth in the table below for the six months ended January 31, 2003 and 2002 and years ended July 31, 2002, 2001, 2000, 1999 and 1998, respectively.



                             SIX MONTHS
                                ENDED
                             JANUARY 31,           YEARS ENDED JULY 31,
                            -------------   -----------------------------------
                            2003    2002    2002    2001    2000    1999   1998
                            -----   -----   -----   -----   -----   ----   ----
                                               (IN MILLIONS)
Restructuring charge......  $ 0.6   $32.8   $43.3   $ 0.5   $41.6   $ --   $ --
Contract settlement.......    7.6      --      --      --      --     --     --
Merger costs..............    2.1      --      --      --      --     --     --
Inventory adjustments.....     --      --      --     2.8      --     --     --
Bad debt reserves.........     --      --     2.4     2.9      --     --     --
Postretirement medical
  costs...................     --      --      --      --     3.0     --     --
Executive retirement and
  management change
  costs...................     --      --      --      --     3.3     --     --
Workers' compensation.....     --      --      --     3.0      --     --     --
Year 2000 modifications...     --      --      --      --      --    2.0    2.7
Other.....................     --      --      --     0.8     1.1     --     --
                            -----   -----   -----   -----   -----   ----   ----
                            $10.3   $32.8   $45.7   $10.0   $49.0   $2.0   $2.7
                            =====   =====   =====   =====   =====   ====   ====


---------------


(2) Includes the cumulative effect of a change in accounting principle for the six months ended January 31, 2002 and the year ended July 31, 2002 of $144,078 (net of tax).

          SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following table sets forth selected unaudited pro forma combined financial information for Moore and Wallace as a combined company, giving effect to the merger as if it had occurred on the dates indicated and after giving effect to the pro forma adjustments. The unaudited pro forma combined balance sheet data is presented as if the merger had been completed on December 31, 2002 and, due to different fiscal period ends, combines the historical balance sheet of Moore at December 31, 2002 and the historical balance sheet of Wallace at October 31, 2002. The unaudited pro forma combined statement of operations data for the year ended December 31, 2002 is presented as if the merger had taken place on January 1, 2002 and, due to different fiscal period ends, combines the historical results of Moore for the year ended December 31, 2002 and the historical results of Wallace for the twelve months ended October 31, 2002. The merger will be accounted for under the purchase method of accounting.

     The historical results of Wallace for the twelve month period ended October 31, 2002 were calculated as the historical results of Wallace for its fiscal year ended July 31, 2002 plus the results of the three month period ended October 31, 2002 less the results of the three month period ended October 31, 2001.

     You should read the selected unaudited pro forma combined financial information together with the "Unaudited Pro Forma Condensed Combined Financial Statements" beginning on page -- and the respective consolidated financial statements and accompanying notes of Moore and Wallace, which are incorporated by reference into this document. The unaudited pro forma operating data is presented for informational purposes only and is not necessarily indicative of what the actual combined results of operations of the combined company would have been for the periods presented, nor does this data purport to represent the results of future periods.

     Moore's consolidated financial statements are prepared in accordance with Canadian GAAP, which differ in certain respects from U.S. GAAP. Note 25 to the consolidated financial statements in Moore's Annual Report on Form 10-K for its year ended December 31, 2002 provides a description of the material differences between Canadian GAAP and U.S. GAAP. For the purposes of presenting the selected unaudited pro forma condensed combined financial information, certain adjustments were made to Wallace's historical financial information to conform to Canadian GAAP. Please refer to note (b) to the unaudited condensed combined pro forma balance sheet for descriptions of the adjustments required to conform Wallace's unaudited condensed consolidated balance sheet as of October 31, 2002 to Canadian GAAP. No material adjustments were required to conform Wallace's statement of operations for the twelve months ended October 31, 2002 to Canadian GAAP.


                                                                      YEAR ENDED
                                                                   DECEMBER 31, 2002
                                                              ---------------------------
                                                              (U.S.$ IN THOUSANDS, EXCEPT
                                                                    PER SHARE DATA)
                                                                CANADIAN
                                                                  GAAP        U.S. GAAP
                                                              ------------   ------------
SELECTED PRO FORMA STATEMENT OF OPERATIONS DATA
Net sales...................................................   $3,560,165     $3,560,165
Operating expenses..........................................    3,398,349      3,373,205
                                                               ----------     ----------
Income from operations(1)...................................   $  161,816     $  186,960
                                                               ----------     ----------
Net earnings................................................   $   89,887     $  100,321
PER COMMON SHARE DATA:
  Basic.....................................................   $     0.58     $     0.64
  Diluted...................................................   $     0.57     $     0.64

                                                                    YEAR ENDED
                                                                 DECEMBER 31, 2002
                                                              -----------------------
                                                               (U.S.$ IN THOUSANDS)
                                                               CANADIAN
                                                                 GAAP      U.S. GAAP
                                                              ----------   ----------

SELECTED PRO FORMA BALANCE SHEET DATA (AT DECEMBER 31, 2002)
Cash and cash equivalents...................................  $   50,000   $   50,000
Working capital.............................................     222,086      232,399
Total assets................................................   3,101,680    3,010,406
Total debt..................................................   1,031,317    1,031,317
Total shareholders' equity..................................     832,894      700,820

OTHER PRO FORMA FINANCIAL DATA
Provision for (recovery of) restructuring costs, net(2).....  $   17,018   $   17,018
Depreciation and amortization...............................     180,994      180,994
Interest expense............................................      63,654       63,654


---------------

(1) Includes other charges of $9.2 million related to an executive separation charge at Moore and $10.0 million related to a contract settlement and bad debt reserves at Wallace. For further details relating to these charges see Note (2) below and the Selected Historical Financial Information for Moore and Wallace on pages -- and --.


(2) During the fiscal year ended July 31, 2002, Wallace began a restructuring initiative aimed at improving the overall level of organizational efficiency and effectiveness, consolidating and rationalizing existing facilities and processes, and reducing the overall cost base of Wallace. Wallace's historical results for the twelve months ended October 31, 2002 include a pretax charge of $41.4 million, which includes employee severance costs, other miscellaneous costs and asset write-downs. The asset write-downs of $23.5 million were reclassified into depreciation and amortization to conform to Moore's presentation. Moore's historical results for the twelve months ended December 31, 2002 included a net recovery of ($0.9) million, which included a provision for workforce reductions primarily related to the closure of a plant and the reversal of restructuring reserves due to favorable settlements as compared to the estimates and assumptions used by management at the time the charges were recorded. The restructuring charges are presented separately as a component of income from operations in the unaudited pro forma condensed combined statement of operations.

                           COMPARATIVE PER SHARE DATA

     The following table sets forth for Moore common shares and Wallace common shares certain historical, pro forma combined and pro forma equivalent per share financial information. The pro forma combined and pro forma equivalent per share information gives effect to the merger as if the merger had been effective at the beginning of the period presented, in the case of the net income data. The pro forma data in the table is derived from, and should be read in conjunction with, the "Unaudited Pro Forma Condensed Combined Financial Statements" and related notes thereto included on page -- of this document. Moore's historical per share information is derived from the audited consolidated financial statements for the year ended December 31, 2002 appearing in Moore's Annual Report on Form 10-K which is incorporated by reference into this document. Wallace's historical information is derived from the audited consolidated financial statements for the year ended July 31, 2002 in Wallace's Annual Report on Form 10-K and the unaudited consolidated financial statements for the three months ended October 31, 2002 in Wallace's Quarterly Report on Form 10-Q, both incorporated by reference into this document.

     The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of the combined company would have been had the merger been in effect for the period described below or to project the future results of the combined company after the merger.

                                                                                                 PER
                                                                                 UNAUDITED    EQUIVALENT
                                                     MOORE         WALLACE       PRO FORMA     WALLACE
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2002(1)  HISTORICAL   HISTORICAL(1)   COMBINED(1)    SHARE(3)
-------------------------------------------------  ----------   -------------   -----------   ----------
PER COMMON SHARE DATA:
  NET EARNINGS BEFORE CUMULATIVE EFFECT OF CHANGE
     IN ACCOUNTING PRINCIPLE
     Basic......................................     $0.66         $ 0.71          $0.58        $0.60
     Diluted....................................     $0.64         $ 0.71          $0.57        $0.59
  CASH DIVIDENDS DECLARED(2)....................     $  --         $ 0.66            N/A          N/A
  BOOK VALUE(4).................................     $3.42         $10.92          $5.34        $5.63

---------------

(1) Due to different fiscal period ends, Wallace historical results were calculated by adding the historical results for the three months ended October 31, 2002 to the historical results for the year ended July 31, 2002 and subtracting its historical results for the three months ended October 31, 2001. Additionally, Wallace historical balance sheet information is presented at October 31, 2002.

(2) Wallace's current quarterly dividend ($0.66 annualized) is subject to future approval and declaration by the Wallace board of directors. The dividend policy of the combined company will be determined by its board of directors following the completion of merger.

(3) The per equivalent Wallace share was calculated by multiplying the unaudited pro forma combined per share data by 1.05, so that the pro forma combined amounts are equated to the respective values for one Wallace common share.

(4) The unaudited pro forma combined book value per share was calculated by dividing the unaudited pro forma combined shareholders' equity at December 31, 2002 by the total of the Moore common shares outstanding at December 31, 2002 and the additional Moore shares that would have been issued to Wallace stockholders had the merger closed on January 17, 2003.

                         COMPARATIVE MARKET PRICE DATA

     The table below presents the New York Stock Exchange closing market prices for Moore common shares and Wallace common shares as reported on Dow Jones Interactive. These prices are presented as of:

     - January 16, 2003, the last trading day before the public announcement of the signing of the merger agreement; and

     - --, 2003, the latest practicable date before the printing of this document.

     The table also presents implied equivalent per share values for Wallace common shares by multiplying the price per Moore common share as traded on the New York Stock Exchange on the two dates by the exchange ratio of 1.05 and then adding $14.40.

                                                   MOORE        WALLACE          SHARE PRICE
                                                  COMMON        COMMON        EQUIVALENT (MOORE
                                                   SHARE         SHARE        SHARE PER SHARE OF
                                                   PRICE         PRICE             WALLACE)
                                                -----------   -----------   ----------------------
January 16, 2003..............................    $10.65        $21.13              $25.58
--, 2003......................................    $   --        $   --              $   --

     WALLACE STOCKHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE MOORE COMMON SHARES AND WALLACE COMMON SHARES BEFORE MAKING A DECISION WITH RESPECT TO THE MERGER AND BEFORE MAKING AN ELECTION.

                                  RISK FACTORS

     An investment in Moore common shares involves a number of risks, some of which could be substantial and are inherent in Moore's business. In addition, your election to receive cash or Moore common shares in the merger also involves certain risks. You should carefully consider the following information about these risks, together with the other information in this document and incorporated by reference in this document, in considering the proposed merger between Moore and Wallace and your election to receive cash or Moore common shares in the proposed merger.

RISKS RELATING TO THE MERGER

WE MAY BE UNABLE TO INTEGRATE OUR OPERATIONS SUCCESSFULLY AND MAY NOT REALIZE THE FULL ANTICIPATED BENEFITS OF THE MERGER.

     Achieving the anticipated benefits of the merger will depend in part upon our ability to integrate the two companies' businesses in an efficient and effective manner. Our attempt to integrate two companies that have previously operated independently may face significant challenges, and we may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. The integration will require the dedication of significant management resources, which may temporarily distract management's attention from the day-to-day businesses of the combined company. Employee uncertainty and lack of focus during the integration process may also disrupt the businesses of the combined company. The process of integrating operations after the merger could cause an interruption of, or loss of momentum in, the activities of one or more of the combined company's businesses and the loss of key personnel. Any inability of management to integrate the operations of Moore and Wallace successfully could have a material adverse effect on the businesses and financial condition of the combined company.

WE WILL INCUR ADDITIONAL INDEBTEDNESS TO PAY A PORTION OF THE MERGER CONSIDERATION TO WALLACE'S STOCKHOLDERS AND MAY INCUR ADDITIONAL INDEBTEDNESS IN THE FUTURE. OUR INDEBTEDNESS COULD ADVERSELY AFFECT OUR ABILITY TO PURSUE DESIRABLE BUSINESS OPPORTUNITIES.


     Moore has obtained $1.25 billion in financing for the proposed merger with Wallace. Of that amount, $850 million consists of bank financing and is composed of a $500 million term loan and a $350 million revolving credit facility. In addition, in a Rule 144A private offering to qualified institutional investors, Moore has sold $403 million of 7 7/8% senior notes due 2011 (generating $400 million in gross proceeds). The net proceeds of the senior notes and the bank term loan have been deposited into separate escrow accounts pending completion of the Wallace acquisition. Upon the release of the funds from the escrow accounts, Moore intends to use the proceeds of the financing in part to pay the total cash consideration that will be received by Wallace's stockholders and option holders in the merger and to refinance existing debt, fund benefit plans and pay fees and expenses. We may also incur additional indebtedness in the future for other corporate purposes. Any borrowings will require Moore to use a portion of its cash flow to service principal and interest payments and thus will limit the free cash flow available for other desirable business opportunities. We expect that Moore will be required to use approximately $60 million to service principal and interest payments on the $850 million bank financing and the $403 million senior notes.


WE WILL INCUR SIGNIFICANT TRANSACTION, MERGER-RELATED AND RESTRUCTURING COSTS IN CONNECTION WITH THE MERGER.


     We will be obligated to pay transaction fees and other expenses related to the merger of approximately $41.5 million, including fees for debt financings, advisory fees, regulatory fees and printing costs. Furthermore, we expect to incur significant non-recurring costs associated with combining the operations of the two companies. However, it will be difficult to predict the specific size of such charges prior to the companies beginning the integration process. The combined company may incur additional unanticipated costs as a consequence of difficulties arising from our efforts to integrate the operations of the two companies. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, can offset incremental transaction, merger-related and restructuring costs over time, we cannot give any assurance that this net benefit will be achieved in the near future, or at all.

THE VALUE OF MOORE COMMON SHARES TO BE ISSUED IN THE MERGER TO WALLACE STOCKHOLDERS IS UNCERTAIN.

     Upon completion of the merger, each Wallace common share will be converted into the right to receive, subject to proration, either cash or common shares of Moore. The value of the Moore common shares issued in the merger will depend on the price of a common share of Moore upon completion of the merger. Because the price of a common share of Moore will fluctuate in the time between the special meeting and the completion of the merger, Wallace stockholders will not know the exact value of the Moore common shares issued in the merger when they vote at the special meeting. The date on which you will receive your merger consideration depends on the closing date of the merger, which is uncertain. The closing date of the merger might be later than predicted due to unforeseen events.

YOU MIGHT NOT RECEIVE THE EXACT FORM OF MERGER CONSIDERATION THAT YOU ELECTED.

     The consideration paid by Moore to Wallace stockholders in the merger is subject to proration to fix the amount of cash to be paid and the number of Moore common shares to be issued in the merger. If you elect to receive all cash and the available cash is oversubscribed, then you will receive a portion of the merger consideration in common shares of Moore. If you elect to receive all Moore common shares and the available shares are oversubscribed, then you will receive a portion of the merger consideration in cash.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU IN CONNECTION WITH THE PROPOSED TRANSACTION ARE UNCERTAIN.

     The U.S. federal income tax consequences of the merger to you will depend on whether the transactions contemplated by the merger agreement qualify as a "reorganization" under U.S. federal income tax laws and whether you receive Moore common shares, cash or a combination of Moore common shares and cash in the merger. Whether Sullivan & Cromwell LLP, special counsel to Moore, and Sidley Austin Brown & Wood, special counsel to Wallace, are able to provide an opinion to their respective clients to the effect that, in general, the transactions contemplated by the merger agreement will qualify as a "reorganization" under U.S. federal income tax laws depends on the satisfaction of a number of requirements, including the relative value of the stock and cash consideration delivered in exchange for Wallace shares, and the relative value of Moore and Wallace, in each case as provided under U.S. federal income tax law and determined at the closing of the merger. Delivery of these opinions is not a condition to the closing of the merger, and it will not be known at the time of the stockholders' meeting or at the time you elect which form of consideration you would like to receive whether the transactions contemplated by the merger agreement will qualify as a "reorganization" under U.S. federal income tax laws. Furthermore, you will not necessarily receive the form of consideration that you elect. If the transactions contemplated by the merger agreement qualify as a "reorganization" under U.S. federal income tax laws, a U.S. holder of Wallace shares generally will not recognize any gain or loss under U.S. federal income tax laws on the exchange of common shares of Wallace solely for Moore common shares. A U.S. holder generally will recognize gain, but in some instances not loss, if any cash is received in exchange for the holder's Wallace shares. If the transactions contemplated by the merger agreement do not qualify as a "reorganization" under U.S. federal income tax laws, each U.S. holder of Wallace shares will recognize gain or loss in an amount equal to the fair market value of any Moore common shares and cash received minus the holder's basis in the Wallace shares surrendered. For a more detailed description of the tax consequences of the exchange of Wallace shares in the merger, please see "Taxation -- Certain U.S. Federal Income Tax Considerations" beginning on page
 -- .

YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT QUICKLY AFTER YOU TENDER YOUR WALLACE COMMON SHARES TO MAKE AN ELECTION FOR THE MERGER CONSIDERATION.

     To make an election for cash or common shares in the merger, you must tender your share certificates (or follow the procedures for guaranteed delivery) to the exchange agent by the election deadline, which will be three trading days prior to the closing of the merger. Following your tender, you will be unable to sell any Wallace common shares that you have tendered, unless you validly revoke your election prior to the election deadline by written notice to the exchange agent. Absent such a revocation, until you receive your merger consideration, you may be unable to liquidate your investment to gain access to cash, to take advantage of other investment opportunities, to reduce the potential for a decrease in the value of your investment or for any other reason. During this period of time, the value of Moore common shares may decrease.

THE TRADING PRICES OF MOORE COMMON SHARES AND WALLACE COMMON SHARES MAY BE AFFECTED BY DIFFERENT FACTORS.

     Upon completion of the merger, some holders of common shares of Wallace will become holders of common shares of Moore. Moore's businesses and common shares differ, in some respects, from the businesses and common shares of Wallace, and Moore's results of operations, as well as the trading price of Moore common shares, may be affected by factors different from those affecting Wallace's results of operations and the trading price of Wallace common shares as a separate company. Therefore, events or circumstances that might not have caused Wallace common shares to decline in value might result in a decline in value of Moore common shares. Moreover, events or circumstances that might have caused an increase in the value of Wallace common shares might not result in an increase in the value of Moore common shares. For a description of and other information about the differences between the Wallace common shares and the Moore common shares, see "Comparison of Stockholder Rights" beginning on page
 -- .

WALLACE'S DIRECTORS AND EXECUTIVE OFFICERS HAVE CONFLICTS OF INTEREST THAT MAY HAVE INFLUENCED THEIR DECISION TO PURSUE AND APPROVE THE MERGER.

     You should be aware of certain conflicts of interest and of the benefits to be received by the directors and executive officers of Wallace when considering the recommendation of the Wallace board of directors to approve the merger. The directors and executive officers of Wallace have interests in the merger that are different from, or in addition to, the interests of Wallace stockholders generally. These interests relate to:

     - rights to receive cash consideration for all options to purchase Wallace common shares, regardless of whether the options are exercisable;

     - existing severance and change of control agreements between Wallace and
       M. David Jones, its Chairman and Chief Executive Officer, and Michael O. Duffield, its President and Chief Operating Officer, that provide for the payment of severance benefits to Mr. Jones and Mr. Duffield upon the termination of their employment under certain circumstances following the merger;

     - an executive severance pay plan covering several executive officers that provides for the payment of severance benefits to those executive officers upon the termination of their employment by Wallace without cause or by the officer with good reason following the merger;

     - rights to directors' and officers' insurance coverage and to indemnification with respect to acts and omissions in their capacities as directors and officers of Wallace;

     - the contribution to a trust of an amount sufficient to fund certain obligations of Wallace to make payments under certain employee benefit plans and certain payments under Mr. Duffield's change of control agreement;

     - receipt of higher interest rates on particular benefits under certain employee benefit plans; and

     - rights of certain directors and executive officers of Wallace who otherwise would not have such rights to elect cash or common shares as consideration in the merger for deferred Wallace shares held in the Director Retainer Fee Plan and Executive Incentive Plan.

In addition, the merger agreement provides that three members of Wallace's current board of directors will receive the opportunity to join the board of directors of Moore following the closing of the merger. See "Interests of Wallace Directors and Executive Officers in the Merger" beginning on page -- .

RISKS RELATING TO THE BUSINESSES OF MOORE, WALLACE AND THE COMBINED COMPANY

MOORE'S FINANCIAL PERFORMANCE IS SUBJECT TO THE RISK INHERENT IN BUSINESS ACQUISITIONS, INCLUDING THE RISKS RELATED TO INCREASED BORROWING AND THE INTEGRATION OF BUSINESSES.

     Moore's business strategy may include growth through acquisitions. Such acquisitions may require increased borrowing, the issuance of equity securities, including Moore common shares, assumption of indebtedness or some combinations thereof. While Moore anticipates that its acquisitions will be beneficial, it cannot predict whether any such transactions will be completed, the terms or forms of consideration required in any such transactions, nor whether the acquired businesses will be integrated successfully into Moore's operations. Moore's success is dependent in part upon its ability to integrate effectively acquired operations with its own operations. Accordingly, no assurance can be made that such acquisitions will not have a material adverse effect on Moore's financial position and results of operations.

     While Moore believes that it has sufficient management and other resources to accomplish the integration of its past and future acquisitions, there can be no assurance in this regard. Moore may also experience difficulties with retaining customers, suppliers, employees or other relationships critical to the success of its business strategy. It also relies on sellers for transition assistance. In addition, while Moore is generally entitled to customary indemnification from sellers of businesses for any difficulties that may have arisen prior to Moore's acquisition of each business, the amount and time for claiming under these indemnification provisions is limited. There can be no assurance that Moore will be able to identify and make acquisitions on acceptable terms or that it will be able to obtain financing for such acquisitions on acceptable terms. As a result, Moore's financial performance is now and will continue to be subject to various risks associated with the acquisition of businesses, including the financial effects associated with any increased borrowing or dilution required to fund such acquisitions or with the integration of such businesses.

MOORE'S 2000 AND 2001 FINANCIAL STATEMENTS REFLECT SUBSTANTIAL NET LOSSES, AND MOORE CANNOT ASSURE YOU THAT IT WILL BE PROFITABLE IN THE FUTURE.

     Moore reported net losses of $358.0 million in 2001 and $66.4 million in 2000. The net losses in 2001 primarily reflected a substantial amount of restructuring and non-recurring charges. The net losses in 2000 primarily reflected increasing cost of sales as a percentage of revenues and increased depreciation and amortization charges. While Moore was profitable in 2002, Moore can not assure you that it will realize net income in the future. If Moore's net losses were to continue, its ability to raise financing, or to do so on favorable terms, may be limited as those losses are taken into account by investors and credit ratings organizations.

MOORE'S INITIATIVES TO IMPROVE ITS COST STRUCTURE MAY NOT BE SUCCESSFUL.

     Since early 2001, Moore has been implementing a new business strategy to increase net sales and margins. The continued implementation of its strategy may result in future charges, which may be substantial. Although the strategy is being implemented to improve Moore's cost structure, cost reductions, net sales enhancements and attractive acquisition opportunities may not arise and Moore may not achieve its strategic goals. In addition, Moore's strategy calls for the sale of non-core assets, which may reduce its revenues and operating profit. Furthermore, there can be no assurance that Moore will be able to sell those non-core assets on acceptable terms or at all. A failure to improve its cost structure and implement its strategy could have a material adverse effect on Moore's financial position and results of operations and may also negatively affect Moore's share price.

A FAILURE BY MOORE TO DELIVER ITS PRODUCTS AND SERVICES AS REQUIRED WOULD LEAD TO A LOSS OF REVENUE.

     Moore operates in markets in which it is entrusted with confidential data. Moore's customers expect it to protect their data and deliver products and services meeting their highly technical specifications. For example, in Moore's Outsourcing segment, Moore prepares and supplies brokerage and other statements directly to the customers of its customers, who expect each statement to comply with their technical and evolving specifications. A failure to meet Moore's customers' specifications, especially a publicized failure that comes to the attention of other customers and Moore's competitors, would lead to a loss of net sales and a decrease in customers, which could materially adversely affect Moore's financial position and results of operations.

MOORE IS EXPOSED TO SIGNIFICANT RISKS RELATED TO POTENTIAL ADVERSE CHANGES IN INTEREST RATES, CREDIT WORTHINESS, FOREIGN CURRENCY EXCHANGE RATES AND CERTAIN COMMODITY PRICES.

     - Moore faces interest rate risks arising from fluctuations in interest rates on borrowings under its credit facilities. Moore is also exposed to credit risks on accounts receivable balances. For example, if an unexpected number of its customers were to default on their accounts, such an event would have a material effect on Moore's businesses, financial condition, and results of operations.

     - Moore is exposed to market risks resulting from changes in foreign currency exchange rates, historically mainly the Canadian dollar, the Brazilian real and the Mexican peso. Although operating in local currencies limits the impact of currency rate fluctuations on the operating results of Moore's foreign subsidiaries and business units, fluctuations in such rates affect the translation of these results into its financial statements. To the extent revenues and expenses are not in local currency, Moore enters into foreign currency forward contracts to hedge the currency risk. Moore cannot ever be sure, however, that its efforts at hedging will be successful.

     - The primary raw materials that Moore uses are paper and ink. The cost of paper and ink represents a significant portion of costs of sales. Increases in price or a lack of availability of supply of these raw materials could have a material adverse effect on the financial condition and results of operations. Moore uses its significant purchasing volume to negotiate long-term supply contracts that give favorable prices, terms, quality and service. While Moore believes that these long-term contracts will enable it to receive adequate supplies of paper in the event of a tight paper supply, there can be no assurance in this regard.


MOORE'S EXISTING SENIOR CREDIT FACILITY AND THE DEFINITIVE FINANCING ARRANGEMENTS MOORE HAS ENTERED INTO TO FINANCE PART OF THE WALLACE ACQUISITION EACH CONTAIN COVENANTS THAT MAY LIMIT MOORE'S FLEXIBILITY OR PREVENT IT FROM TAKING CERTAIN ACTIONS.



     Moore's senior credit facility contains various restrictive covenants that, among other things, limit Moore's ability to incur additional indebtedness, engage in certain transactions with affiliates, create liens on assets, engage in mergers and consolidations and dispose of assets. The terms of the senior credit facility also require Moore to meet certain financial ratios and tests, including, but not limited to, ratios and tests based on leverage and interest coverage. A failure to comply with these covenants would result in an event of default under the senior credit facility and could have a material adverse effect on Moore's financial position and results of operations. As a result, the covenants under Moore's senior credit facility affect, and in many respects significantly limit or prohibit, among other things, its ability to:


     - incur indebtedness;

     - engage in transactions with affiliates;

     - create liens on assets;

     - sell assets;

     - engage in mergers and acquisitions; and

     - realize important elements of its business strategy.


     Given these restrictions on such activities as making capital expenditures, incurring additional indebtedness and selling or disposing of assets, these covenants may prevent Moore from integrating its acquired businesses (including the proposed merger with Wallace) and pursuing acquisitions, significantly limit its operating and financial flexibility and limit its ability to respond to changes in its business or competitive activities.



     As described under "The Merger -- Financing Arrangements," Moore has obtained $1.25 billion in financing for the proposed merger with Wallace, consisting of $850 million of bank financing and $400 million in gross proceeds from the offering of senior notes. Both the indenture governing the senior notes and the credit agreement governing the bank financing contain restrictive covenants, including financial covenants and consolidated leverage ratios, similar to the covenants under the existing senior credit facility described above.



THE HIGHLY COMPETITIVE MARKET FOR MOORE'S AND, AFTER THE CLOSING OF THE MERGER, THE COMBINED COMPANY'S PRODUCTS AND INDUSTRY CONSOLIDATION MAY CREATE ADVERSE PRICING PRESSURES.


     Although Moore is a diversified printing company, the markets for most of its product categories are highly fragmented, and Moore has a large number of competitors. Some of these competitors are larger than Moore are and have greater financial and technical resources. Moore believes that excess capacity in each of these markets combined with the current economic conditions have caused downward pricing pressure and increased competition. The combined company will likely operate in these same markets following the closing of the merger and will therefore face these market risks as well. In addition, consolidation in the markets in which Moore competes has in the past, and could in the future, increase competitive pricing pressures. As described above, Moore's business strategy includes growth through acquisitions. If Moore is not successful in completing and integrating acquisitions, competitive pressures could have a material adverse effect on its financial position and results of operations.

WALLACE AND MOORE MAY EXPERIENCE A LOSS OF COMMON CUSTOMERS.

     Wallace and Moore operate in a highly competitive market, and the performance of the combined company will be affected by its ability to retain the existing customers of Wallace and Moore. Currently, Wallace and Moore share several large customers to which each company provides products and services. The ability of the combined company to maintain the current aggregate level of sales by Wallace and Moore to these common customers may be limited by the desire of these customers to minimize their dependence on a single supplier. If, following the merger, common customers seek alternative suppliers for at least a portion of the products and services currently provided by Wallace and Moore, the business of the combined company may be materially and adversely impacted.

THE SUBSTITUTION OF ELECTRONIC DELIVERY FOR PRINTED MATERIALS MAY ADVERSELY AFFECT OUR BUSINESSES.

     Electronic delivery of documents and data, such as customer billings and statements, offers an alternative to traditional delivery of printed documents. Consumer acceptance of electronic delivery is uncertain, and we have no ability to predict the rate of its acceptance as an alternative. To the extent that our customers and the public accept this alternative, certain of our businesses may be adversely affected.

MOORE SUSPENDED PAYMENT OF DIVIDENDS ON ITS COMMON SHARES IN 2001 AND DOES NOT CURRENTLY DECLARE DIVIDEND PAYMENTS ON ITS COMMON SHARES.

     On April 25, 2001, Moore's board of directors suspended the payment of dividends on its common shares in light of its financial condition. Moore's existing board members currently believe that not paying a dividend is the correct policy, although Moore's board reserves its right to review Moore's dividend policy at any time, including following the completion of the merger at a meeting that would include new board members from Wallace's existing board. Accordingly, no stockholder should expect that a dividend will be paid for the foreseeable future and this could reduce demand for Moore's common shares among investors who only purchase shares that pay cash dividends.

MOORE HAS A CONTRACTUAL OBLIGATION TO MAKE A CASH PAYMENT OR, AT ITS OPTION, ISSUE ADDITIONAL SHARES TO CERTAIN INVESTORS AT THE END OF 2003 IF THERE IS A DECLINE IN MOORE'S SHARE PRICE AT THAT TIME; A SHARE ISSUANCE COULD CAUSE A FURTHER DECLINE IN MOORE'S SHARE PRICE.

     If the 20-day weighted average price per Moore common share on the New York Stock Exchange at December 31, 2003 is below $10.83, Moore is required to make a cash payment to certain investors equal to the lesser of $9,000,000 and the value of six million Moore common shares. This payment may be made in cash or, at Moore's option (subject to regulatory approval), may be made instead by issuing up to 6 million additional shares to those investors. An issuance of a substantial number of shares would dilute Moore's earnings per share and could cause a further decline in its share price.

                           FORWARD-LOOKING STATEMENTS

     We have made forward-looking statements in this document, and in documents that are incorporated by reference in this document, that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of each company's management. Generally, forward-looking statements include information concerning possible or assumed future actions, events or results of operations of Moore, Wallace and the combined company. Forward-looking statements include, among other things, the information in this document, and in documents that are incorporated by reference in this document, regarding:

     - management forecasts;

     - efficiencies and cost avoidance;

     - cost savings;

     - income and margins;

     - earnings per share;

     - growth;

     - economies of scale;

     - combined operations;

     - the economy;

     - future economic performance;

     - conditions to, and the timetable for, completing the merger;

     - future acquisitions and dispositions;

     - litigation;

     - potential and contingent liabilities;

     - management's plans;

     - business portfolios;

     - taxes; and

     - merger and integration-related expenses.

     These statements may include, or be proceeded or followed by, the words "may," "will," "should," "potential," "possible," "believe," "expect," "anticipate," "intend," "plan," "estimate," "hope" or similar expressions. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements.

     Forward-looking statements are not guarantees of performance. You should understand that the following important factors, in addition to those discussed in "Risk Factors" above and elsewhere in this document, and in the documents which are incorporated by reference in this document, could affect the future results of Moore, Wallace and the combined company after the completion of the merger, and could cause those results or other outcomes to differ materially from those expressed or implied in our forward-looking statements:

     - the effect of economic and political conditions on a regional, national or international basis;

     - the possibility of future terrorist activities or the possibility of an outbreak of hostilities in the Middle East or elsewhere;

     - the effect of inflation, changes in currency exchange rates and changes in interest rates;

     - the effect of changes in laws and regulations, including changes in accounting standards, trade, tax, price controls and other regulatory matters;

     - the performance of Moore's businesses following the pending acquisition of Wallace;

     - the timing of the integration of Moore and Wallace to achieve enhanced earnings or effect cost savings;

     - the ability of Moore and Wallace to integrate their operations successfully;

     - the ability to satisfy all conditions precedent to Moore's acquisition of Wallace (including stockholder and various regulatory approvals);

     - the financial resources of, and products available to, the combined company's competitors;

     - competitive pressures in the commercial printing, forms and labels, electronic print management, business marketing, business communications, office supplies, imaging, digital printing and computer software industries;

     - the ability to secure and defend intellectual property rights and, when appropriate, license required technology;

     - customers' budgetary constraints;

     - customer changes in short-range and long-range plans;

     - the ability to gain customer acceptance of the combined company's new products and technologies;

     - product performance and customer expectations;

     - performance issues with key suppliers;

     - changes in the availability or costs of key supplies (such as ink and paper);

     - the ability to generate cash flows or obtain financing to fund growth;

     - contingencies related to actual or alleged environmental contamination;

     - adverse outcomes of pending or threatened litigation; and

     - opportunities that may be presented to and pursued by the combined company following the merger.

     Because forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Stockholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this document or the date of any document incorporated by reference.

     All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this document and attributable to Moore or Wallace or any person acting on either company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, neither Moore nor Wallace undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events.

                        INFORMATION ABOUT THE COMPANIES

MOORE CORPORATION LIMITED
6100 Vipond Drive                              One Canterbury Green
Mississauga, Ontario L5T 2X1                   Stamford, CT 06901
Canada                                         230-406-3700
905-362-3100

     Moore is an international leader in the management and distribution of print and digital information. As of December 31, 2002, Moore had total assets of $1.4 billion and, for the fiscal year ended December 31, 2002, net sales of $2.0 billion.

     Moore serves a diverse mix of customers, ranging from Fortune 500 companies to small and mid-sized companies, that operate in a variety of industries. Moore's business is organized into three separate and complementary segments:
Forms and Labels, Outsourcing and Commercial. Moore's Forms and Labels segment composes, manufactures, warehouses and delivers a wide range of printed and electronic communications and print-related services, including print fulfillment, print-on-demand, warehousing, kitting and fulfillment services. Moore seeks to be a single-source supplier of a customized, "one-stop shopping" solution for its customers' print and digital communication needs through a multi-site, state-of-the-art print distribution and warehousing network.

     Moore's Outsourcing segment provides high quality, customized variably-imaged customer communications, primarily for financial services, telecommunications, insurance and healthcare companies in North America. Moore's product and service offering in this segment permits its customers to reach consumers using multiple communication methods, including print, mail, e-mail, fax, CD-ROM and internet-based and other wireless solutions. Examples of its products and services include daily securities transaction confirmations, periodic account statements, checks, consumer invoices, insurance policies, stored value cards such as prepaid telephone and gift cards, enrollment kits for financial services, insurance and health care companies, periodic mailings of privacy and similar notices and periodic tax reporting statements.

     Moore's Commercial segment serves the printing, direct marketing, delivery and warehouse management requirements of a highly diversified, international customer base. Moore's product and service offerings in this segment typically involve highly customized, variably-imaged print communications. Examples of these print products include glossy annual reports, corporate image and product brochures, catalogs, marketing inserts, as well as pharmaceutical inserts and other marketing, retail point-of-sale and promotional materials and technical publications. This segment also provides print products and digital services for customers that produce data-intensive publications such as business-to-business catalogs, parts and price lists, telephone directories and professional, reference and trade books. In addition, highly customized direct mail communications are a significant component of this segment. Moore assists its customers to create personalized direct mail offers designed to achieve a higher response rate from targeted consumer segments and is able to produce more than a billion pieces of secure, personalized direct mail communications annually.

WALLACE COMPUTER SERVICES, INC.
2275 Cabot Drive
Lisle, IL 60532-3630
630-588-5000

     Wallace is an industry-leading provider of printed products and print management services to Fortune 1000 companies. As of January 31, 2003, Wallace had total assets of $931 million and net sales of $765 million for the six months ended January 31, 2003.

     Wallace's business is divided into two segments: Integrated Graphics and Forms and Labels. Wallace's Integrated Graphics segment is made up of a nationwide network of commercial print and targeted communications facilities and provides products and services to the full spectrum of Fortune 1000 customers. The principal services supplied by the Integrated Graphics segment include the design, manufacture, kitting and distribution of high color marketing and promotional printed materials, variable imaging, digital printing and the manufacture of direct response printed materials. Typical products provided by the Integrated Graphics segment include annual reports, corporate image materials, promotional literature, product brochures, product documentation literature, retail point-of-sale materials, direct mail offerings, high quality brochures, industrial and consumer catalogs and directories and ship-with literature, such as product instructions. The Integrated Graphics segment also assists customers with distributing printed and other merchandizing materials to thousands of retail stores, personalizing and distributing customized brochures to customer locations and assembling and distributing benefit-related documents for customers' annual open enrollments.

     Wallace's Forms and Labels segment offers services such as the design, manufacture and sale of both paper based and electronic business forms, the manufacture of both electronic data processing (EDP) labels and packaging (prime) labels and the manufacture and distribution of a standard line of office products. The Forms and Labels segment also offers a variety of products, including air freight package forms, monthly billing statements, healthcare forms, mortgage applications, bar-coded shipping labels, consumer product labels, airline luggage tags, blank stock labels, electronic article surveillance tags, security labels, legal pads, computer paper, ribbons and cash register paper rolls.

     Wallace, through the use of its total print management strategy, is positioned to accommodate a wide range of printing and distribution needs of large customers with multiple locations. Wallace's products and services are supplied to businesses, government agencies and not-for-profit and educational institutions. Wallace also sells business forms and labels to local customers on a transactional, order-by-order basis.

                              THE SPECIAL MEETING

SPECIAL MEETING OF WALLACE STOCKHOLDERS

     Wallace will hold a special meeting of stockholders for purposes of voting on the merger.

Date of the Meeting                      -- , 2003

Time of the Meeting                     10:00 a.m. local time

Place of the Meeting                     --

VOTE REQUIRED

     Holders of a majority of the Wallace common shares outstanding as of the record date must adopt the merger agreement, either in person or by proxy, before we can complete the merger. An abstention from voting on the merger or a broker non-vote will have the effect of a vote against the merger.

RECORD DATE

     Wallace has fixed the close of business on -- , 2003 as the record date. Only holders of record of Wallace common shares on that date are entitled to notice of and to vote at the special meeting. On the record date, there were
 -- Wallace common shares outstanding and entitled to vote at the special meeting held by approximately -- stockholders of record. On the record date, directors and executive officers of Wallace and their affiliates owned approximately -- % of the outstanding Wallace common shares.

VOTING RIGHTS

     Holders of common shares are entitled to one vote per share on each matter submitted to a vote at the special meeting.

     Participants in the Wallace Computer Services, Inc. Profit Sharing and Retirement Plan and the Wallace Commercial Print 401(k) Retirement Plan (the Retirement Plans) may vote the number of common shares equivalent to the interest in common shares of Wallace allocated to their accounts under the Retirement Plans as of the valuation date coinciding with or immediately preceding the record date. Participants may vote by instruction to Mellon Bank, N.A., the trustee for the Retirement Plans, by using the proxy card being mailed with this document to participants in the Retirement Plans. Mellon has informed us that it will vote shares in accordance with duly executed instructions if received on or before -- , 2003. Mellon further informs us that if Mellon does not receive timely instructions, the common share equivalents credited to that participant's account would be voted by Mellon in the same proportion that Mellon votes the common share equivalents for which it does receive timely instructions. Mellon will also vote any share equivalents that are not specifically allocated to any individual Retirement Plan participant in the same proportion that Mellon votes the common share equivalents for which it receives timely instructions.

     In addition, participants in the Director Retainer Fee Plan and Executive Incentive Plan may vote the common shares of Wallace that are held in the Wallace Computer Services Benefit Trust to be received by the participants upon settlement of deferred share units awarded under those plans. Participants may vote by instruction to The Northern Trust Company, the trustee for the Wallace Computer Services Benefit Trust, by using the proxy card being mailed with this document to participants in the Director Retainer Fee Plan and Executive Incentive Plan. The Northern Trust Company has informed Wallace that it will vote shares in accordance with voting procedures substantially similar to those followed by Mellon Bank, N.A. as trustee for the Retirement Plans, as described in the immediately preceding paragraph.

QUORUM

     A majority of the outstanding shares entitled to vote and represented in person or by proxy will constitute a quorum at the special meeting. Abstentions and broker non-votes will be considered present at the special meeting for the purpose of calculating a quorum.

PROXIES

     YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card to us or vote your shares online or by telephone according to the instructions on the proxy card. Failure to vote, or to instruct your broker how to vote any shares held for you in your broker's name, will have the same effect as a vote against adoption of the merger agreement.

     Completed Proxies. If you sign, complete and return your proxy card and we receive the proxy card prior to or at the special meeting, your proxy will be voted as you instructed.

     Proxies Without Instructions. If you sign and return a proxy card but do not provide instructions as to your vote, your proxy will be voted "FOR" the merger proposal.

     Broker Instructions. Under New York Stock Exchange rules, brokers who hold Wallace common shares in street name for customers who are the beneficial owners of those shares may not give a proxy to vote those shares on the merger proposal without specific instructions from those customers. If you are the beneficial owner of shares held in street name by a broker, please give instructions to your broker on how to vote your shares or it will have the same effect as a vote against the proposal.

     Other Matters. Wallace does not expect that any matter other than the merger proposal will be raised at the special meeting. If, however, other matters are properly raised at the meeting, the persons named as proxies will vote in accordance with the recommendation of the board of directors of Wallace.

     Revocability of Proxies. You may revoke your proxy at any time before the proxy is voted at the special meeting. To revoke your proxy, you must deliver a signed notice of revocation to Wallace's Secretary at 2275 Cabot Drive, Lisle, Illinois 60532-3630 or you must submit a later dated proxy changing your vote. Alternatively, you may choose to attend the special meeting and vote in person. However, simply attending the meeting will not in itself constitute the revocation of your proxy if you do not cast a vote at that time. If you do not hold your Wallace common shares in your own name, you may revoke a previously given proxy by following the revocation instructions provided by the bank, broker or other party who is the registered owner of the shares.

     Voting by Telephone or the Internet. In addition to voting by properly completing and returning your proxy card, you may vote by telephone or the Internet as outlined on the proxy card. If you vote your shares by telephone or the Internet, your shares will be voted at the special meeting as instructed.

     Costs of Solicitation. Wallace and Moore will share equally the expense of printing and mailing this document. Proxies will be solicited through the mail and directly by officers, directors and regular employees of Wallace not specifically employed for such purpose, without additional compensation. Wallace will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. Wallace has engaged Morrow & Co. to assist it in connection with the solicitation of proxies and will pay Morrow & Co. a fee of approximately $8,500 for its services and reimburse its expenses.

     PLEASE DO NOT SEND YOUR SHARE CERTIFICATES WITH YOUR PROXY CARD. Included with the mailing of this document, we have sent you an accompanying separate election and transmittal form with instructions for your merger consideration election and surrender of your share certificates.

                                   THE MERGER

     The following discussion contains material information pertaining to the merger. This discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Appendix A to this document. We urge you to read and review the merger agreement as well as the discussion in this document.

GENERAL

     This section provides material information about the merger of Moore and Wallace and the circumstances surrounding the merger. The next section of this document, entitled "The Merger Agreement" beginning on page -- has additional and more detailed information regarding the legal document that governs the merger, including information about the conditions to completion of the merger and the provisions for terminating the merger agreement.

     At the special meeting of Wallace stockholders, Wallace stockholders will be asked to consider and vote upon a proposal to adopt the merger agreement. Adoption of the merger agreement will constitute approval of the transactions it contemplates, including, among others, the merger of M-W Acquisition, Inc., a direct wholly owned subsidiary of Moore, with and into Wallace.

     We are furnishing this document to Wallace stockholders in connection with the solicitation of proxies by the board of directors of Wallace for use at the special meeting of stockholders and any adjournment or postponement of that meeting.

     As a result of the merger, Moore shareholders will own approximately 72% and Wallace stockholders will own approximately 28% of the combined company.

     Moore will account for the merger as a purchase for financial reporting purposes. See "Accounting Treatment" beginning on page --. The U.S. federal income tax consequences of the merger to you will depend on whether the transactions contemplated by the merger agreement qualify as a "reorganization" under U.S. federal income tax laws and whether you receive Moore common shares, cash or a combination of Moore common shares and cash in the merger. See "Taxation -- Certain U.S. Federal Income Tax Considerations" beginning on page
--.

     After the merger is completed, Mark A. Angelson, current Chief Executive Officer of Moore, will serve as Chief Executive Officer of the combined company. Information about the current Moore directors and executive officers can be found in Moore's Annual Report on Form 10-K for the year ended December 31, 2002 and Moore's proxy statement, which is incorporated by reference into Moore's Annual Report on Form 10-K for the year ended December 31, 2002. Moore's Annual Report on Form 10-K is incorporated by reference into this document. Information about the current Wallace directors and executive officers can be found in Wallace's proxy statement, which is incorporated by reference into Wallace's Annual Report on Form 10-K for the year ended July 31, 2002. Wallace's Annual Report on Form 10-K is incorporated by reference into this document. See "Where You Can Find More Information" beginning on page --.

BACKGROUND OF THE MERGER

     In July 2000, representatives of Morgan Stanley, Moore's financial advisor, approached Neele E. Stearns, Jr., who at the time was serving as chairman of Wallace, to determine if Wallace would be interested in a possible strategic transaction with Moore. At a regular meeting of the Wallace board held in early August 2000, the Wallace board authorized proceeding with exploratory discussions with Moore regarding a possible strategic transaction. During September and October of 2000, Mr. Stearns, John C. Pope, an independent director of Wallace, and Wallace's senior management and financial, legal and accounting advisors conducted due diligence on Moore. Following initial due diligence and after preliminary discussions with Moore, in October 2000 the Wallace board decided not to pursue a strategic transaction with Moore at that time.

     During the summer of 2001, Morgan Stanley contacted Wallace's financial advisor, Dresdner Kleinwort Wasserstein, Inc. (DrKW) and expressed Moore's interest in discussing a negotiated business combination with Wallace. The Wallace board decided not to pursue discussions with Moore pending completion of

Wallace's strategic plan, which was expected to be completed by December 31, 2001, and informed Moore of that decision.

     In the fall of 2001, representatives of Moore communicated to representatives of Wallace continued interest in discussing a combination between Moore and Wallace. In late 2001 and early 2002, the Wallace board held extensive deliberations regarding strategic alternatives available to Wallace, including a combination with Moore. The Wallace board decided to explore further the possibility of a business combination with Moore and other possible alternatives.

     Beginning in late February 2002 and continuing throughout the spring, representatives of Moore and Wallace met and held discussions regarding the businesses of Moore and Wallace (based solely upon publicly available information) and potential transaction terms. During these discussions, Moore proposed that it acquire Wallace in a transaction in which the consideration would consist of Moore common shares with a value that represented a premium to the then trading price of Wallace common shares. During this period, the discussions focused on whether there was an economic proposal that could be attractive to both companies. In May of 2002, Moore advised Wallace that it wanted to discontinue discussions for a period of time while it focused on other business matters.

     Commencing in April 2002, members of Wallace's senior management team entered into a series of discussions with a major business services company, which we refer to in this discussion as Company A, regarding strategic transactions that the two companies could enter into, including the possible acquisition of Wallace by Company A. Wallace and Company A entered into a confidentiality agreement, and a series of extensive due diligence sessions occurred between April 2002 and August 2002, whereby Company A had the opportunity to increase its understanding of Wallace and assess its interest in pursuing a further business relationship or acquisition. In September 2002, the chief executive officer of Company A informed Wallace that it was not interested in acquiring Wallace at that time, but that it might be interested in discussions at a later point. In addition, Company A said that it was interested in pursuing a dialogue regarding the creation of a joint venture between the two companies. M. David Jones, chairman and chief executive officer of Wallace, agreed to explore this possibility, and those discussions continued through January 2003.

     On April 15, 2002, Messrs. Jones, Pope and Stearns and representatives of DrKW met with representatives of a large private printing company and the private equity firm which owned a controlling interest in that company, which we refer to in this discussion as Company B, to discuss Wallace's and Company B's respective businesses and to explore their respective interest in a possible strategic combination. After this meeting, Wallace was informed by Company B that Company B was not interested in pursuing a strategic combination with Wallace at that time.

     From January 2002 through April 2002, Wallace held preliminary discussions with representatives of a private equity group to discuss its proposal to make an investment in Wallace in connection with a possible leveraged recapitalization of Wallace. The parties also discussed the potential for a business relationship between Wallace and the financial institution that controlled the private equity group. These discussions never materialized into a formal proposal or business relationship.

     In August 2002, representatives of Moore contacted representatives of Wallace and proposed resuming discussions. After consideration, the Wallace board authorized discussions to resume and on September 13, 2002, Wallace and Moore entered into a confidentiality agreement. Beginning with these discussions, most communications between Moore and Wallace occurred between Mark Angelson, then the lead independent director of Moore, and Mr. Pope. During September and October there were numerous meetings and discussions between representatives of Moore and Wallace regarding the economic terms of a possible transaction, the contractual terms of a transaction and business issues and opportunities associated with a combination of Moore and Wallace. During this period, Moore proposed a transaction in which Wallace stockholders would receive part cash and part stock consideration, and Wallace rejected several economic proposals made by Moore, seeking greater amounts of cash per share as well as a greater exchange ratio and a fixed, rather than floating, exchange ratio. The parties also discussed the financing for the cash portion of the transaction, whether the transaction would have a financing condition and, if so, what effect that would have on other terms of an agreement. During this time period the Wallace board met several times to review the status of discussions and provide guidance to the Wallace representatives, including Mr. Pope. Ultimately, Moore proposed a transaction in which Wallace stockholders would receive 1.05 Moore common shares and $14.40 for each Wallace common share.

     In late October, Moore withdrew its proposal and advised Wallace that it was not prepared to proceed at that time. Mr. Angelson advised Mr. Pope that the reasons for this withdrawal were concerns over preliminary financial information received in due diligence regarding Wallace's cash flow for its first fiscal quarter and potential negative market reaction to the premium that the Wallace stockholders would receive in the proposed transaction.

     In mid-November, Wallace provided Moore with additional, more refined information concerning Wallace's first quarter earnings and cash flow and thereafter Moore proposed that discussions concerning a transaction resume on the same terms as had been under discussion in late October. Mr. Pope indicated that Wallace was pursuing its own business plans, but if Moore wished to again propose a transaction, the Wallace board would be prepared to consider it.

     On November 22, 2002, at a meeting with Mr. Jones at Wallace's headquarters, an investment bank that, from time to time, has provided financial advisory services to Wallace suggested to Mr. Jones that a large public printing company, which we refer to in this discussion as Company C, might have an interest in a strategic transaction with Wallace.

     On December 4, 2002, Wallace held a regularly scheduled board meeting. At the meeting, Mr. Pope updated the Wallace board regarding his conversations with Mr. Angelson. Mr. Jones also informed the Wallace board that Company C might have an interest in a possible transaction with Wallace. The Wallace board discussed the possibility of a transaction with either Moore or Company C and determined that additional information was needed in order to evaluate possible transactions with each company. The Wallace board agreed to meet again on December 18 to review its alternatives. In addition, the Wallace board authorized representatives of DrKW to contact the chief executive officer of Company C to state that, if Company C had a serious interest in a strategic transaction with Wallace, Wallace would need an appropriate proposal within a reasonably short period of time.

     Shortly after the December 4, 2002 board meeting, Mr. Jones spoke with the chief executive officer of Company C who stated that, while there might be some level of interest in a transaction with Wallace, further internal review was required to determine whether Company C would make a proposal. In mid-December 2002, senior management of Company C met with senior management of Wallace to discuss Company C's and Wallace's respective business operations and the benefits of a potential combination. After that meeting, the chief executive officer of Company C informed Mr. Jones that Company C was not interested in pursuing a transaction.

     On December 9, 2002, Moore announced that Robert G. Burton would step down as Chairman, President and Chief Executive Officer effective at year-end, but would remain a senior advisor to Moore. Mr. Angelson was named Moore's Chief Executive Officer and Alfred C. Eckert III was named Chairman of Moore's board.

     In early December 2002, Mr. Jones and the chief executive officer of Company A renewed discussions concerning the level of interest that Company A might have in a strategic acquisition of Wallace. In mid-December 2002, the chief executive officer of Company A indicated that he was positively inclined to proceed with a business combination, but was not in a position to make an offer at that time.

     On December 18, 2002, the Wallace board met in order to examine and discuss Wallace's strategic alternatives. At the meeting, Mr. Pope updated the Wallace board regarding his conversations with Mr. Angelson and reviewed the changes in Moore's senior management announced on December 9. Mr. Jones informed the Wallace board of Company A's renewed interest in a possible strategic acquisition of Wallace. The Wallace board discussed possible transactions with Moore and Company A. Due to the significant management changes at Moore in early December, the Wallace board desired to meet with the new management team at Moore in order to evaluate its strengths and Moore's business plan for the combined company were a transaction to be consummated. At the meeting, a representative of Sidley Austin Brown & Wood, Wallace's legal advisors, briefed the board on its fiduciary duties and other relevant legal matters. A representative of DrKW provided a review of the discussions held to date with various parties as well as the terms of Moore's prior proposal.

     On December 18, 2002, after the Wallace board meeting, Mr. Pope informed Mr. Angelson that the Wallace board wanted to meet Moore's new senior management team before determining whether to proceed with a transaction. Mr. Pope and Mr. Angelson agreed to meet on January 14, 2003 in Chicago with Moore's new management team for a presentation regarding Moore's operations and its business plan for the combined company following a possible combination of Moore and Wallace. Mr. Angelson indicated that if Wallace decided to proceed with a business combination after meeting Moore's senior management team, Moore would want, subject to confirmatory due diligence, to sign a definitive merger agreement shortly thereafter.

     On December 18, 2002, after the Wallace board meeting, Company A was informed by Mr. Jones that, if it were interested in a possible combination with Wallace, it was important for Company A to act by January 13, 2003. In early January 2003, Company A's chief financial officer indicated to a representative of DrKW that Company A was contemplating a proposal of approximately $23.00 per Wallace common share. A representative of DrKW indicated to Company A's chief financial officer that the valuation would likely need to be increased in order to be competitive and that timing was particularly important in the process.

     In late December 2002, a representative of Company B contacted a representative of DrKW to determine if Wallace had an interest in pursuing a strategic combination with Company B. The representative of Company B indicated that it would be interested in discussing a transaction in which Wallace would acquire Company B at a valuation that provided a meaningful premium to Company
B. Upon being advised of Company B's proposal, the Wallace board determined not to pursue further conversations with Company B. Subsequently, in mid-January 2003, a representative of Company B contacted a representative of DrKW and indicated that Company B might be interested in entering into discussions with Wallace about a possible strategic combination structured so that neither Wallace nor Company B would receive a premium valuation. The Wallace board decided not to pursue further discussions with Company B.

     On January 13, 2003, Company A's chief executive officer called Mr. Jones and expressed Company A's willingness to submit a 50% stock and 50% cash acquisition proposal valued at $24.00 per Wallace common share. Mr. Jones suggested that if Company A had room to increase its proposal it should do so prior to the January 14, 2003 Wallace board meeting. Company A's chief executive officer stated that he was not comfortable increasing the proposed price at that time.

     On January 14, 2003, the Wallace board held a special meeting. At the commencement of the meeting, Mr. Angelson, Mr. Eckert and other senior management members of Moore made a presentation regarding Moore and its strategy. After Moore's presentation, Mr. Pope updated the Wallace board regarding his discussions with Mr. Angelson and Mr. Jones provided information regarding the Company A proposal. The Wallace board discussed Moore's proposal and the Company A proposal at length. Representatives of Sidley Austin Brown & Wood discussed the fiduciary duties of the board of directors in considering a possible business combination. Representatives of DrKW presented the Wallace board with information regarding a transaction with Moore as well as with Company A. After extensive discussions, the Wallace board decided that, subject to negotiating the merger agreement with Moore, the Moore transaction provided a superior alternative for the Wallace stockholders. The Wallace board authorized Mr. Jones to inform Company A that Wallace would be pursuing a transaction with another party.

     During the evening of January 14, 2003, Mr. Pope and Wallace's financial and legal advisors negotiated several open points in the merger agreement with Mr. Angelson and Moore's legal and financial advisors.

     On January 15 and January 16, 2003, senior management of Moore and Wallace and their respective financial and legal advisors updated their financial and legal due diligence. At the same time, Sidley Austin Brown & Wood and Sullivan & Cromwell LLP, Moore's legal advisors, negotiated the final terms of the merger agreement.

     On January 15, 2003, Mr. Jones called Company A's chairman and chief executive officer to inform him that Wallace had determined to pursue negotiations with another party. Company A's chairman and chief executive officer indicated that Company A might be able to pay as much as $25.00 per Wallace common share, but it was possible that the Company A board would not support a deal at that price. On January 15, 2003, the Moore proposal had a value in excess of $25.00 per Wallace common share. Company A's chief financial officer spoke with a representative of DrKW on January 15, 2003 and indicated that the board of directors of Company A had not authorized a transaction at a value in excess of the amount indicated by the chairman and chief executive officer of Company A and that the chairman and chief executive officer of Company A was not prepared to go to the board of Company A to obtain such authorization.


     On the afternoon of Thursday, January 16, 2003, the Wallace board met to evaluate the final terms of the proposed merger agreement with Moore. Mr. Pope provided an update regarding the negotiations with Moore. Senior management of Wallace provided the Wallace board with its assessment of the proposed transaction and the results of the financial and legal due diligence review. The Wallace board, with the assistance of Sidley Austin Brown & Wood, reviewed the material terms of the proposed business combination, including the more important provisions of the proposed merger agreement, copies of which had been supplied to the Wallace board prior to the meeting. Representatives of Sidley Austin Brown & Wood discussed the fiduciary duties of the board of directors in considering a possible business combination. DrKW then delivered a financial presentation regarding the transaction and delivered its opinion, that, as of that date and subject to assumptions and limitations in the opinion, the consideration to be paid by Moore pursuant to the merger agreement was fair to the stockholders of Wallace from a financial point of view. See "Opinion of Wallace's Financial Advisor" on page -- for further information regarding the opinion. Thereafter, the members of the Wallace board, after consideration of the factors described in the next section of this document, voted unanimously to approve the merger agreement.

     Before the opening of trading on January 17, 2003, Wallace and Moore issued a joint press release announcing the execution of the merger agreement.

WALLACE'S REASONS FOR THE MERGER; RECOMMENDATION OF WALLACE'S BOARD OF DIRECTORS

     At a special meeting held on January 16, 2003, the board of directors of Wallace determined by unanimous vote that the merger agreement and the merger are advisable and in the best interests of Wallace and its stockholders. Accordingly, the board of directors of Wallace unanimously recommends that the stockholders of Wallace vote "FOR" adoption of the merger agreement at the special meeting.


     In the course of reaching its decision to approve the merger agreement, the board of directors of Wallace consulted with management, as well as with outside legal counsel and financial advisors, and considered a number of factors, including the following factors, each of which the board of directors of Wallace considered positive:



          Industry conditions. The board of directors of Wallace observed the fact that the commercial printing and print management services industry has experienced significant consolidation in recent years. The board believed that, in the current market environment, the combined company would be able to achieve economies of scale and to serve customers more efficiently.



          Synergies. The board noted that the synergies expected from the merger should result in cost savings and revenue enhancements. The board observed the ability of the combined company to achieve improved economies of scale and thereby enhance profitability by utilizing best practices from both companies.



          Strategic alternatives. The board noted indications of interest by and a history of discussions with third parties. In addition, the board considered the potential stockholder value that could be expected to be generated from the various strategic alternatives available to Wallace, including the alternatives of continuing as an independent entity or entering into a combination with a third party. The board observed the fact that the board of directors of Wallace and management had investigated and discussed these strategic alternatives intensively over an extensive period of time. After careful consideration of its alternatives, the board believed that a business combination with Moore was the best alternative for Wallace and its stockholders.

          Complementary nature. The board of directors of Wallace considered the complementary nature of the two companies' operations and operating regions and the experience, reputation and financial strength of Moore. The board also considered the scale, scope and strength of operations of the combined company. Based on these considerations, the board reviewed the benefits that would be derived from the complementary strengths of the two companies, including growth opportunities for the combined company.



          Corporate governance. The board of directors of Wallace considered the management and corporate governance structure of the combined company. The board noted the fact that three current Wallace directors would be offered the opportunity to serve on the board of directors of Moore.



          Merger consideration and stock prices. The board of directors of Wallace observed the fact that, because the transaction is structured as a merger rather than a cash sale, the merger provides Wallace stockholders with the opportunity to participate in a larger, more competitive company. The board noted the fact that the cash/stock election feature of the merger consideration offers Wallace stockholders both the opportunity to participate in the growth and opportunities of Moore through the stock component and to realize cash for the value of their shares through the cash component, subject to proration. The board also took into consideration the current and historical market prices of Wallace common shares and Moore common shares relative to each other and relative to those of other industry participants.



          Terms and conditions of the merger agreement. The board considered the terms and conditions of the merger agreement, including provisions that allow Wallace to pursue unsolicited superior proposals and the related break-up fee and right-of-match provisions. The board also noted that a break-up fee would be payable by Moore if the transaction does not close due to a lack of financing. In addition, the board noted the availability of dissenters' rights.



          Due diligence. The board considered the positive results of the due diligence review of Moore's operations conducted by Wallace management and Wallace's financial and legal advisors.



          Tax treatment. The board considered the federal income tax benefits if the merger qualifies as a "reorganization" under Section 368(a) of the Internal Revenue Code.



          Likelihood of completion of the merger. The board considered the likelihood that the merger would be consummated, given the regulatory approvals necessary to complete the merger, and the experience, reputation and financial resources of Moore.



          Opinion of Dresdner Kleinwort Wassertein, Inc. The board evaluated the analyses and presentations of Wallace's financial advisor, DrKW, concerning financial aspects of the proposed merger and of the various strategic alternatives available to Wallace. The board took note of the opinion of DrKW that, as of the date of the opinion, and based upon and subject to the assumptions, factors and limitations in the opinion, the consideration to be paid by Moore in the merger was fair from a financial point of view to the stockholders of Wallace.



     The board of directors of Wallace weighed these positive considerations against:



     - the challenges inherent in the combination of two enterprises of the size and scope of Wallace and Moore and the possible resulting diversion of management attention for an extended period of time;



     - the risk that anticipated benefits, long-term as well as short-term, of the merger for the Wallace stockholders might not be realized;



     - the ownership intentions of Moore's largest stockholder;



     - the status of the combined company as a foreign corporation and the capital market implications; and



     - the fact that the transaction would be subject to a financing contingency.


     In addition, in considering the proposed merger, the directors of Wallace were aware of the interests of certain officers and directors in the merger described under "Interests of Wallace Directors and Executive Officers in the Merger" beginning on page --.

     The foregoing discussion of the factors considered by the board of directors of Wallace is not intended to be exhaustive, but includes the material factors considered by the board of directors of Wallace. In view of the wide variety of factors considered by the board in connection with its evaluation of the merger and the complexity of these matters, the board of directors of Wallace did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. The board of directors of Wallace conducted a discussion of the factors described above, including asking questions of Wallace's management and Wallace's outside advisors.

     The board of directors of Wallace reached a unanimous consensus that the merger was in the best interests of Wallace and its stockholders. In considering the factors described above, individual members of the board of directors of Wallace may have given different weights to different factors. It should be noted that this explanation of the factors considered by the board of directors of Wallace is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Forward-Looking Statements" beginning on page --.

OPINION OF WALLACE'S FINANCIAL ADVISOR

     DrKW's Role. Wallace retained DrKW to act as its financial advisor in connection with the proposed merger with Moore. On January 16, 2003, DrKW delivered to the Wallace board of directors its opinion, as of that date and based upon and subject to the assumptions, factors and limitations set forth in a written opinion and described below, that the consideration to be paid by Moore in the merger was fair to the stockholders of Wallace from a financial point of view.

     The full text of DrKW's written opinion, dated January 16, 2003 is attached to this document as Appendix B and is incorporated into this document by reference. The discussion of the DrKW opinion in this section is qualified in its entirety by reference to the opinion itself. You should read the opinion carefully in its entirety in conjunction with this document and should carefully consider the assumptions made, the matters considered and the limits of the review undertaken by DrKW.

     While DrKW rendered its opinion and provided certain analyses to the Wallace board of directors, DrKW was not requested to and did not make any recommendation to the Wallace board of directors as to the specific form or amount of the consideration to be received by the Wallace stockholders in the proposed merger with Moore, which was determined through negotiations between Wallace and Moore. DrKW's written opinion, which was delivered solely for use and considered by the Wallace board of directors, is directed only to the fairness, from a financial point of view, of the proposed consideration to be paid by Moore in the proposed transaction and does not express any views on any other terms of the merger. The opinion does not address the value of a Moore common share or Wallace common share, does not address Wallace's underlying business decision to participate in the merger and does not constitute a recommendation to any Wallace stockholder as to how a stockholder should vote with respect to the merger or any matter related to the merger.

     DrKW's opinion to the Wallace board of directors was one of many factors taken into consideration by the Wallace board of directors in making its determination to proceed with the merger and to recommend to the Wallace stockholders approval of the merger. Consequently, the analyses of the DrKW opinion described below should not be viewed as determinative of the recommendation of the Wallace board of directors with respect to the merger.

     In arriving at its opinion, DrKW reviewed, analyzed and relied upon material relating to the financial and operating condition and prospects of Wallace and Moore and material prepared in connection with the proposed merger. These materials included, among other things:

     - a draft of the merger agreement, dated January 16, 2003;

     - historical business and financial information relating to Wallace and Moore for recent years and interim periods; and

     - internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of Wallace and Moore and provided to DrKW for purposes of its analyses (the prospective financial forecasts, analyses and projections prepared by or on behalf of Wallace and Moore are referred to in this document as the "Prospective Management Financial Information").

     DrKW also met with members of the respective managements of Wallace and Moore to review and discuss, among other matters, Wallace's and Moore's respective business, operations, assets, financial condition and future prospects.

     In addition, DrKW:

     - reviewed financial and stock market data relating to Wallace and Moore and compared such financial and stock market data with similar data for certain other companies, the securities of which are publicly traded, that DrKW selected as being possibly relevant or comparable in certain respects to Wallace or Moore, or one or more of their respective businesses or assets; and

     - reviewed the financial terms of selected recent acquisitions and business combination transactions in the form and label and commercial print industries specifically, and in other industries generally, that DrKW selected as being reasonably comparable to the merger, or otherwise relevant to its inquiry.

     DrKW also performed such other financial studies, analyses, and investigations and reviewed such other information as DrKW considered appropriate for purposes of its opinion.

     Assumptions and Limitations. In its review and analysis and in formulating its opinion, DrKW assumed and relied without independent verification upon, among other things:

     - the accuracy and completeness of all of the historical financial and other information provided to or discussed with DrKW or publicly available; and

     - the reasonableness and accuracy of the financial projections, forecasts and analyses provided to DrKW, including estimates of savings and other operating efficiencies expected to result from the completion of the merger.

     Furthermore, DrKW assumed all such projections, forecasts and analyses provided to it were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of Wallace's and Moore's management. DrKW expresses no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they were based. In addition, DrKW did not review any of the books and records of Wallace or Moore, or assume any responsibility for conducting a physical inspection of the properties or facilities of Wallace or Moore, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of Wallace or Moore, and no such independent valuation was provided to DrKW.

     DrKW also assumed that obtaining all regulatory and other approvals and third party consents required for the completion of the merger will not have an adverse impact on Wallace or Moore or on the anticipated benefits of the merger, and DrKW assumed that the transactions described in the merger agreement will be completed without waiver or modification of any of the material terms or conditions contained therein by any party thereto. DrKW's opinion is necessarily based on economic and market conditions and other circumstances as they existed and could be evaluated by DrKW as of January 16, 2003. DrKW did not express any opinion as to the prices at which any securities of Wallace or Moore will actually trade at any time.

     DrKW did not contact all potential merger partners for Wallace. Instead, DrKW contacted a limited number of parties as directed by the Wallace board of directors.

     In arriving at its opinion, DrKW performed quantitative analyses and considered a number of factors. However, the preparation of an opinion as to the fairness of a transaction from a financial point of view involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the applications of those methods to the particular circumstances. Therefore, this type of opinion is not easily summarized. Furthermore, in arriving at its opinion, DrKW did not attribute any relative weight to any analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, DrKW believes that its analysis must be considered as a whole and that considering any portion of these analyses or the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion.

     Valuation Analysis. In performing its analysis, DrKW used and reviewed with the Wallace board of directors four principal valuation methodologies: (1) discounted cash flow analysis, (2) comparable publicly traded companies analysis, (3) comparable transaction analysis and (4) stock price premium analysis. These valuation analyses and various other analyses performed by DrKW are summarized below. Each of the members of the Wallace board of directors viewed these valuation analyses differently and made an individual judgment regarding the weight to be applied to each analysis. In general, the various analyses aided the Wallace board of directors in concluding that the value of the Moore offer was fair to and in the best interests of the Wallace stockholders.

     The following table summarizes the four principal valuation methodologies and the implied equity values per share. THIS TABLE SHOULD BE READ TOGETHER WITH THE MORE DETAILED DISCUSSION, DESCRIPTIONS AND LIMITATIONS SET FORTH IN THIS SECTION. In particular, in applying the various valuation methodologies to the particular businesses, operations and prospects of Wallace or Moore, and the particular circumstances of the transaction, DrKW made qualitative judgments as to the significance and the relevance of each analysis. In addition, DrKW made assumptions as to potentially important matters and limited its analysis and opinion. These assumptions are described on page -- of this document. Accordingly, the methodologies and the implied multiples of the transaction price, at an assumed price of $25.52 per Wallace share based upon the Moore closing price of $10.59 on January 15, 2003, compared to various financial criteria derived from these methodologies and implied multiples set forth in the table, must be considered as a whole and in the context of the narrative description of the financial analyses, including the assumptions underlying these analyses. Considering the implied multiples set forth in the table without considering the full narrative description of the financial analyses, including the assumptions underlying these analyses and limitations on the scope of the analyses, could create a misleading or incomplete view of the process underlying, and conclusions represented by, the DrKW opinion.

                                              SUMMARY DESCRIPTION OF        IMPLIED WALLACE EQUITY
VALUATION METHODOLOGY                          VALUATION METHODOLOGY          VALUATION PER SHARE
---------------------                         ----------------------        ----------------------
Discounted Cash Flows                       Net present valuation based        $20.00 -- $27.00
                                            on the Prospective
                                            Management Financial
                                            Information using varying
                                            assumed EBITDA terminal
                                            value multiples and
                                            discount rates
Comparable Companies without and with       Equity and enterprise           Without Control Premium
25.0% Control Premium                       valuation based on trading         $20.00 -- $22.00
                                            multiples relative to
                                            historical performance,          With Control Premium
                                            analysts' consensus                $25.00 -- $27.50
                                            estimates and publicly
                                            available financial and
                                            stock market information of
                                            selected comparable
                                            companies

                                              SUMMARY DESCRIPTION OF        IMPLIED WALLACE EQUITY
VALUATION METHODOLOGY                          VALUATION METHODOLOGY          VALUATION PER SHARE
---------------------                         ----------------------        ----------------------
Comparable Transactions                     Equity and enterprise              $20.00 -- $24.00
                                            valuation based on
                                            consideration paid in
                                            selected comparable
                                            transactions relative to
                                            publicly available
                                            historical financial
                                            information of the selected
                                            target companies
Stock Price Premiums Paid                   Premium of the offer prices        $24.00 -- $26.00
                                            over the trading prices
                                            before the announcement of
                                            selected comparable size
                                            transactions and publicly
                                            available financial
                                            information

     For purposes of this section, enterprise value is defined as the equity value plus debt minus cash. LTM is defined as the last twelve months of results as reported in SEC filings available before the announcement of the transaction. For the selected comparable companies, CY 2002 are the estimated calendar year 2002 results based on First Call estimates, research reports and Valueline and CY 2003 are the estimated calendar year 2003 results based on First Call estimates, research reports and Valueline. For Wallace and Moore, CY 2002 and CY 2003 are based on management estimates.

     Discounted Cash Flow Analysis. DrKW performed a discounted cash flow analysis of Wallace based, in part, on the Prospective Management Financial Information. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of a business by estimating the future free cash flows (before the payment of interest) that would be generated according to the projections for such business and discounting such aggregate results back to a present value. For a business that is not expected to cease operations at the end of the projection period, an estimate of the value of all subsequent cash flows is made by capitalizing a particular operating result (usually EBITDA) for the final year of the projections period at a multiple that is derived by reviewing the multiples at which comparable companies trade in the market and/or were purchased in recent transactions. In connection with this analysis and in addition to the assumptions on pages -- of this document, DrKW made various assumptions and applied valuation parameters that it deemed appropriate. DrKW used discount rates of 10%, 10.5% and 11%. Based on comparable company trading multiples, DrKW used EBITDA terminal value multiples of 4.5x, 5.5x and 6.5x.

     Using this discounted cash flow analysis and the foregoing assumptions, DrKW calculated a range of implied equity values per share of Wallace specified in the following table.

                                                            EBITDA TERMINAL VALUE MULTIPLE
                                                           --------------------------------
DISCOUNT RATE                                                4.5X        5.5X        6.5X
-------------                                              --------    --------    --------
10.00%...................................................   $21.06      $24.64      $28.22
10.50%...................................................   $20.54      $24.02      $27.50
11.00%...................................................   $20.03      $23.42      $26.81

     Based on the foregoing range of values, DrKW derived an implied equity valuation per share for Wallace of between $20.00 and $27.00, which DrKW compared to an assumed transaction price of $25.52 per Wallace share based upon the Moore closing price of $10.59 on January 15, 2003.

     Comparable Companies Analysis. DrKW reviewed and compared selected financial information relating to Wallace to corresponding financial information for several comparable companies whose securities are publicly traded. A comparable companies analysis is a widely-used valuation methodology in which the value of a company is determined based upon the trading multiples of comparable publicly-traded companies. DrKW reviewed the following comparable companies in the form and label and commercial print industries, noting that DrKW believed that the form and label and commercial print industries were the closest industries to which Wallace's business could be compared: Banta Corporation, Consolidated Graphics Inc., Ennis Business Forms, Inc., New England Business Services, Inc. and Standard Register Co.


     For each of the comparable companies, DrKW calculated, among other things, the following public market multiples:

     - equity value as a multiple of (i) net income and (ii) book value; and

     - enterprise value as a multiple of (i) net sales, (ii) EBITDA and (iii) EBIT.

     The following tables set forth information concerning the mean and median multiples for the selected comparable companies:

                  COMPARABLE COMPANY TRADING MULTIPLES -- LTM

                                            EQUITY VALUE             ENTERPRISE VALUE
                                          AS A MULTIPLE OF:          AS A MULTIPLE OF:
                                       -----------------------   -------------------------
                                       NET INCOME   BOOK VALUE   NET SALES   EBITDA   EBIT
                                       ----------   ----------   ---------   ------   ----
Mean.................................    15.5X         2.1X        0.7X       5.7X    9.6X
Median...............................    14.4X         2.0X        0.7X       5.9X    8.7X

                COMPARABLE COMPANY TRADING MULTIPLES -- CY 2002

                                            EQUITY VALUE             ENTERPRISE VALUE
                                          AS A MULTIPLE OF:          AS A MULTIPLE OF:
                                       -----------------------   -------------------------
                                       NET INCOME   BOOK VALUE   NET SALES   EBITDA   EBIT
                                       ----------   ----------   ---------   ------   ----
Mean.................................    15.0X         1.9X        0.7X       5.5X    9.3X
Median...............................    15.0X         1.8X        0.6X       5.6X    8.9X

                COMPARABLE COMPANY TRADING MULTIPLES -- CY 2003

                                            EQUITY VALUE             ENTERPRISE VALUE
                                          AS A MULTIPLE OF:          AS A MULTIPLE OF:
                                       -----------------------   -------------------------
                                       NET INCOME   BOOK VALUE   NET SALES   EBITDA   EBIT
                                       ----------   ----------   ---------   ------   ----
Mean.................................    13.0X         1.6X        0.6X       5.1X    8.4X
Median...............................    12.7X         1.5X        0.6X       5.2X    8.5X

     Based on the foregoing multiples, DrKW derived an implied equity valuation per share for Wallace of between $20.00 and $22.00 and, after applying a control premium, of between $25.00 and $27.50, which DrKW compared to an assumed transaction price of $25.52 per Wallace share based upon the Moore closing price of $10.59 on January 15, 2003.


     Comparable Transactions Analysis. DrKW reviewed the financial terms, to the extent publicly available, of 41 acquisition transactions in the form and label and commercial print industries that it deemed relevant in order to utilize such publicly available financial terms, including implied transaction multiples of those transactions, to derive an implied equity valuation for Wallace.


     Using publicly available information, DrKW calculated, among other things, the following public market multiples:

     - enterprise value as a multiple of (i) net sales, (ii) EBITDA and (iii) EBIT; and

     - equity value as a multiple of (i) net income and (ii) book value.

     The following table sets forth information concerning the mean and median multiples for the selected acquisition transactions:

               SELECTED COMPARABLE TRANSACTIONS MULTIPLES -- LTM

                                           ENTERPRISE VALUE             EQUITY VALUE
                                           AS A MULTIPLE OF:          AS A MULTIPLE OF:
                                       -------------------------   -----------------------
                                       NET SALES   EBITDA   EBIT   NET INCOME   BOOK VALUE
                                       ---------   ------   ----   ----------   ----------
Mean.................................    0.8X       6.6X    9.8X     15.9X         2.0X
Median...............................    0.8X       6.5X    8.9X     16.2X         1.9X

     Based on the foregoing multiples, DrKW derived an implied equity valuation per share for Wallace of between $20.00 and $24.00, which DrKW compared to an assumed transaction price of $25.52 per Wallace share based upon the Moore closing price of $10.59 on January 15, 2003.

     Stock Price Premiums Analysis. DrKW reviewed 54 transactions announced between January 1, 2000 and January 8, 2003 involving mergers of publicly-held companies with a transaction value ranging from $500 million to $1,500 million to derive a median of premiums paid over the public trading prices one month, one week and one day before the announcement of each transaction in order to compare the premiums paid in those transactions to the implied premium of the merger as computed using the Moore and Wallace share prices at the close of business on January 15, 2003. The medians were derived for all transactions in the selected group and for all cash and cash/stock mixed transactions in the selected group. The following table presents the premiums:

                                                                          MEDIAN FOR SELECTED
                                                         MEDIAN FOR ALL        CASH AND
                                                            SELECTED        CASH/STOCK MIX
                                                          TRANSACTIONS       TRANSACTIONS
                                                         --------------   -------------------
1 Day Premium to Target Price..........................       15.9%              18.6%
1 Week Premium to Target Price.........................       16.5%              18.4%
1 Month Premium to Target Price........................       20.5%              22.2%

     Based on the foregoing premiums, DrKW derived an implied equity valuation per share for Wallace of between $24.00 and $26.00, which DrKW compared to an assumed transaction price of $25.52 per Wallace share based upon the Moore closing price of $10.59 on January 15, 2003.

     In addition to the foregoing valuation analyses, DrKW performed a number of additional financial analyses, including:

     Pro Forma Earnings Analysis. DrKW also analyzed the potential effect of the merger on the projected combined net income of Wallace and Moore for the calendar years ended 2003, 2004 and 2005. DrKW observed that, based on the consideration provided for in the merger agreement and the Prospective Management Financial Information, but not including the estimates of potential cost savings and synergies prepared by the managements of Wallace and Moore, the merger was accretive to Moore's earnings per share for the calendar years ended 2003, 2004 and 2005.

     Moore Analysis. DrKW performed a discounted cash flow analysis, comparable publicly traded companies analysis, comparable transaction analysis and stock price premium analysis of Moore. Based on such analyses, DrKW derived an implied equity valuation per share for Moore of between $8.00 and $16.50 which DrKW compared to the January 15, 2003 Moore closing price of $10.59.

     General Information. No company or transaction used in the foregoing analyses is identical to Moore, Wallace or the transactions contemplated by the merger agreement. The analyses described above were performed solely as a part of the analytical process utilized by DrKW in connection with its analysis of the transactions and do not purport to be appraisals or to reflect the prices at which a company might actually be sold. DrKW's opinion is based on information available to DrKW and the facts and circumstances as they existed and were subject to evaluation on the date of this opinion. Events occurring after that date could materially affect the assumptions used in preparing the opinion. DrKW has not undertaken and is not obligated to affirm or revise its opinion or otherwise comment on any events occurring after the date its opinion was given.

     DrKW is an internationally recognized investment banking and advisory firm. DrKW, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of its business, it may actively trade the debt and equity securities of Wallace and Moore for its own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.


     In the past DrKW has performed various investment banking services for Wallace for which it has been paid customary fees. In an engagement letter dated May 1, 2002, as amended on January 16, 2003, Wallace agreed to pay DrKW the following fees for its services as a financial advisor in connection with the merger:



     - a fixed financial advisory fee of $75,000, which was payable on the date Wallace executed the engagement letter and which will be credited against the success fee;



     - a success fee, payable upon closing of the merger, calculated as the sum of 2% of the aggregate consideration up to $25 million paid by Moore in connection with the merger, 1.5% of the aggregate consideration between $25 million and $50 million, 1.2% of the aggregate consideration between $50 million and $100 million, 1% of the aggregate consideration between $100 million and $250 million, 0.75% of the aggregate consideration between $250 million and $500 million, 0.45% of the aggregate consideration between $500 million and $750 million and 0.25% of the aggregate consideration greater than $750 million; and



     - a break-up fee, payable after Wallace's receipt of a so called "break-up," "termination" or other fee following or in connection with the termination or abandonment of the merger, calculated as 25% of the aggregate "break-up," "termination" or other fee received by Wallace (excluding any amount characterized as expense reimbursement), a portion of which will be credited against any success fee subsequently paid to DrKW.


     Accordingly, a significant portion of the fee to be paid to DrKW is contingent upon the closing of the merger. Based upon the assumed transaction price of $25.52 per Wallace share based upon the Moore closing price of $10.59 on January 15, 2003 and the Wallace debt balance as of December 31, 2002, the total fee paid to DrKW would have been approximately $7.35 million. Additionally, Wallace has agreed to reimburse DrKW for reasonable out-of-pocket expenses, including, without limitation, reasonable fees and disbursements of DrKW's legal counsel, and has also agreed to indemnify DrKW and certain related persons against certain liabilities, including liabilities under the federal securities laws, related to or arising out of its engagement.

MOORE'S REASONS FOR THE MERGER


     Moore believes that the merger presents a unique opportunity to combine and expand two complementary print management solutions companies. In the course of making its decision to approve the merger, the board of directors of Moore consulted with Moore's management as well as its financial advisors and outside legal counsel, and considered a number of generally positive factors, including the following:


     Strategic growth. The acquisition of Wallace will provide Moore with the ability to capitalize upon Moore's and Wallace's combined management strength, geographic reach, complementary products and services that may be sold by each company's respective sales force, and technology infrastructures. After the merger is completed, the combined company will be a world leader in the printing industry, with a strong customer base and a diversified manufacturing platform from which to grow.

     Synergies. The synergies expected from the merger should result in expense savings and revenue enhancements. Management expects post-closing synergies of at least $50,000,000 on an annualized basis from asset rationalization, elimination of redundant overhead and duplicate technology expenditures, procure-ment savings and the opportunity to leverage a more comprehensive product offering to its broader customer base.

     Trends in the print management solutions industry. The current environment and trends in the print management solutions industry, including the advantage that large companies have in such an environment and that the increased size and scope of the combined company would place it in a better position to take advantage of growth opportunities, achieve economies of scale and serve customers more efficiently.

     Effect on financial performance. The opportunity to offer Moore's products to Wallace's customer base, and the ability to offer Wallace's products to Moore's customer base is expected to enhance revenue growth. Management's view that, assuming the projected synergies are realized, the combined company is expected to realize significant operating margin improvement and the merger is expected to be immediately accretive to earnings. Also, the combined company is expected to generate substantial free cash flow which is expected to provide the combined company with financial resources to further invest in its business.


     Consideration in comparable transactions; share prices. The consideration paid in comparable transactions in the printing industry and the Moore board's resulting view that, with Moore shareholders owning approximately 72% of the combined company, the merger is fair to, and in the best interests of, Moore's shareholders. In connection with its review, the Moore board also took note of the historical and current market prices of Moore common shares and Wallace common shares and the potential for increased shareholder value based on management's financial projections for the combined company.



     Directors. The fact that three of Wallace's current directors will be afforded the opportunity to serve on Moore's board of directors following the merger which could help facilitate the integration of the businesses of Wallace and Moore.



     Continuity. The continuity resulting from the ability of Moore to maintain its management and corporate structure, including retention of all of its directors and the chief executive officer position.



     Due diligence. The positive reports of management and outside advisors concerning the operations, financial condition and prospects of Wallace.



     Merger agreement. The terms and conditions of the merger agreement, including the condition that Moore is not obligated to close the merger if it does not obtain the requisite financing for the transaction.


     Regulatory approvals and clearances. The expectation that the regulatory approvals and clearances necessary to complete the merger would be obtained.


     Wallace stockholder approval. The expectation that the required Wallace stockholder approval would be obtained.



     The Moore board of directors weighed these advantages and opportunities against a number of generally negative factors, including the following:



     Execution Risk. The challenges inherent in the combination of two business enterprises of the size and scope of Moore and Wallace and the possible resulting diversion of management attention for an extended period of time.



     Financing The additional indebtedness resulting from Moore's borrowing of funds needed for the cash portion of the consideration and for transaction costs, on both a short and long-term basis, and the possible negative impact of the borrowing on such things as possible funding needs for potential future transactions, capital expenditures and Moore's financial strength and credit ratings.



     Merger Agreement The fact that Moore is obligated to pay all of the charges and expenses incurred by Wallace in connection with the merger agreement up to a maximum amount of $5,000,000 and pay Wallace a cash fee of $22,500,000 if the merger agreement is terminated by Wallace based on:



     - Moore not entering into definitive financing agreements by August 29, 2003 and a reason definitive financing agreements have not been entered into is not the existence of a material adverse effect on Wallace, or

     - five business days notice given any time after the tenth business day following satisfaction of all of the conditions to the merger, other than the financing condition.



     Dilution of Existing Moore Shareholders. The fact that as a result of the issuance of Moore common shares in the merger, Moore's existing shareholders will experience a degree of dilution in their ownership of Moore, since the former Wallace stockholders will own approximately 28% of combined company.


     The Moore board realized that there can be no assurance about future results, including results expected or considered in the factors listed above. The Moore board concluded, however, that the potential positive factors outweighed the potential risks of completing the merger.

     The foregoing discussion of the information and factors considered by the Moore board of directors is not exhaustive, but includes all material factors considered by the Moore board. In view of the wide variety of factors considered by the Moore board in connection with its evaluation of the merger and the complexity of such matters, the Moore board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the Moore board of directors may have given different weight to different factors. It should be noted that this explanation of the Moore board's reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading "Forward-Looking Statements" beginning on page -- .

     At a special meeting held on January 16, 2003, after due consideration with financial and legal advisors, the Moore board of directors unanimously approved the merger agreement.

INTERESTS OF WALLACE DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     When considering the recommendation of the board of directors of Wallace, you should be aware that some of the directors and executive officers of Wallace have interests in the merger that are different from, or are in addition to, your interests as a Wallace stockholder. These interests, to the extent material, are described below. The Wallace board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

 Options

     From time to time Wallace has granted options to purchase Wallace common shares to its executive officers and directors. The merger agreement provides that prior to the closing of the merger each outstanding option to purchase Wallace common shares, whether or not exercisable at the time, will be cancelled and converted into the right to receive an amount in cash equal to the product of (i) the total number of shares subject to the option and (ii) the excess of the per share cash consideration to be received by Wallace stockholders who elect to receive cash in the merger over the exercise price per share subject to the option, less applicable taxes. The per share cash consideration will be an amount equal to: (i) $14.40 plus (ii) the product of 1.05 multiplied by the average of the high and low sales prices per Moore common share on the last trading day immediately preceding the closing date of the merger.


     The following table gives details, as of March 19, 2003, regarding the aggregate number of options held by each individual who has served as an executive officer of Wallace at any time since August 1, 2001, as well as the average exercise price for those options. This table excludes information for options with an exercise price that is greater than $25.58, which amount represents the average merger consideration per Wallace common share based on the trading price per Moore common share as of the date of the execution of the merger agreement:

                                                     AGGREGATE NUMBER OF SHARES   AVERAGE EXERCISE PRICE
NAME                                                     SUBJECT TO OPTIONS          OF OPTIONS HELD
----                                                 --------------------------   ----------------------
Vicki L. Avril.....................................           170,000                     $18.24
James D. Benak.....................................            45,000                     $17.55
Thomas G. Brooker(1)...............................           106,666                     $16.68
Michael O. Duffield(2).............................           426,000                     $16.79
Douglas W. Fitzgerald(3)...........................            86,000                     $16.22
M. David Jones.....................................           150,000                     $15.63
Robert J. Kelderhouse..............................            56,000                     $17.13
James E. Kersten(4)................................            91,000                     $17.70
Charles H. Kwon....................................            50,000                     $17.31
Wayne E. Richter(5)................................           159,999                     $16.60
Lori G. Roberts....................................            50,000                     $17.81

---------------

(1) The information provided excludes the following options granted to Mr.
    Brooker: 3,880 shares at $26.88; 720 shares at $26.88; 15,000 shares at $27.25; 5,876 shares at $28.94; 5,524 shares at $28.94; 3,993 shares at
    $33.25; and 3,007 shares at $33.25.

(2) The information provided excludes the following options granted to Mr.
    Duffield: 11,380 shares at $26.88; 3,720 shares at $26.88; 40,000 shares at $27.25; 19,282 shares at $28.94; 3,518 shares at $28.94; 11,993 shares at
    $33.25; and 3,007 shares at $33.25.

(3) The information provided excludes the following options granted to Mr.
    Fitzgerald: 464 shares at $26.88; 3,536 shares at $26.88; 7,000 shares at $27.25; 4,000 shares at $28.94; 560 shares at $31.88; and 3,440 shares at
    $31.88.

(4) The information provided excludes the following options granted to Mr.
    Kersten: 3,000 shares at $26.88; 7,000 shares at $27.25; 2,000 shares at $28.94; 1,169 shares at $33.25; and 3,831 shares at $33.25.

(5) The information provided excludes the following options granted to Mr.
    Richter: 3,880 shares at $26.88; 3,720 shares at $26.88; 15,000 shares at $27.25; 6,146 shares at $28.94; 3,454 shares at $28.94; 3,993 shares at
    $33.25; and 3,007 shares at $33.25.


     The following table gives details, as of March 19, regarding the aggregate number of options held by each individual who has served as a non-employee director of Wallace at any time since August 1, 2001, as well as the average exercise price for those options. This table excludes information for options with an exercise price that is greater than $25.58, which amount represents the average merger consideration per Wallace common share based on the trading price per Moore common share as of the date of the execution of the merger agreement:


                                                     AGGREGATE NUMBER OF SHARES   AVERAGE EXERCISE PRICE
NAME                                                     SUBJECT TO OPTIONS          OF OPTIONS HELD
----                                                 --------------------------   ----------------------
William J. Devers, Jr..............................             8,000                     $16.09
Bettye Martin Musham...............................             8,000                     $19.33
Andrew McKenna, Jr.................................            10,000                     $19.17
John C. Pope(1)....................................            10,000                     $19.17
Michael T. Riordan.................................             8,000                     $18.46
Neele E. Stearns, Jr.(2)...........................            30,000                     $13.85

---------------

(1) The information provided excludes the following options granted to Mr. Pope:
    2,000 shares at $29.75; and 2,000 shares at $39.19.

(2) The information provided excludes the following options granted to Mr.
    Stearns: 2,000 shares at $29.75; and 2,000 shares at $39.19.

 Director Retainer Fee Plan and Executive Incentive Plan

     Under Wallace's Director Retainer Fee Plan, Wallace's non-employee directors receive all or a portion of their annual retainer fee, chairperson fees and meeting fees in Wallace common shares in lieu of cash. The Director Retainer Fee Plan also allows directors to elect to defer the receipt of their fees payable in Wallace common shares. Wallace also maintains deferred share accounts for certain executive officers who were participants in the Executive Incentive Plan. Under the Executive Incentive Plan, executives were eligible to receive an award of deferred shares, with a value that could not exceed two-thirds of their annual cash bonus at the time of the award. No new awards have been made under the Executive Incentive Plan since 2000.

     The merger agreement provides that, as of the closing, any non-employee director who holds a right to receive a deferred Wallace common share under the Director Retainer Fee Plan, and any employee of Wallace who holds a right to receive a deferred Wallace common share under the Executive Incentive Plan, will have that right converted into the right to receive, at the non-employee director's or employee's option, either (1) the per share cash consideration described above, or (2) the per share common share consideration, calculated as the number of Moore common shares equal to (i) 1.05 plus (ii) the quotient of
14.40 divided by the average of the high and low sales prices per Moore common share on the last trading day immediately preceding the closing date of the merger. The right of the participating non-employee director or employee to receive the per share cash consideration or the per share common share consideration will not be accelerated, however, and these benefits will be received in accordance with the schedule for payment of benefits under the terms of the Director Retainer Fee Plan or the Executive Incentive Plan, as applicable. Any cash received will be credited with interest until it is paid.

     As of January 1, 2003, the following non-employee directors held the following number of deferred shares under the Director Retainer Fee Plan: John
C. Pope: 9,269.2; and Michael T. Riordan: 3,517.7. As of January 1, 2003, the following executive officers held the following number of deferred shares under the Executive Incentive Plan: Thomas G. Brooker: 3,417.3; Michael O. Duffield:
10,406.0; Douglas W. Fitzgerald: 4,843.7; Robert J. Kelderhouse: 2,393.9; James
E. Kersten: 14,255.5; and Wayne E. Richter: 3,526.4.

     Wallace amended the Director Retainer Fee Plan to provide for the payment of appropriate directors' fees for calendar year 2003 solely in cash no later than 10 days following the completion of the merger.

 Other Director Fees

     John C. Pope, a member of the Wallace board of directors, will receive additional director fees of $60,000 in recognition of the significant time devoted to the merger by Mr. Pope in his capacity as a Wallace director. This fee will be paid whether or not the merger is completed.

 Change of Control and Severance Agreements

     Wallace entered into a severance agreement with M. David Jones, its Chairman and Chief Executive Officer, on November 27, 2000, and a change of control agreement with Michael O. Duffield, its President and Chief Operating Officer, on September 9, 1998. These agreements provide for the payment of compensation and benefits in the event of termination of employment within the two-year period following a "change of control" (as defined in the relevant agreement) of Wallace. The closing of the merger will be a change of control under Mr. Jones' severance agreement, and the approval of the merger by Wallace stockholders will constitute a change of control under Mr. Duffield's change of control agreement.

     Under his severance agreement, Mr. Jones may elect to terminate his services during the two-year period following the closing of the merger if (i) Wallace assigns duties materially inconsistent with Mr. Jones' position, duties, responsibilities or status or Wallace changes Mr. Jones' reporting responsibilities, title or office from that which was in effect immediately prior to the change of control; (ii) Wallace reduces

Mr. Jones' annual salary or bonus opportunity from that which existed immediately prior to the change of control; (iii) Wallace requires Mr. Jones to be based more than 50 miles from his current office; (iv) Wallace fails to continue in effect any employee benefit plan or compensation plan in which Mr. Jones is participating immediately prior to the change of control (unless Mr. Jones is provided with substantially comparable benefits); or (v) Wallace fails to obtain an agreement from any successor entity whereby the successor entity agreed to assume Wallace's obligations under Mr. Jones' severance agreement. Mr. Jones may also elect to terminate his services for any reason during the 30-day period following the twelfth month after a change of control.

     Under his change of control agreement, Mr. Duffield may elect to terminate his services during the two-year period following a change of control (which includes the approval of the merger by Wallace stockholders) if (i) Wallace fails to continue to employ Mr. Duffield in the same capacity in which he was employed immediately prior to the change of control; (ii) Wallace impedes or otherwise fails to permit Mr. Duffield to exercise fully and properly his duties and responsibilities; (iii) Wallace fails to pay Mr. Duffield's base salary or award to him an annual bonus when due; (iv) Wallace requires Mr. Duffield to be based more than 50 miles from his current office; or (v) Wallace otherwise fails to comply with the terms of the change of control agreement. Mr. Duffield may also elect to terminate his services for any reason during the 30-day period following the sixth month after the completion of the merger.

     In the event that within two years after the change of control Wallace terminates either Mr. Jones' or Mr. Duffield's employment without "cause" (as defined in their respective severance and change of control agreements) or either executive elects to terminate his services under the circumstances described above, the executive will be entitled to a termination payment equal to the sum of:

     - all accrued amounts including a pro rata portion of the target annual bonus for the year of termination; and

     - a lump-sum severance amount equal to two times the executive's base annual salary plus two times the executive's target annual bonus in effect immediately prior to the change of control.

     In addition, Mr. Jones' medical benefits will be continued for up to three years. Mr. Duffield's employee benefits will be continued for up to two years, and he will also receive certain outplacement services and a significant increase in his supplemental retirement benefit. In addition, in the event that the termination payment or any other amounts payable to either executive or certain of their beneficiaries is subject to the excise tax imposed on "golden parachute" payments, or any similar tax or assessment, Wallace will pay to the executive an additional amount to offset any excise taxes and any other taxes resulting from the additional payment.


     Assuming a termination promptly following the closing of the merger under circumstances entitling Mr. Jones and Mr. Duffield to severance benefits under their severance and change of control agreements, the aggregate value of the payments and benefits to be received by Mr. Jones would be $2,612,429, (consisting of severance payments of $1,680,000, amounts payable to offset excise and additional taxes of $673,506 and other benefits of $258,923) resulting in an estimated aggregate after-tax benefit to Mr. Jones of approximately $1,104,217, and the aggregate value of the payments and benefits to be received by Mr. Duffield would be $13,149,264, (consisting of severance payments of $1,488,000, a supplemental retirement benefit of $5,898,494, amounts payable to offset excise and additional taxes of $4,154,856 and other benefits of $1,607,914) resulting in an estimated aggregate after-tax benefit to Mr. Duffield of approximately $5,122,315. These amounts include all benefits these executives would receive upon termination, including benefits to be received under the Deferred Compensation/Capital Accumulation Plans for Employees described below but excluding the value of cashed-out options described above.


 Executive Severance Pay Plan

     Wallace has in place an Executive Severance Pay Plan that covers certain of its executive officers as either "Level I" or "Level II" participants. Of those individuals who have served as Wallace executive officers since August 1, 2001, eight are Level II participants, and one is a Level I participant. If a participant's employment with Wallace is terminated during the two-year period following the occurrence of a "change of control" by Wallace without "cause" or by the participant with "good reason" (as each term is defined in the Executive Severance Pay Plan), the Executive Severance Pay Plan provides for that participant to receive:

     - all accrued amounts including a pro rata portion of the target annual bonus for the year of termination;

     - one (if the participant is a Level I participant) or two (if the participant is a Level II participant) times the participant's annual compensation (base salary and target bonus), subject to certain additions or reductions as described in the Executive Severance Pay Plan;

     - outplacement services; and

     - medical and certain other benefits, including, under certain circumstances in the case of a Level II participant, reimbursement of certain excise and other taxes associated with "golden parachute" payments.

     The closing of the merger will be a "change of control" under the Executive Severance Pay Plan.


     Assuming a termination promptly following the closing of the merger under circumstances entitling each of the executive officers to severance and other benefits, the aggregate value of the payments and benefits to be received by all executive officers, other than Mr. Jones and Mr. Duffield, as a group would be $9,936,957, resulting in an estimated aggregate after-tax benefit to such executive officers of approximately $4,663,512. These amounts include all benefits the executive officers would receive upon termination, including benefits to be received under the Deferred Compensation/Capital Accumulation Plans for Employees described below but excluding the value of cashed-out options described above.


 Deferred Compensation/Capital Accumulation Plans for Employees

     Under certain of the Deferred Compensation/Capital Accumulation Plans for Employees, if a participant's employment terminates under certain circumstances following a "material change", the interest rate credited in the calculation of the participant's benefit shall be higher than the interest rate that would have been credited in connection with such a termination prior to a material change. A participant in or beneficiary of the Deferred Compensation/Capital Accumulation Plans for Employees may also elect, at any time following a material change, to receive an immediate lump-sum payment equal to the accumulated value of his or her deferral amount, reduced by a penalty equal to ten percent of the accumulated value of the deferral amount. The closing of the merger will constitute a "material change" under the Plans.

 Wallace Computer Services Benefit Trust

     Upon the closing of the merger, the Wallace Computer Services Benefit Trust must be funded to provide for the payment of benefits under the Deferred Compensation/Capital Accumulation Plans for Employees and for the payment of certain amounts under Mr. Duffield's change of control agreement.

 Indemnification and Insurance

     Moore has agreed in the merger agreement to honor, after the merger is complete, all rights to indemnification for all directors and officers of Wallace that existed before the merger under Wallace's organizational documents or any indemnification agreement. In addition, Moore will maintain Wallace's current officers' and directors' liability insurance for a period of six years following the closing at an annual premium of up to 300% of the cost of the last annual premium paid before the execution of the merger agreement.

 Membership on the Moore Board of Directors


     Consistent with its commitment in the merger agreement, Moore has nominated, at its 2003 annual meeting, Messrs. --, -- and --, all current directors of Wallace, to serve as directors of Moore with a term commencing upon completion of the merger. The three directors were selected after the merger agreement was signed and after Moore interviewed the three Wallace directors. Moore's criteria in making the director selection included:



     - Personal qualities and characteristics, accomplishments and reputation in the business community;



     - Current knowledge and contacts in the communities in which Moore and Wallace do business and in Moore's and Wallace's industry and other industries relevant to the business of Moore and Wallace;



     - Ability and willingness to commit adequate time to board and committee matters;



     - The fit of the individual's skills and personality with those of other directors and potential directors in building a board that will be effective, collegial and responsive to the needs of the combined company; and



     - Diversity of viewpoints, background, experience and other demographics.


FINANCING ARRANGEMENTS


     Moore has obtained $1.25 billion in financing for the proposed merger with Wallace. Of that amount, $850 million consists of bank financing and is composed of a $500 million term loan and a $350 million revolving credit facility. In addition, in a Rule 144A private offering to qualified institutional investors, Moore has sold $403 million of 7 7/8% senior notes due 2011 (generating $400 million in gross proceeds). The net proceeds of the senior notes and the bank term loan have been deposited into separate escrow accounts pending completion of the Wallace acquisition. Upon the release of the funds from the escrow accounts, Moore intends to use the proceeds of the financing in part to pay the total cash consideration that will be paid in the merger, expenses related to the merger and to refinance certain existing debt of Moore, Wallace and their respective subsidiaries.



     The obligation of the credit agreement counterparties to release the proceeds in the escrow account for the bank financing is subject to certain customary closing and/or borrowing conditions, including the receipt of solvency certificates and the absence of material adverse changes.


     Moore's receipt of the financing is a condition to its obligation to close the merger. See "The Merger Agreement -- Conditions to Completion of the
Merger -- Additional Conditions to the Obligations of Moore and M-W Acquisition, Inc." beginning on page --.

REGULATORY AND OTHER APPROVALS REQUIRED FOR THE MERGER

     United States Antitrust Filing. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the HSR Act), and its associated rules and regulations, the merger may not be completed until notifications have been given and certain information and materials have been furnished to and reviewed by the Antitrust Division of the United States Department of Justice and the Federal Trade Commission and the required waiting period has expired or terminated. Under the HSR Act, the merger may not be completed until 30 days after the initial filing (unless early termination of this waiting period is granted) or, if the Antitrust Division of the Department of Justice or the FTC issues a request for additional information, 30 days after Moore and Wallace have complied with such request for additional information (unless this period is shortened by a grant of early termination).


     Moore and Wallace filed a Pre-Merger Notification and Report Form under the HSR Act with the United States Department of Justice and the Federal Trade Commission on January 29, 2003, and January 30, 2003, respectively. The waiting period under the Hart-Scott-Rodino Act expired on March 3, 2003.


     Under the merger agreement, Moore and Wallace have each agreed to use commercially reasonable efforts to prepare and file as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in order to complete the merger and the other transactions contemplated by the merger agreement.

     Stock Exchange Listing. It is a condition to closing the merger that the Moore common shares issuable in the merger be approved by The Toronto Stock Exchange and the conditions to such approval be satisfied, and that the Moore shares be approved for listing on the New York Stock Exchange and The Toronto Stock Exchange subject only to official notice of issuance and other customary conditions.

TAXATION

     The following discussion sets forth the material U.S. federal income tax and Canadian federal income tax consequences of the exchange of Wallace shares in the merger, and of the ownership of Moore common shares. This discussion represents the views of Sullivan & Cromwell LLP, special counsel to Moore, and Sidley Austin Brown & Wood, special counsel to Wallace, insofar as it relates to the U.S. federal income tax consequences of the exchange of Wallace shares in the merger and Osler, Hoskin & Harcourt LLP, Canadian counsel to Moore, insofar as it relates to Canadian tax considerations. This discussion also represents the views of Sullivan & Cromwell LLP insofar as it relates to the U.S. federal income tax consequences associated with owning the Moore common shares received in the merger. The opinions of counsel are based, in part, upon assumptions and written representations received from Moore and Wallace, which representations Sullivan & Cromwell LLP and Sidley Austin Brown & Wood will assume to be true and correct. An opinion of counsel is not binding on the Internal Revenue Service or any court.

     Generally, the following discussion does not address any aspects of (i) U.S. taxation other than federal income taxation, (ii) Canadian taxation other than income, capital and estate taxation or (iii) any state, local or other foreign taxation.

     WE URGE YOU TO CONSULT WITH A TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL AND THE CANADIAN FEDERAL AND OTHER TAX CONSEQUENCES OF THE EXCHANGE OF WALLACE SHARES IN THE MERGER AND OF OWNING AND DISPOSING OF MOORE COMMON SHARES.

  CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

     This discussion does not address the tax consequences to holders of Wallace shares or Moore common shares subject to special rules, such as tax-exempt entities, certain insurance companies, broker-dealers, financial institutions, traders in securities that elect to mark to market, holders liable for alternative minimum tax, holders that actually or constructively own 10% or more of the voting shares of Moore, holders that hold Wallace shares or Moore common shares as part of a straddle or a hedging or conversion transaction or holders whose functional currency is not the U.S. dollar. This discussion assumes that holders of Wallace shares hold their Wallace shares as capital assets, and that holders of Moore common shares will hold their shares as capital assets. This discussion also does not apply to holders who acquired their Wallace shares or Moore common shares, as applicable, through the exercise of employee share options or otherwise as compensation or through a tax-qualified retirement plan. This discussion is based on the tax laws of the United States, including the Internal Revenue Code of 1986, as amended, which we refer to as the "Internal Revenue Code," its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, as in effect on the date of this document, as well as the Convention Between the United States of America and Canada with respect to Taxes on Income and on Capital, which we refer to as the "Treaty," all of which are subject to change or change in interpretation, possibly with retroactive effect.

     For purposes of this discussion, a "U.S. holder" is any beneficial owner of Wallace shares or Moore common shares who or which is, for U.S. federal income tax purposes:

     - a citizen or resident of the United States,

     - a domestic corporation,

     - an estate the income of which is subject to U.S. federal income tax without regard to its source, or

     - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more "United States persons" have the authority to control all substantial decisions of the trust.

     For purposes of this discussion, an "eligible Wallace stockholder" is any U.S. holder who or which is a beneficial owner of Wallace shares and who will not be a "five percent transferee stockholder" as defined in U.S. Treasury Regulation Section 1.367(a)-3(c)(5)(ii) or enters into a five-year gain recognition agreement in the form provided in U.S. Treasury Regulation Section 1.367(a)-8(b). A "five percent transferee stockholder" is, in general, a person who holds Wallace shares and that immediately after the merger will hold at least five percent of the outstanding shares of Moore capital stock by vote or by value.

     A "non-U.S. holder" is any beneficial owner of Wallace shares or Moore common shares who or which is not a "United States person" for U.S. federal income tax purposes.

     Special rules, not discussed in this document, may apply to persons investing through entities treated for U.S. federal income tax purposes as partnerships, and those persons should consult their own tax advisors in that regard.

 U.S. Federal Tax Characterization of the Transactions Contemplated by the Merger Agreement

     The U.S. federal income tax characterization of the transactions contemplated by the merger agreement will depend on whether those transactions qualify as a "reorganization" under U.S. federal income tax laws. If, prior to the effective time of the merger, Moore receives an opinion from its special counsel, Sullivan & Cromwell LLP, and Wallace receives an opinion from its special counsel, Sidley Austin Brown & Wood, to the effect that:

     - the merger and the subsequent merger referred to below, taken together, will be treated for U.S. federal income tax purposes as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code,

     - each of Moore, the direct, wholly owned subsidiary of Moore into which the surviving corporation in the merger will be merged, and Wallace will be a party to that reorganization within the meaning of Section 368(b) of the Internal Revenue Code, and

     - a conversion of Wallace shares into the consideration provided for in the merger agreement (other than solely cash) will be an exchange governed by
       Section 354 (and if applicable Section 356) of the Internal Revenue Code to which Section 367(a)(1) of the Internal Revenue Code does not apply.

then, immediately after the effective time of the merger, Moore will cause the surviving corporation in the merger to merge, in a second merger we refer to as the "subsequent merger," with and into a newly created, direct, wholly owned subsidiary of Moore.

     Completion of the subsequent merger is necessary (but alone is not sufficient) to qualify the transactions contemplated by the merger agreement as a "reorganization," but is expected to be effected only if the transactions contemplated by the merger agreement otherwise qualify for such treatment (as confirmed by the opinions of counsel summarized above). If the subsequent merger occurs, Moore and Wallace will treat the merger and the subsequent merger, taken together, for all U.S. federal income tax purposes as a "reorganization" under
Section 368(a) of the Internal Revenue Code in which Wallace is treated as merging directly with and into a newly created, direct, wholly owned subsidiary of Moore, with the Wallace shares converted in that merger into the consideration described below.

     Moore and Wallace expect to be able to obtain these tax opinions from their respective special counsel if:

     - the merger and subsequent merger occur in the ordinary course and in accordance with the merger agreement;

     - Moore and Wallace are able to deliver to counsel customary representations relevant to the merger and the subsequent merger;

     - there is no adverse change in U.S. federal income tax law or interpretation thereof;

     - at the effective time of the merger, the aggregate fair market value of the Moore common shares delivered as consideration in the merger is greater than 40% of the sum of (1) the aggregate fair market value of such Moore common shares and (2) the aggregate amount of cash paid in the merger (including any cash paid to dissenting stockholders); and

     - at the effective time of the merger, the fair market value of Moore is at least equal to the fair market value of Wallace, determined as provided under U.S. federal income tax law.

     Delivery of these opinions is not a condition to the closing of the merger however, and no assurance can be given that the opinions will be delivered. It will not be known at the time of the stockholders' meeting or at the time you elect which form of consideration you would like to receive whether the transactions contemplated by the merger agreement will qualify as a "reorganization" under U.S. federal income tax laws. We intend to make a public announcement on or soon after the effective date of the merger regarding whether the opinions have been delivered and the subsequent merger has occurred or is expected to occur.

 Tax Consequences if the Transactions Contemplated by the Merger Agreement Qualify as a "Reorganization"

     If the transactions contemplated by the merger agreement are properly treated as a "reorganization" under Section 368(a) of the Internal Revenue Code, as described more fully below the U.S. federal income tax consequences to you will depend on whether you receive Moore common shares, cash or a combination of Moore common shares and cash in the merger. It will not be known at the time you elect which form of consideration you would like to receive whether the transactions contemplated by the merger agreement will qualify as a "reorganization" under U.S. federal income tax laws, and you will not necessarily receive the form of consideration that you elect.

  U.S. Holders

     Exchange Solely for Moore Common Shares. An eligible Wallace stockholder that exchanges all of its Wallace shares solely for Moore common shares will not recognize any gain or loss except with respect to cash received instead of a fractional Moore common share, as discussed below.

     Exchange for Moore Common Shares and Cash. If an eligible Wallace stockholder exchanges all of its Wallace shares for a combination of Moore common shares and cash, the stockholder will generally recognize gain (but not loss) in an amount equal to the lesser of (1) the amount of gain realized (i.e., the excess, if any, of the sum of the amount of cash and the fair market value, as of the effective time of the merger, of the Moore common shares received in the merger over that stockholder's adjusted tax basis in its Wallace shares surrendered) and (2) the amount of cash received in the merger. For this purpose, the amount of gain (or disallowed loss) must be calculated separately for each identifiable block of shares surrendered in the exchange, and a loss realized on one block of shares may not be used to offset a gain realized on another block of shares. Eligible Wallace stockholders should consult their tax advisors regarding the manner in which cash and Moore common shares received in the merger should be allocated among different blocks of Wallace shares surrendered in the merger. Any recognized gain will generally be long-term capital gain if the stockholder's holding period of the Wallace shares surrendered is more than one year at the effective time of the merger.

     Notwithstanding the above, if the cash received has the effect of the distribution of a dividend, the gain will be treated as a dividend to the extent of the stockholder's ratable share of accumulated earnings and profits as calculated for U.S. federal income tax purposes. In general, the determination of whether the gain recognized in the merger will be treated as capital gain or dividend income will depend upon whether and to what extent the exchange in the merger reduces the eligible Wallace stockholder's deemed percentage share ownership interest in Moore. For purposes of this determination, an eligible Wallace stockholder will be treated as if it first exchanged all of its Wallace shares solely for Moore common shares and then Moore immediately redeemed a portion of those Moore common shares in exchange for the cash that the eligible Wallace stockholder actually received. In determining whether the receipt of cash has the effect of a distribution of a dividend, the Internal Revenue Code's constructive ownership rules must be taken into account. The Internal Revenue Service has indicated in rulings that any reduction in the interest of a minority stockholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. An eligible Wallace stockholder that might be subject to these rules should consult its tax advisor.

     Exchange Solely for Cash. In general if, in the merger, an eligible Wallace stockholder exchanges all of its Wallace shares solely for cash, that stockholder generally will recognize gain or loss equal to the difference between the amount of cash received and its adjusted tax basis in the Wallace shares surrendered, which gain or loss generally will be long-term capital gain or loss if the stockholder's holding period with respect to the Wallace shares surrendered is more than one year at the effective time of the merger. All or a portion of the cash received by an eligible Wallace stockholder who receives solely cash in the merger might, however, be treated as a dividend if the stockholder actually or constructively owns Moore common shares immediately after the merger. Any eligible Wallace stockholder that might be subject to these rules should consult its own tax advisors.

     Tax Basis for Moore Shares. The aggregate tax basis of any Moore common shares received in the merger by an eligible Wallace stockholder (including fractional Moore common shares for which cash is received) will be equal to the aggregate adjusted tax basis of the Wallace shares surrendered in the merger, reduced by the amount of any cash received by the stockholder in the merger (excluding any cash received instead of a fractional Moore common share) and increased by the amount of any gain recognized by the stockholder on the exchange (including any portion of the gain that is treated as a dividend as described above but excluding any gain resulting from the receipt of cash instead of a fractional share).

     Holding Period for Moore Shares. The holding period of any Moore common shares received in the merger by an eligible Wallace stockholder (including fractional Moore common shares for which cash is received) will include the holding period of the Wallace shares surrendered in the merger.

     Cash Received Instead of a Fractional Share. An eligible Wallace stockholder who receives cash instead of a fractional Moore common share will generally be treated as having received a fractional share and then as having received cash in redemption of the fractional share. Gain or loss generally will be recognized based on the difference between the amount of cash received in redemption of the fractional share and the portion of the stockholder's aggregate adjusted tax basis allocable to the fractional share. This gain or loss generally will be long-term capital gain or loss if the holding period for the holder's Wallace shares is more than one year at the effective time of the merger.

     Dissenting Stockholders. Eligible Wallace stockholders who dissent with respect to the merger as discussed in "-- Appraisal Rights" beginning on page --, and who receive cash in respect of their Wallace shares generally will recognize capital gain or loss equal to the difference between the amount of cash received and their aggregate tax basis in their shares.

     Treatment of Five Percent Transferee Stockholders. In accordance with Treasury Regulations under Section 367(a) of the Internal Revenue Code, a U.S. holder who is a "five percent transferee stockholder" of Moore after the merger and receives Moore common shares in the merger will qualify for the non-recognition treatment described above under "-- Exchange Solely for Moore Common Shares" or "-- Exchange for Moore Common Shares and Cash" only if the "five percent transferee stockholder" files a gain recognition agreement with the Internal Revenue Service. A "five percent transferee stockholder" who fails to file a gain recognition agreement with the Internal Revenue Service will not qualify for non-recognition treatment and will recognize gain (but not loss) in the merger in an amount equal to the difference between the amount of any cash and the fair market value of the Moore common shares received in the merger and the "five percent transferee stockholder's" basis in its Wallace common shares surrendered.

     An eligible Wallace stockholder other than a "five percent transferee stockholder" is not subject to any special filing requirements under Section 367 of the Internal Revenue Code.

     ANY HOLDER OF WALLACE SHARES WHO WILL BE A "FIVE PERCENT TRANSFEREE STOCKHOLDER" IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR CONCERNING THE DECISION TO FILE A GAIN RECOGNITION AGREEMENT AND THE PROCEDURES TO BE FOLLOWED IN CONNECTION WITH SUCH FILING.

     Treatment of Capital Gains. Capital gain of a non-corporate U.S. holder will generally be subject to a maximum rate of 20% if the Wallace shares were held for more than one year on the effective date of the merger. The deduction of any capital loss is subject to limitations. This gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

  Non-U.S. Holders

     A non-U.S. holder will not be subject to U.S. federal income tax on gain or loss recognized with respect to the merger unless (i) the gain is "effectively connected" with the non-U.S. holder's conduct of a trade or business in the United States and, if required by an applicable income tax treaty as a condition for U.S. taxation, the gain is attributable to a "permanent establishment" maintained in the United States, or (ii) the non-U.S. holder is an individual present in the United States for at least 183 days in the taxable year of the merger and certain other conditions are met. In either of those cases, the non-U.S. holder will be taxed in the same manner as a U.S. holder with respect to the recognition of gain or loss, as described above. A corporate non-U.S. holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or at a lower rate if that corporate non-U.S. holder is eligible for the benefits of an income tax treaty providing for a lower rate, with respect to gain that is "effectively connected" with its conduct of a trade or business in the United States.

  Information Reporting and Backup Withholding

     Holders of Wallace shares might be subject to backup withholding and information reporting as described below under "Information Reporting and Backup Withholding."

 Tax Consequences if the Transactions Contemplated by the Merger Agreement Do Not Qualify as a "Reorganization"

     If the transactions contemplated by the merger agreement do not qualify as a "reorganization" under U.S. federal income tax laws, the tax consequences to the holders of Wallace shares would differ materially from those summarized above. The following U.S. federal income tax consequences would result if the transactions contemplated by the merger agreement do not qualify as a "reorganization" under U.S. federal income tax laws:

  U.S. Holders

     A Wallace stockholder will recognize gain or loss equal to the difference between the amount of cash and the fair market value of any Moore common shares received in the merger, determined as of the effective time of the merger, and the stockholder's basis in the Wallace shares surrendered. This gain or loss will be capital gain or loss. Capital gain of a non-corporate U.S. holder will generally be subject to a maximum rate of 20% if the Wallace shares were held for more than one year on the effective date of the merger. The deduction of any capital loss is subject to limitations. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

     The aggregate basis for U.S. federal income tax purposes in any Moore common shares that a Wallace stockholder receives in the merger will be equal to the fair market value of the Moore common shares received, determined as of the effective time of the merger. A Wallace stockholder's holding period in the Moore common shares will begin on the day after the effective date of the merger.

  Non-U.S. Holders

     A non-U.S. holder will not be subject to U.S. federal income tax on gain or loss recognized with respect to the merger unless (i) the gain is "effectively connected" with the non-U.S. holder's conduct of a trade or business in the United States and, if required by an applicable income tax treaty as a condition for U.S. taxation, the gain is attributable to a "permanent establishment" maintained in the United States or (ii) the non-U.S. holder is an individual present in the United States for at least 183 days in the taxable year of the merger and certain other conditions are met. In either of those cases, the non-U.S. holder will be taxed in the same manner as a U.S. holder with respect to the recognition of gain or loss, as described above. A corporate non-U.S. holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or at a lower rate if that corporate non-U.S. holder is eligible for the benefits of an income tax treaty providing for a lower rate, with respect to gain that is "effectively connected" with its conduct of a trade or business in the United States.

  Information Reporting and Backup Withholding

     Non-U.S. holders of Wallace shares might be subject to backup withholding and information reporting as described below under "Information Reporting and Backup Withholding."

  Ownership of Moore Common Shares -- U.S. Federal Income Taxation

  Dividends and Distributions

     U.S. Holders. U.S. holders will include in gross income the gross amount of any dividend paid, before reduction for Canadian withholding taxes, by Moore out of its current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, as ordinary income when the dividend is actually or constructively received by the U.S. holder. Dividends will be income from sources outside the United States for foreign tax credit limitation purposes, but generally will be "passive income" or "financial services income," which are treated separately from other types of income for foreign tax credit limitation purposes. The dividend will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. The amount of the dividend distribution included in income of a U.S. holder will be the U.S. dollar value of the Canadian dollar payments made, determined at the spot Canadian dollar/U.S. dollar exchange rate on the date such dividend distribution is included in the income of the U.S. holder, regardless of whether the payment is in fact converted into U.S. dollars. Generally, any gain or loss resulting from currency exchange fluctuations during the period from the date the dividend distribution is included in income to the date such dividend distribution is converted into U.S. dollars will be treated as ordinary income or loss. Such gain or loss will generally be income from sources within the U.S. for foreign tax credit limitation purposes. Distributions in excess of current and accumulated earnings and profits, as determined for U.S. federal income tax purposes, will be treated as a return of capital to the extent of the U.S. holder's basis in its Moore common shares and thereafter as capital gain.

     Subject to certain limitations, Canadian tax withheld in accordance with the Treaty and paid over to Canada will be creditable against the U.S. holder's U.S. federal income tax liability. See "-- Certain Canadian Federal Income Tax Consequences" below. To the extent a refund of the tax withheld is available to a U.S. holder under the laws of Canada or under the Treaty, the amount of tax withheld that is refundable will not be eligible for credit against the U.S. holder's U.S. federal income tax liability, whether or not the refund is actually obtained.

     Non-U.S. Holders. A non-U.S. holder is not subject to U.S. federal income tax with respect to dividends paid on Moore common shares unless (i) the dividends are "effectively connected" with the non-U.S. holder's conduct of a trade or business in the United States and, if required by an applicable income tax treaty as a condition for U.S. taxation, the dividends are attributable to a permanent establishment maintained in the United States or (ii) the non-U.S. holder is an individual present in the United States for at least 183 days in the taxable year of the dividend distribution and certain other conditions are met. In such cases, a non-U.S. holder will be taxed in the same manner as a U.S. holder. A corporate non-U.S. holder may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate, or at a lower rate if that corporate non-U.S. holder is eligible for the benefits of an income tax treaty providing for a lower rate, with respect to dividends that are "effectively connected" with its conduct of a trade or business in the United States.

  Transfers of Moore Common Shares

     U.S. Holders. A U.S. holder that sells or otherwise disposes of Moore common shares generally will recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the U.S. dollar value of the amount realized and the tax basis, determined in U.S. dollars, in the Moore common shares. Capital gain of a non-corporate U.S. holder is generally taxed at a maximum rate of 20% if the Moore common shares were held for more than one year, or 18%, if the holding period for the property begins after December 31, 2000 and the property is held for more than five years. The gain or loss will generally be income or loss from sources within the United States for foreign tax credit limitation purposes.

     Non-U.S. Holders. A non-U.S. holder will not be subject to U.S. federal income tax on gain recognized on the sale or other disposition of Moore common shares unless (i) the gain is "effectively connected" with the non-U.S. holder's conduct of a trade or business in the United States and, if required by an applicable income tax treaty as a condition for U.S. taxation, the gain is attributable to a permanent establishment maintained in the United States or
(ii) the non-U.S. holder is an individual and present in the United States for at least 183 days in the taxable year of the sale and certain other conditions are met. In such cases, a non-U.S. holder will be taxed in the same manner as a U.S. holder. A corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate, or at a lower rate if eligible for the benefits of an income tax treaty that provides for a lower rate, on "effectively connected" gains recognized.

 Information Reporting and Backup Withholding

     In general, proceeds from the disposition of Wallace shares in the merger (including cash received in lieu of a fractional Moore common share), and certain other payments as described above, will be subject to information reporting requirements and backup withholding tax for a non-corporate U.S. holder that:

     - fails to provide an accurate taxpayer identification number,

     - is notified by the Internal Revenue Service regarding a failure to report all interest or dividends required to be shown on its federal income tax returns, or

     - in certain circumstances, fails to comply with applicable certification requirements.

     Persons that are not United States persons may be required to establish their exemption from information reporting and backup withholding by certifying their status on an appropriate Internal Revenue Service Form W-8.

     If a holder of Moore common shares sells Moore common shares to or through a United States office of a broker, the payment of the sales proceeds is subject to both United States backup withholding and information reporting unless the holder certifies that it is not a United States person, under penalties of perjury, or otherwise establishes an exemption. If a holder sells Moore common shares outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to the holder outside the United States, then United States backup withholding and information reporting requirements generally will not apply to that payment. However, United States information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if Moore common shares are sold through a non-U.S. office of a broker that:

     - is a United States person,

     - derives 50% or more of its gross income for a specified three-year period from the conduct of a trade or business in the United States,

     - is a "controlled foreign corporation" as to the United States, or

     - is a foreign partnership, if at any time during its tax year:

      - one or more of its partners are U.S. persons, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

      - at any time during its tax year the foreign partnership is engaged in a United States trade or business,

unless the broker has documentary evidence in its records that the selling holder of Moore common shares is a non-U.S. person, and the broker does not have actual knowledge that such seller is a U.S. person, or such seller otherwise establishes an exemption.

     A refund of any amounts withheld under the backup withholding rules that exceeds the income tax liability of a holder of Wallace shares or of Moore common shares, as applicable, may be obtained by filing a refund claim with the Internal Revenue Service.

  CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general summary of the principal Canadian federal income tax considerations of the merger that will be generally applicable to holders of Wallace common shares. This summary is based on the current provisions of the Income Tax Act (Canada) (generally known as the ITA) and the regulations under the ITA, all specific proposals to amend the ITA and those regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this document, the Canada-United States Income Tax Convention (1980), and counsel's understanding of the current administrative practices of the Canada Customs and Revenue Agency. This summary does not take into account or anticipate any other changes in law or practice, whether by judicial, governmental or legislative decision or action, nor does it take into account the tax legislation or considerations of any province or territory, or any jurisdiction other than Canada. This summary is of a general nature only, is not intended nor should it be construed to be legal or tax advice to any particular holder of Wallace common shares or Moore common shares and, in particular, does not take into account or anticipate the specific circumstances of any particular holder or address tax considerations peculiar to any holder who might be subject to special provisions of the ITA. Accordingly, you should consult your own tax advisor with respect to your particular circumstances.

 Non-Residents of Canada

     The following deals with Canadian federal income tax consequences to holders of Wallace common shares who, for purposes of the ITA are not considered to be resident in Canada, deal at arm's length with Moore and do not use or hold, and are not deemed to use or hold their Wallace common shares in, or in the course of, carrying on business in Canada or as designated insurance property or as property effectively connected with an insurance business carried on in Canada (generally referred to as non-Canadian holders).

     If you are a non-Canadian holder as described above, there will be no Canadian income tax consequences of the merger to you if you receive only cash in exchange for your Wallace common shares, regardless of whether the subsequent merger occurs following the merger.

     If you are a non-Canadian holder who acquires Moore common shares on the merger in exchange for Wallace common shares, you will not be subject to Canadian federal income tax upon the merger, regardless of whether the subsequent merger occurs following the merger. You will be considered to have a cost of the Moore common shares for Canadian federal income tax purposes equal to the Canadian dollar equivalent of the fair market value of the Moore common shares at the time of the merger.

     Dividends on Moore common shares you receive, if any, in the merger will generally be subject to Canadian withholding tax. If you are a resident of the United States for purposes of the Canada-United States Income Tax Convention
(1980), and if you are not a company that holds 10% or more of the outstanding Moore common shares, the rate of this withholding tax will generally be 15% of the gross amount of the dividends, under the terms of the Canada-United States Income Tax Convention (1980). If you are resident elsewhere, the rate of withholding tax will generally be 25%, or a lesser rate provided under any applicable income tax treaty or convention.

     If you hold your Moore common shares as capital property for purposes of the ITA, if you subsequently dispose of your Moore common shares, you will be considered to realize a capital gain (capital loss) in the amount by which the Canadian dollar proceeds exceed (or are less than) your adjusted cost base for Canadian tax purposes of the Moore common shares. However, any such capital gain will not generally be subject to Canadian tax if the Moore common shares are listed on a stock exchange prescribed by the ITA, which includes the New York and Toronto stock exchanges, provided that you, alone or together with persons with whom you do not deal at arm's length, did not own 25% or more of any class or series of Moore shares, including interests in or rights to shares, within the five-year period preceding the disposition of the Moore common shares.

     If you are a resident of the United States for purposes of the Canada-United States Income Tax Convention (1980), any capital gains on your Moore common shares generally will not in any event be subject to Canadian tax as long as the value of the Moore common shares is not derived principally from Canadian real estate, as contemplated in the Canada-United States Income Tax Convention (1980).

 Residents of Canada

     The following deals with Canadian federal income tax consequences to holders of Wallace common stock who, for purposes of the ITA are considered to be resident in Canada, hold their Wallace common stock, and any Moore common shares acquired on the merger, as capital property, deal at arm's length with Moore, are not "financial institutions" subject to the "mark-to-market" rules under the ITA, and for whom Wallace is not a "foreign affiliate" as defined in the ITA (generally referred to as Canadian holders).

     If you are a Canadian holder who receives only cash in exchange for your Wallace common shares in the merger, you will be considered to realize a capital gain (capital loss) in the amount by which your cash proceeds exceed (or are exceeded by) your adjusted cost base of your Wallace common shares, less any reasonable costs of the disposition.

     If you are a Canadian holder who receives Moore common shares in exchange for your Wallace common shares, whether or not the subsequent merger occurs following the merger, you will be considered to realize a capital gain (or capital loss) on the merger in the amount by which the fair market value of the Moore common shares you receive, plus the amount of any cash you receive (including cash you receive for any fractional share), net of any reasonable costs to you of the exchange, exceeds (or is exceeded by) your adjusted cost base of your Wallace common shares.

     The cost to you for Canadian income tax purposes of any Moore common shares acquired on the merger will be the fair market value of such shares at the time of the merger. For purposes of determining your capital gain or capital loss on any subsequent disposition by you of Moore common shares, your adjusted cost base of your Moore common shares will be determined by averaging the cost to you of the Moore common shares acquired on the merger with your adjusted cost base of any other Moore common shares already held by you as capital property prior to the merger.

     Dividends received or deemed to be received by you on Moore common shares will be subject to the same tax treatment as that applicable to dividends on shares of any other taxable Canadian corporation.

     Moore common shares are a qualified investment for registered plans such as Registered Retirement Savings Plans and Registered Retirement Income Funds, and are not foreign property to such plans nor to Registered Pension Plans under the ITA.

APPRAISAL RIGHTS

     Under Delaware law, holders of Wallace common shares who do not wish to accept the merger consideration may elect to have the fair value of their Wallace common shares judicially determined and paid in cash, together with a fair rate of interest, if any. The valuation will exclude any element of value arising from the accomplishment or expectation of the merger. A stockholder may only exercise these appraisal rights by complying with the provisions of Section 262 of the Delaware General Corporation Law.

     The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not a complete statement of the law pertaining to appraisal rights under the Delaware General Corporation Law, and is qualified in its entirety by reference to the full text of Section 262 of the Delaware General Corporation Law, a copy of which is attached to this document as Appendix C. If you wish to exercise appraisal rights or wish to preserve your right to do so, you should carefully review Section 262 and are urged to consult a legal advisor before electing or attempting to exercise these rights.

     All references in Section 262 and in this summary to a "stockholder" are to the record holder of Wallace common shares as to which appraisal rights are asserted. A person having a beneficial interest in Wallace common shares held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow properly the steps summarized below and in a timely manner to perfect appraisal rights.

     Under Section 262, where a proposed merger is to be submitted for approval at a meeting of stockholders, as in the case of Wallace's special meeting, Wallace, not less than twenty days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that these appraisal rights are available and include in the notice a copy of Section 262. This document constitutes notice to the Wallace stockholders and the applicable statutory provisions of the Delaware General Corporation Law are attached to this document as Appendix C.

     If you wish to exercise the right to demand appraisal under Section 262 of the Delaware General Corporation Law you must satisfy each of the following conditions:

     - You must deliver to Wallace a written demand for appraisal of your shares before the vote on the merger agreement at Wallace's special meeting. This demand will be sufficient if it reasonably informs Wallace of your identity and that you intend by that writing to demand the appraisal of your shares;

     - You must not vote your common shares in favor of the merger agreement. A proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement. Therefore, a Wallace stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger agreement or abstain from voting on the merger agreement; and

     - You must continuously hold your shares from the date of making the demand through the completion of the merger. If you are the record holder of common shares on the date the written demand for appraisal is made but you thereafter transfer those shares prior to the completion of the merger, you will lose any right to appraisal in respect of those shares. Voting against, abstaining from voting on or failing to vote on the proposal to adopt the merger agreement will not constitute a written demand for appraisal within the meaning of Section 262. The written demand for appraisal must be in addition to and separate from any proxy you deliver or vote you cast in person.

     Only a holder of record of common shares is entitled to assert appraisal rights for those shares registered in that holder's name. A demand for appraisal should:

     - be executed by or on behalf of the stockholder of record, fully and correctly, as its name appears on the share transfer records of Wallace, and

     - specify the following:

      - the stockholder's name and mailing address,

      - the number of common shares owned by the stockholder, and

      - that the stockholder intends thereby to demand appraisal of its common shares.

     If the shares are owned of record by a person in a fiduciary capacity, such as a trustee, guardian or custodian, the demand should be executed in that capacity. If the shares are owned of record by more than one person as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a stockholder; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for such owner or owners. A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for one or more other beneficial owners. In this case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned the demand will be presumed to cover all shares held in the name of the record owner.

     Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine appropriate procedures for the making of a demand for appraisal by such nominee.

     A stockholder who elects to exercise appraisal rights under Section 262 should mail or deliver a written demand to:

                        Wallace Computer Services, Inc.
                                2275 Cabot Drive
                              Lisle, IL 60532-3630
                              Attention: Secretary

     Within ten days after the completion of the merger, Moore must send a notice as to the completion of the merger to each of Wallace's former stockholders who has made a written demand for appraisal in accordance with
Section 262 and who has not voted to adopt the merger agreement. Within 120 days after the completion of the merger, but not after that date, either Moore or any stockholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the value of common shares held by all stockholders demanding appraisal of their shares. Moore is under no obligation to, and has no present intent to, file a petition for appraisal, and stockholders seeking to exercise appraisal rights should not assume that Moore will file a petition or that it will initiate any negotiations with respect to the fair value of the shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Since Moore has no obligation to file a petition, the failure of affected stockholders to do so within the period specified could nullify any previous written demand for appraisal.

     Under the merger agreement, Wallace has agreed to give Moore prompt notice of any written demands for fair value it receives. Wallace will not, except with the prior written consent of Moore, voluntarily make any payment with respect to any demands for fair value or offer to settle, or settle or negotiate in respect of any such demands.

     Within 120 days after the completion of the merger, any stockholder that complies with the provisions of Section 262 to that point in time will be entitled to receive from Moore, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger agreement and with respect to which Wallace received demands for appraisal and the aggregate number of holders of those shares. Moore must mail this statement to the stockholder by the later of ten days after receipt of the request or ten days after expiration of the period for delivery of demands for appraisals under
Section 262.

     A stockholder who timely files a petition for appraisal with the Delaware Court of Chancery must serve a copy upon Moore. Moore must, within twenty days, file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded appraisal of their shares and who have not reached agreements with it as to the value of their shares. After notice to stockholders as may be ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine which stockholders are entitled to appraisal rights. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares and who hold shares represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the requirement, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

     After determining which stockholders are entitled to an appraisal, the Delaware Court of Chancery will appraise the "fair value" of their shares. This value will exclude any element of value arising from the accomplishment or expectation of the merger, but will include a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. The costs of the action may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable. However, costs do not include attorneys' or expert witness fees. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding be charged pro rata against the value of all of the shares entitled to appraisal. These expenses may include, without limitation, reasonable attorneys' fees and the fees and expenses of experts. Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined under Section 262 could be more than, the same as, or less than the merger consideration they would be entitled to receive pursuant to the merger agreement if they did not seek appraisal of their shares. Stockholders should also be aware that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under Section 262.

     In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

     Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Any stockholder who has duly demanded an appraisal in compliance with Section 262 will not, after the completion of the merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares. However, stockholders will be entitled to dividends or other distributions payable to holders of record of shares as of a record date prior to the completion of the merger.

     Any stockholder may withdraw its demand for appraisal and accept the merger consideration by delivering to Moore a written withdrawal of the stockholder's demands for appraisal. Any attempt to withdraw made more than sixty days after the effectiveness of the merger will require written approval of Moore and no appraisal proceeding before the Delaware Court of Chancery as to any stockholder shall be dismissed without the approval of the Delaware Court of Chancery, and this approval may be conditioned upon any terms the Delaware Court of Chancery deems just. If Moore does not approve a stockholder's request to withdraw a demand for appraisal when the approval is required or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder would be entitled to receive only the appraised value determined in any such appraisal proceeding. This value could be higher or lower than, or the same as, the value of the merger consideration.

     Failure to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event you will be entitled to receive the consideration with respect to your dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the Delaware General Corporation Law, if you are a Wallace stockholder and are considering exercising your appraisal rights under the Delaware General Corporation Law, you should consult your own legal advisor.

ACCOUNTING TREATMENT

     The merger of M-W Acquisition, Inc., a direct and wholly owned subsidiary of Moore, with and into Wallace, in which Wallace will be the surviving corporation, will be accounted for using the purchase method of accounting in accordance with Canadian generally accepted accounting principles. Moore will establish a new accounting basis for the assets and liabilities of Wallace based upon their fair values, the value of the consideration deemed to be provided to Wallace's stockholders in connection with the merger and the costs of the merger. Moore will record as goodwill the excess, if any, of the consideration over the fair values of Wallace's assets and liabilities. A final determination of required purchase accounting adjustments, including the allocation of consideration to the assets acquired and liabilities assumed, based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial statements of Moore appearing elsewhere in this document are preliminary and have been made solely for purposes of developing pro forma combined financial information. Moore will undertake to determine the fair value of certain of Wallace's assets and liabilities (as so adjusted) and will make appropriate purchase accounting adjustments upon completion of that determination. For financial reporting purposes, the results of operations of Wallace will be included in Moore's consolidated statement of income following the completion of the merger. Moore's financial statements for prior periods will not be restated as a result of the merger or related transactions.

RESALES OF MOORE COMMON SHARES BY AFFILIATES OF WALLACE

     Affiliates of Wallace, as defined under Rule 145 under the Securities Act of 1933, as amended, generally may not sell their Moore common shares acquired in the merger except pursuant to an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act, including Rules 144 and 145 issued by the Securities and Exchange Commission under the Securities Act. Affiliates include directors, executive officers and beneficial owners of 10% or more of any class of capital stock of Wallace.

     Under the merger agreement, Wallace has provided Moore with a list of the persons who, in the opinion of Wallace, may be deemed to be affiliates of Wallace as of the date of the special meeting of Wallace stockholders. Wallace will also deliver to Moore a letter agreement executed by each of these persons by which that person will agree, among other things, not to offer to sell, assign or transfer any of the Moore common shares distributed to him or her in the merger except pursuant to an effective registration statement under the Securities Act, in compliance with Rules 144 and 145 under the Securities Act or in a transaction that, in the opinion of independent counsel reasonably satisfactory to Moore or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission reasonably satisfactory to Moore, is not required to be registered under the Securities Act. Moore will place restrictive legends on its common share certificates that are issued to persons who are deemed to be affiliates of Wallace under the Securities Act.

     This document does not cover any resales of Moore common shares received in the merger by any person who may be deemed an affiliate of Wallace.

LISTING, DELISTING AND DEREGISTRATION

     Moore common shares are currently listed on The Toronto Stock Exchange and the New York Stock Exchange under the symbol "MCL". Moore will use its reasonable best efforts to cause the Moore shares to be issued in the merger to be approved for issuance and listing on The Toronto Stock Exchange and the New York Stock Exchange prior to the closing. It is a condition to closing the merger that the Moore common shares issuable in the merger be approved by The Toronto Stock Exchange and the conditions to such approval be satisfied, and that the Moore shares be approved for listing on the New York Stock Exchange and The Toronto Stock Exchange subject only to official notice of issuance and other customary conditions. Moore and Wallace intend that the name of the combined company after the merger will be Moore Wallace Incorporated and that it will trade under the symbol "MWI" on both the New York Stock Exchange and The Toronto Stock Exchange.

     Wallace common shares currently are listed on the New York Stock Exchange under the symbol "WCS". As soon as practicable after completion of the merger, Wallace common shares will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended.

                              THE MERGER AGREEMENT

     This section describes the material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached as Appendix A to this document and is incorporated by reference into this document. We urge you to read the entire merger agreement carefully.

THE MERGER

     The merger agreement contemplates the merger of M-W Acquisition, Inc., a Delaware corporation and a direct wholly owned subsidiary of Moore, with and into Wallace, with the separate corporate existence of M-W Acquisition, Inc. ending and Wallace continuing as the surviving corporation. If, however, Moore and Wallace receive opinions from Sullivan & Cromwell LLP and Sidley Austin Brown & Wood, respectively, related to the U.S. federal income tax characterization of the transactions contemplated by the merger agreement under the U.S. Internal Revenue Code, as amended, Wallace will then merge with and into a newly created direct, wholly owned subsidiary of Moore and the separate corporate existence of Wallace will cease. See "Taxation" beginning on page
 -- .

CONSIDERATION TO BE RECEIVED IN THE MERGER

     The merger agreement provides that each Wallace common share issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive either:

     - a number of common shares of Moore equal to 1.05 plus the quotient of
       14.40 divided by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger; or

     - cash in an amount equal to $14.40 plus the product of 1.05 multiplied by the average of the high and low sales prices per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger.

     The merger consideration is capped so that on average each Wallace stockholder will receive $14.40 in cash and 1.05 Moore common shares for each share of Wallace. Therefore, your election may be adjusted on a pro rata basis, and as a result you may receive part Moore common shares and part cash no matter which you elect. In any case, for each common share of Wallace that you own you will receive value, as determined on the last trading day before the closing of the merger, equal to $14.40 in cash and 1.05 Moore common shares.

     Specifically, the merger agreement provides that the aggregate number of Wallace common shares that will be converted into the right to receive common shares of Moore will be equal to the product of the adjustment ratio (as defined below) multiplied by the total number of Wallace common shares outstanding (but excluding any such shares that are owned by Moore or Wallace and not held on behalf of third parties) immediately prior to the completion of the merger. The term "adjustment ratio" as used in this document means the quotient of:

     - the product of 1.05 multiplied by the average of the high and low sales price per share of Moore on the New York Stock Exchange Composite Tape on the last trading day before the closing of the merger, multiplied by the total number of Wallace common shares outstanding (but excluding any such shares that are owned by Moore or Wallace and not held on behalf of third parties) immediately prior to the completion of the merger (this number is sometimes referred to in this document as the "aggregate stock value"), divided by

     - the sum of 14.40 multiplied by the total number of Wallace common shares outstanding (but excluding any such shares that are owned by Moore or Wallace and not held on behalf of third parties) immediately prior to the completion of the merger, plus the aggregate stock value.

     If the number of Wallace common shares that stockholders of Wallace elect to convert into shares of Moore in the merger is less than the aggregate number of Wallace common shares that will be converted into the right to receive common shares of Moore, then

          1. each Wallace stockholder who elected to receive Moore shares as consideration in the merger will receive 100% Moore shares in exchange for his or her Wallace common shares;

          2. each Wallace stockholder who did not elect a form of consideration in the merger will receive Moore shares on a pro rata basis in an amount that, when added to the number of Wallace common shares from 1 above, equals as closely as possible the aggregate number of Wallace common shares that will be converted into the right to receive common shares of Moore, provided that if the sum of all Wallace common shares held by Wallace stockholders who did not elect a form of consideration and the number of Wallace common shares from 1 above is equal to or less than the aggregate number of Wallace common shares that will be converted into the right to receive common shares of Moore in the merger, each Wallace stockholder who did not elect a form of consideration in the merger will receive Moore common shares in exchange for his or her Wallace common shares; and

          3. to the extent that, after 1 and 2 above, there are remaining Wallace common shares from the aggregate number of Wallace common shares that will be converted into the right to receive common shares of Moore in the merger, each Wallace stockholder who elects to receive cash consideration in the merger will receive Moore common shares on a pro rata basis in an amount that, when added to the number of Wallace common shares from 1 and 2 above, equals as closely as possible the aggregate number of Wallace common shares that will be converted into the right to receive common shares of Moore.

     If the number of Wallace common shares that stockholders of Wallace elect to convert into common shares of Moore in the merger is greater than the aggregate number of Wallace common shares that will be converted into the right to receive common shares of Moore, then

          1. each Wallace stockholder who elected to receive cash consideration in the merger, or who did not make an election as to the consideration to be received in the merger, will receive 100% cash in exchange for his or her Wallace common shares;

          2. each Wallace stockholder who elected to receive common shares of Moore as consideration in the merger will receive cash consideration on a pro rata basis in an amount that, when the number of such Wallace common shares receiving cash consideration is subtracted from the total number of Wallace common shares electing the common share consideration in the merger, equals as closely as possible the aggregate number of Wallace common shares that will be converted into the right to receive common shares of Moore in the merger; and

          3. each Wallace common share held by a Wallace stockholder (i) who elected to receive common shares of Moore as consideration in the merger and (ii) not converted into cash consideration in 2 above, will be converted into the right to receive Moore common shares.

EXCHANGE PROCEDURES

     At or promptly after the completion of the merger, Moore will cause to be deposited, with a bank or trust company acting as exchange agent, the cash portion of the merger consideration, certificates representing Moore common shares to be delivered in the merger, and all cash or property to which holders of common shares of Wallace may be entitled relating to dividends and distributions or cash in lieu of any fractional shares that would otherwise be delivered in the merger.

     Moore will mail to the Wallace stockholders whose Wallace common shares are held in registered form an election form and letter of transmittal. In order to be effective, the election form must be properly completed, signed and received by the exchange agent not later than 5:00 p.m., New York City time, on the business day that is three trading days prior to the closing date on which the merger becomes effective. Moore will publicly announce the date of this election deadline as soon as practicable. The election form must be accompanied by all Wallace common share certificates as to which the election is made. Any Wallace common shares for which the record holder has not properly submitted an election form as of the election deadline will be deemed to be shares as to which no election was made. Wallace stockholders whose shares are held in brokerage or other custodial accounts will receive instructions from the entity that holds their shares, advising them of the procedures for making an election and delivering shares.

     Moore will establish reasonable procedures for the delivery of Wallace common shares that are held in book-entry form. Any election may be revoked by the stockholder only by written notice received by the exchange agent prior to the election deadline. Moore will instruct its exchange agent to deliver the merger consideration to Wallace stockholders after the effective time of the merger in accordance with procedures in the merger agreement.

     Moore will not issue any fractional Moore common shares in the merger. Instead, if you otherwise would have received a fraction of a Moore common share, you will receive an amount in cash determined by multiplying the fractional share by the average of the high and low sales prices per Moore common share on the New York Stock Exchange Composite Tape on the last trading day immediately preceding the closing of the merger.

CLOSING AND EFFECTIVE TIME OF THE MERGER


     Closing. The closing of the merger will take place on the third business day after the date on which all closing conditions have been satisfied or waived (other than any conditions which by their terms cannot be satisfied until the closing date) or such other time as agreed to in writing by Moore and Wallace. We currently expect to complete the merger in the second quarter of calendar year 2003.


     Effective Time. The merger will be effective upon the filing of a certificate of merger with the Secretary of State of Delaware or at such later time as Moore and Wallace specify in the certificate of merger. The certificate of merger will be filed on the closing date of the transactions contemplated by the merger agreement.

REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

     The merger agreement contains a number of customary representations and warranties of Moore and Wallace relating to, among other things:

     - proper organization and good standing of each party and its respective subsidiaries;

     - their capital structure;

     - the corporate authorization and enforceability of the merger agreement;

     - board approval;

     - required governmental approvals;

     - the filing and accuracy of each of Moore's and Wallace's SEC reports filed since the most recent filing of each company's respective Form 10-K, and the accuracy of the financial statements included in such reports;

     - absence of any material adverse effect and certain other changes or events;

     - litigation and compliance with laws;

     - employee benefits;

     - takeover statutes;

     - environmental matters;

     - taxes;

     - intellectual property; and

     - insurance.

     The merger agreement also contains additional customary representations and warranties of Wallace relating to, among other things:

     - the Wallace stockholder vote required to complete the merger;

     - the opinion of Wallace's financial advisor;

     - material contracts;

     - labor matters;


     - amendment of Wallace's rights agreement to provide that neither the execution of the merger agreement nor the closing of the merger would trigger anti-takeover mechanisms contained in the rights agreement; and


     - Wallace's operations in Canada.

     The merger agreement also contains additional representations and warranties of Moore relating to, among other things:

     - financing; and

     - ownership of Wallace common shares.

     Certain of the representations and warranties of Moore and Wallace are qualified by a material adverse effect standard. A material adverse effect, with respect to both Moore and Wallace, means an effect or change that, individually or in the aggregate with other such effects or changes, is both material and adverse with respect to the financial condition, business, operations, results of operations, properties, assets, or liabilities of Moore or Wallace, as the case may be, and their respective subsidiaries, taken as a whole.

     The merger agreement, however, specifies that the following effects or changes are deemed not to have a material adverse effect on Moore or Wallace:

     - any effect or change that is caused by or results from conditions affecting the United States economy generally;

     - any effect or change that is caused by or results from conditions generally affecting the industries (including the form and label and commercial print industries) in which Moore or Wallace, as the case may be, conducts its business; and

     - any effect or change that is caused by or results from the announcement or pendency of the merger agreement.

ACQUISITION PROPOSALS

     The merger agreement contains a covenant with respect to acquisition proposals that prohibits Wallace from initiating, soliciting or encouraging any inquiry or third party proposal or offer relating to a purchase, merger, reorganization, share exchange, consolidation or similar transaction involving any material portion of the consolidated assets of Wallace or fifteen percent or more of any equity securities of Wallace (sometimes referred to in this document as an "acquisition proposal"). The covenant also prohibits Wallace from engaging in any negotiations, providing any confidential information or data to, or having any discussions with any third party relating to an acquisition proposal. If an acquisition proposal is received, however, Wallace's board of directors may comply with Rule 14e-2 under the Securities Exchange Act of 1934, as amended, relating to a company's obligation to inform its stockholders of its position with respect to a third-party tender offer. In addition, if the Wallace board determines in good faith after consultation with outside legal counsel that failure to do so would be inconsistent with its fiduciary duties under applicable law, it may:

     - prior to the meeting of Wallace stockholders to vote on the merger, provide information in response to a request by a third party who has made an unsolicited bona fide written acquisition proposal if the board receives from the third party an executed confidentiality agreement on terms substantially similar to the confidentiality agreement that Moore entered into with Wallace;

     - engage in negotiations or discussions with any third party who has made an unsolicited bona fide written acquisition proposal if it determines in good faith after consultation with its financial advisor that such acquisition proposal, if accepted, is reasonably likely to be completed and could result in a transaction more favorable to you from a financial point of view than the transactions contemplated by the merger agreement; and

     - recommend an acquisition proposal to you if it determines in good faith after consultation with its financial advisor that such acquisition proposal, if accepted, is reasonably likely to be completed and would result in a transaction more favorable to you from a financial point of view than the transactions contemplated by the merger agreement.

     An acquisition proposal meeting the qualifications of the second or third bullet point above is sometimes referred to in this document as a "superior proposal."

     Wallace has agreed to cease any existing activities, discussions or negotiations with any parties with respect to an acquisition proposal, and has agreed to inform Moore of any unsolicited acquisition proposal that it receives.

CONDUCT OF THE BUSINESS OF MOORE AND WALLACE PRIOR TO THE MERGER

     In the merger agreement, Wallace has agreed that, prior to the completion of the merger, except as expressly contemplated by the merger agreement or agreed to by Moore in writing, which consent will not be unreasonably withheld or delayed, it will:

     - conduct its businesses in the ordinary and usual course and use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

     - not amend its organizational documents or rights agreement;

     - not issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its subsidiaries;

     - not declare, set aside or pay any dividend, other than from a wholly owned subsidiary of Wallace and other than regular quarterly cash dividends on Wallace common shares not in excess of $0.165 per share;

     - other than in the case of a wholly owned subsidiary of Wallace, not split, combine or reclassify any of its capital stock;

     - not repurchase, redeem or otherwise acquire, except in connection with the Wallace benefit plans, any shares of Wallace capital stock or any securities convertible into or exchangeable or exercisable for any shares of Wallace capital stock;

     - not issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock or any voting debt or any other property or assets (other than shares issuable under Wallace benefit plans);

     - not transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any Wallace subsidiaries) other than in the ordinary and usual course of business and not in an aggregate amount of more than $5,000,000;

     - not incur or modify any indebtedness other than tax-exempt indebtedness, indebtedness existing solely between Wallace and its wholly owned subsidiaries or between such wholly owned subsidiaries or indebtedness in an aggregate amount less than $2,000,000 and, prior to incurring any indebtedness, if practicable, Wallace generally will provide Moore with a reasonable right of consultation;

     - not make or authorize or commit for any capital expenditure, except as scheduled and in accordance with Wallace's fiscal 2003 budget, which individually is in excess of $1,000,000 or, in the aggregate, are in excess of $5,000,000 and, prior to making any expenditure, if practicable, Wallace will provide Moore with a reasonable right of consultation;

     - not make any acquisition of, or investment in stock of or other interest in, any other person or, except in the ordinary and usual course of business consistent with past practice, make any acquisition of assets of any other person;

     - not terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Wallace benefit plans;

     - other than in the ordinary and usual course of business consistent with past practice and Wallace's compensation budget with respect to employees at a compensation level of less than $80,000 a year, not increase the compensation of any employee;

     - not hire any employee at a compensation level expected to be more than $100,000 a year;

     - not settle or compromise any material claims or litigation or, except in the ordinary and usual course of business, modify, amend or terminate any contracts material to Wallace or waive, release or assign any material rights or claims;

     - not make any material tax election or file any material income tax refund, or implement or adopt any change in its accounting principles or material accounting practices, in all cases other than as may be required by applicable laws or by U.S. generally accepted accounting principles;

     - not take any action or omit to take any action that it reasonably expects would cause any of its representations and warranties in the merger agreement to become untrue in any material respect; and

     - not authorize or enter into an agreement to do any of the actions described above.

     In the merger agreement, Moore has agreed that, prior to the completion of the merger, except as expressly contemplated by the merger agreement or agreed to by Wallace in writing, which consent will not be unreasonably withheld or delayed, it will:

     - conduct its businesses in the ordinary course and use commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

     - not split, combine or reclassify its capital stock;

     - not declare, set aside or pay any dividend, other than dividends from a wholly owned subsidiary of Moore;

     - not enter into any transaction, other than as contemplated by the merger agreement, to the extent any such transaction would require approval of the Moore shareholders;

     - not enter into an agreement relating to any acquisition, merger, consolidation or purchase that would reasonably be expected to (1) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any governmental approvals necessary to complete the merger or the expiration or termination of any applicable waiting period, (2) significantly increase the risk of any governmental entity entering an order prohibiting the completion of the merger, or (3) significantly increase the risk of not being able to remove any such order on appeal or otherwise;

     - not amend its organizational documents;

     - not take any action or omit to take any action that it reasonably expects would cause any of its representations and warranties in the merger agreement to become untrue in any material respect; and

     - not authorize or enter into an agreement to do any of the actions described above.

EXPENSES

     In general, each party will be responsible for all expenses incurred by it in connection with the transactions contemplated by the merger agreement. Moore and Wallace, however, will each pay one-half of the expenses incurred in connection with the filing, printing and mailing of this document. In certain circumstances in connection with the termination of the merger agreement, Wallace will be responsible for any costs or expenses incurred by Moore or M-W Acquisition, Inc. in connection with the merger agreement up to a maximum of $5,000,000. In addition, in certain other circumstances in connection with the termination of the merger agreement, Moore will be responsible for any costs or expenses incurred by Wallace in connection with the merger agreement up to a maximum of $5,000,000. See "Termination Fees from Wallace to Moore" and "Termination Fees from Moore to Wallace" beginning on pages -- and --, respectively.

CONDITIONS TO COMPLETION OF THE MERGER

     The obligations of the parties to the merger agreement are subject to the fulfillment or wavier of conditions as described in this section.

     Conditions to Each Party's Obligation to Complete the Merger. The respective obligations of Wallace, Moore and M-W Acquisition, Inc. to complete the merger are subject to the satisfaction, at or prior to the completion of the merger, of the following conditions:

     - Stockholder Approval. The merger agreement must be approved by the holders of a majority of the outstanding Wallace common shares.

     - Stock Exchange Listing. The issuance of Moore common shares issuable in the merger must be approved by The Toronto Stock Exchange and the conditions to its approval must be satisfied, and the Moore common shares issuable in the merger must be approved for listing on the New York Stock Exchange and The Toronto Stock Exchange, subject only to official notice of issuance and other customary conditions.

     - Required Governmental Consents. All material governmental consents or approvals required to complete the transactions contemplated by the merger agreement must be obtained, including the expiration or early termination of the waiting period (and any extension thereof) applicable to completion of the merger under the HSR Act.

     - No Injunctions or Restraints. No judicial or governmental order can be in effect that would prevent or prohibit the completion of the merger, no proceeding by a governmental authority can be instituted for that purpose, and no other litigation can be instituted that has a reasonable possibility of resulting in a material adverse effect to either Moore or Wallace or that prevents or materially impairs the economic integration of the businesses of Moore and Wallace.

     - Effective Registration Statement. The registration statement filed by Moore to register the Moore common shares to be issued in the merger, of which this document is a part, must be declared effective by the SEC and must not be subject to any stop order suspending its effectiveness and no proceeding for that purpose can be initiated or threatened by the SEC.

     Additional Conditions to the Obligations of Moore and M-W Acquisition,
Inc. The obligation of Moore and M-W Acquisition, Inc. to effect the merger is further subject to the satisfaction by Wallace or waiver by Moore and M-W Acquisition, Inc., at or prior to the completion of the merger, of the following conditions:

     - Representations and Warranties.

             1. Wallace's representations and warranties in the merger agreement relating to, among other things, Wallace's organizational documents, its capital structure, its corporate authority and power to enter into and consummate, and the enforceability of, the merger agreement, board and stockholder approvals, the opinion of Wallace's financial advisor, the amendment of Wallace's rights agreement, brokers and finders, obligations or liabilities with respect to any restructuring plans and the absence of changes in Wallace's financial condition, business or operations, must be true and correct in all material respects as of the closing date as though made on the closing date (except to the extent that such representations and warranties speak as of another date).

             2. The remainder of Wallace's representations and warranties contained in the merger agreement (in each case, read without reference to any materiality or material adverse effect qualifications) must be true and correct as of the closing date as though made on the closing date (except to the extent that such representations and warranties speak as of another date), except where any failure to be so true and correct, individually or in the aggregate, has not had, and could not reasonably be expected to have, a material adverse effect on Wallace or to prevent or to materially burden or materially impair the ability of Wallace to consummate the transactions contemplated by the merger agreement.

             3. Moore must receive a signed certificate of a senior executive officer of Wallace with respect to the requirements described in 1 and 2 above.

     - Performance of Obligations. Wallace must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing and Moore must receive a certificate signed on behalf of Wallace by the Chief Executive Officer of Wallace to that effect.

     - Contractual Consents. Wallace must have obtained the contractual consents or approvals necessary under its contracts to consummate the merger except where the failure to obtain a consent or approval, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Wallace and is not reasonably likely to prevent or to materially burden or materially impair the ability of Wallace to consummate the transactions contemplated by the merger agreement.

     - Material Adverse Effect. Since the date of the merger agreement, there must not have been any effect, change or development that, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on Wallace.

     The obligation of Moore and M-W Acquisition, Inc. to effect the merger is also subject to satisfaction or waiver by Moore and M-W Acquisition, Inc. of the following conditions:

     - Financing. Moore must have entered into definitive financing agreements and must have received funds that are sufficient to pay the cash consideration and transaction expenses related to the merger, to refinance indebtedness of Moore, Wallace and their respective subsidiaries and otherwise to consummate the transactions contemplated by the merger agreement and the commitment letter.

     - Accountant's Letter. Moore must have received customary comfort letters from Deloitte & Touche.

     Additional Conditions to the Obligations of Wallace. The obligation of Wallace to effect the merger is further subject to the satisfaction by Moore and/or M-W Acquisition, Inc. or waiver by Wallace, at or prior to the completion of the merger, of the following additional conditions:

     - Representations and Warranties.

             1. Moore's and M-W Acquisition, Inc.'s representations and warranties in the merger agreement relating to, among other things, the capitalization of M-W Acquisition, Inc., Moore's organizational documents, its capital structure, its corporate authority and power to enter into and consummate, and the enforceability of, the merger agreement, board and shareholder approvals, brokers and finders, and the absence of changes in Moore's financial condition, business or operations, must be true and correct in all material respects as of the closing date as though made on the closing date (except to the extent that such representations and warranties speak as of another date).

             2. The remainder of Moore's representations and warranties contained in the merger agreement (in each case, read without reference to any materiality or material adverse effect qualifications) must be true and correct as of the closing date as though made on the closing date (except to the extent that such representations and warranties speak as of another date), except where any failure to be so true and correct, individually or in the aggregate, has not had, and could not reasonably be expected to have, a material adverse effect on Moore or to prevent or to materially burden or materially impair the ability of Moore to consummate the transactions contemplated by the merger agreement.

             3. Wallace must receive a signed certificate of a senior executive of Moore with respect to the requirements described in 1 and 2 above.

     - Performance of Obligations. Each of Moore and M-W Acquisition, Inc. must have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the closing and Wallace must receive a certificate signed by a senior executive officer of Moore to that effect.

     - Contractual Consents. Moore must have obtained the contractual consents or approvals necessary under its contracts to consummate the merger except where the failure to obtain a consent or approval, individually or in the aggregate, is not reasonably likely to have a material adverse effect on Moore and is not reasonably likely to prevent or to materially burden or materially impair the ability of Moore to consummate the transactions contemplated by the merger agreement.

     - Material Adverse Effect. Since the date of the merger agreement, there must not have been any effect, change or development that, individually or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on Moore.

TERMINATION

     The merger agreement may be terminated and the merger may be abandoned at any time before the effective time of the merger:

     - by the mutual written consent of Moore and Wallace, before or after the approval of the Wallace stockholders has been obtained;

     - by either Moore or Wallace, if the merger has not been completed by August 31, 2003, other than if the terminating party has breached in any material respect its obligations under the merger agreement in any manner that proximately contributes to the failure of the merger to close by August 31, 2003;

     - by either Moore or Wallace, if Wallace's stockholders fail to approve the merger agreement;

     - by either Moore or Wallace, whether before or after the approval of the Wallace stockholders has been obtained, if any order permanently restraining, enjoining or otherwise prohibiting completion of the merger becomes final and non-appealable;

     - by Wallace, whether before or after the approval of the Wallace stockholders has been obtained, if:

             1. the Wallace board authorizes Wallace, subject to complying with the terms of the merger agreement, to enter into a binding written agreement for a transaction that constitutes a superior proposal and Wallace notifies Moore in writing that it intends to enter into such an agreement;

             2. Moore does not make, within five days of receipt of such notice, a written offer that the Wallace board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Wallace stockholders as the superior proposal; and

             3. prior to termination, Wallace pays to Moore a termination fee (See "Termination Fees from Wallace to Moore" beginning on page --);

     - by Wallace, whether before or after the approval of the Wallace stockholders has been obtained, if there has been a breach of any representation, warranty, covenant or agreement made by Moore or M-W Acquisition, Inc., which breach would permit Wallace not to close the merger and which breach is not curable or, if curable, is not cured within 30 days of written notice of the breach;

     - by Wallace, if Moore has not entered into definitive financing agreements by August 29, 2003 and a reason that the definitive financing agreements have not been entered into is not the existence of a material adverse effect on Wallace;

     - by Wallace, on five business days notice given any time after the tenth business day following satisfaction of all of the conditions to the merger, other than the financing condition;

     - by Moore, if the Wallace board withdraws or adversely modifies its approval or recommendation of the merger agreement or fails to reconfirm its recommendation of the merger agreement after a written request by Moore prior to the fifth business day before the stockholders meeting;

     - by Moore, if there has been a breach of any representation, warranty, covenant or agreement made by Wallace, which breach would permit Moore not to close the merger and which breach is not curable or, if curable, is not cured within 30 days after written notice of the breach.

EFFECT OF TERMINATION

     In the event of termination of the merger agreement, the obligations of Moore, M-W Acquisition, Inc. and Wallace will terminate, except for the provisions relating to confidentiality, expenses and termination of the merger agreement, including the parties' obligation to pay a termination fee under the circumstances described in the merger agreement, as described below. There will be no liability on the part of any party to the merger agreement upon termination except those liabilities arising from a willful or intentional breach of the merger agreement.

TERMINATION FEES FROM WALLACE TO MOORE

     In the merger agreement, Wallace has agreed to pay Moore a termination fee under the following circumstances:

     First, IF:

          1. a bona fide acquisition proposal has been publicly announced or any person publicly announces that, subject to the merger being disapproved by the Wallace stockholders or otherwise rejected, it will make a bona fide acquisition proposal, and

          2. thereafter the merger agreement is terminated based on the failure to obtain the required stockholder vote at the stockholder meeting,

THEN, Wallace is obligated to pay all of the charges and expenses incurred by Moore or M-W Acquisition, Inc. in connection with the merger agreement up to a maximum amount of $5,000,000 and pay Moore a cash fee of $5,000,000, and if at the time of, or within twelve months of, such termination Wallace agrees to an acquisition proposal or completes an acquisition proposal, Wallace is obligated to pay Moore an additional cash fee of $17,500,000.

     Second, IF

          1. a bona fide acquisition proposal has been publicly announced or any person publicly announces that, subject to the merger being disapproved by the Wallace stockholders or otherwise rejected, it will make a bona fide acquisition proposal, and

          2. thereafter the merger agreement is terminated based on the failure to close by August 31, 2003,

THEN, Wallace is obligated to pay all of the charges and expenses incurred by Moore or M-W Acquisition, Inc. in connection with the merger agreement up to a maximum amount of $5,000,000 and, if at the time of, or within twelve months of such termination Wallace agrees to an acquisition proposal or completes an acquisition proposal, pay Moore a cash fee of $22,500,000.

     Third, IF

          1. the Wallace board authorizes Wallace, subject to complying with the terms of the merger agreement, to enter into a binding written agreement for a transaction that constitutes a superior proposal and Wallace notifies Moore in writing that it intends to enter into such an agreement, and

          2. Moore does not make, within five days of receipt of such notice, a written offer that the Wallace board determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the Wallace stockholders as the superior proposal, and

          3.  thereafter the merger agreement is terminated by Wallace,

THEN, Wallace is obligated to pay all of the charges and expenses incurred by Moore or M-W Acquisition, Inc. in connection with the merger agreement up to a maximum amount of $5,000,000 and pay Moore a cash fee of $22,500,000.

     Fourth, IF

          1. a bona fide acquisition proposal has been publicly announced or any person publicly announces that, subject to the merger being disapproved by the Wallace stockholders or otherwise rejected, it will make a bona fide acquisition proposal, and

          2. thereafter the merger agreement is terminated by Moore based on the Wallace board withdrawing or adversely modifying its approval or recommendation of the merger agreement or failing to reconfirm its recommendation of the merger agreement after a written request by Moore prior to the fifth business day before the stockholders meeting,

     OR

          3. if the merger agreement is terminated by Moore based on the Wallace board withdrawing or adversely modifying its approval or recommendation of the merger agreement or failing to reconfirm its recommendation of the merger agreement after a written request by Moore prior to the fifth business day before the stockholders meeting, and

          4. a termination fee has not been paid with respect to 1 and 2 above, and

          5. at the time of or within twelve months after such termination Wallace agrees to an acquisition proposal or completes an acquisition proposal,

THEN, Wallace is obligated to, in the case of 1 and 2 above, on the date of such termination, and in the case of 3, 4 and 5 above, upon the earlier of Wallace's agreeing to an acquisition proposal or completing an acquisition proposal, pay all of the charges and expenses incurred by Moore or M-W Acquisition, Inc. in connection with the merger agreement up to a maximum amount of $5,000,000 and pay Moore a cash fee of $22,500,000.

TERMINATION FEE FROM MOORE TO WALLACE

     In the merger agreement, Moore has agreed to pay Wallace a termination fee under the following circumstances:

     IF the merger agreement is terminated by Wallace based on

          1. Moore not entering into definitive financing agreements by August 29, 2003 and a reason definitive financing agreements have not been entered into is not the existence of a material adverse effect on Wallace, or

          2. five business days notice given any time after the tenth business day following satisfaction of all of the conditions to the merger, other than the financing condition,

THEN, Moore is obligated to pay all of the charges and expenses incurred by Wallace in connection with the merger agreement up to a maximum amount of $5,000,000 and pay Wallace a cash fee of $22,500,000.

AMENDMENTS AND ASSIGNMENT

     Moore and Wallace may, by written instrument, amend the merger agreement or waive compliance with any conditions in the merger agreement at any time prior to the completion of the merger, subject to applicable law.

     The merger agreement may not be assigned by operation of law or otherwise, except that Moore may, by written notice to Wallace, designate a wholly owned direct or indirect subsidiary to take on all of the rights, interests and obligations of M-W Acquisition, Inc. under the merger agreement.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS OF WALLACE

     To Wallace's knowledge, the following sets forth information regarding ownership of Wallace's outstanding common shares as of February 7, 2003 by each person who holds, directly or indirectly, voting control over in excess of 5% of the common shares of Wallace. Wallace is not aware of any other person holding in excess of 5% of the common shares.

                                                                 SHARES        PERCENT OF
                                                              BENEFICIALLY       COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER                             OWNED           SHARES
------------------------------------                          ------------     ----------
Neuberger Berman, Inc. .....................................   4,421,370(1)      10.79
  605 Third Avenue
  New York, NY 10158
Snyder Capital Management, L.P. ............................   3,648,900(2)        8.9
  350 California Street, Suite 1460
  San Francisco, CA 94104
Barclays Global Investors, N.A. ............................   3,235,621(3)        7.9
  45 Fremont Street
  San Francisco, CA 94105
Sterling Capital Management LLC.............................   2,491,564(4)        6.0
  4064 Colony Road, Suite 300
  Charlotte, NC 28211

---------------

(1) Based upon information furnished by Neuberger Berman, Inc. on Schedule 13G/A filed February 12, 2002.

(2) Based upon information furnished by Snyder Capital Management, L.P. on
    Schedule 13G filed February 14, 2002.

(3) Based upon information furnished by Barclays Global Investors, N.A. on
    Schedule 13G/A filed February 14, 2002.

(4) Based upon information furnished by Sterling Capital Management LLC on
    Schedule 13G filed on February 4, 2003.

SECURITY OWNERSHIP BY WALLACE MANAGEMENT

     To Wallace's knowledge, the following sets forth information regarding ownership of Wallace's outstanding common shares as of February 7, 2003 by (i) each director and named executive officer and (ii) all directors, director nominees and named executive officers as a group.

                                                                                 SHARES        PERCENTAGE
                                                                              BENEFICIALLY     OF COMMON
NAME                                                   POSITION                  OWNED           SHARES
----                                                   --------               ------------     ----------
Michael O. Duffield.......................        President and Chief             343,614(1)         *
                                                   Operating Officer
Wayne E. Richter..........................     Senior Vice President --           130,034(2)         *
                                                    Forms & Labels
M. David Jones............................        Chairman and Chief              114,722(3)         *
                                                   Executive Officer
Thomas G. Brooker.........................    Vice President -- Corporate          76,709(4)         *
                                                         Sales
Neele E. Stearns, Jr. ....................             Director                    57,090(5)         *
Vicki L. Avril............................     Senior Vice President --            55,658(6)         *
                                                Chief Financial Officer
William J. Devers, Jr. ...................             Director                    39,812(7)         *
John C. Pope..............................             Director                    33,404(8)         *
Andrew J. McKenna, Jr. ...................             Director                    16,983(9)         *
Michael T. Riordan........................             Director                    12,767(10)        *
All directors and executive officers as a
  group...................................                                        880,793(11)    2.09%

---------------

  *  Ownership represents less than 1% of the outstanding common shares.

 (1) Includes (i) 298,901 shares that are subject to options that are currently exercisable or will become exercisable within a period of 60 days, (ii) 10,406 shares held in trust to be received upon the settlement of deferred share units under the Executive Incentive Plan, with respect to which there are pass-through voting rights, and (iii) 1,826 shares held in the Wallace Company Stock Fund of the Wallace Profit Sharing and Retirement Plan.

 (2) Includes (i) 109,825 shares that are subject to options that are currently exercisable or will become exercisable within a period of 60 days, (ii) 3,527 shares held in trust to be received upon the settlement of deferred share units under the Executive Incentive Plan, with respect to which there are pass-through voting rights, and (iii) 1,142 shares held in the Wallace Company Stock Fund of the Wallace Profit Sharing and Retirement Plan.

 (3) Includes 100,000 shares that are subject to options that are currently exercisable or will become exercisable within a period of 60 days.

 (4) Includes (i) 70,292 shares that are subject to options that are currently exercisable or will become exercisable within a period of 60 days, (ii) 3,417 shares held in trust to be received upon the settlement of deferred share units under the Executive Incentive Plan, with respect to which there are pass-through voting rights, and (iii) 2,958 shares held in the Wallace Company Stock Fund of the Wallace Profit Sharing and Retirement Plan.

 (5) Includes 32,500 shares that are subject to options that are currently exercisable or will become exercisable within a period of 60 days.

 (6) Includes 53,334 shares that are subject to options that are currently exercisable or will become exercisable within a period of 60 days.

(7) Includes 6,500 shares that are subject to options that are currently exercisable or will become exercisable within a period of 60 days.

 (8) Includes (i) 12,500 shares that are subject to options that are currently exercisable or will become exercisable within a period of 60 days, and (ii) 9,269 shares held in trust to be received upon the settlement of deferred share units under the Director Retainer Fee Plan, with respect to which there are pass-through voting rights.

 (9) Includes 8,500 shares that are subject to options that are currently exercisable or will become exercisable within a period of 60 days.

(10) Includes (i) 6,500 shares that are subject to options that are currently exercisable or will become exercisable within a period of 60 days, and (ii) 3,518 shares held in trust to be received upon the settlement of deferred share units under the Director Retainer Fee Plan, with respect to which there are pass-through voting rights.

(11) Includes in the aggregate for all executive officers and directors as a group (i) 698,852 shares that are subject to options that are currently exercisable or will become exercisable within a period of 60 days, (ii) 12,787 shares held in trust to be received upon the settlement of deferred share units under the Director Retainer Fee Plan, with respect to which there are pass-through voting rights, (iii) 17,350 shares held in trust to be received upon settlement of deferred share units under the Executive Incentive Plan, with respect to which there are pass-through voting rights, and (iv) 5,926 shares held in the Wallace Company Stock Fund of the Wallace Profit Sharing and Retirement Plan.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF MOORE

     Information about the security ownership of certain beneficial owners and management of Moore can be found in Moore's Form 10-K for the year ended December 31, 2002, which is incorporated by reference into this document. See "Where You Can Find More Information" beginning on page --.

                         DESCRIPTION OF MOORE'S SHARES

     In this section, we describe the material features and rights of Moore's shares. This summary is not meant to be complete and is qualified in its entirety by reference to applicable Canadian law, Moore's articles of continuance and Moore's bylaws, which are incorporated into this document by reference. See "Where You Can Find More Information" on page --.

GENERAL

     Moore is authorized to issue an unlimited number of common shares; an unlimited number of preference shares (issuable in series); and an unlimited number of series 1 preference shares.

COMMON SHARES

     As of the close of business on March 14, 2003, Moore had approximately 113,323,023 common shares outstanding. An additional 4,860,418 common shares of Moore were reserved for issuance under Moore's employee benefit plans. Subject to the preferences, limitations and relative rights of holders of Moore's preference shares described below, the holders of Moore common shares are entitled, among other things:

     - to receive any dividend declared by Moore;

     - to receive notice of any meeting of shareholders and to one vote for each share held of record on all matters at all meetings of shareholders, except at a meeting where holders of a particular class or series are entitled to vote separately; and

     - in the event of Moore's liquidation, dissolution or winding-up, whether voluntary or involuntary, to receive the remaining property of Moore.

     Moore's common shareholders have no cumulative voting rights and the board of directors is not classified. Under Moore's bylaws, shareholders take action by a majority of votes cast, unless otherwise provided by the Canada Business Corporation Act or Moore's articles of continuance. There are no restrictions on alienability of Moore's common shares and shareholders have no preemptive rights to subscribe for or purchase any additional shares of capital stock that Moore issues. Also, there are no provisions for conversion rights (other than in the event that at the time of issuance of any series 1 preference shares, the authorized capital of Moore includes a class of non-voting shares) and no provisions discriminate against existing or prospective shareholders as a result of a security holder owning a substantial amount of securities. The rights, privileges, restrictions or conditions attaching to a class of shares may not be modified other than with the approval of the holders of such class, voting separately as a class.

PREFERENCE SHARES

     Shares Issuable. Moore is authorized to issue an unlimited number of preference shares, none of which are currently issued and outstanding. Moore preference shares may be issued in one or more series by Moore's board of directors without further action by shareholders.

     Priority and Dividend Rights. Moore preference shares are entitled to a preference over Moore common shares and to any other shares ranking junior to the preference shares with respect to payment of dividends and all amounts payable on return of capital in the event of Moore's liquidation, dissolution or winding up. The preference shares of any series are entitled to such other preferences over the common shares and any other shares ranking junior to the preference shares as may be determined by the board of directors when authorizing the respective series.

     Voting Rights. The holders of Moore preference shares are not entitled to receive notice of or to attend or to vote at any meeting of Moore's shareholders and are not entitled to vote separately as a class or as a series on any proposal to amend Moore's articles of continuance to change the maximum number of the shares of any class or series thereof, or to effect an exchange, reclassification or cancellation of the preference shares or any series thereof, or to create a new class of shares or series thereof having rights or privileges equal or superior to the preference shares or any series thereof, provided, (i) the holder of any series of preference shares is entitled to receive notice of and to attend and to vote at meetings of Moore's shareholders to the extent specifically provided in the rights and privileges attached to such series, (ii) that holders of the preference shares or of any series thereof are entitled to vote separately as a class or as a series in respect of any matter for which a separate vote is specifically provided in the Canada Business Corporations Act or any successor statute (other than a proposal to amend the articles of continuance in the manner described above); and (iii) the holders of preference shares are entitled to receive notice of a meeting of the shareholders called for the purpose of authorizing the dissolution of Moore or the sale of its undertaking or a substantial part thereof.

     Other Matters. Moore's board of directors is authorized to fix as to any such series the number of shares to be issued and the designation, rights, privileges, restrictions and conditions attaching to the preference shares of such series, including the rate of preferential dividends, whether dividends will be cumulative or non-cumulative, the dates of payment of dividends, whether the shares will be redeemable and, if so, the redemption price and the terms and conditions of redemption, any voting rights, any conversion rights, any sinking fund, purchase fund or other provisions attaching thereto, and the amount payable on return of capital in the event of Moore's liquidation, dissolution or winding-up; provided, however, that the voting rights, if any, shall only arise in the event of non-payment of dividends thereon. Depending upon the rights of any preference shares, their issuance could have an adverse effect on holders of Moore common shares by delaying or preventing a change in control, making removal of Moore's present management more difficult or resulting in restrictions upon the payment of dividends and other distributions to the holders of Moore's common shares.

SERIES 1 PREFERENCE SHARES

     On December 11, 2000, Moore's board of directors approved the creation of the series 1 preference shares and issued 1,580,000 options to purchase series 1 preference shares in order to induce certain members of Moore's management to join Moore. On December 11, 2001, 25% of these options vested and became exercisable. An additional 25% was intended to become vested and exercisable on each of December 11, 2002, 2003 and 2004. Initially, such options contained a cash-out provision permitting the holder to receive, at the holder's election and in lieu of the delivery of series 1 preference shares, an amount with respect to each series 1 preference share equal to the positive difference between the current market value per series 1 preference share and the exercise price per share of such option. At Moore's annual meeting of shareholders on April 18, 2002, Moore shareholders approved an amendment to the terms of these options to eliminate the cash-out provisions and to make them exercisable for one common share per option instead of one series 1 preference share per option. The exercise price, which is Cdn$3.65, remained unchanged. No series 1 preference shares were issued prior to the amendment.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for Moore's common shares is Computershare Trust Company of Canada.

                        COMPARISON OF STOCKHOLDER RIGHTS

     As a result of the merger, Wallace stockholders who elect to receive Moore common shares will exchange all or a portion of their issued and outstanding Wallace common shares for Moore common shares. Wallace is incorporated under the Delaware General Corporation Law (generally referred to as the DGCL) and, accordingly, is governed by Delaware law and the Wallace certificate of incorporation and bylaws. Moore is incorporated under the Canada Business Corporations Act (generally referred to as the CBCA) and, accordingly, is governed by the laws of Canada and the Moore articles of continuance and bylaws. The merger agreement does not contemplate any changes to Moore's articles of continuance or bylaws, other than to effect a name change in connection with the merger and as may be required to afford three members of Wallace's current board of directors the opportunity to join the board of directors of Moore following the closing of the merger.

     While the rights and privileges of stockholders of a Delaware corporation are, in many instances, comparable to those of shareholders of a Canada Business Corporations Act corporation, there are certain differences. The following is a summary of certain material differences in the rights of holders of Wallace and Moore shares. These differences arise from the differences between Delaware law and the Canada Business Corporations Act and between the Wallace restated certificate of incorporation and bylaws and the Moore articles of continuance and bylaws. This summary is not intended to be complete and is qualified in its entirety by reference to Delaware law, Canadian law and the governing corporate instruments of Wallace and Moore.

AUTHORIZED CAPITAL SHARES

Wallace                                          Moore
- 100,000,000 common shares par value $1.00      - An unlimited number of common shares, of
  per share, of which approximately    --        which approximately    --    are outstanding
  are issued and outstanding as of    --   ,       as of    --   , 2003
  2003                                           - An unlimited number of preference shares,
                                                   issuable in series, none of which are
- 500,000 preferred shares par value $50.00        outstanding
  per share, none of which are issued and        - An unlimited number of series 1 preference
  outstanding                                      shares, none of which are outstanding

DIVIDENDS

Wallace                                          Moore
    Wallace has historically paid quarterly          Moore suspended payment of dividends on
dividends to holders of its common shares. On    its common shares in 2001. Moore's existing
December 6, 2002, Wallace announced a            board members currently believe that not
quarterly cash dividend of 16.5 cents per        paying a dividend is the correct policy,
share to be paid on March 20, 2003 to holders    although Moore's board reserves its right to
of record as of March 3, 2003.                   review Moore's dividend policy at any time,
                                                 including following the completion of the
                                                 merger at a meeting that would include new
                                                 board members from Wallace's existing board.
                                                 Accordingly, no stockholder should expect
                                                 that a dividend will be paid for the
                                                 foreseeable future.

SIZE OF THE BOARD OF DIRECTORS

Wallace                                          Moore
    The DGCL provides that the board of              Moore's articles of continuance provide
directors of a corporation shall consist of 1    that the number of directors of Moore shall
or more members and that the number of           consist of a minimum of seven and a maximum
directors shall be fixed by, or in the manner    of fifteen. The CBCA provides that any
provided in, the corporation's                   amendment to increase or

bylaws, unless the certificate of                decrease this minimum or maximum number of
incorporation fixes the number of directors,     directors requires the approval of
in which case a change in the number of          shareholders of Moore by special resolution
directors may be made only by an amendment to    (as defined below). Subject to the specified
the certificate of incorporation. Wallace's      minimum and maximum numbers of directors,
bylaws authorize the board of directors to       Moore's articles of continuance authorize the
fix the number of directors, subject to any      board of directors to determine the number of
special rights of holders of preferred shares    directors of Moore from time to time and to
to elect additional directors. Currently, the    appoint additional directors to fill any
Wallace board has six members.                   vacancies created by increasing the size of
                                                 the board of directors within the limits
                                                 specified by the CBCA. In accordance with the
                                                 CBCA, the total number of directors so
                                                 appointed by the board of directors may not
                                                 exceed one-third of the number of directors
                                                 elected at the previous annual meeting of
                                                 shareholders and such directors shall hold
                                                 office for a term expiring not later than the
                                                 close of the next annual meeting of
                                                 shareholders.
                                                     The current number of directors on the
                                                 Moore board is seven. In connection with the
                                                 merger, Moore will increase the size of its
                                                 board to allow for up to three Wallace
                                                 directors to be given the opportunity to join
                                                 the Moore board.

CLASSIFICATION OF THE BOARD OF DIRECTORS

Wallace                                          Moore
    Wallace's directors are divided into             Moore's board is not divided into
three classes, as nearly equal as possible,      classes.
with each class serving for staggered
three-year terms.

CONSTITUTION AND RESIDENCY OF DIRECTORS

Wallace                                          Moore
    Delaware law does not have residency             The CBCA and Moore's bylaws provide that
requirements comparable to those of the CBCA,    at least 25% of the directors (or if less
but a corporation can prescribe                  than 4 directors, at least 1 director) must
qualifications for directors under its           be resident Canadians. Except as permitted by
certificate of incorporation or bylaws.          the CBCA no business may be transacted by the
Neither Wallace's certificate of                 board of directors except at a meeting of
incorporation nor its bylaws provide for any     directors at which a quorum is present and at
such qualifications.                             least 25% of the directors present are
                                                 resident Canadians or, if Moore has less than
                                                 4 directors, at least 1 of the directors
                                                 present is a resident Canadian. The CBCA
                                                 requires that a corporation whose securities
                                                 are publicly traded have not fewer than three
                                                 directors, at least two of whom are not
                                                 officers or employees of the corporation or
                                                 its affiliates. Moore's bylaws further
                                                 require that at least one-third of the
                                                 directors of Moore not be officers or
                                                 employees of Moore or any of its affiliates.

REMOVAL OF DIRECTORS

Wallace                                          Moore
    Wallace's stockholders may, subject to           Under the CBCA, provided that articles of
any special rights of holders of preferred       a corporation do not provide for cumulative
shares with respect to the removal of            voting, shareholders of the corporation may
directors elected by preferred stockholders,     by ordinary resolution passed at a special
remove any director at any time, with or         meeting remove any director or directors from
without cause, by the affirmative vote of the    office. If holders of a class or series of
holders of at least 80% of the combined          shares have the exclusive right to elect one
voting power of the then outstanding shares      or more directors, a director elected by them
of the corporation entitled to vote generally    may only be removed by an ordinary resolution
in the election of directors.                    at a meeting of the shareholders of that
                                                 class or series. Moore's articles of
                                                 continuance do not provide for cumulative
                                                 voting. Moore's bylaws provide that directors
                                                 shall be elected yearly at the annual meeting
                                                 of shareholders and shall hold office until
                                                 the next annual meeting of shareholders. Each
                                                 director then in office shall retire, but
                                                 shall be eligible for re-election. If an
                                                 election of directors is not held at the
                                                 annual meeting of shareholders, the directors
                                                 then in office shall continue in office until
                                                 their successors are elected.

FILLING VACANCIES OF THE BOARD

Wallace                                          Moore
    As permitted by the DGCL, Wallace's              Under the CBCA, a vacancy among the
certificate of incorporation and bylaws          directors created by the removal of a
provide that, subject to any special rights      director may be filled at a meeting of
of holders of preferred shares to fill           shareholders at which the director is
vacancies in Wallace directorships elected by    removed. In addition, both the CBCA and
them, the remaining directors or director        Moore's bylaws allow a vacancy on the board
(whether or not they constitute a quorum)        to be filled by a quorum of directors except
may, by a majority vote, fill any vacancies.     when the vacancy results from an increase in
The term of a director elected to fill a         the number or minimum or maximum number of
vacancy expires at the end of the term for       directors or from a failure to elect the
which the director's predecessor was elected.    number or minimum number of directors
                                                 required by Moore's articles of continuance.
                                                 Under Moore's bylaws, whenever a vacancy
                                                 occurs on the board which results in the
                                                 board not having a quorum or there has been a
                                                 failure to elect the number or minimum number
                                                 of directors provided for in Moore's articles
                                                 of continuance, the remaining directors shall
                                                 call a special meeting of shareholders to
                                                 fill the vacancy. If the board fails to call
                                                 such a meeting or if there are no such
                                                 directors then in office, any shareholder may
                                                 call the meeting. In addition, Moore's bylaws
                                                 and the CBCA authorize the board to appoint
                                                 one or more additional directors, who shall
                                                 hold office for a term expiring not later
                                                 than the close of the next annual meeting of
                                                 shareholders, but the total number of
                                                 directors so appointed may not exceed
                                                 one-third of the number of directors elected
                                                 at the previous annual meeting of
                                                 shareholders.

QUORUM OF DIRECTORS

Wallace                                          Moore
    The Wallace bylaws provide that a quorum         Moore's bylaws provide that a quorum is
is a majority of the board of directors.         four directors, or such greater number as may
                                                 be determined from time to time by resolution
                                                 of the directors.

REQUIRED VOTE FOR CERTAIN TRANSACTIONS

Wallace                                          Moore
    The DGCL requires the affirmative vote of        Under the CBCA, certain extraordinary
a majority of the outstanding Wallace shares     corporate actions, such as certain
entitled to vote to authorize any merger,        amalgamations, continuances, and sales,
consolidation, dissolution or sale, lease or     leases or exchanges of all or substantially
exchange of all or substantially all of the      all the property of a corporation other than
assets of Wallace, except that, unless           in the ordinary course of business, and other
required by its certificate of incorporation:    extraordinary corporate actions such as
(i) no authorizing shareholder vote is           liquidations, dissolutions and (if ordered by
required of a corporation surviving a merger     a court) arrangements, are required to be
if (A) such corporation's certificate of         approved by special resolution. A special
incorporation is not amended in any respect      resolution is a resolution passed by not less
by the merger, (B) each share of such            than two-thirds of the votes cast by the
corporation outstanding immediately prior to     shareholders who voted in respect of the
the effective date of the merger will be an      resolution or signed by all shareholders
identical outstanding or treasury share of       entitled to vote on the resolution. In
the surviving corporation after the effective    certain cases, a special resolution to
date of the merger, and (C) either no common     approve an extraordinary corporate action is
shares of the surviving corporation and no       also required to be approved separately by
shares, securities or obligations convertible    the holders of a class or series of shares,
into such shares are to be issued or             including in certain cases a class or series
delivered in the merger, or the common shares    of shares not otherwise carrying voting
of the surviving corporation to be issued in     rights.
the merger plus those initially issuable upon
conversion of any other shares, securities or
obligations to be issued in the merger do not
exceed 20% of such corporation's outstanding
common shares immediately prior to the
effective date of the merger; and (ii) in
certain limited circumstances, no authorizing
shareholder vote is required of a corporation
to authorize a merger with or into a single
direct or indirect wholly owned subsidiary of
such corporation. Shareholder approval is
also not required under Delaware law for
mergers or consolidations in which a parent
corporation merges or consolidates with a
subsidiary of which it owns at least 90% of
the outstanding shares of each class of
stock.
    Generally, the Wallace certificate of
incorporation require the affirmative vote of
the holders of at least 80% of the combined
voting power of the then outstanding Wallace
shares entitled to vote generally in the
election of directors to approve certain
actions or transactions (including a merger
or consolidation) involving an "interested

shareholder" (generally defined as any person or entity that beneficially owns or controls directly or indirectly more than 20% of the combined voting power of the outstanding voting shares of Wallace).
    This 80% stockholder approval is not
required if:
    - the action or transaction is approved
      by a majority of disinterested
      directors; or
    - in the action or transaction,
      stockholders are entitled to receive
      aggregate consideration in cash or in
      the same form previously used by the
      interested shareholder to acquire its
      holdings of Wallace shares, at least
      equal to the highest of (A) the highest
      per share price paid by the interested
      shareholder for any Wallace common
      shares it beneficially owns, (B) the
      highest closing sale price per Wallace
      common share during the 30 days
      preceding the date on which the
      transaction is first publicly announced
      and (C) the highest closing sale price
      per Wallace common share during the 30
      days preceding the date on which the
      interested shareholder first became an
      interested shareholder.
In addition to the restrictions described above, after the interested shareholder has become an interested shareholder and until the completion of the transaction:
    - there may be no reduction in the annual rate of dividends paid on the Wallace common shares (except as necessary to reflect any subdivision of the common shares), except as approved by a majority of the disinterested directors;
    - there must be an increase in such
      annual rate of dividends as necessary
      to reflect any reclassification
      (including any reverse stock split),
      recapitalization, reorganization or any
      similar transaction which has the
      effect of reducing the number of
      outstanding Wallace common shares,
      unless the failure to so increase such
      annual rate is approved by a majority
      of the disinterested directors;
    - the interested shareholder may not
      become the beneficial owner of any
      additional shares of Wallace except as
      part of the transaction or transactions
      which resulted in such interested
      shareholder becoming an interested
      shareholder;
    - neither the interested shareholder nor its affiliates may receive the benefit, directly or indirectly (except proportionately as a stockholder of
      Wallace), of any loans, advances,
      guarantees,

      pledges or other financial assistance
      or any tax credits or other tax
      advantages provided by Wallace or any
      Wallace subsidiary, whether in
      anticipation of or in connection with a
      business combination or otherwise; and
a proxy or information statement describing the proposed business combination and complying with applicable securities laws, rules and regulations must be mailed to all Wallace stockholders at least 30 days prior to the completion of the transaction.

CALLING A STOCKHOLDER MEETING

Wallace                                          Moore
    Special meetings of Wallace stockholders         Under the CBCA, the holders of not less
may be called at any time by the board of        than 5% of the issued shares of a corporation
directors pursuant to a resolution approved      that carry the right to vote at the meeting
by a majority of the entire board of             sought to be held may requisition the
directors.                                       directors to call a meeting of shareholders.
                                                 Upon meeting the technical requirements set
                                                 out in the CBCA for making such a
                                                 requisition, the directors of the corporation
                                                 must call a meeting of shareholders. If they
                                                 do not call such meeting within 21 days after
                                                 receiving the requisition, any shareholder
                                                 who signed the requisition may call the
                                                 meeting. Under the Moore bylaws, the
                                                 directors have the power at any time to call
                                                 special meetings of shareholders.

QUORUM OF STOCKHOLDERS

Wallace                                          Moore
    Wallace stockholders present in person or        Two persons present in person and each
represented by proxy at a meeting of             entitled to vote shall constitute a quorum
stockholders and holding a majority of the       for the transaction of business at any
outstanding Wallace shares entitled to vote      meeting of Moore shareholders.
on the subject matter shall constitute a
quorum at the meeting.

NOTICE OF MEETING

Wallace                                          Moore
    Under Wallace's bylaws, written or               Notices of the date, time and place of a
printed notice stating the place, day and        meeting of shareholders shall be sent not
hour of the meeting and the purpose or           less than twenty-one nor more than sixty days
purposes for which the meeting is called must    (or such order period as may be prescribed by
be given not less than 10 days nor more than     the regulations under the CBCA) before the
60 days before the date of each meeting of       meeting to each director, to the auditor, and
Wallace stockholders, either personally or by    to each holder of shares carrying voting
mail, to each stockholder of record entitled     rights at the close of business on the record
to vote at such meeting.                         date for the notice.

RECORD DATE FOR NOTICE

Wallace                                          Moore

    Wallace's bylaws provide that the board          The directors may fix in advance a date
of directors may fix the record date for         as the record date for the determination of
determining stockholders entitled to notice      shareholders entitled to receive notice of a
of or to vote at any meeting of stockholders     meeting of shareholders but such record date
or any adjournment thereof, or stockholders      shall not precede by more then sixty days or
entitled to receive payment of any dividend      by less than twenty-one days (or such other
or other distribution, or in order to make a     period as may be prescribed by the
determination of stockholders for any other      regulations under the CBCA) the date on which
proper purpose. Under the DGCL, the record       the meeting is to be held. If no record date
date must be not less than 10 days or more       is fixed, the record date for the
than 60 days prior to the date of the meeting    determination of shareholders entitled to
or of the payment of a dividend or other         receive notice of a meeting of shareholders
event for which the record date is being         shall be at the close of business on the day
fixed.                                           immediately preceding the day on which the
                                                 notice is given or, if no notice is given,
    Delaware law dictates that if no record      the day on which the meeting is held. If a
date is fixed the record date shall be (i) in    record date is fixed, notice thereof shall be
the case of a meeting of stockholders, the       given, not less than seven days before the
close of business on day next preceding the      date so fixed (or such other period
date on which notice of the meeting is given,    prescribed by the regulations under the CBCA)
or (ii) in the case of a dividend or other       by newspaper advertisement in the manner
distribution, the close of business on the       provided by the CBCA and by written notice to
date on which the board of directors adopts      each stock exchange in Canada on which the
the resolution declaring such dividend or        shares of Moore are listed for trading.
other distribution, or (iii) for any other
purpose, the date on which the board of
directors adopts the resolution relating
thereto.

PROXIES

Wallace                                          Moore
    Under Wallace's bylaws, each stockholder         Every Moore shareholder entitled to vote
entitled to vote at a meeting of stockholders    at a meeting of shareholders may by means of
may authorize another person or persons to       a proxy appoint a person or one or more
act for him or her by proxy, but no such         alternate persons, who need not be
proxy shall be voted or acted upon after 3       shareholders, to attend and act at the
years from its date unless the proxy provides    meeting in the manner, to the extent and with
for a longer period.                             the authority conferred by the proxy. The
                                                 proxy shall be dated and shall be executed by
                                                 the shareholder or his or her attorney
                                                 authorized in writing, or if the shareholder
                                                 is a body corporate, by an officer or
                                                 attorney thereof duly authorized, and shall
                                                 cease to be valid one year from the date
                                                 thereof. The directors may by resolution fix
                                                 a time not exceeding forty-eight hours,
                                                 excluding Saturdays and holidays, preceding
                                                 any meeting or adjourned meeting of
                                                 shareholders before which time proxies to be
                                                 used at that meeting must be deposited with
                                                 Moore or an agent thereof and any period of
                                                 time so fixed shall be specified in the
                                                 notice calling the meeting.

AMENDMENT OF CERTIFICATE OF INCORPORATION OR ARTICLES OF CONTINUANCE

Wallace                                          Moore
    Generally, Wallace's certificate of              Under the CBCA, any amendment to the
incorporation may be amended by approval of      articles generally requires approval by
the board of directors of the corporation and    special resolution. Moore's authorized
the affirmative vote of the holders of a         capital shares includes an unlimited number
majority of the outstanding shares entitled      of preference shares issuable in series. The
to vote on the amendment. However, any           directors may amend Moore's articles of
alteration, amendment, adoption of a             continuance to fix each series of preference
provision inconsistent with or repeal of the     shares and determine the rights and
provisions in the certificate of                 privileges associated therewith without
incorporation dealing with amendments to the     approval of the shareholders.
bylaws, number, election, nomination, terms
and removal of directors, the prohibition of
stockholder action by written consent and the
vote required to approve certain business
combinations requires the affirmative vote of
holders of at least 80% of the combined
voting power of the then outstanding Wallace
shares entitled to vote generally in the
election of directors. In addition, any
amendment of a provision of Wallace's
certificate of incorporation having certain
effects on a class or series of a class of
shares, may only be altered, amended or
repealed if authorized by the affected class
or series of a class, respectively.

AMENDMENT OF BYLAWS

Wallace                                          Moore
    Generally, Wallace's bylaws may be               The Moore board may, by resolution, make,
amended by a majority vote of the Wallace        amend or repeal any bylaws that regulate the
shares represented and entitled to vote or,      business or affairs of a corporation. Where
unless the bylaw that is the subject of the      the directors make, amend or repeal a bylaw,
amendment was adopted by the stockholders, by    they are required under the CBCA to submit
the Wallace board of directors. However,         the bylaw, amendment or repeal to the
Wallace's certificate of incorporation           shareholders at the next meeting of
provides that an affirmative vote of more        shareholders, and the shareholders may
than 80% of the combined voting power of         confirm, reject or amend the bylaw, amendment
outstanding shares entitled to vote in the       or repeal by an ordinary resolution, which is
election of directors must approve the           a resolution passed by a majority of the
amendment or repeal of provisions in the         votes cast by shareholders who voted in
bylaws relating to special meetings of           respect of the resolution. If a bylaw,
stockholders, prohibition of action by           amendment or repeal is rejected by
written consent of stockholders, the number,     shareholders, or the directors of a
election, tenure and qualifications,             corporation do not submit a bylaw, an
stockholder nominations, vacancies, removal,     amendment or a repeal to the shareholders at
and resignations of the directors,               the next meeting of shareholders, the bylaw,
nominations of director candidates and           amendment or repeal will cease to be
amendment of the bylaws.                         effective, and no subsequent resolution of
                                                 the directors to make, amend or repeal a
                                                 bylaw having substantially the same purpose
                                                 or effect is effective until it is confirmed
                                                 or confirmed as amended by the shareholders.

DISSENTERS' OR APPRAISAL RIGHTS

Wallace                                          Moore
    Under Delaware law, a holder of shares of        The CBCA provides that shareholders of a
any class or series has the right, in certain    corporation are entitled to exercise dissent
circumstances, to dissent from a merger or       rights in respect of certain matters and to
consolidation by demanding payment in cash       be paid the fair value of their shares in
for his or her shares equal to the fair value    connection therewith. Such matters include:
of the holder's shares, as determined by the
Delaware Chancery Court in an action timely              (i) any amalgamation with another
brought by the corporation or the dissenting     corporation (other than with certain
stockholder. Delaware law grants these               affiliated corporations);
appraisal rights only in the case of mergers
or consolidations and not in the case of a               (ii) an amendment to the
sale or transfer of assets or a purchase of      corporation's articles to add, change or
assets for stock. Further, no appraisal              remove any provisions restricting or
rights are available for shares of any class         constraining the issue, transfer or
or series that are listed on a national              ownership of shares of the class in
securities exchange or designated as a               respect of which a shareholder is
national market system security on an                dissenting;
interdealer quotation system by the National
Association of Securities Dealers, Inc. or               (iii) an amendment to the
held of record by more than 2,000                corporation's articles to add, change or
shareholders, unless the agreement of merger         remove any restriction upon the business
or consolidation requires the holders to             or businesses that the corporation may
accept for his or her shares anything other          carry on;
than:
                                                         (iv) a continuance under the laws of
        (i) shares of stock of the surviving     another jurisdiction;
corporation;
                                                         (v) a sale, lease or exchange of all
        (ii) shares of stock of another          or substantially all the property of the
    corporation which shares of stock are        corporation other than in the ordinary course
    either listed on a national securities           of business;
    exchange or designated as a national
    market system security on an interdealer             (vi) a court order permitting a
    quotation system by the National             shareholder to dissent in connection with an
    Association of Securities Dealers, Inc.          application to the court for an order
    or held of record by more than 2,000             approving an arrangement proposed by the
    shareholders;                                    corporation;
        (iii) cash in lieu of fractional                 (vii) the carrying out of a
    shares of the stock described in (i) or      going-private transaction or a squeeze-out
    (ii) above; or                                   transaction; and
        (iv) some combination of the above.              (viii) certain amendments to the
                                                 articles of a corporation which require a
    In addition, appraisal rights are not            separate class or series vote by a holder
available to holders of shares of the            of shares of any class or series entitled to
surviving corporation if the merger did not      vote on such matters,
require the vote of the stockholders of the
surviving corporation.                           provided that a shareholder is not entitled
                                                 to dissent if an amendment to the articles is
                                                 effected by a court order approving a
                                                 reorganization or by a court order made in
                                                 connection with an action for an oppression
                                                 remedy.

                                                 Oppression Remedy
                                                 The CBCA provides an oppression remedy that
                                                 enables a court to make any order, both
                                                 interim and final, to rectify the matters
                                                 complained of if the court is satisfied upon
                                                 application by a complainant (as defined
                                                 below) that:
                                                         (i) any act or omission of the
                                                 corporation or an affiliate effects a result;

                                                         (ii) the business or affairs of the
                                                 corporation or an affiliate are or have been
                                                     carried on or conducted in a manner; or
                                                         (iii) the powers of the directors of
                                                 the corporation or an affiliate are or have
                                                     been exercised in a manner,
                                                 that is oppressive or unfairly prejudicial to
                                                 or that unfairly disregards the interests of
                                                 any security holder, creditor, director or
                                                 officer of the corporation.
                                                 A complainant means:
                                                         (i) a present or former registered
                                                 holder or beneficial owner of securities of a
                                                     corporation or any of its affiliates;
                                                         (ii) a present or former officer or
                                                 director of the corporation or any of its
                                                     affiliates;
                                                         (iii) the director appointed under
                                                 the CBCA; and
                                                         (iv) any other person who in the
                                                 discretion of the court is a proper person to
                                                     make such application.
                                                 The oppression remedy provides the court with
                                                 an extremely broad and flexible jurisdiction
                                                 to intervene in corporate affairs to protect
                                                 shareholders and other complainants. While
                                                 conduct which is in breach of fiduciary
                                                 duties of directors or that is contrary to
                                                 the legal right of a complainant will
                                                 normally trigger the court's jurisdiction
                                                 under the oppression remedy, the exercise of
                                                 that jurisdiction does not depend on a
                                                 finding of a breach of such legal and
                                                 equitable rights. Furthermore, the court may
                                                 order a corporation to pay the interim
                                                 expenses of a complainant seeking an
                                                 oppression remedy, but the complainant may be
                                                 held accountable for such interim costs on
                                                 final disposition of the complaint (as in the
                                                 case of a derivative action -- see below).
                                                 The complainant is not required to give
                                                 security for costs in an oppression action.

STOCKHOLDER DERIVATIVE ACTIONS

Wallace                                          Moore
    Wallace stockholders are able to bring in        A Moore shareholder may apply to the
Delaware derivative actions on behalf of, and    court for leave to bring an action in the
for the benefit of, Wallace. The plaintiff in    name of and on behalf of Moore or any
a derivative action on behalf of Wallace must    subsidiary, or to intervene in an existing
be or have been a stockholder of Wallace at      action to which Moore or its subsidiary is a
the time of the transaction of which he or       party, for the purpose of prosecuting,
she complains, or that he or she received        defending or discontinuing the action on
Wallace shares automatically due to the          behalf of Moore or its subsidiary. Under the
transaction. A stockholder may not sue           CBCA, no action may be brought and no
derivatively on behalf of Wallace unless he      intervention in an action may be made unless
or she                                           a court is satisfied that:

first makes demand on Wallace that it bring      (i) the shareholder has given the requisite
suit and such demand is refused, unless it is    notice to the directors of Moore or its
shown that such a request would not likely       subsidiary of the shareholder's intention to
succeed.                                         apply to the court if the directors do not
                                                 bring, diligently prosecute or defend or
                                                 discontinue the action; (ii) the shareholder
                                                 is acting in good faith; and (iii) it appears
                                                 to be in the interests of Moore or its
                                                 subsidiary that the action be brought,
                                                 prosecuted, defended or discontinued.
                                                     Under the CBCA, the court in a derivative
                                                 action may make any order it thinks fit. In
                                                 addition, under the CBCA, a court may order
                                                 Moore or its subsidiary to pay the
                                                 shareholder's interim costs, including
                                                 reasonable legal fees and disbursements.
                                                 Although the shareholder may be held
                                                 accountable for the interim costs on final
                                                 disposition of the complaint, he or she is
                                                 not required to give security for costs in a
                                                 derivative action.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

Wallace                                          Moore
    Subject to any special rights of the             Under the CBCA, proposals with respect to
holders of preferred stock with respect to       the nomination of candidates for election to
the nomination of Wallace directors,             the board of directors may be made by certain
nominations for the election of directors may    registered or beneficial holders of shares
be made by the Wallace board, by a nominating    entitled to be voted at an annual meeting of
committee appointed by the Wallace board or      shareholders. To be eligible to submit a
by any Wallace stockholder entitled to vote      proposal, a shareholder must be the
generally in the election of directors.          registered or beneficial holder of, or have
However, a stockholder may nominate persons      the support of the registered or beneficial
to serve as directors only if written notice     holders of, (i) at least 1% of the total
of his or her intent to make the nomination      number of outstanding shares of the
or nominations, in proper form and containing    corporation; or (ii) shares whose fair market
certain required information regarding the       value is at least Canadian $2,000, and such
stockholder and the nominee, is delivered to     registered or beneficial holder(s) must have
the secretary of Wallace not later than (i)      held such shares for at least six months
with respect to an election to be held at the    immediately prior to the day upon which the
Wallace annual meeting of stockholders, 90       shareholder submits the proposal. In order
days in advance of the meeting and (ii) with     for a proposal to include nominations of
respect to an election to be held at a           directors, it must be signed by one or more
special meeting of stockholder for the           holders of shares representing not less than
election of directors, the close of business     5% of the shares (or shares of a class)
on the seventh day following the date on         entitled to vote at the meeting.
which notice of such meeting is first given      Notwithstanding the foregoing, these
to stockholders.                                 provisions do not preclude nominations made
                                                 at meetings of shareholders.
                                                     A proposal under the CBCA must include
                                                 the name and address of the person submitting
                                                 the proposal, the names and addresses of the
                                                 person's supporters (if applicable), the
                                                 number of shares of the corporation owned by
                                                 such persons and the date upon which such
                                                 shares were acquired.
                                                     If the proposal is submitted at least 90
                                                 days before the anniversary date of the
                                                 notice of meeting sent

                                                 to shareholders in connection with the
                                                 previous annual meeting of shareholders, and
                                                 the proposal meets other specified
                                                 requirements, the corporation shall set out
                                                 the proposal in the management information
                                                 circular of the corporation, or attach the
                                                 proposal thereto. In addition, if so
                                                 requested by the person submitting the
                                                 proposal, the corporation shall include in or
                                                 attach to the management information circular
                                                 a statement in support of the proposal by the
                                                 person and the name and address of the
                                                 person.
                                                     If a corporation refuses to include a
                                                 proposal in a management proxy circular, the
                                                 corporation shall notify the person in
                                                 writing within 21 days of its receipt of the
                                                 proposal (or proof of ownership of securities
                                                 of the person) of its intention to omit the
                                                 proposal and the reasons therefor. In any
                                                 such event, the person submitting the
                                                 proposal may make application to a court and
                                                 a court may restrain the holding of the
                                                 meeting and make any further order it sees
                                                 fit. In addition, a corporation may apply to
                                                 a court for an order permitting the
                                                 corporation to omit the proposal from the
                                                 management proxy circular and the court may
                                                 make such order as it thinks fit.
                                                     Neither Moore's articles of continuance
                                                 nor its bylaws contain any provision
                                                 regarding the nomination of directors.

STOCKHOLDER ACTION BY WRITTEN CONSENT

Wallace                                          Moore
    Wallace stockholders are not permitted to        Under the CBCA, shareholder action
act by written consent.                          without a meeting may be taken by written
                                                 resolution signed by all shareholders who
                                                 would be entitled to vote on the relevant
                                                 issue at a meeting (other than where a
                                                 written statement is submitted by a director
                                                 or auditor giving reasons for resigning or
                                                 for opposing any proposed action or
                                                 resolution, in accordance with the CBCA).
                                                     Moore's articles and bylaws are silent
                                                 with respect to written resolutions of
                                                 shareholders.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Wallace                                          Moore
    Delaware law provides that Wallace may           Under the CBCA, a corporation may
indemnify its present and former directors,      indemnify a director or officer, a former
officers, employees and agents, as well as       director or officer or a person who acts or
any individual serving with another              acted at the corporation's request as a
corporation in such a capacity at Wallace's      director or officer or an individual acting
request (each, an "indemnitee") against (i)      in a similar capacity of another entity (an
all

reasonable expenses (including attorneys'        "indemnifiable person"), against all costs,
fees) incurred in defense or settlement of       charges and expenses, including an amount
suits brought against them if such               paid to settle an action or satisfy a
individuals acted in good faith and in a         judgment, reasonably incurred by him or her
manner that they reasonably believed to be       in respect of any civil, criminal,
in, or not opposed to, the best interests of     administrative, investigative or other
the corporation and (ii) except in actions       proceeding in which he or she is involved
initiated by or in the right of the              because of that association with the
corporation, against all judgments, fines and    corporation or other entity, if: (i) he or
amounts paid in settlement of actions brought    she acted honestly and in good faith with a
against them, if such individuals acted in       view to the best interests of such
good faith and in a manner that they             corporation (or the other entity, as the case
reasonably believed to be in, or not opposed     may be); and (ii) in the case of a criminal
to, the best interests of the corporation        or administrative action or proceeding that
and, in the case of a criminal proceeding,       is enforced by a monetary penalty, he or she
had no reasonable cause to believe their         had reasonable grounds for believing that his
conduct was unlawful. Wallace shall not          or her conduct was lawful. An indemnifiable
indemnify a current or former director or        person is also entitled under the CBCA to
officer of Wallace against expenses to the       indemnity from the corporation in respect of
extent that he or she is adjudged to be          all costs, charges and expenses reasonably
liable to Wallace unless and only to the         incurred by him or her in connection with the
extent that the court in which such action is    defense of any civil, criminal,
heard determines such person is reasonably       administrative, investigative or other
entitled to indemnity. Wallace shall             proceeding to which he or she is subject
indemnify such persons to the extent they are    because of his or her association with the
successful on the merits or otherwise in         corporation (or other entity, as the case may
defense of the action or matter at issue.        be) if he or she was not judged by the court
                                                 or other competent authority to have
    Delaware law allows for the advance          committed any fault or omitted to do anything
payment of an officer or director                that he or she ought to have done and he or
indemnitee's expenses prior to the final         she fulfills the conditions set out in (i)
disposition of an action, provided that, in      and (ii) above. A corporation may, with the
the case of a current director or officer,       approval of a court, also indemnify an
the indemnitee undertakes to repay any such      indemnifiable person in respect of an action
amount advanced if it is later determined        by or on behalf of the corporation or other
that the indemnitee is not entitled to           entity to procure a judgment in its favor, to
indemnification with regard to the action for    which such person is made a party by reason
which the expenses were advanced.                of being or having been a director or an
                                                 officer of the corporation or other entity,
                                                 if he or she fulfills the conditions set
                                                 forth in (i) and (ii), above.
                                                     As permitted by the CBCA, Moore's bylaws
                                                 require Moore to indemnify directors or
                                                 officers of Moore, former directors or
                                                 officers of Moore or other individuals who,
                                                 at Moore's request, act or acted as directors
                                                 or officers or in a similar capacity of
                                                 another entity against all costs, charges,
                                                 and expenses reasonably incurred (including
                                                 amounts paid to settle an action or satisfy a
                                                 judgment) in respect of any civil, criminal,
                                                 administrative, investigative or other
                                                 proceeding in which they are involved because
                                                 of their association with Moore or the other
                                                 entity.
                                                     To be entitled to indemnification,
                                                 Moore's bylaws state that such persons must
                                                 have acted honestly and in good faith with a
                                                 view to the best interest of Moore or the
                                                 other entity as the case may be, and, in any
                                                 criminal or administrative action or
                                                 proceeding that is enforced by a monetary
                                                 penalty,

                                                 they must have had reasonable grounds for
                                                 believing that their conduct was lawful. The
                                                 bylaws also authorize Moore to advance money
                                                 to such individual for costs, charges and
                                                 expenses of any such proceeding but only upon
                                                 receipt of an undertaking that he or she will
                                                 repay the same if it is ultimately determined
                                                 that such party is not entitled to
                                                 indemnification. In the case of an action by
                                                 or on behalf of the Moore or the other
                                                 entity, as the case may be, to procure a
                                                 judgment in its favor to which the person is
                                                 made a party because of the person's
                                                 association with Moore or the other entity,
                                                 as the case may be, if the individual
                                                 fulfills the conditions set out in Moore's
                                                 bylaws, Moore shall seek and obtain an
                                                 approval of a court before indemnifying the
                                                 person against costs, charges and expenses he
                                                 or she reasonably incurred in connection with
                                                 such action or prior to advancing any moneys
                                                 to such individual.
                                                     The rights of indemnification provided by
                                                 Moore's bylaws are not exhaustive and are in
                                                 addition to any rights to which a director or
                                                 officer may otherwise be entitled by contract
                                                 or as a matter of law. Irrespective of the
                                                 provisions of the bylaws of Moore, Moore may,
                                                 at any time and from time to time, indemnify
                                                 directors, officers, employees and other
                                                 persons to the full extent permitted by the
                                                 provisions of applicable law at the time in
                                                 effect, whether on account of past or future
                                                 transactions.

DIRECTOR LIABILITY

Wallace                                          Moore
    The DGCL provides that the certificate of        The CBCA does not permit any limitation
incorporation may include a provision which      of a director's liability other than in
limits or eliminates the personal liability      connection with the adoption of an unanimous
of directors to the corporation or its           shareholder agreement which restricts certain
stockholders for monetary damages for breach     powers of the directors. If such an unanimous
of fiduciary duty as a director, provided        shareholders agreement is adopted, the
such liability does not arise a breach of the    parties who are given the power to manage or
duty of loyalty, acts or omissions not in        supervise the management of the business and
good faith or which involve intentional          affairs of the corporation under such
misconduct or a knowing violation of law, the    agreement assume all of the liabilities of a
payment of unlawful dividends or expenditure     director under the CBCA.
of funds for unlawful stock repurchases or
redemptions or transactions for which such           Moore has not adopted an unanimous
director derived an improper personal            shareholder agreement.
benefit. The Wallace certificate of
incorporation limits director liability to
the extent permitted by the DGCL.

ANTI-TAKE-OVER PROVISIONS AND INTERESTED STOCKHOLDERS

Wallace                                          Moore
    Delaware law prohibits, in certain               The CBCA does not contain a provision
circumstances, a

"business combination" between the               comparable to Delaware law with respect to
corporation and an "interested stockholder"      business combinations. However, rules or
within three years of the stockholder            policies of certain Canadian securities
becoming an "interested stockholder". An         regulatory authorities, including Rule 61-501
"interested stockholder" is a holder who,        of the Ontario Securities Commission and
directly or indirectly, controls 15% or more     Policy Statement Q-27 of the Commission des
of the outstanding voting shares or is an        valeurs mobilieres du Quebec, contain
affiliate of the corporation and was the         requirements in connection with "related
owner of 15% or more of the outstanding          party transactions". A related party
voting shares at any time within the prior       transaction means, generally, any transaction
three-year period. A "business combination"      by which an issuer, directly or indirectly,
includes a merger, consolidation, sale or        consummates one or more specified
other disposition of assets having an            transactions with a related party including
aggregate value in excess of 10% of the          purchasing or disposing of an asset, issuing
consolidated assets of the corporation or the    securities and assuming liabilities. A
aggregate market value of the consolidated       "related party" is defined in OSC Rule 61-501
assets or outstanding shares of the              and Policy Statement Q-27 and includes
corporation and certain transactions that        directors and senior officers of the issuer
would increase the interested stockholder's      and holders of voting securities carrying
proportionate share ownership in the             more than 10% of the voting rights attaching
corporation. This provision does not apply       to all issued and outstanding voting
where: (i) the business combination or the       securities or of a sufficient number of any
transaction that resulted in the stockholder     securities of the issuer to materially affect
becoming an interested stockholder is            control of the issuer.
approved by the corporation's board of
directors prior to the time the interested           OSC Rule 61-501 and Policy Statement Q-27
stockholder acquired such 15% interest; (ii)     require more detailed disclosure in the proxy
upon the consummation of the transaction that    material sent to security holders in
resulted in the stockholder becoming an          connection with a related party transaction,
interested stockholder, the interested           and, subject to certain exceptions, the
stockholder owned at least 85% of the            preparation of a formal valuation with
outstanding voting shares of the corporation     respect to the subject matter of the related
(excluding shares held by persons who are        party transaction and any non-cash
directors and also officers and by certain       consideration offered in connection
employee stock plans); (iii) the business        therewith, and the inclusion of a summary of
combination is approved by a majority of the     the valuation in the proxy material. OSC Rule
board of directors and the affirmative vote      61-501 and Policy Statement Q-27 also require
of two-thirds of the outstanding votes           that, subject to certain exceptions, an
entitled to be cast by disinterested             issuer shall not engage in a related party
stockholders at an annual or special meeting;    transaction unless approval of the
(iv) the corporation does not have a class of    disinterested shareholders of Moore for the
voting shares that is listed on a national       related party transaction has been obtained.
securities exchange, authorized for quotation
on NASDAQ, or held of record by more than
2,000 stockholders unless any of the
foregoing results from action taken, directly
or indirectly, by an interested stockholder
or from a transaction in which a person
becomes an interested stockholder; (v) the
corporation effectively elects not to be
governed by this provision; or (vi) in
certain other limited circumstances. Wallace
has not taken action to elect not to be
governed by this provision.

RIGHTS AGREEMENT

Wallace                                          Moore
    On March 14, 2000, Wallace adopted a             Moore does not have a shareholder rights
stockholder rights plan by declaring a           plan.
dividend distribution of one preferred stock
purchase right for each outstanding Wallace
common share. Under the plan, the rights
become exercisable when a person or group
becomes an acquiring person, meaning when
such person or group acquires 15% of more of
the outstanding Wallace common shares. Upon
exercise, each right will entitle its holder,
excluding the person or group that acquired
15% or more of the outstanding Wallace common
shares, to purchase, at the right's
then-current exercise price, a number of
shares of Wallace's common shares having a
value equal to two times the right's exercise
price. In the event that, after a person or
group becomes an acquiring person, (i)
Wallace is acquired in a merger where Wallace
is not the surviving corporation, (ii)
Wallace is acquired in a merger where Wallace
is the surviving corporation and all or part
of its common shares is converted into the
securities of another entity or (iii) more
than 50% of Wallace's assets are sold or
transferred, each holder of a right, except
the acquiring person, will be able to
exercise that right to receive common shares
of the acquiring company equal to two times
the exercise price of the right. The rights
are redeemable under specified circumstances.
    On January 16, 2003, the Wallace board
amended the Plan to exempt the merger, the
merger agreement and all transactions
contemplated by the merger agreement from
triggering any rights under the plan.
    This summary of the plan and the rights
does not purport to be complete and is
qualified in its entirety by the rights
agreement, which is incorporated by reference
to Exhibit 4 to Wallace's Current Report on
Form 8-K dated March 16, 2000, the January
16, 2003 amendment to the rights agreement,
which is incorporated by reference to Exhibit
4.1 to Wallace's registration statement on
Form 8-A/A filed January 17, 2003, and the
Wallace certificate of incorporation.

                    COMPARATIVE MARKET PRICES AND DIVIDENDS

     The following table sets forth the high and low sale prices of Wallace common shares and Moore common shares as reported on the New York Stock Exchange, and the quarterly cash dividends declared per share for the periods indicated.

                                                 MOORE COMMON SHARES*      WALLACE COMMON SHARES
                                               ------------------------   ------------------------
                                               HIGH     LOW    DIVIDEND   HIGH     LOW    DIVIDEND
                                               -----   -----   --------   -----   -----   --------
2001
  First Quarter..............................   5.19    3.06     0.05     20.00   15.25    0.165
  Second Quarter.............................   5.95    3.67       --     18.75   15.20    0.165
  Third Quarter..............................   8.30    5.25       --     18.85   14.00    0.165
  Fourth Quarter.............................   9.50    6.90       --     19.91   15.00    0.165
2002
  First Quarter..............................  13.38    9.18       --     21.20   17.90    0.165
  Second Quarter.............................  14.45   10.87       --     22.62   19.10    0.165
  Third Quarter..............................  12.34    8.70       --     21.57   15.80    0.165
  Fourth Quarter.............................  11.72    7.85       --     22.15   15.95    0.165
2003
  First Quarter (through --, 2003)...........     --      --       --        --      --       --

---------------

 *  Moore common shares are also listed on The Toronto Stock Exchange.

     The market price of shares of Moore and Wallace common shares will fluctuate between the date of this document and the completion of the merger. No assurance can be given concerning the market price of Moore common shares before or after the completion of the merger. Wallace stockholders are advised to obtain current market quotations for Moore and Wallace common shares. The timing and amount of future dividends of the combined company will depend upon earnings, cash requirements, the financial condition of the combined company and its subsidiaries and other factors deemed relevant by the board of directors of the combined company.

                         UNAUDITED PRO FORMA CONDENSED
                         COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined balance sheet as of December 31, 2002 and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2002 are based on the historical financial statements of Moore and Wallace after giving effect to the merger as a purchase of Wallace by Moore using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

     The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. The pro forma information is preliminary and is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the period or date indicated, nor is it necessarily indicative of future results that may occur. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from the synergies to be created or the costs to implement such cost savings or synergies, and income taxes do not reflect the amounts that would have resulted had Moore and Wallace filed consolidated income tax returns during the periods presented. No assurance can be given that operating cost savings and synergies will be realized.

     Pro forma adjustments are necessary to reflect the estimated purchase price, the new debt and equity structure and to adjust amounts related to Wallace's net tangible and intangible assets to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, interest expense, and the income tax effect related to the pro forma adjustments.

     The pro forma adjustments and allocation of purchase price are preliminary and are based on management's estimates of the fair value of the assets acquired and liabilities assumed. The preliminary work performed by independent valuation specialists has been considered in management's estimates of the fair values reflected in these unaudited pro forma condensed combined financial statements.

     The final purchase price allocation will be completed after asset and liability valuations are finalized. A final determination of these fair values, which cannot be made prior to the completion of the merger, will include management's consideration of a final valuation prepared by the independent valuation specialists. This final valuation will be based on the actual net tangible and intangible assets of Wallace that exist as of the date of the completion of the merger. Any final adjustments may change the allocations of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements. Amounts preliminarily allocated to intangible assets with indefinite lives may significantly decrease or be eliminated and amounts allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization of intangible assets. In addition, the impact of ongoing integration activities, the timing of the completion of the merger and other changes in Wallace's net tangible and intangible assets prior to completion of the merger could cause material differences in the information presented.

     The unaudited pro forma condensed combined balance sheet is presented as if the merger had been completed on December 31, 2002 and, due to different fiscal period ends, combines the historical balance sheet of Moore at December 31, 2002 and the historical balance sheet of Wallace at October 31, 2002.

     The unaudited pro forma condensed combined statement of operations of Moore and Wallace for the year ended December 31, 2002 is presented as if the merger had been completed on January 1, 2002 and, due to different fiscal period ends, combines the historical results of Moore for the year ended December 31, 2002 and the historical results of Wallace for the twelve months ended October 31, 2002.

     The historical results of Wallace for the twelve month period ended October 31, 2002 were calculated as the historical results of Wallace for its fiscal year ended July 31, 2002, plus the results of the three month period ended October 31, 2002, less the results of the three month period ended October 31, 2001.

     The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes contained in Moore's Annual Report on Form 10-K for its fiscal year ended December 31, 2002 and Wallace's Annual Report on Form 10-K for its fiscal year ended July 31, 2002 and Quarterly Report on Form 10-Q for the three months ended October 31, 2002. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the merger been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.


     Based on a preliminary analysis, Moore expects to incur, upon completion of the merger or in subsequent quarters, costs for severance and facility charges related to vacating redundant Moore and Wallace facilities, and other costs associated with exiting activities. Exiting costs related to Wallace severance and facilities charges will be recorded as an additional cost of the acquisition. Those exiting costs related to Moore severance and facility charges will be recorded in the combined statement of operations. Certain of these costs, primarily severance and lease termination costs, will result in future cash payments, the timing of which may exceed one year from the merger date. No adjustment has been made to the pro forma information to reflect these potential actions, as the costs of employee terminations, facility exit costs, the final valuation of tangible and intangible assets and related liabilities are not currently determinable. Moore expects to expend a substantial amount of effort evaluating facilities, finalizing valuations of tangible and intangible assets and determining headcount rationalizations. Although preliminary plans are currently being formulated, Moore does not expect such estimates and plans to be finalized until sometime close to or subsequent to the closing of the merger. If and when costs of such exiting plans become estimable, a pro forma adjustment will be recorded to the pro forma condensed combined balance sheet to reflect the estimated costs of such actions.


     Moore's historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP.
Note 25 to the consolidated financial statements in Moore's Annual Report on Form 10-K for its fiscal year ended December 31, 2002 provides a description of the material differences between Canadian GAAP and U.S. GAAP. For the purposes of presenting the selected unaudited pro forma combined financial information, financial information relating to Wallace has been adjusted to conform to Canadian GAAP.

     Intercompany balances or transactions between Moore and Wallace were not significant. No material pro forma adjustments were required to conform Wallace's accounting policies to Moore's accounting policies. Certain reclassifications have been made to conform Wallace's historical amounts to Moore's presentation in addition to those required to conform Wallace to Canadian GAAP.


     Moore has not yet identified any premerger contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Upon completion of the merger and prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
        OF MOORE CORPORATION LIMITED AND WALLACE COMPUTER SERVICES, INC.
                            AS OF DECEMBER 31, 2002
                     CANADIAN GAAP -- (U.S.$ IN THOUSANDS)


                                         MOORE         WALLACE
                                      ------------   -----------
                                      DECEMBER 31,   OCTOBER 31,          PRO FORMA
                                          2002       2002(A)(B)          ADJUSTMENTS                PRO FORMA
                                      ------------   -----------         -----------                ----------
ASSETS
Cash and cash equivalents...........   $  139,630     $ 37,365            $(126,995)(c)             $   50,000
Accounts receivable -- net..........      341,383      254,577                   --                    595,960
Inventories.........................      129,889       95,328               26,573(f)                 251,790
Prepaid expenses and other current
  assets............................       17,317       13,765                   --                     31,082
Deferred income taxes...............       31,912       11,639(b1)           14,520(g)                  58,071
                                       ----------     --------            ---------                 ----------
TOTAL CURRENT ASSETS................      660,131      412,674              (85,902)                   986,903
                                       ----------     --------            ---------                 ----------
Property, plant and
  equipment -- net..................      255,722      313,028               19,934(h)                 588,684
Prepaid pension cost................      221,520           --                   --                    221,520
Goodwill -- net.....................      106,254      139,101              554,734(d)                 800,089
Other intangibles -- net............        6,434           --              188,090(i)                 194,524
Deferred income taxes...............       53,938           --                2,010(g)                  55,948
Other assets........................      135,760       77,675(b2)           40,577(k)                 254,012
                                       ----------     --------            ---------                 ----------
TOTAL ASSETS........................   $1,439,759     $942,478            $ 719,443                 $3,101,680
                                       ==========     ========            =========                 ==========

LIABILITIES
Bank indebtedness...................   $   18,158     $     --            $      --                 $   18,158
Accounts payable and accrued
  liabilities.......................      486,507      174,569               16,702(l)                 677,778
Short-term debt.....................        2,135        1,120                3,880(c)                   7,135
Income taxes........................       58,562           --                   --                     58,562
Deferred income taxes...............        3,184           --                   --                      3,184
                                       ----------     --------            ---------                 ----------
TOTAL CURRENT LIABILITIES...........      568,546      175,689               20,582                    764,817
                                       ----------     --------            ---------                 ----------
Long-term debt:
  Revolving Credit Facility.........           --           --              121,373(c)                 121,373
  Term Loan B.......................           --           --              495,000(c)                 495,000
  Senior Notes......................           --           --              400,175(c)                 400,175
  Historical debt...................      187,463      220,169             (399,998)(c)                  7,634
Deferred compensation...............           --       29,529               12,659(m,p)                42,188
Postretirement benefits.............      241,344        5,829(b3)            4,741(n)                 251,914
Deferred income taxes...............        9,482       41,086(b1,b2,b3)     66,217(g)                 116,785
Other liabilities...................       43,776       11,814(b2)            6,658(o)                  62,248
Minority interest...................        6,652           --                   --                      6,652
                                       ----------     --------            ---------                 ----------
TOTAL LIABILITIES...................    1,057,263      484,116              727,407                  2,268,786
                                       ----------     --------            ---------                 ----------

SHAREHOLDERS' EQUITY
Share capital.......................      403,800       87,119              371,171(e)                 862,090
Unearned restricted shares..........       (2,572)          --                   --                     (2,572)
Deferred compensation...............           --        3,095               (1,113)(e)                  1,982
Retained earnings...................      114,601      434,261(b3)         (442,153)(e)                106,709
Cumulative translation
  adjustments.......................     (133,333)          --                   --                   (133,333)
Treasury stock......................           --      (66,113)              64,131(e)                  (1,982)
                                       ----------     --------            ---------                 ----------
TOTAL SHAREHOLDERS' EQUITY..........      382,496      458,362               (7,964)                   832,894
                                       ----------     --------            ---------                 ----------
TOTAL LIABILITIES AND SHAREHOLDERS'
  EQUITY............................   $1,439,759     $942,478            $ 719,443                 $3,101,680
                                       ==========     ========            =========                 ==========


                            See accompanying notes.

                     NOTES TO UNAUDITED CONDENSED COMBINED
                            PRO FORMA BALANCE SHEET

     (a) Certain reclassifications have been made to the historical presentation of Wallace in order to conform to the pro forma condensed combined presentation.

     (b) The differences between Canadian GAAP and U.S. GAAP which are material to Wallace's unaudited consolidated balance sheet as of October 31, 2002 in their Quarterly Report on Form 10-Q for the three months ended October 31, 2002 to comply with Moore's accounting policies under Canadian GAAP are described below.


          (b1) Under Canadian GAAP, deferred income taxes are classified as current or long-term based on the expected timing of the reversal of temporary differences. Under U.S. GAAP, deferred income taxes are classified according to the current or long-term nature of the corresponding asset or liability. Accordingly, a reclassification of $10.6 million from a current deferred tax asset to a long-term deferred tax liability was required.


          (b2) U.S. GAAP requires that $1.6 million excess unfunded accumulated benefit obligation be reflected as an additional minimum pension liability with an offsetting $0.4 million adjustment to intangible assets to the extent of unrecognized prior service costs, and the remaining $0.7 million, net of a $0.5 million deferred tax liability be recorded as a component of accumulated other comprehensive loss. There are no similar requirements under Canadian GAAP. This reclassification had no material impact on Wallace's net income.

          (b3) Wallace recognizes actuarial gains and losses on postretirement benefits immediately for U.S. GAAP purposes. For Canadian GAAP purposes, such gains and losses are amortized. As such, the liability for postretirement benefits is reduced by $4.7 million, with offsetting increases of $2.8 million to retained earnings and $1.9 million to long-term deferred tax liabilities.

     (c) Represents estimated sources and uses of funds as follows (U.S.$ in thousands):


    SOURCES OF FUNDS:
          Revolving Credit Facility(1)................................  $  121,373
          Term Loan B(2)..............................................     500,000
          Senior Notes................................................     400,175
          Issuance of Moore common shares.............................     467,790
                                                                        ----------
          TOTAL SOURCES:..............................................  $1,489,338
                                                                        ----------

    USES OF FUNDS:
          Purchase of Wallace -- cash component at $14.40 per share...  $  605,799
          Purchase of Wallace -- stock component at 1.05 Moore
            shares....................................................     467,790
          Refinance historical debt(3)................................     438,018
          Estimated direct financing fees.............................      27,204
          Purchase of Wallace stock options...........................      28,102
          Funding of Wallace employee capital accumulation plans(4)...      26,178
          Funding of certain Wallace executive employment and change
            of control obligations(5).................................       8,942
          Estimated transaction fees and expenses related to equity...       9,500
          Estimated direct transaction fees and expenses..............       4,800
                                                                        ----------
          TOTAL USES:.................................................  $1,616,333
                                                                        ----------
          NET USE OF HISTORICAL CASH:.................................  $  126,995
                                                                        ----------



          (1) The revolving credit facility provides for borrowings up to $350.0 million.



          (2) $5.0 million of Term Loan B is reflected in short-term debt and the balance is reflected in long-term debt.

        (3) Represents debt refinancing of $401.2 million of existing Moore and Wallace debt ($1.1 million is classified as short-term), $2.4 million of accrued interest and the liability assumed for an estimated cash "make-whole" payment of approximately $34.5 million related to the historical Wallace notes.



        (4) Represents a preliminary estimate of the amount required to be funded into the Wallace Benefit Trust pursuant to Wallace's employee capital accumulation plans.


        (5) Represents a preliminary estimate of the amount required to be funded into the Wallace Benefit Trust pursuant to certain Wallace executive employment and change of control obligations.

     (d) Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Wallace's tangible and intangible assets, and liabilities based on their estimated fair values as of the date of the completion of the merger. The preliminary estimated consideration is allocated as follows (U.S.$ in thousands):


          CALCULATION OF CONSIDERATION:

      Purchase of Wallace -- cash component at $14.40 per           $  605,799
      share(1)....................................................
      Purchase of Wallace -- stock component at 1.05 Moore             467,790
      shares(2)...................................................
      Purchase of Wallace stock options(3)........................      28,102
      Estimated direct transaction costs(4).......................      39,258
                                                                    ----------
              Total consideration.................................  $1,140,949



          PRELIMINARY ALLOCATION OF CONSIDERATION:

      Wallace book value of net assets (see note e)...............  $  458,362
                                                                    ----------
      Initial purchase allocation adjustment......................     682,587
      Less adjustments to historical net book values:
              Inventories (see note f)............................      26,573
              Current deferred tax asset (see note g).............      11,378
              Property, plant and equipment (see note h)..........      19,934
              Intangible assets (see note i)......................     188,090
              System development cost (see note j)................      (2,706)
              Historical deferred financing fees of Wallace (see       (14,096)
      note k).....................................................
              Change of control obligations (see note l)..........     (19,144)
              Capital accumulation plan liability (see note m)....     (10,093)
              Postretirement benefit obligation (see note n)......      (4,741)
              Pension liability (see note o)......................      (1,125)
              Non-current deferred tax liability (see note g).....     (66,217)
                                                                    ----------
      Adjustment to goodwill......................................  $  554,734
                                                                    ----------



        (1) Represents cash consideration of $14.40 per common share to Wallace common stockholders based on approximately 42 million Wallace common shares outstanding as of the date of announcement of the merger agreement on January 17, 2003. This amount is a preliminary estimate and the actual cash consideration paid could materially differ as it will be based on the number of Wallace common shares outstanding at the completion of the merger.



        (2) Represents the value of the approximately 44 million shares of Moore common stock to be issued to Wallace common stockholders at an assumed price of $10.59 per share, the average of the high and low share price during the five day period beginning two days before the date of announcement of the merger agreement on January 17, 2003. This amount is a preliminary estimate and the actual value of Moore common shares received by Wallace stockholders could materially differ as it will be based on the number of Wallace common shares outstanding and the average Moore common share price on the last trading day prior to the completion of the merger.

        (3) Represents estimated cash consideration paid to purchase certain Wallace stock options. This estimate is calculated as the total estimated per share consideration of $25.52 less the exercise price of the Wallace stock options with an exercise price less than total per share consideration of $25.52. The actual cash consideration paid could materially differ, as it will be based on the Moore common share price on the last trading day prior to the completion of the merger, the number of Wallace stock options outstanding and the exercise price of outstanding Wallace stock options at the completion of the merger.


          (4) Represents estimated direct merger costs, including financial advisory, legal, accounting, and other costs. This estimate also includes the liability assumed for an estimated cash "make-whole" payment of approximately $34.5 million related to historical Wallace debt.



     (e) Represents adjustments to reflect the elimination of the components of the historical equity of Wallace totaling $458.4 million; the issuance of $467.8 million of new Moore equity less $9.5 million of fees related to the equity issuance (see note c); the write-off against retained earnings of $4.8 million, net of tax, of deferred financing fees related to historical Moore debt to be refinanced; the charge of $3.1 million, net of tax, related to historical Moore interest rate swaps (see note g) and the conversion of Wallace shares held by the Wallace Benefit Trust into Moore shares (see note p).


     (f) Represents the estimated purchase accounting adjustment to capitalized manufacturing profit in inventory. This amount was estimated as part of the initial assessment of the fair value of assets acquired and liabilities assumed. The amount ultimately allocated to inventory may differ materially from this preliminary allocation.


     (g) Reflects the estimated impact on deferred tax assets and liabilities of purchase accounting adjustments (see note d), the write-off of Moore deferred financing fees and the required charge to mark Moore's interest rate swaps to market resulting from the extinguishment, upon consummation of the acquisition, of the underlying hedged debt. This estimate is based on the statutory tax rate of 39.5%.


     (h) Reflects the estimated adjustments required to record Wallace's property, plant and equipment at its fair value based on a depreciated replacement value. This adjustment is preliminary and is based on management's estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations.


     (i) Of the total estimated purchase price, a preliminary estimate of approximately $74.3 million has been allocated to amortizable intangible assets acquired. Amortizable intangible assets consists of $50.3 million allocated to customer relationships to be amortized over 11 years; $7.9 million allocated to non-compete agreements to be amortized over 2 years; $12.3 million allocated to patents to be amortized over 8 years; and $3.8 million allocated to backlog to be amortized over 1 year. This adjustment is preliminary and is based on management's estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations.



          Approximately $113.8 million has been allocated to intangibles with indefinite lives, consisting primarily of the Wallace trade name. The assumption used in the preliminary valuation is that the Wallace trade name will not be amortized and will have an indefinite remaining useful life based on many factors and considerations, including the length of time that the Wallace name has been in use, the Wallace name awareness, and the assumption of continued use of the Wallace brand as part of the marketing strategy of the combined company. This adjustment is preliminary and is based on management's estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations.


     (j) Reflects the estimated adjustments required to record Wallace's system development costs at fair value based on the estimated cost to reproduce and an estimated remaining life of 7 years. This adjustment is preliminary and is based on management's estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations.

     (k) Includes the following adjustments to other non-current assets (U.S.$ in thousands):


    New deferred financing fees.................................  $ 27,204
    Write off existing Wallace deferred financing fees related
      to debt to be refinanced..................................   (14,096)
    Write off existing Moore deferred financing fees related to
      debt to be refinanced.....................................    (7,955)
    Convert Wallace Benefit Trust to cash (see note p)..........     2,566
    Fund employee capital accumulation plans (see note m).......    26,178
    Fund certain Wallace executive employment and change of
      control obligations (see note c)..........................     8,942
    Write down software development costs (see note j)..........    (2,706)
    Adjustment to pension asset (see note o)....................       444
                                                                  --------
              Net adjustment to other non-current assets........  $ 40,577
                                                                  ========


     (l) Reflects the estimated obligation for change of control payments of $19.1 million to certain Wallace senior executives. This amount excludes the purchase of stock options upon completion of the merger and approximately $8.1 million related to the capital accumulation plan for which Wallace has already recorded a liability. This adjustment also reflects the payment of $2.4 million of accrued interest related to debt being refinanced (see note c).


     (m) Reflects a preliminary estimated adjustment of $10.1 million to record the liability for Wallace's capital accumulation plans at their fair value. This estimate is based on an assumed average guaranteed rate of return of 12% that is payable at various payout dates in accordance with the plan in effect during the year of the initial deferral. An assumed discount rate of 6.75% and estimated rates for turnover, mortality and retirement were utilized for this calculation. The valuation of the capital accumulation plan obligations is preliminary and has not yet been finalized. The final valuation will be based on actuarial assumptions appropriate upon completion of the merger. The amount ultimately allocated to the capital accumulation plan obligation may differ significantly from this preliminary allocation.



         A portion of this liability is required to be funded upon completion of the merger pursuant to Wallace's employee capital accumulation plans. The preliminary estimate of the funding requirement is $26.2 million based on the accumulated deferred compensation and accrued interest through October 31, 2002. The amount that will be funded upon the completion of the merger will be based on the accumulated deferred compensation and accrued interest upon completion of the merger and may differ significantly from this estimate.


     (n) Reflects a preliminary estimate to record Wallace's liability for postretirement benefits at its projected benefit obligation. The valuation of employee benefit obligations has not yet been completed. The final valuation will be based on actuarial assumptions appropriate upon completion of the merger. The amount ultimately allocated to postretirement benefits other than pensions may differ significantly from this preliminary allocation.


     (o) Reflects a preliminary estimate of $1.6 million to record Wallace's pension liability at its projected benefit obligation and to adjust the pension asset. The valuation of employee benefit obligations has not yet been completed. The final valuation will be based on actuarial assumptions appropriate upon completion of the merger. The amount ultimately allocated to the pension liability may differ significantly from this preliminary allocation. The adjustment also reflects an estimated liability of $5.1 million, to mark Moore's interest rate swaps to fair value as of December 31, 2002, related to the extinguishment, upon consumation of the acquisition, of the underlying hedged debt.


     (p) Reflects the conversion of 178,212 Wallace common shares, which are held in the Wallace Benefit Trust and are related to deferred compensation plans, into cash and Moore common shares pursuant to the merger agreement. The cash portion, estimated at $2.6 million, is reflected as an increase in the Wallace Benefit Trust included in other non-current assets with an offsetting increase in the deferred compensation liability. The stock portion, estimated at $2.0 million, is reflected in treasury stock with an offsetting liability in shareholders' equity.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
        OF MOORE CORPORATION LIMITED AND WALLACE COMPUTER SERVICES, INC.
                          YEAR ENDED DECEMBER 31, 2002
     CANADIAN GAAP -- (U.S.$ IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                WALLACE
                                                               12 MONTHS
                                                  MOORE          ENDED
                                               DECEMBER 31,   OCTOBER 31,    PRO FORMA
                                                   2002         2002(A)     ADJUSTMENTS    PRO FORMA(B)
                                               ------------   -----------   -----------    ------------
NET SALES....................................   $2,038,039    $1,522,126     $     --       $3,560,165
                                                ----------    ----------     --------       ----------
Cost of sales................................    1,390,007     1,109,724           --        2,499,731
Selling, general and administrative
  expenses...................................      459,613       240,993           --          700,606
Provision for (recovery of) restructuring
  costs -- net...............................         (850)       17,868           --           17,018
Depreciation and amortization (includes
  impairment charges of $23,500 at
  Wallace)...................................       86,746        87,707        6,541(c)       180,994
                                                ----------    ----------     --------       ----------
Total operating expenses.....................    1,935,516     1,456,292        6,541        3,398,349
                                                ----------    ----------     --------       ----------
INCOME (LOSS) FROM OPERATIONS................      102,523        65,834       (6,541)         161,816
                                                ----------    ----------     --------       ----------
Investment and other income..................        3,720            --           --            3,720
Interest expense -- net......................       12,145        19,334       32,175(d)        63,654
Debt settlement costs........................       16,746            --      (16,746)(e)           --
                                                ----------    ----------     --------       ----------
EARNINGS (LOSS) BEFORE TAXES AND MINORITY
  INTEREST...................................       77,352        46,500      (21,970)         101,882
                                                ----------    ----------     --------       ----------
Income tax expense (recovery)................        2,472        16,579       (8,678)(f)       10,373
Minority interest............................        1,622            --           --            1,622
                                                ----------    ----------     --------       ----------
NET EARNINGS.................................   $   73,258    $   29,921     $(13,292)      $   89,887
                                                ----------    ----------     --------       ----------
NET EARNINGS PER SHARE:
  Basic......................................   $     0.66                                  $     0.58
  Diluted....................................   $     0.64                                  $     0.57
AVERAGE SHARES OUTSTANDING (IN THOUSANDS):
  Basic......................................      111,556                                     155,729(g)
  Diluted....................................      114,022                                     158,195(g)


                            See accompanying notes.

                NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA
                            STATEMENT OF OPERATIONS

     (a) The historical results of Wallace for the twelve months ended October 31, 2002 were calculated as the historical results for its fiscal year ended July 31, 2002 plus the results of the three month period ended October 31, 2002 less the results of the three month period ended October 31, 2001. There are no material adjustments to Wallace's historical U.S. GAAP statement of operations required to conform it to Canadian GAAP.

         Reclassifications have been made to the historical presentation of Wallace in order to conform to the pro forma combined presentation.


     (b) The pro forma statement of operations does not reflect on estimated $26.6 million nonrecurring charge to cost of sales that will be incurred as the capitalized manufacturing profit is added to inventory under purchase accounting. The pro forma statement of operations does not reflect an estimated $5.1 million charge to investment and other income related to marking Moore's interest rate swaps to market resulting from the extinguishment, upon consummation of the acquisition, of the underlying hedged debt and the amortization of $3.8 million of intangible assets related to backlog with an amortization period of less than 1 year. These charges are nonrecurring in nature and are not expected to have a continuing impact on the results of operations of the combined company.



     (c) Represents pro forma adjustment to reflect incremental depreciation and amortization resulting from fair value adjustments to property, plant and equipment, amortizable intangible assets and system development costs as illustrated below. This adjustment is preliminary and based on management's estimates of the fair value. The actual adjustment may differ materially and will be based on final valuations.



                                                           ANNUAL        WALLACE HISTORICAL
                                           USEFUL     DEPRECIATION AND    DEPRECIATION AND    INCREASE/
    (U.S.$ IN THOUSANDS)    FAIR VALUE      LIFE        AMORTIZATION        AMORTIZATION      (DECREASE)
    --------------------    ----------   ----------   ----------------   ------------------   ----------
    PROPERTY, PLANT AND
      EQUIPMENT...........   $323,681       Various       $54,421             $52,848          $ 1,573
    AMORTIZABLE
      INTANGIBLES
    Customer
      Relationships.......     50,280            11         4,571                  --            4,571
    Patents...............     12,340             8         1,543                  --            1,543
    Non-Compete
      Agreements..........      7,900             2         3,950                  --            3,950
                             --------                     -------             -------          -------
         Total amortizable
           intangibles....     70,520                      10,064                  --           10,064
                             --------                     -------             -------          -------
    SYSTEM DEVELOPMENT
      COSTS...............     43,840             7         6,263              11,359           (5,096)
    TRADENAME.............   $113,780    Indefinite            --                  --               --
                             --------                     -------             -------          -------
    NET ADJUSTMENT TO
      DEPRECIATION AND
      AMORTIZATION........                                                                     $ 6,541
                                                                                               -------
    BACKLOG...............   $  3,790             1
                             --------

     (d) Reflects pro forma interest expense, net of $3.1 million of historical interest income, resulting from the new capital structure based on a three-month LIBOR rate of 1.35% (LIBOR) as of February 7, 2003, as follows (U.S.$ in thousands):



          Revolving Credit Facility(1)................................  $  4,673
          Term Loan B(2)..............................................    21,641
          Senior Notes(3).............................................   31,736]
          Commitment fees(4)..........................................     1,393
                                                                        --------
          Cash interest expense on new debt...........................    59,443
          Amortization of deferred financing fees(5)..................     4,083
          Amortization of discount on Senior Notes(6).................       353
                                                                        --------
          Pro forma total interest expense on new debt................    63,879
          Less interest expense on existing debt being refinanced.....   (31,704)
                                                                        --------
          Pro forma adjustment........................................  $ 32,175
                                                                        --------



        (1) Reflects pro forma interest expense on the revolving credit facility using an assumed average outstanding balance of $121.4 million and an interest rate of LIBOR plus 2.5%.


        (2) Reflects pro forma interest expense on the Term Loan B assuming an initial outstanding balance of $500 million, quarterly principal payments of $1.25 million and an interest rate of LIBOR plus 3.0%.


        (3) Reflects pro forma interest expense on the Senior Notes assuming an outstanding balance of $403 million issued at a price of 99.299% and an interest rate of 7.875%.



        (4) Reflects commitment fees of 0.50% on estimated undrawn funds under the revolving credit facility of $228.6 million plus additional fees of approximately $0.25 million.



        (5) Reflects amortization of deferred financing fees over the term of the related facility (5 years for the revolving credit facility, 7 years for Term Loan B, and 8 years for the Senior Notes). Pro forma interest expense does not reflect a one-time charge to operating expenses of $8.0 million that will be incurred to write-off deferred financing fees related to existing Moore debt being refinanced or $4.0 million of estimated one-time bridge financing commitment fees that will be expensed assuming the Senior Notes are issued on or prior to the completion of the merger and the bridge financing is not needed.



        (6) Reflects the amortization of the discount on the Senior Notes.


        A 0.125% change in interest rates would result in a change in the pro forma interest expense as follows (U.S.$ in thousands):


    Revolving Credit Facility...................................  $152
    Term Loan B.................................................   622
                                                                  ----
    Total.......................................................  $774



     (e) Reflects elimination of debt settlement costs related to refinanced debt.



     (f) Reflects the pro forma tax effect of the above adjustments at an estimated combined statutory tax rate of 39.5%.



     (g) The pro forma basic weighted average number of shares are calculated by adding Moore's weighted average basic shares outstanding as of December 31, 2002 and the number of shares of Wallace common shares outstanding as of the date the merger agreement was announced multiplied by the exchange ratio of 1.05. The pro forma diluted weighted average number of shares are calculated by adding Moore's weighted average diluted shares outstanding as of December 31, 2002 and the number of Wallace common shares outstanding as of the date the merger agreement was announced multiplied by the exchange ratio of 1.05.

DIFFERENCES BETWEEN CANADIAN GAAP AND U.S. GAAP

     The following sets out the material adjustments to the unaudited pro forma condensed combined financial statements to reconcile Canadian GAAP and U.S. GAAP and should be read in conjunction with Note 25 to Moore's December 31, 2002 consolidated financial statements which are incorporated by reference herein.

     Moore's Canadian GAAP accounting is consistent in all material aspects with U.S. GAAP with the following exceptions.

 Pensions and Postretirement Benefits

     With the adoption of CICA Handbook Section 3461, Employee Future Benefits, effective January 1, 2000, there is no longer any difference in the method of accounting for these costs. However, the transitional rules for implementing the new Canadian standard continue to result in U.S. GAAP reporting differences. Under CICA Handbook Section 3461, all past net gains (losses), net assets and prior service costs were recognized as of the date of adoption. Whereas, under U.S. GAAP, net gains (losses), net assets and prior service costs which occurred before January 1, 2000 are recognized over the appropriate amortization period.

 Income Taxes

     The liability method of accounting for income taxes is used for both Canadian and U.S. GAAP. However, under U.S. GAAP, temporary differences are tax effected at enacted rates, whereas under Canadian GAAP, temporary differences are tax effected using substantively enacted rates and laws that will be in effect when the differences are expected to reverse.

 Stock Compensation

     The adoption of CICA Handbook, Section 3870 -- Stock-Based Compensation and Other Stock-Based Payments, reduced most prospective differences in accounting for these costs between Canadian GAAP and U.S. GAAP. For both Canadian and U.S. GAAP, Moore uses the intrinsic value method for accounting for stock options. Prior to CICA Handbook Section 3870, recognition of compensation expense was not required for Moore's Series 1 Preference Share options, whereas under U.S. GAAP, the expense is measured at the fair value of the Preference Share options, less the amount the employee is required to pay, and is accrued over the vesting period.

     In April 2002, the shareholders of Moore approved the amendment of the options to purchase Series 1 Preference Shares (Preference Shares) to eliminate the cash-out provision and to make them exercisable for one common share per Preference Share option. The exercise price and the number of Preference Share options remained unchanged. This amendment effectively made these options common share equivalents for diluted earnings per share computations. The transition rules for CICA Handbook Section 3870 required that these common share equivalents be considered outstanding as of the beginning of the year, whereas for U.S. GAAP purposes, these Preference Share options were not considered common share equivalents until amended. The difference in the weighted average common shares between Canadian and U.S. GAAP relates solely to the amendment of the Preference Share options.

     Additionally, no compensation expense is required to be recognized in the current and future periods under Canadian GAAP pursuant to CICA Handbook Section 3870, whereas under U.S. GAAP, unearned compensation cost will be recognized over the remaining vesting period (through December 11, 2004) based on the intrinsic value of the option on the date of approval.

 Comprehensive Income

     U.S. GAAP requires disclosure of comprehensive income and its components. Comprehensive income is the change in equity of Moore from transactions and other events other than those resulting from transactions with owners, and is comprised of net income and other comprehensive income. The components of other comprehensive income for Moore are unrealized foreign currency translation adjustments, change in fair value of derivatives and unrealized gains (losses) on available-for-sale securities. Under Canadian GAAP, there is no standard for reporting comprehensive income.

 Accounting for Derivative Instruments and Hedging Activities

     For U.S. GAAP purposes, Moore's interest rate swaps are designated as cash flow hedges and changes in their fair value are recorded in other comprehensive income. Under Canadian GAAP, there is no standard requiring the recognition of the fair value of derivatives through comprehensive income.

 Foreign Currency Translation

     Under U.S. GAAP, foreign currency translation gains or losses are only recognized on the sale or substantial liquidation of a foreign subsidiary. Under Canadian GAAP, a foreign currency gain or loss due to a partial liquidation is recognized in income.

 Business Process Reengineering

     Under U.S. GAAP, business process reengineering activities are expensed as incurred. Prior to October 28, 1998, Canadian GAAP permitted these costs to be capitalized or expensed. Subsequent to October 28, 1998, Canadian GAAP requires expensing these costs. Prior to October 28, 1998, Moore capitalized business process reengineering costs and classified them as computer software. In 2002, the U.S. GAAP reconciling item for computer software relates solely to the amortization differential of the capitalized amounts.

 Convertible Debentures

     The debt issue costs disclosed on the U.S. GAAP reconciliation represents the change in the fair value of contingent consideration granted in connection with the December 2001 induced conversion of the subordinated convertible debentures. The contingent consideration is the right granted with the inducement shares for the holder to potentially receive additional consideration in the future based on the 20-day weighted average Moore share price at December 31, 2003 and 2002. For Canadian GAAP purposes, to the extent that any stock or cash is paid, it will be recorded as a charge to retained earnings. For U.S. GAAP purposes, the fair value of this contingent consideration is recognized in earnings and recorded at fair market value in subsequent reporting periods. The fair value of the consideration was based upon an independent third party valuation using an option pricing valuation model that includes, but is not limited to, the following factors: Moore's share price volatility; cost of borrowings; and certain equity valuation multiples.

     The following tables provide a reconciliation of unaudited pro forma net earnings as reported under Canadian GAAP to unaudited pro forma net earnings under U.S. GAAP.


                                                               DECEMBER 31,
                                                                   2002
                                                              --------------
                                                                  (U.S.$
                                                               IN THOUSANDS
                                                                EXCEPT PER
                                                                  SHARE)
Pro Forma net earnings......................................     $ 89,887
U.S. GAAP ADJUSTMENTS:
Pension expense.............................................        4,199
Postretirement benefits.....................................       17,290
Computer software...........................................        6,764
Debt conversion costs.......................................          832
Stock-based compensation....................................      (11,839)
Income taxes................................................       (6,812)
                                                                 --------
Pro Forma net earnings under U.S. GAAP......................     $100,321
Pro Forma Earnings per share:
  Basic.....................................................     $   0.64
  Diluted...................................................     $   0.64
Average shares (in thousands):
  Basic.....................................................      155,729
  Diluted...................................................      157,471


     On September 4, 2002, Moore redeemed $100 million of senior guaranteed notes at a redemption price that includes a prepayment charge of $16.7 million or $10.2 million net of taxes. For U.S. GAAP purposes the costs related to the early extinguishment of debt are classified as an extraordinary item.

     The following table lists the pro forma balance sheet items that would have been materially different had they been presented under U.S. GAAP:


                                                                DECEMBER 31, 2002
                                                       -----------------------------------
                                                       PRO FORMA CANADIAN   PRO FORMA U.S.
                                                              GAAP               GAAP
                                                       ------------------   --------------
                                                              (U.S.$ IN THOUSANDS)
Net pension asset....................................      $(189,396)         $(125,239)
Computer software -- net.............................       (133,048)          (107,512)
Postretirement benefits..............................        251,914            376,647
Deferred income taxes, net...........................          5,950            (75,120)
Accounts payable and accrued liabilities.............        677,778            672,947
Accumulated other comprehensive loss.................       (133,333)          (101,253)
Share capital........................................        862,090            863,627
Retained earnings (deficit)..........................        106,709            (55,433)

                                    EXPERTS

     The consolidated financial statements as at and for the years ended December 31, 2002 and 2001 and the related financial statement schedule incorporated in this prospectus by reference from Moore Corporation Limited's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which audit report expresses an unqualified opinion and includes an additional paragraph regarding the audit procedures applied to certain adjustments made to Moore Corporation Limited's 2000 financial statements for the change in accounting policy related to earnings per share, restatement of the segmented information, and the reclassifications to conform to the current year's presentation, but does not express an opinion or any form of assurance on the 2000 financial statements taken as a whole), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The independent auditors at PricewaterhouseCoopers LLP have audited Moore's consolidated financial statements as of and for the year ended December 31, 2000. We have incorporated Moore's consolidated financial statements and related financial statement schedule in this document by reference to Moore's Annual Report on Form 10-K for the year ended December 31, 2002. We rely upon the authority of said firm as experts in accounting and auditing.

     The consolidated financial statements as at and for the year ended July 31, 2002 and the related financial statement schedule incorporated in this prospectus by reference from the Wallace Computer Services, Inc.'s Annual Report on Form 10-K for the year ended July 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which audit reports express an unqualified opinion and includes an additional paragraph regarding the audit procedures applied to certain adjustments made to Wallace Computer Services, Inc.'s 2001 and 2000 financial statements for the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," but does not express an opinion or any form of assurance on the 2001 and 2000 financial statements taken as a whole), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The independent auditors at Arthur Andersen LLP have audited Wallace's consolidated financial statements as of and for the years ended July 31, 2001 and July 31, 2000. Arthur Andersen LLP did not, however, reissue its report for Wallace's Annual Report on Form 10-K for the year ended July 31, 2002. Wallace's consolidated financial statements and related financial statement schedule as of and for the years ended July 31, 2001 and 2000 are incorporated by reference in this document by reference to Wallace's Annual Report on Form 10-K for the year ended July 31, 2002. We rely on the report of Arthur Andersen LLP. We have not been able to obtain, after reasonable efforts, however, the written consent of Arthur Andersen LLP to our naming it as an expert and as having audited the consolidated financial statements of Wallace as of and for the years ended July 31, 2001 and 2000 and incorporating by reference its audit reports in this document. This limits your ability to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of a material fact contained in the consolidated financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                        VALIDITY OF MOORE COMMON SHARES

     The validity of the Moore common shares to be issued in the merger will be passed upon for Moore by Osler, Hoskin & Harcourt LLP.

                                 OTHER MATTERS

     As of the date of this document, Wallace's board of directors knows of no matter that will be presented for consideration at the special meeting other than as described in this document. If any other matter shall properly come for a vote before the special meeting, however, the proposed proxy will be deemed to confer authority to the individuals named as authorized to vote the shares represented by the proxy as to any matter that falls within the purposes set forth in the Notice of Special Meeting of Stockholders. No proxy that is voted against approval of the merger agreement, however, will be voted in favor of adjournment or postponement of the special meeting.

     Wallace does not currently expect to hold a 2003 annual meeting of stockholders because Wallace will not be a separate public company if the merger has been completed by that time. If the merger is not completed and such a meeting is held, stockholders may propose matters to be presented at the 2003 annual meeting of stockholders and may also nominate a person or persons to be director.

     Stockholder proposals that are intended to be included in the proxy materials for Wallace's 2003 annual meeting of stockholders, if such a meeting is held, must be received at the Wallace corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532-3630, attention: Secretary, no later than July 3, 2003; provided, however, if the date of the 2003 annual meeting is changed by more than 30 days from the date of the 2002 annual meeting (December 4, 2002), then the deadline is a reasonable time before Wallace begins to print and mail its proxy materials.

     Stockholder proposals that are intended to be presented at Wallace's 2003 annual meeting of stockholders, if such a meeting is held, but not included in Wallace's proxy materials must be received at the Wallace corporate headquarters, 2275 Cabot Drive, Lisle, Illinois 60532-3630, attention:
Secretary, no later than September 28, 2003; provided, however, if the date of the 2003 annual meeting is changed more than 30 days from the 2002 annual meeting (December 4, 2002), then notice must be received a reasonable time before Wallace mails its proxy materials for 2003.

     Stockholder nominations that are intended to be included in the proxy materials for Wallace's 2003 annual meeting of stockholders, if such a meeting is held, must comply with Article III, Section 3.3 of Wallace's bylaws. In particular, a stockholder may nominate a person or persons to be director at the 2003 annual meeting of stockholders only if he or she provides written notice of the nomination, either by personal delivery or by United States mail, postage prepaid, to Wallace's Secretary not later than 90 days in advance of the 2003 annual meeting of stockholders. Each such notice must set forth:

     - the name and address of the stockholder who intends to make the nomination;

     - the name and address of the person or persons to be nominated for director;

     - a representation that the stockholder is a record holder of Wallace shares entitled to vote at the 2003 annual meeting of stockholders;

     - a representation that the stockholder intends to appear in person or by proxy at the 2003 annual meeting of stockholders to nominate the person or persons specified in the notice;

     - a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder;

     - such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had any nominee been nominated, or intended to be nominated, by Wallace's board of directors; and

     - the consent of each nominee to serve as a director of Wallace if so elected.

                      WHERE YOU CAN FIND MORE INFORMATION

     Moore has filed with the SEC a registration statement under the Securities Act that registers the distribution to Wallace stockholders of the Moore common shares to be issued in the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Moore. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this document.

     In addition, Moore and Wallace file reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy this information at the following location of the SEC:

                             Public Reference Room
                             450 Fifth Street, N.W.
                                   Room 1024
                             Washington, D.C. 20549

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like Moore and Wallace, who file electronically with the SEC. The address of the site is http://www.sec.gov. Moore and Wallace also maintain Internet worldwide web sites that contain information about the respective companies. The Moore and Wallace Internet addresses are http://www.moore.com and http://www.wallace.com.

     You should also be able to inspect reports, proxy statements and other information about Moore and Wallace at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10004.

     The SEC allows Moore and Wallace to incorporate by reference information into this document. This means that Moore and Wallace can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superceded by information that is included directly in this document or incorporated by reference subsequent to the date of this document as described below.

     This document incorporates by reference the documents listed below that Moore previously filed with the SEC. They contain important information about Moore and its financial conditions.

MOORE SEC FILINGS                                          PERIOD OR DATE FILED
-----------------                                          --------------------
Annual Report on Form 10-K                     Year ended December 31, 2002
Current Report on Form 8-K                     Filed on January 8, 2003, January 17, 2003,
                                               February 13, 2003 and March 4, 2003

     In addition, Moore also incorporates by reference additional documents that Moore may file with the SEC between the date of this document and the date of the special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     This document incorporates by reference the documents listed below that Wallace previously filed with the SEC. They contain important information about Wallace and its financial conditions.

WALLACE SEC FILINGS                                        PERIOD OR DATE FILED
-------------------                                        --------------------
Annual Report on Form 10-K                     Year ended July 31, 2002
Quarterly Report on Form 10-Q                  Quarters ended October 31, 2002 and January
                                               31, 2003
Current Report on Form 8-K                     Filed on October 23, 2002, November 4, 2002
                                               and January 17, 2003
The description of the rights agreement,       Filed on January 17, 2003
  contained in Amendment to the registration
  statement on Form 8-A filed pursuant to
  Section 12 of the Securities Exchange Act,
  including any amendment or report filed
  with the SEC for the purpose of updating
  this description

     In addition, Wallace also incorporates by reference additional documents that Wallace may file with the SEC between the date of this document and the date of the special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Moore has supplied all information contained in this document relating to Moore, and Wallace has supplied all information contained in this document relating to Wallace.

     Documents incorporated by reference by Moore are available from Moore without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Moore at the following address:

                             MOORE CORPORATION LTD.
                          c/o Moore Executive Offices
                              One Canterbury Green
                          Stamford, Connecticut 06901
                              Phone: 203-406-3700

     Documents incorporated by reference by Wallace are available from Wallace without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from Wallace at the following address:

                        WALLACE COMPUTER SERVICES, INC.
                                2275 Cabot Drive
                           Lisle, Illinois 60532-3630
                             Phone: 1-800-323-8447

     YOU WILL NOT BE CHARGED FOR ANY OF THESE DOCUMENTS THAT YOU REQUEST. ANY PERSON REQUESTING DOCUMENTS FROM MOORE OR WALLACE SHOULD ENSURE THAT MOORE OR
WALLACE, WHICHEVER IS APPLICABLE, RECEIVES THE REQUEST ON OR BEFORE    --   TO
RECEIVE THEM BEFORE THE WALLACE SPECIAL MEETING.

     NEITHER MOORE NOR WALLACE HAS AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS DOCUMENT OR IN ANY OF THE MATERIALS THAT HAVE BEEN INCORPORATED INTO THIS DOCUMENT. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                           MOORE CORPORATION LIMITED,

                             M-W ACQUISITION, INC.

                                      AND

                        WALLACE COMPUTER SERVICES, INC.

                          Dated as of January 16, 2003

                               TABLE OF CONTENTS

  SECTION                                                                       PAGE
  -------                                                                       ----
                                      ARTICLE I
                THE MERGER; CLOSING; EFFECTIVE TIME; SUBSEQUENT MERGER
      1.1.        The Merger..................................................   A-1
      1.2.        Closing.....................................................   A-1
      1.3.        Effective Time..............................................   A-1
      1.4.        Subsequent Merger...........................................   A-1



                                      ARTICLE II
        CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION
      2.1.        The Certificate of Incorporation............................   A-2
      2.2.        The By-Laws.................................................   A-3



                                     ARTICLE III
                 OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION
      3.1.        Directors...................................................   A-3
      3.2.        Officers....................................................   A-3



                                      ARTICLE IV
           EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES
      4.1.        Merger Consideration........................................   A-3
      4.2.        Rights as Stockholders; Stock Transfers.....................   A-5
      4.3.        Fractional Shares...........................................   A-5
      4.4.        Exchange Procedures.........................................   A-5
      4.5.        Adjustments to Prevent Dilution.............................   A-7
      4.6.        Dissenting Stockholders.....................................   A-7
      4.7.        Right to Withhold Taxes; Real Estate Transfer Taxes.........   A-7
      4.8.        Subscription for Surviving Corporation Common Stock.........   A-8



                                      ARTICLE V
                            REPRESENTATIONS AND WARRANTIES
      5.1.        Representations and Warranties of the Company...............   A-8
      5.2.        Representations and Warranties of Parent and Merger Sub.....  A-16



                                      ARTICLE VI
                                      COVENANTS
      6.1.        Interim Operations..........................................  A-24
      6.2.        Acquisition Proposals.......................................  A-26
      6.3.        Information Supplied........................................  A-27
      6.4.        Stockholders Meeting........................................  A-27
      6.5.        Filings; Other Actions; Notification........................  A-27
      6.6.        Taxation....................................................  A-28
      6.7.        Access......................................................  A-29
      6.8.        Affiliates..................................................  A-29
      6.9.        Stock Exchange Listing and De-listing.......................  A-29
      6.10.       Publicity; Employee Communications..........................  A-30
      6.11.       Benefits, etc. .............................................  A-30
      6.12.       Expenses....................................................  A-31

  SECTION                                                                       PAGE
  -------                                                                       ----
      6.13.       Indemnification; Directors' and Officers' Insurance.........  A-31
      6.14.       Takeover Statute............................................  A-32
      6.15.       Parent Name.................................................  A-32
      6.16.       Section 16(b)...............................................  A-32



                                     ARTICLE VII
                                      CONDITIONS
      7.1.        Conditions to Each Party's Obligation to Effect the
                  Merger......................................................  A-33
                  (a) Stockholder Approval....................................  A-33
                  (b) NYSE and TSX Listing....................................  A-33
                  (c) Regulatory Consents.....................................  A-33
                  (d) Litigation..............................................  A-33
                  (e) S-4.....................................................  A-33
      7.2.        Conditions to Obligations of Parent and Merger Sub..........  A-33
                  (a) Representations and Warranties..........................  A-33
                  (b) Performance of Obligations of the Company...............  A-34
                  (c) Consents Under Agreements...............................  A-34
                  (d) Material Adverse Effect on the Company..................  A-34
                  (e) Financing...............................................  A-34
                  (f) Accountant Letter(s)....................................  A-34
      7.3.        Conditions to Obligation of the Company.....................  A-34
                  (a) Representations and Warranties..........................  A-34
                  (b) Performance of Obligations of Parent and Merger Sub.....  A-35
                  (c) Consents Under Agreements...............................  A-35
                  (d) Material Adverse Effect on Parent.......................  A-35



                                     ARTICLE VIII
                                     TERMINATION
      8.1.        Termination by Mutual Consent...............................  A-35
      8.2.        Termination by Either Parent or the Company.................  A-35
      8.3.        Termination by the Company..................................  A-35
      8.4.        Termination by Parent.......................................  A-36
      8.5.        Effect of Termination and Abandonment.......................  A-36



                                      ARTICLE IX
                              MISCELLANEOUS AND GENERAL
      9.1.        Survival....................................................  A-37
      9.2.        Modification or Amendment...................................  A-37
      9.3.        Waiver of Conditions........................................  A-38
      9.4.        Counterparts................................................  A-38
      9.5.        GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL...............  A-38
      9.6.        Notices.....................................................  A-38
      9.7.        Entire Agreement............................................  A-39
      9.8.        No Third Party Beneficiaries................................  A-39
      9.9.        Obligations of Parent and of the Company....................  A-39

  SECTION                                                                       PAGE
  -------                                                                       ----
      9.10.       Definitions.................................................  A-39
      9.11.       Severability................................................  A-39
      9.12.       Interpretation..............................................  A-40
      9.13.       Assignment..................................................  A-40

EXHIBIT A -- Form of Company Affiliate Letter.............................. A-42

                             INDEX OF DEFINED TERMS

TERM                                                             SECTION
----                                                             -------
Acquisition Proposal........................................            6.2
Adjustment Ratio............................................         4.1(b)
Affiliates..................................................     5.1(c)(ii)
Affiliates Letter...........................................            6.8
Aggregate Stock Value.......................................         4.1(b)
Agreement...................................................       Preamble
Audit Date..................................................         5.1(e)
By-Laws.....................................................            2.2
Cash Election Shares........................................         4.1(b)
Charter.....................................................            2.1
Closing.....................................................            1.2
Closing Date................................................            1.2
Code........................................................            1.4
Company.....................................................       Preamble
Company Common Stock........................................      4.1(a)(1)
Company Disclosure Schedule.................................            5.1
Company Employees...........................................        6.11(b)
Company Intellectual Property Rights........................  5.1(p)(ii)(B)
Company Material Adverse Effect.............................     5.1(a)(ii)
Company Option..............................................         5.1(b)
Company Reports.............................................         5.1(e)
Company Requisite Vote......................................      5.1(c)(i)
Compensation and Benefit Plans..............................      5.1(h)(i)
Confidentiality Agreement...................................            9.7
Consideration...............................................   4.1(a)(i)(B)
Constituent Corporations....................................       Preamble
Contracts...................................................  5.1(d)(ii)(B)
Conversion Ratio............................................        6.11(a)
Converted Cash Election Share...............................   4.1(c)(i)(C)
Converted Stock Election Shares.............................  4.1(c)(ii)(B)
Costs.......................................................        6.13(a)
Current Premium.............................................        6.13(c)
Delaware Certificate of Merger..............................            1.3
DGCL........................................................            1.1
Dissenters' Shares..........................................      4.1(a)(i)
D&O Insurance...............................................        6.13(c)
DOL.........................................................     5.1(h)(ii)
Effective Time..............................................            1.3
EGTRRA......................................................     5.1(h)(ii)
Election....................................................         4.1(b)
Election Deadline...........................................         4.4(a)
Election Form...............................................         4.1(b)

TERM                                                             SECTION
----                                                             -------
Environmental Law...........................................         5.1(k)
ERISA.......................................................     5.1(h)(ii)
ERISA Affiliate.............................................    5.1(h)(iii)
ERISA Plans.................................................     5.1(h)(ii)
Exchange Act................................................         5.1(a)
Exchange Agent..............................................         4.1(b)
Exchange Fund...............................................         4.4(b)
Excluded Shares.............................................      4.1(a)(i)
Expenses....................................................         8.5(b)
GAAP........................................................         5.1(e)
Governmental Consents.......................................         7.1(c)
Governmental Entity.........................................      5.1(d)(i)
Hazardous Substance.........................................         5.1(k)
HSR Act.....................................................         5.1(b)
Indemnified Parties.........................................        6.13(a)
IRS.........................................................     5.1(h)(ii)
Laws........................................................         5.1(i)
Measurement Price...........................................   4.1(a)(i)(A)
Merger......................................................       Recitals
Merger Sub..................................................       Preamble
Multiemployer Plans.........................................     5.1(h)(ii)
New Certificates............................................         4.4(b)
No-Election Shares..........................................         4.1(b)
Non-U.S. Parent Compensation Benefit Plan...................   5.2(i)(viii)
NYSE........................................................      5.1(d)(i)
Old Certificates............................................         4.4(a)
Order.......................................................         7.1(d)
Organizational Documents....................................         5.1(a)
Parent......................................................       Preamble
Parent Audit Date...........................................         5.2(f)
Parent Common Stock.........................................   4.1(a)(i)(A)
Parent Compensation and Benefit Plans.......................      5.2(i)(i)
Parent Disclosure Schedule..................................            5.2
Parent ERISA Plans..........................................     5.2(i)(ii)
Parent Intellectual Property Rights.........................  5.2(n)(ii)(B)
Parent Material Adverse Effect..............................         5.2(b)
Parent Pension Plan.........................................     5.2(i)(ii)
Parent Preference Shares....................................         5.2(c)
Parent Reports..............................................         5.2(f)
Parent Stock Plans..........................................         5.2(c)
Parent Substitute Options...................................        6.11(a)
Parent Third-Party Intellectual Property Rights.............  5.2(n)(ii)(A)

TERM                                                             SECTION
----                                                             -------
Parent Voting Debt..........................................         5.2(c)
Pension Plan................................................     5.1(h)(ii)
Per Share Cash Consideration................................   4.1(a)(i)(B)
Per Share Stock Consideration...............................   4.1(a)(i)(A)
Person......................................................         4.4(g)
Preferred Shares............................................         5.1(b)
Prospectus/Proxy Statement..................................            6.3
Representatives.............................................            6.7
Rights......................................................         5.1(b)
Rights Agreement............................................         5.1(b)
S-4 Registration Statement..................................            6.3
SEC.........................................................         5.1(e)
Securities Act..............................................      5.1(d)(i)
Share.......................................................      4.1(a)(i)
Shares......................................................      4.1(a)(i)
Significant Subsidiaries....................................         5.1(a)
Sister Subsidiary...........................................            1.4
Stock Election Shares.......................................         4.1(b)
Stockholders Meeting........................................            6.4
Stock Number................................................         4.1(b)
Stock Plans.................................................         5.1(b)
Stock-Selected No-Election Share............................   4.1(c)(i)(B)
Subsequent Merger...........................................            1.4
Subsidiary..................................................      5.1(a)(i)
Superior Proposal...........................................            6.2
Surviving Corporation.......................................            1.1
Takeover Statute............................................         5.1(j)
Tax.........................................................         5.1(l)
Taxable.....................................................         5.1(l)
Taxes.......................................................         5.1(l)
Tax Return..................................................         5.1(l)
Termination Date............................................            8.2
Third-Party Intellectual Property Rights....................  5.1(o)(ii)(A)
TSX.........................................................      5.2(d)(i)
Voting Debt.................................................         5.1(b)

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of January 16, 2003, among Wallace Computer Services, Inc., a Delaware corporation (the "Company"), Moore Corporation Limited, a corporation continued under the laws of Canada ("Parent"), and M-W Acquisition, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub," the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations").

                                    RECITALS

     WHEREAS, the respective boards of directors of each of Parent, Merger Sub and the Company have approved the merger of Merger Sub with and into the Company (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement; and

     WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                  ARTICLE VII

             THE MERGER; CLOSING; EFFECTIVE TIME; SUBSEQUENT MERGER

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article II. The Merger shall have the effects specified in the Delaware General Corporation Law, as amended (the "DGCL").

     1.2.  Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 A.M. on the third business day after which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

     1.3. Effective Time. On the Closing Date, the Company and Parent will cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL. The Merger shall become effective at the time when the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware, unless such Delaware Certificate of Merger specifies a different effective time in which event the Merger shall become effective at such other specified time (the "Effective Time").

     1.4. Subsequent Merger. (a) Immediately after the Effective Time, Parent will cause the Surviving Corporation to merge with and into a newly created direct, wholly owned subsidiary of Parent (the "Sister Subsidiary") and the separate corporate existence of the Surviving Corporation shall thereupon cease (the "Subsequent Merger") if, prior to the Effective Time: (i) the Company shall have received the opinion of Sidley Austin Brown & Wood, special counsel to the Company, dated as of the Closing Date, to the effect that the Merger and the Subsequent Merger, taken together, will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), that each of Parent, Sister Subsidiary and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code, and that a conversion of Shares into the Consideration provided for hereunder (other than solely for the Per Share

Cash Consideration) will be an exchange governed by Section 354 (and if applicable Section 356) of the Code to which Section 367(a)(1) of the Code does not apply and (ii) Parent shall have received the opinion of Sullivan & Cromwell, special counsel to Parent, dated as of the Closing Date, to the effect that the Merger and the Subsequent Merger, taken together, will be treated for U.S. federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Code, that each of Parent, Sister Subsidiary and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code, and that a conversion of Shares into the Consideration provided for hereunder (other than solely for the Per Share Cash Consideration) will be an exchange governed by Section 354 (and if applicable Section 356) of the Code to which Section 367(a)(1) of the Code does not apply. Such opinions of counsel may be based on customary assumptions and representations, including representations of the Company and Parent. Each of the Company and Parent shall request its respective counsel to render opinions to the effect described above. In the event either party's counsel is unable to render opinions to the effect described above, such counsel shall (at the request of the other party) provide a written explanation of the substantive reason or reasons causing such counsel to be unable to do so. To the extent either of such opinions is not received as set forth in the previous sentence, then Parent shall have no obligation to cause the Subsequent Merger to be consummated.

     (b) At the effective time of any Subsequent Merger, (i) Parent's share of common stock of Sister Subsidiary will be converted into one newly issued, fully-paid and non-assessable share of fixed value preferred stock of the surviving corporation of the Subsequent Merger with a redemption amount and fair market value of $100; (ii) Parent's share of fixed value preferred stock of the Surviving Corporation will be converted into one newly issued, fully-paid and non-assessable share of fixed value preferred stock of the surviving corporation of the Subsequent Merger with a redemption amount and fair market value of $100; and (iii) Parent's 100 shares of common stock of Surviving Corporation will be converted into one hundred (100) shares of newly issued, fully-paid and non-assessable common stock, par value $0.01 per share, of the surviving corporation of the Subsequent Merger.

     (c) If the Subsequent Merger is effected, references herein to the Surviving Corporation shall refer to the Sister Subsidiary.

     (d) This Agreement is intended to constitute a "plan of reorganization" with respect to the Merger and Subsequent Merger (if consummated) for United States federal income tax purposes pursuant to which, for such purposes, the Merger and the Subsequent Merger (if consummated) are to be treated as a "reorganization" under Section 368(a) of the Code (to which each of Parent, Sister Subsidiary and the Company are to be parties under Section 368(b) of the
Code) in which the Company is to be treated as merging directly with and into the Sister Subsidiary, with the Shares converted in such merger into the right to receive the consideration provided for hereunder.

     (e) If the Merger and the Subsequent Merger are consummated, each of the parties hereto shall, and shall cause its Affiliates to, treat the Merger and Subsequent Merger for all Tax purposes consistent with Section 1.4(d). If the Merger is consummated but the Subsequent Merger is not consummated, each of the parties hereto shall, and shall cause its Affiliates to, treat the Merger (as to those holders of Shares generally subject to U.S. federal income tax) as a taxable acquisition of the Shares by Parent in exchange for the consideration provided for hereunder.

                                   ARTICLE II

                    CERTIFICATE OF INCORPORATION AND BY-LAWS
                          OF THE SURVIVING CORPORATION

     2.1. The Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law; provided, however, that the Charter shall include provisions substantially identical to Section 8 of Article TENTH of the Restated Certificate of Incorporation of the Company; provided, further, that in no event shall such provisions be amended after the Effective Time, in a manner adverse to the rights of beneficiaries of such provisions prior to the Effective Time, prior to the sixth anniversary of the Effective Time.

     2.2. The By-Laws. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III

              OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

     3.1. Directors. The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

     3.2. Officers. The officers of the Company at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE IV

        EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

     4.1. Merger Consideration. (a) Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Merger Sub or any holder of shares of capital stock of the Company:

          (i) Each share of the common stock, par value $1.00 per share, of the Company ("Company Common Stock"), together with the associated Right (each share of Company Common Stock together with the associated Right, a "Share" or, collectively, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Shares the holders of which shall have perfected and not withdrawn or lost their appraisal rights in accordance with Section 262 of the DGCL ("Dissenters' Shares") and Shares owned directly or indirectly by the Company or any of its direct or indirect wholly owned Subsidiaries or owned directly or indirectly by Parent or any of its direct or indirect wholly owned Subsidiaries (and in each case not held on behalf of third parties), such Shares together with Dissenters' Shares, "Excluded Shares") will be converted into the right to receive, at the election of each holder thereof, but subject to the election and allocation procedures of Sections 4.1(b) and (c), the other provisions of this Section 4.1 and possible adjustment as set forth in Section 4.5, either:

             (A) that number of common shares of Parent ("Parent Common Stock") rounded to four decimal places equal to (I) 1.05 plus (II) the quotient of (x) 14.40 divided by (y) the average of the daily high and low sales prices per share (the "Measurement Price") of Parent Common Stock on the NYSE Composite Tape, as reported in The Wall Street Journal (Northeast edition) or, if not reported therein, in another authoritative source mutually agreed to by Parent and the Company, on the last trading day immediately preceding the Closing Date (the sum of (I) and (II), the "Per Share Stock Consideration"), or

             (B) an amount in cash, without interest, equal to (I) $14.40 plus
        (II) the product of (x) 1.05 multiplied by (y) the Measurement Price (the sum of (I) and (II), the "Per Share Cash Consideration" and, together with the "Per Share Stock Consideration," the "Consideration").

          (ii) Each Share that, immediately prior to the Effective Time, is owned directly or indirectly by the Company, Parent or any of their respective direct or indirect wholly owned Subsidiaries (and in each case not held on behalf of third parties), will be canceled and retired and will cease to exist, and no exchange or payment will be made therefor.

          (iii) At the Effective Time and concurrently with the issuance of common stock described in Section 4.8, all the shares of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one newly issued, fully-paid and non-assessable share of fixed value preferred stock of the Surviving Corporation with a redemption amount and fair market value of $100.

     (b) Subject to the allocation procedures set forth in Section 4.1(c), each record holder of Shares will be entitled (i) to elect to receive shares of Parent Common Stock for all of the Shares ("Stock Election Shares") held by such record holder, (ii) to elect to receive cash for all of the Shares ("Cash Election Shares") held by such record holder or (iii) to indicate that such holder makes no such election for all of the Shares ("No-Election Shares") held by such record holder, provided, that notwithstanding anything in this Agreement to the contrary, the aggregate number of Shares to be converted into the right to receive the Per Share Stock Consideration in the Merger (the "Stock Number") will equal as nearly as practicable the product of (x) the Adjustment Ratio multiplied by (y) the total number of Shares outstanding (excluding Excluded Shares that are not Dissenters' Shares) immediately prior to the Effective Time. As used in this Agreement, the term "Adjustment Ratio" means the quotient rounded to four decimal places of (I) the product rounded to four decimal places of (A) 1.05 multiplied by (B) the Measurement Price multiplied by (C) the total number of Shares outstanding immediately prior to the Effective Time (excluding Excluded Shares that are not Dissenters' Shares) (the product of (A), (B) and
(C), the "Aggregate Stock Value"), divided by (II) the sum of (A) the product rounded to one decimal place of 14.40 multiplied by the total number of Shares outstanding immediately prior to the Effective Time (excluding Excluded Shares that are not Dissenters' Shares) and (B) the Aggregate Stock Value. All such elections (each, an "Election") shall be made on a form designed for that purpose by Parent and reasonably acceptable to the Company (an "Election Form"). Any Shares for which the record holder has not, as of the Election Deadline, properly submitted to the Exchange Agent a properly completed Election Form (excluding any Dissenters' Shares) will be deemed No-Election Shares. All Dissenters' Shares will be deemed Cash Election Shares. A record holder acting in different capacities or acting on behalf of other persons in any way will be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each person for which it so acts. The exchange agent (the "Exchange Agent") will be a bank or trust company in the United States or Canada selected by Parent and reasonably acceptable to the Company.

     (c) The allocation among the holders of Shares of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Merger will be made as follows:

          (i) Number of Stock Elections Less Than Stock Number. If the aggregate number of Stock Election Shares (on the basis of Election Forms received as of the Election Deadline) is less than the Stock Number, then

             (A) each Stock Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration,

             (B) the Exchange Agent will allocate from among the No-Election Shares, pro rata to the holders of No-Election Shares in accordance with their respective numbers of No-Election Shares, a sufficient number of No-Election Shares so that the sum of such number and the number of Stock Election Shares equals as closely as practicable the Stock Number, and each such allocated No-Election Share (each, a "Stock-Selected No-Election Share") will be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration, provided that if the sum of all No-Election Shares and Stock Election Shares is equal to or less than the Stock Number, all No-Election Shares will be Stock-Selected No-Election Shares,

             (C) if the sum of Stock Election Shares and No-Election Shares is less than the Stock Number, the Exchange Agent will allocate from among the Cash Election Shares, pro rata to the holders of Cash Election Shares in accordance with their respective numbers of Cash Election Shares, a sufficient number of Cash Election Shares so that the sum of such number, the number of all Stock Election Shares and the number of all No-Election Shares equals as closely as practicable the Stock Number, and each such allocated Cash Election Share (each, a "Converted Cash Election

        Share") will be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration, and

             (D) each No-Election Share and Cash Election Share that is not a Stock-Selected No-Election Share or a Converted Cash Election Share (as the case may be) will be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration; or

          (ii) Number of Stock Elections Greater Than Stock Number. If the aggregate number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline) is greater than the Stock Number, then

             (A) each Cash Election Share and No-Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration,

             (B) the Exchange Agent will allocate from among the Stock Election Shares, pro rata to the holders of Stock Election Shares in accordance with their respective numbers of Stock Election Shares, a sufficient number of Stock Election Shares ("Converted Stock Election Shares") so that the difference of (x) the number of Stock Election Shares less (y) the number of the Converted Stock Election Shares equals as closely as practicable the Stock Number, and each Converted Stock Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Cash Consideration, and

             (C) each Stock Election Share that is not a Converted Stock Election Share will be, as of the Effective Time, converted into the right to receive the Per Share Stock Consideration.

     4.2. Rights as Stockholders; Stock Transfers. At the Effective Time, holders of Shares will cease to be, and will have no rights as, stockholders of the Company, other than the right to receive (a) any dividend or other distribution with respect to such Shares with a record date occurring prior to the Effective Time, (b) the Consideration provided under this Article IV and (c) any cash in lieu of any fractional share of Parent Common Stock. After the Effective Time, there will be no transfers on the stock transfer books of the Company or the Surviving Corporation of Shares.

     4.3. Fractional Shares. Notwithstanding any other provision in this Agreement, no fractional share of Parent Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Parent will pay to each holder of Shares who otherwise would be entitled to a fractional share of Parent Common Stock (after taking into account all Old Certificates (as defined in Section 4.4(a)) delivered to the Exchange Agent or held by such holder) an amount in cash (without interest) determined by multiplying such fraction by the Measurement Price.

     4.4. Exchange Procedures. (a) At the time of mailing of the Prospectus/Proxy Statement to holders of record of Shares entitled to vote at the Stockholders Meeting, Parent will mail, or cause the Exchange Agent to mail, therewith an Election Form and a letter of transmittal to each such holder. To be effective, an Election Form must be properly completed, signed and actually received by the Exchange Agent not later than 5:00 p.m., New York City time, on the business day that is three trading days prior to the Closing Date (which date shall be publicly announced by Parent as soon as practicable prior to such date) (the "Election Deadline") and accompanied by the certificates representing all the Shares ("Old Certificates") as to which such Election Form is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or accompanied by an appropriate guarantee of delivery by an eligible organization) in the case of shares that are not held in book entry form. For shares that are held in book entry form, Parent shall establish procedures for the delivery of such shares, which procedures shall be reasonably acceptable to the Company. Parent shall have discretion, which it may delegate in whole or in part to the Exchange Agent, to determine whether Election Forms have been properly completed, signed and timely submitted or to disregard defects in Election Forms. Any such determination of Parent or the Exchange Agent shall be conclusive and binding. Neither Parent nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by Section 4.1 hereof, and, after consultation with Parent and the Company, all such computations will be conclusive and binding on the former holders of Shares absent manifest error. Any Shares for which the record holder has not, as of the Election Deadline, properly submitted to the Exchange Agent a properly completed Election Form will be deemed No-Election Shares. Any Election Form may be revoked, by the stockholder who submitted such Election Form to the Exchange Agent, only by written notice received by the Exchange Agent prior to the Election Deadline. In addition, all Election Forms shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Merger has been abandoned. The Exchange Agent may, with the mutual agreement of Parent and the Company, make such rules as are consistent with this
Section 4.4 for the implementation of the Elections provided for herein as shall be necessary or desirable to effect fully such Elections. Prior to the Effective Time, Parent and Merger Sub will enter into an exchange agent and nominee agreement with the Exchange Agent, in a form reasonably acceptable to the Company, setting forth the procedures to be used in accomplishing the deliveries and other actions contemplated by this Section 4.4, the provisions of which agreement may vary the provisions of such Sections in any respect not material and adverse to the stockholders of the Company.

     (b) At or promptly after the Effective Time, Parent will deposit, or will cause to be deposited, with the Exchange Agent certificates representing shares of Parent Common Stock ("New Certificates") and an amount of cash (such New Certificates and cash, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto (without any interest on any such cash, dividends or distributions) and any cash in lieu of any fractional share of Parent Common Stock, being hereinafter referred to as the "Exchange Fund") sufficient to deliver to the holders of Shares the aggregate Consideration to which such holders are entitled pursuant to Section 4.1, together with all cash and other property to which such holders may be entitled pursuant to Sections 4.2 and 4.3 in respect of dividends and distributions or cash in lieu of fractional share interests. At the time of such deposit, Parent and the Surviving Corporation will irrevocably instruct the Exchange Agent to deliver such Consideration to such holders after the Effective Time in accordance with the procedures of the Exchange Agent referred to in
Section 4.4(a).

     (c) The Surviving Corporation will cause the New Certificates into which Shares are converted into the right to receive at the Effective Time and/or any cash in respect of any Per Share Cash Consideration, cash in lieu of fractional share interests or dividends or distributions which such person is entitled to receive to be delivered to such stockholder upon delivery (if not previously delivered) to the Exchange Agent of Old Certificates representing such Shares owned by such stockholder (or, if any of such Old Certificates are lost, stolen or destroyed, the procedures of Section 4.4(g) are followed). No interest will be paid on any Consideration, or any cash in respect of fractional share interests or dividends or distributions, that any such person is entitled to receive pursuant to this Article IV upon such delivery to the Exchange Agent of Old Certificates.

     (d) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto will be liable to any former holder of Shares for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (e) No dividends or other distributions on shares of Parent Common Stock with a record date occurring after the Effective Time will be paid to the holder of any unsurrendered Old Certificate representing Shares converted in the Merger into the right to receive such shares of Parent Common Stock until the holder thereof is entitled to receive New Certificates in exchange therefor in accordance with this Article IV, and no such Shares will be eligible to be voted at any meeting of holders of shares of Parent Common Stock until the holder of the related Old Certificates is entitled to receive New Certificates in accordance with this Article IV. After becoming so entitled in accordance with this Article IV, the record holder will be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Parent Common Stock such holder had the right to receive upon surrender of such Old Certificates.

     (f) Any portion of the Exchange Fund that remains unclaimed by the holders of Old Certificates for six months after the Effective Time will be returned to or to the direction of Parent. Any stockholders of the Company who have not theretofore complied with this Article IV thereafter shall look only to Parent for payment of their claim for Per Share Stock Consideration, Per Share Cash Consideration, cash in lieu of any fractional shares and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect of each Share represented by such Old Certificates such stockholder holds as determined pursuant to this Agreement, in each case without any interest thereon.

     (g) In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person (as defined below) claiming such Old Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to this Article IV upon due surrender of and deliverable in respect of the Shares represented by such Old Certificate pursuant to this Agreement.

     For the purposes of this Agreement, the term "Person" or "person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

     (h) Affiliates. Notwithstanding anything herein to the contrary, Old Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.8 hereof.

     4.5. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares, or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), dividend or distribution, recapitalization, merger, subdivision, combination, issuer tender or exchange offer, or other similar transaction, the Per Share Cash Consideration and/or the Per Share Stock Consideration will be adjusted appropriately to provide to the holders of Shares the same economic effect as contemplated by this Agreement prior to such reclassification, split, dividend, distribution, recapitalization, merger, subdivision, combination, tender or exchange or similar transaction.

     4.6. Dissenting Stockholders. Dissenters' Shares will be paid for by or at the direction of Parent in accordance with Section 262 of the DGCL. The Company shall give Parent prompt notice of any written demands for fair value received by the Company, withdrawals of such demands, and any other related instruments served pursuant to Section 262 of the DGCL and received by the Company. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for fair value for Dissenters' Shares or offer to settle, or settle, or negotiate in respect of any such demands.

     4.7. Right to Withhold Taxes; Real Estate Transfer Taxes. (a) Parent shall be entitled to deduct or withhold any Taxes required to be deducted or withheld from the Per Share Cash Consideration under Law. Any such amount deducted or withheld shall be treated as if paid to the stockholder.

     (b) Parent shall pay or cause to be paid all state or local real property transfer, gains or similar Taxes, if any (collectively, the "Transfer Taxes"), attributable to the transfer of the beneficial ownership of the Company's and its Subsidiaries' real properties, any penalties or interest with respect thereto, payable in connection with the consummation of the Merger and/or the Subsequent Merger. The Company shall cooperate with Parent in the filing of any returns with respect to the Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such properties that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real properties of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion. The shareholders of the Company shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 4.7(b) in the preparation of any return with respect to Transfer Taxes.

     4.8. Subscription for Surviving Corporation Common Stock. At the Effective Time, in consideration for the issuance by Parent of Parent Common Stock and the payment, if any, by Parent of cash to the holders of Shares in accordance with Article IV, the Surviving Corporation shall issue to Parent one hundred (100) shares of newly issued, fully-paid and non-assessable common stock, par value $0.01 per share, of the Surviving Corporation.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered to Parent by the Company prior to entering into this Agreement (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent and Merger Sub that:

          (a) Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the certificates of incorporation and by-laws or equivalent organizational documents ("Organizational Documents") of the Company and its "Significant Subsidiaries" (as defined in Rule 1.02(w) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act")), each as amended to date. The Organizational Documents so made available are in full force and effect. Section 5.1(a) of the Company Disclosure Schedule contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries (other than any Subsidiaries that have no operations and have no employees) is organized and qualified to do business.

          As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, Parent or Merger Sub, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries and (ii) "Company Material Adverse Effect" means an effect or change that, individually or in the aggregate with other such effects or changes, is both material and adverse with respect to the financial condition, business, operations, results of operations, properties, assets, or liabilities of the Company and its Subsidiaries taken as a whole; provided, however, that (i) to the extent any effect or change is caused by or results from conditions affecting the United States economy generally, it shall not be taken into account in determining whether there has been (or whether there is reasonably likely to be) a "Company Material Adverse Effect," and (ii) to the extent any effect or change is caused by or results from conditions generally affecting the industries (including the form and label and commercial print industries) in which the Company conducts its business, it shall not be taken into account in determining whether there has been (or whether there is reasonably likely to be) a "Company Material Adverse Effect" and (iii) to the extent any effect or change is caused by or results from the announcement or pendency of this Agreement, it shall not be taken into account in determining whether there has been (or whether there is reasonably likely to be) a "Company Material Adverse Effect."

        (b) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 500,000 shares of preferred stock, par value $50.00 per share ("Preferred Shares"). As of the close of business on January 10, 2003 42,065,499 shares of

     Company Common Stock were outstanding, no Preferred Shares were issued or outstanding and 3,698,022 shares of Company Common Stock were held in the treasury or by Subsidiaries of the Company. All of the outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no shares reserved for issuance, except that, as of January 12, 2003, (x) there were (i) 3,824,436 shares of Company Common Stock reserved for issuance pursuant to outstanding options granted under the Company's 2001 Stock Incentive Plan, 1997 Stock Incentive Plan and 1989 Stock Option Plan and 1,417,593 shares reserved for issuance pursuant to future grants or options under such plans and the Company's Stock Deferral Plan, (ii) 1,405,859 shares of Company Common Stock reserved for future issuance pursuant to the Company's Employee Stock Purchase Plan, (iii) 62,089 shares of Company Common Stock reserved for future issuance pursuant to the Company's Director Retainer Fee Plan and (iv) shares of Company Common Stock to be delivered in respect of dividends on shares of Company Common Stock deferred pursuant to the Company's Amended and Restated Executive Incentive Plan, under which 165,425.2 shares of Company Common Stock were deferred under such plan as of January 15, 2003 (the "Stock Plans"), and (y) there were 3,437,088 Preferred Shares reserved for issuance pursuant to the rights (the "Rights") under the Stockholder Rights Agreement, dated as of March 14, 2000, between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agreement"). The Company Disclosure Schedule contains a correct and complete list of each outstanding option to purchase Shares under the Stock Plans other than pursuant to the Company's Employee Stock Purchase Plan (each a "Company Option"), including the holder, date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt"). The Company does not own, directly or indirectly, any voting interest in any Person that may require a filing by Parent under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

          (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock (the "Company Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

          (ii) The Board of Directors of the Company (A) has unanimously approved this Agreement and the Merger and the other transactions contemplated hereby and (B) has received the opinion of its financial advisor, Dresdner Kleinwort Wasserstein, Inc., to the effect that the Consideration is fair from a financial point of view to holders of Shares (other than Parent and its "Affiliates" (as defined in Rule 12b-2 under the Exchange Act)), a copy of which opinion has been delivered to Parent. It is agreed and understood that such opinion is for the benefit of the Company's Board of Directors and may not be relied on by Parent or Merger Sub.

          (d) Governmental Filings; No Violations; Certain Contracts. (i) Other than the filings, notices and/or approvals (A) pursuant to Section 1.3, (B) under the HSR Act, (C) under the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), (D) to comply with state securities or

     "blue-sky" laws, (E) required to be made with the New York Stock Exchange, Inc. ("NYSE") and (F) required and customary filings pursuant to any state environmental transfer statutes including, without limitation, the New Jersey Industrial Site Recovery Act N.J.S.A. 13:1K-6 et seq. and the Connecticut Transfer Act, C.G.S. 22a-134a et seq., no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate transactions contemplated by this Agreement.

          (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in
     (A) a breach or violation of, or a default under, the Organizational Documents of the Company or any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") binding upon the Company or any of its Subsidiaries or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Section 5.1(d) of the Company Disclosure Schedule sets forth a correct and complete list of (i) any of the top fifty customer Contracts of the Company based upon five months revenues prior to January 1, 2002 and (ii) any real property leases of the Company and its Subsidiaries for more than 20,000 square feet of space, in each case, pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

          (e) Company Reports; Financial Statements. The Company has delivered to the Parent each registration statement, report, proxy statement or information statement prepared by it since July 31, 2002 (the "Audit Date"), including the Company's Annual Report on Form 10-K for the year ended July 31, 2002 and Quarterly Report on Form 10-Q for the period ended October 31, 2002 (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any other reports filed with the SEC subsequent to the date hereof and as amended, the "Company Reports"). As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein. The Company has no cash obligations or liabilities with respect to any restructuring plan, including with respect to the Company's 2000 and 2002 restructuring plans.

          (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, since the Audit Date the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, business, operations, results of operations, properties, assets or liabilities of the Company and its Subsidiaries or any development or combination of developments of which management of the Company has knowledge that, individually or in the aggregate, has had or could reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company, except for dividends or other distributions on its capital stock publicly announced prior to the date hereof and except as expressly permitted hereby; or (iv) any change by the Company in accounting principles or any material accounting practices or methods. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans other than increases or amendments in the ordinary course.

          (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to Environmental Law (as defined in Section 5.1(k)) or any other facts or circumstances of which the Company has knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (h) Employee Benefits. (i) A copy of each written, and a description of each unwritten, bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plan has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h)(i) of the Company Disclosure Schedule and any Compensation and Benefit Plan that is the subject of a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified in such Section 5.1(h)(i).

          (ii) To the knowledge of the Company, except as set forth in Section 5.1(h)(ii) of the Company Disclosure Schedule, all Compensation and Benefit Plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than "Multiemployer Plans" (as within the meaning of Section 3(37) of ERISA), (the "ERISA Plans") are in material compliance with all applicable law, including the Code and ERISA. Each ERISA Plan that is an "employee pension benefit plan" within the meaning of
     Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service (the "IRS") covering all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), is the subject of a request to the IRS for such favorable determination letter submitted within the applicable remedial amendment period under

     Section 401(b) of the Code, or is entitled to rely upon the favorable opinion letters described above, and the Company is not aware of any circumstances likely to result in revocation of any such favorable opinion or determination letter. Except as set forth in Section 5.1(h)(ii) of the Company Disclosure Schedule, each "employee pension benefit plan" set forth in Section 5.1(h)(ii) of the Company Disclosure Schedule which was merged into an ERISA Plan and that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS covering all tax law changes between 1994 and 2000 (collectively, "GUST"), was entitled to rely upon a favorable GUST opinion letter as described above or was merged into an ERISA Plan prior to the expiration of the GUST remedial amendment period under Section 401(b) of the Code. There is no pending or, to the knowledge of the Company, threatened material litigation relating to the ERISA Plans. To the knowledge of the Company, neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. Neither the Company nor any of its Subsidiaries has filed, or is considering filing, an application under the IRS Employee Plans Compliance Resolution System or the Department of Labor's (the "DOL") Voluntary Fiduciary Correction program with respect to any ERISA Plan.

          (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered a single employer together with the Company pursuant to Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not incurred and do not expect to incur any material withdrawal liability with respect to a Multiemployer Plan (regardless of whether based on contributions of an ERISA Affiliate). No notice of a "reportable event," within the meaning of
     Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (iv) All contributions or premiums required to be made under the terms of any Compensation and Benefit Plan or by law as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date hereof. Neither any Pension Plan nor any "single-employer plan," as defined above, of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any "single-employer plan," as defined above, of an ERISA Affiliate pursuant to
     Section 401(a)(29) of the Code.

          (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year. The withdrawal liability of the Company and its Subsidiaries under each Multiemployer Plan to which the Company, any of its Subsidiaries or an ERISA Affiliate has contributed during the preceding 12 months, determined as if a "complete withdrawal" within the meaning of
     Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $5,000,000.

          (vi) Neither the Company nor its Subsidiaries have any obligations for retiree health and life benefits under any ERISA Plan, except as set forth in Section 5.1(h)(vi) of the Company Disclosure

     Schedule. Each such plan contains provisions that allow the Company or its Subsidiaries to amend or terminate such plan at any time.

          (vii) There has been no amendment to, announcement by the Company or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Compensation and Benefit Plan which would increase materially the expense of maintaining such Compensation and Benefit Plan above the level of the expense incurred therefore for the most recent fiscal year. Except as disclosed in Section 5.1(h)(vii) of the Company Disclosure Schedule, the execution of this Agreement, shareholder approval of this Agreement, or consummation of the Merger and the other transactions contemplated by this Agreement will not (u) entitle any employees of the Company or its Subsidiaries to severance pay, (v) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans, (w) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans, (x) limit or restrict the right of the Company or, after the consummation of the transactions contemplated hereby, Parent to merge, amend or terminate any of the Compensation and Benefit Plans, (y) cause the Company or any of its Subsidiaries or, after the consummation of the transactions contemplated hereby, Parent to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (z) result in payments under any of the Compensation and Benefit Plans that are not deductible pursuant to
     Section 162(m) or Section 280G of the Code.

          (viii) None of the Compensation and Benefit Plans is subject to the Laws of any jurisdiction outside of the United States of America.

          (ix) Section 5.1(h)(ix) of the Company Disclosure Schedule sets forth the amount of bonuses accrued as of December 31, 2002 with respect to all employees of the Company and its Subsidiaries and the amount of bonuses targeted to be accrued for the remainder of fiscal year 2003.

          (i) Compliance with Laws; Permits. Except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, "Laws"), except for any violation that is not material. Except as set forth in the Company Reports filed prior to the date hereof and except as to matters that individually and in the aggregate are immaterial, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business in all material respects as presently conducted.

          (j) Takeover Statutes. The Board of Directors of the Company has taken all action so that Parent will not be prohibited from entering into a "business combination" with the Company as an "interested stockholder" (in each case as such term is used in Section 203 of the DGCL) as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby. The Board of Directors of the Company has taken all action necessary to exempt the Merger from Article NINTH of the Restated Certificate of Incorporation of the Company. To the knowledge of the Company, no "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") or any anti-takeover provision in the Company's Organizational Documents is, or at the Effective Time will be, applicable to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement.

          (k) Environmental Matters. Except as disclosed in the Company Reports prior to the date hereof and except for matters that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement:
     (i) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance which could reasonably be expected to require remediation pursuant to any Environmental Law; (iii) no property formerly owned or operated by the Company or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation which contamination could reasonably be expected to require remediation pursuant to any Environmental Law; (iv) neither the Company nor any of its Subsidiaries is liable for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction, indemnity or other agreement with any Governmental Entity or any third party relating to liability under any Environmental Law or relating to Hazardous Substances; (vii) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (viii) the Company has made available to Parent copies of all material environmental reports, studies, assessments, sampling data and other environmental documents in its possession relating to Company or its Subsidiaries or their respective current and former properties or operations.

          As used herein, the term "Environmental Law" means any federal, state, local or foreign statute, law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health, safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

          As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive material or radon; and (C) any other substance which is the subject of regulatory action by any Government Entity in connection with any Environmental Law.

          (l) Taxes. The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them, except where failures to so prepare or file Tax Returns are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; (ii) all such filed Tax Returns are complete and accurate in all respects, except where failure to be complete and accurate are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, (iii) have duly and timely paid all Taxes (as defined below) that are required to be paid or that the Company or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith in appropriate proceedings and reserved for in accordance with GAAP and except where failures to so pay are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; and (iv) have not waived any statute of limitations with respect to any material Taxes or, to the extent related to such Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, in each case to the extent such waiver or agreement is currently in effect. The Tax Returns referred to in clause (i) of the previous sentence, to the extent related to income, sales or use Taxes, have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired. As of July 31, 2002, there were no material audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters. The Company has made available to Purchaser true and correct copies of the United States federal, state, local and foreign income Tax Returns filed by the Company and its Subsidiaries for taxable years ended after December 31, 1995 and before the date hereof. The Company and each of its Subsidiaries have complied with all United States federal information reporting requirements and has retained all necessary information in its files to permit continued compliance with informational reporting requirements, except where failures to so comply or retain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. There are no material liens on any of the assets of the Company or any of its Subsidiaries, except for liens relating to current taxes not yet due and payable. No closing or similar agreements have been entered into by any taxing authority with the Company or any of its Subsidiaries, except closing and similar agreements that are not reasonably expected to have a Company Material Adverse Effect. Neither the Company nor any predecessor to the Company has made with respect to the Company, or any predecessor of the Company any consent under Section 341 of the Code. Neither the Company nor any of its Subsidiaries is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated United States federal income Tax Returns (other than such a group the common parent of which is or was the Company). None of the Company or any of its Subsidiaries has been a party to any distribution occurring during the last 3 years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied. No tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this agreement.

          As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes," and "Taxable") includes all United States federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, document, transfer, payroll, sales, employment, unemployment, social security, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

          (m) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is the Company or any of its Subsidiaries the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization nor is there pending or, to the knowledge of the Company, threatened, nor has there been for the past five years, any labor strike, dispute, walk-out, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries.

          (n) Insurance. The Company and its Subsidiaries maintain fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage and other insurance policies, as applicable, that are consistent with that of other companies of substantially similar size and scope of operations in the same or substantially similar businesses.

          (o) Intellectual Property. (i) The Company and/or each of its Subsidiaries owns, is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, technology, trade secrets, know-how, computer software and tangible or intangible proprietary information or materials that are used in the business of the Company and its Subsidiaries as currently conducted, and to the knowledge of the Company all patents, trademarks, trade names, service marks, domain names and copyrights owned by the Company and/or its Subsidiaries are valid and subsisting.

          (ii) Except as disclosed in Company Reports filed prior to the date hereof:

             (A) neither the Company nor any of its Subsidiaries is, or will the Company or any of its Subsidiaries be as a result of the execution and delivery of this Agreement or the performance of the Company's obligations hereunder, in violation of any material licenses, sublicenses or other agreements as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, domain names, copyrights, technology, trade secrets, know-how, computer software or tangible or intangible proprietary information or materials (collectively, "Third-Party Intellectual Property Rights");

             (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, domain names, registered and material unregistered copyrights, trade names, and any applications therefor, technology, trade secrets, know-how, computer software or tangible or intangible proprietary information or materials owned by the Company or any of its Subsidiaries (collectively, the "Company Intellectual Property Rights"); or (II) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the Company, are threatened by any Person, except for immaterial claims;

             (C) to the knowledge of the Company, there are no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product or service as now used, sold or licensed by the Company or any of its Subsidiaries, infringes, misappropriates or violates any copyright, patent, trademark, service mark, domain name, trade secret or other proprietary right of any Person; (II) against the use by the Company or any of its Subsidiaries, of any Company Intellectual Property Right or Third-Party Intellectual Property Right used in the business of the Company or any of its Subsidiaries as currently conducted; (III) challenging the ownership, validity or enforceability of any of the Company Intellectual Property Rights; or
        (IV) challenging the license or legally enforceable right to use the Third-Party Intellectual Rights by the Company or any of its Subsidiaries; and

             (D) to the knowledge of the Company, there is no unauthorized use, infringement, misappropriation or violation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

          (p) Rights Plan. The Company has amended the Rights Agreement to provide that Parent shall not be deemed an "Acquiring Person" and that the Rights will not separate from the Shares, as a result of entering into this Agreement or consummating the Merger and/or the other transactions contemplated hereby.

          (q) Canadian Operations. The aggregate gross book value of the assets in Canada of the Company and its "affiliates" (within the meaning of Section (2) of the Competition Act (Canada)) and the gross revenues from sales in or from Canada generated from those assets determined in each case as prescribed in Part IX of the Competition Act (Canada) and the Regulations thereunder do not exceed C$35 million. The Company is not a reporting issuer or equivalent for the purposes of any Canadian securities laws. The Company has not made a prospectus offering in the Province of Quebec or a distribution exempt from section 43, 47, 48 or 63 of the Securities Act (Quebec).

          (r) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Dresdner Kleinwort Wasserstein, Inc. as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

     5.2. Representations and Warranties of Parent and Merger Sub. Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered to the Company by Parent prior to entering into this Agreement (the "Parent Disclosure Schedule"), Parent and Merger Sub each hereby represent and warrant to the Company that:

          (a) Capitalization of Merger Sub. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, of which one share of common stock is validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent, and there are (i) no other shares of capital stock or voting securities of Merger Sub, (ii) no securities of Merger Sub convertible into or exchangeable for shares of capital stock or voting securities of Merger Sub and (iii) except as contemplated by Section 4.8 of this Agreement, no options or other rights to acquire from Merger Sub, and no obligations of Merger Sub to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

          (b) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in such good standing, or to have such power or authority when taken together with all other such failures, is not reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of Parent's and its Significant Subsidiaries' Organizational Documents, each as amended to the date hereof. Parent's and its Significant Subsidiaries' Organizational Documents so made available are in full force and effect.

          As used in this Agreement, the term "Parent Material Adverse Effect" means an effect or change that, individually or in the aggregate with other such effects or changes, is both material and adverse with respect to the financial condition, business, operations, results of operations, properties, assets or liabilities of Parent and its Subsidiaries taken as a whole; provided, however, that (i) to the extent any effect or change is caused by or results from conditions affecting the United States economy generally, it shall not be taken into account in determining whether there has been (or whether there is reasonably likely to be) a "Parent Material Adverse Effect," and (ii) to the extent any effect or change is caused by or results from conditions generally affecting the industries (including the form and label and commercial print industries) in which Parent conducts its business, it shall not be taken into account in determining whether there has been (or whether there is reasonably likely to be) a "Parent Material Adverse Effect" and (iii) to the extent any effect or change is caused by or results from the announcement or pendency of this Agreement, it shall not be taken into account in determining whether there has been (or whether there is reasonably likely to be) a "Parent Material Adverse Effect."

          (c) Capital Structure. The authorized capital stock of Parent consists of an unlimited number of shares of Parent Common Stock, of which approximately 11,842,348 shares were outstanding as of the close of business on January 14, 2003, and an unlimited number of Preference Shares, issuable in series, and an unlimited number of Series 1 Preference Shares (collectively, the "Parent Preference Shares"). No Parent Preference Shares were outstanding as of the close of business on January 14, 2003. All of the outstanding shares of Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Parent has no shares of Parent Common Stock or Parent Preference Shares reserved for issuance, except that, as of January 15, 2003, there were 5,666,913 shares of Parent Common Stock reserved for issuance pursuant to the 1985, 1994, 1999 and 2001 Long Term Incentive Plans (the "Parent Stock Plans") and the Option Agreements dated as of April 18, 2002. Each of the outstanding shares of capital stock of each of Parent's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and, except for directors' qualifying shares, owned by a direct or indirect wholly owned subsidiary of Parent, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above and as provided in Section 4.8, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of Parent or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Significant Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter ("Parent Voting Debt").

          (d) Corporate Authority. (i) Except as may be required by The Toronto Stock Exchange ("TSX"), no vote of holders of capital stock of Parent is necessary to approve this Agreement and the Merger and the other transactions contemplated hereby. Each of the Parent and Merger Sub has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger. This Agreement is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms.

          (ii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no stockholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

          (e) Governmental Filings; No Violations. (i) Other than the filings, notices and/or approvals (A) pursuant to Section 1.3, (B) under the HSR Act, (C) under the Securities Act and the Exchange Act, (D) to comply with state securities or "blue sky" laws, (E) as may be required by the NYSE and the TSX in respect of the shares of Parent Common Stock to be issued in the Merger and the listing of the Parent Common Stock on such stock exchanges and (F) as are required to be made or obtained under the Canada Business Corporations Act and Canadian securities laws, no notices, reports or other filings are required to be made by Parent or Merger Sub with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          (ii) The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the Organizational Documents or, if applicable, the resolutions of stockholders, of Parent and Merger Sub, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement. Section 5.2(e) of the Parent Disclosure

     Schedule sets forth a correct and complete list of Contracts of Parent and its Subsidiaries (other than Contracts terminable upon sixty or fewer days' notice) pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and
     (C) above).

          (f) Parent Reports; Financial Statements. Parent has delivered to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 2001 (the "Parent Audit Date"), including (i) Parent's Annual Report on Form 10-K for the year ended December 31, 2001 and (ii) Parent's Quarterly Reports on Form 10-Q for the periods ended March 31, 2002, June 30, 2002 and September 30, 2002, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with Canadian generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

          (g) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since the Parent Audit Date Parent and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any change in the financial condition, business, operations, results of operations, properties, assets or liabilities of Parent and its Subsidiaries or any development or combination of developments of which management of Parent has knowledge that, individually or in the aggregate, has had or could reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Parent, except as expressly permitted hereby; or (iv) any change by Parent in accounting principles, practices or methods. Since the Parent Audit Date, except as provided for herein or as disclosed in the Parent Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Parent or any of its Subsidiaries to officers or key employees or any amendment of any of the Parent Compensation and Benefit Plans other than increases or amendments in the ordinary course.

          (h) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its Affiliates or (ii) obligations or liabilities, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law, or any other facts or circumstances of which the Parent has knowledge that could result in any claims against, or obligations or liabilities of, Parent or any of its Affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent or materially burden or materially impair the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement.

          (i) Employee Benefits. (i) A copy of each written, and a description of each unwritten, bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of Parent and its Subsidiaries (the "Parent Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Parent Compensation and Benefit Plan has been made available to the Company prior to the date hereof. The Parent Compensation and Benefit Plans are listed in Section 5.2(i)(i) of the Parent Disclosure Schedule and any Parent Compensation and Benefit Plan that is the subject of a favorable opinion letter from the Internal Revenue Service National Office, including any master or prototype plan, has been separately identified in such Section 5.2(i)(i).

          (ii) To the knowledge of Parent, except as set forth in Section 5.2(i)(ii) of the Parent Disclosure Schedule, all Compensation and Benefit Plans that are subject to ERISA, other than Multiemployer Plans, (the "Parent ERISA Plans") are in material compliance with all applicable law, including the Code and ERISA. Each Parent ERISA Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Parent Pension Plan") and that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination letter from the IRS covering all tax law changes prior to the EGTRRA, is the subject of a request to the IRS for such favorable determination letter submitted within the applicable remedial amendment period under Section 401(b) of the Code, or is entitled to rely upon the favorable opinion letters described above and Parent is not aware of any circumstances likely to result in revocation of any such favorable opinion or determination letter. There is no pending or, to the knowledge of Parent, threatened material litigation relating to the Parent ERISA Plans. To the knowledge of Parent, neither Parent nor any of its Subsidiaries has engaged in a transaction with respect to any Parent ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject Parent or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA. Neither Parent nor any of its Subsidiaries has filed, or is considering filing, an application under the IRS Employee Plans Compliance Resolution System or the DOL's Voluntary Fiduciary Correction program with respect to any Parent ERISA Plan.

          (iii) As of the date hereof, no liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by Parent or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered an ERISA Affiliate of Parent. Parent and its Subsidiaries have not incurred and do not expect to incur any material withdrawal liability with respect to a Multiemployer Plan (regardless of whether based on contributions of an ERISA Affiliate of Parent). No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived or extended, other than pursuant to PBGC Reg. Section 4043.66, has been required to be filed for any Parent Pension Plan or by any ERISA Affiliate of Parent within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

          (iv) All contributions and premiums required to be made under the terms of any Parent Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Parent Reports prior to the date hereof. Neither any Parent Pension Plan nor any "single-employer plan," as defined above, of an ERISA Affiliate of Parent has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate of Parent has an outstanding funding waiver. Neither Parent nor its Subsidiaries has provided, or is required to provide, security to any Parent Pension Plan or to any "single-employer plan" of an ERISA Affiliate of Parent pursuant to Section 401(a)(29) of the Code.

          (v) Under each Parent Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Parent Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Parent Pension Plan, and there has been no material change in the financial condition of such Parent Pension Plan since the last day of the most recent plan year. The withdrawal liability of Parent and its Subsidiaries under each Multiemployer Plan to which Parent, any of its Subsidiaries or an ERISA Affiliate has contributed during the preceding 12 months, determined as if a "complete withdrawal" within the meaning of Section 4203 of ERISA, had occurred as of the date hereof, does not exceed $5,000,000.

          (iv) Neither Parent nor its Subsidiaries have any material obligations for retiree health and life benefits under any Parent ERISA Plan, except as set forth in the Parent Disclosure Schedule. Each such plan contains provisions that allow Parent or its Subsidiaries to amend or terminate such plan at any time.

          (vii) There has been no amendment to, announcement by Parent or any of its Subsidiaries relating to, or change in employee participation or coverage under, any Parent Compensation and Benefit Plan which would increase materially the expense of maintaining such Parent Compensation and Benefit Plan above the level of the expense incurred therefore for the most recent fiscal year. Parent confirms that, as of the date hereof, Parent does not intend to make any material change to the Parent Compensation and Benefit Plans. The execution of this Agreement, shareholder approval of this Agreement, or consummation of the Merger and the other transactions contemplated by this Agreement will not (u) entitle any employees of Parent or its Subsidiaries to severance pay, (v) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Parent Compensation and Benefit Plans, (w) result in any breach or violation of, or default under, any of the Parent Compensation and Benefit Plans, (x) limit or restrict the right of Parent to merge, amend or terminate any of the Parent Compensation and Benefit Plans, (y) cause Parent or any of its Subsidiaries to record additional compensation expense on its income statement with respect to any outstanding stock option or other equity-based award or (z) result in payments under any of Parent Compensation and Benefit Plans that are not deductible pursuant to Section 162(m) or Section 280G of the Code or pursuant to the Income Tax Act (Canada) to the extent such payments were so deductible prior to said events.

          (viii) All Parent Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of Parent and its Subsidiaries ("Non-U.S. Parent Compensation and Benefit Plans") are and have been registered, qualified, invested and administered in all material respects in accordance with applicable local law and the terms of such Non-U.S. Parent Compensation and Benefit Plans. Parent and its Subsidiaries have complied with all material obligations under such Non-U.S. Parent Compensation and Benefit Plans and there is no proceeding, action, complaint, investigation or claim in respect of any Non-U.S. Parent Compensation and Benefit Plan initiated by any regulatory authority or any other person (other than routine inquiries and claims for benefits). Each Non-U.S. Parent Compensation and Benefit Plan which is a funded plan is fully funded as of the last actuarial valuation date on both a going concern and a solvency basis pursuant to the actuarial assumptions and methodology utilized in the most recent actuarial valuation therefore as filed with applicable regulatory authorities. None of the Non-U.S. Parent Compensation and Benefit Plan (other than pension plan) provide benefits to retired employees or to the beneficiaries or dependants of retired employees.

          (j) Compliance with Laws; Permits. Except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation in any material respect of any Laws, except for any violation that is not material. Except as set forth in the Parent Reports filed prior to the date hereof and except as to matters that individually and in the aggregate are immaterial, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the knowledge of Parent, no material change is required in Parent's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and Parent has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. Parent and its Subsidiaries each has all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business in all material respects as presently conducted.

          (k) Takeover Statutes. No Takeover Statute or any anti-takeover provision in the Parent's Organizational Documents is, or at the Effective Time will be, applicable to Parent, the Parent Common Stock, the Merger or the other transactions contemplated by this Agreement.

          (l) Environmental Matters. Except as disclosed in the Parent Reports prior to the date hereof and except for matters that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement: (i) the Parent and its Subsidiaries have complied at all times with all applicable Environmental Laws; (ii) no property currently owned or operated by Parent or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) is contaminated with any Hazardous Substance which could reasonably be expected to require remediation pursuant to any Environmental Law; (iii) no property formerly owned or operated by Parent or any of its Subsidiaries was contaminated with any Hazardous Substance during or prior to such period of ownership or operation which contamination could reasonably be expected to require remediation pursuant to any Environmental Law; (iv) neither Parent nor any of its Subsidiaries is liable for any Hazardous Substance disposal or contamination on any third party property; (v) neither Parent nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that Parent or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (vii) neither Parent nor any of its Subsidiaries is subject to any order, decree, injunction indemnity or other agreement with any Governmental Entity or third party relating to liability under any Environmental Law or relating to Hazardous Substances; (viii) there are no other circumstances or conditions involving Parent or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (ix) Parent has made available to the Company copies of all material environmental reports, studies, assessments, sampling data and other environmental documents in its possession relating to Parent or its Subsidiaries or their respective current and former properties or operations.

          (m) Financing Commitment Letter; Ownership of Shares. (i) Parent has delivered to the Company a complete and correct copy of the commitment letter, dated the date hereof, pursuant to which the lenders have committed, upon the terms and subject to the conditions set forth therein, to provide financing to Parent in respect of the transactions contemplated by this Agreement (the "Financing Commitment").

          (ii) Neither Parent nor any of its Subsidiaries "Beneficially Owns" or is the "Beneficial Owner" of (as such terms are defined in the Rights Agreement, as amended) any Shares.

          (n) Intellectual Property. (i) Parent and/or each of its Subsidiaries owns, is licensed or otherwise possesses legally enforceable rights to use all patents, trademarks, trade names, service marks, domain names, copyrights, and any applications therefor, technology, trade secrets, know-how, computer software and tangible or intangible proprietary information or materials that are used in the business of Parent and its Subsidiaries as currently conducted, and to the knowledge of Parent, all patents, trademarks, trade names, service marks, domain names and copyrights owned by Parent and/or its Subsidiaries are valid and subsisting.

          (ii) Except as disclosed in Parent Reports filed prior to the date hereof:

             (A) neither Parent or any of its Subsidiaries is, nor will Parent or any of its Subsidiaries be as a result of the execution and delivery of this Agreement or the performance of Parent's obligations hereunder, in violation of any material licenses, sublicenses or other agreements as to which Parent or any of its Subsidiaries is a party and pursuant to which Parent or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, domain names, copyrights, technology, trade secrets, know-how, computer software or tangible or intangible proprietary information or materials (collectively, "Parent Third-Party Intellectual Property Rights");

             (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, domain names, registered and material unregistered copyrights, trade names, and any applications therefor, technology, trade secrets, know-how, computer software or tangible or intangible proprietary information or materials owned by Parent or any of its Subsidiaries (collectively, the "Parent Intellectual Property Rights"); or (II) Parent Third-Party Intellectual Property Rights are currently pending or, to the knowledge of Parent, are threatened by any Person, except for immaterial claims;

             (C) to the knowledge of Parent, there are no valid grounds for any bona fide claims (I) to the effect that the manufacture, sale, licensing or use of any product or service as now used, sold or licensed by Parent or any of its Subsidiaries, infringes, misappropriates or violates any copyright, patent, trademark, service mark, domain name, trade secret or other proprietary right of any Person; (II) against the use by Parent or any of its Subsidiaries, of any Parent Intellectual Property Rights or Parent Third-Party Intellectual Property Rights used in the business of Parent or any of its Subsidiaries as currently conducted; (III) challenging the ownership, validity or enforceability of any of the Parent Intellectual Property Rights; or (IV) challenging the license or legally enforceable right to use of the Parent Third-Party Intellectual Rights by Parent or any of its Subsidiaries; and

             (D) to the knowledge of Parent, there is no unauthorized use, infringement or misappropriation or violation of any of the Parent Intellectual Property Rights by any third party, including any employee or former employee of Parent or any of its Subsidiaries.

          (o) Taxes. Parent and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all Tax Returns required to be filed by any of them, except where failures to so prepare or file Tax Returns are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect; (ii) all such filed Tax Returns are complete and accurate in all respects, except where failure to be complete and accurate are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect, (iii) have duly and timely paid all Taxes (as defined below) that are required to be paid or that Parent or any of its Subsidiaries are obligated to withhold from amounts owing to any employee, creditor or third party, except with respect to matters contested in good faith in appropriate proceedings and reserved for in accordance with Canadian GAAP and except where failures to so pay are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect; and (iv) have not waived any statute of limitations with respect to any material Taxes or, to the extent related to such Taxes, agreed to any extension of time with respect to a Tax assessment or deficiency, in each case to the extent such waiver or agreement is currently in effect. The Tax Returns referred to in clause (i) of the previous sentence, to the extent related to income, sales or use Taxes, have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired. As of December 31, 2001, there were no material audits, examinations, investigations or other proceedings pending or threatened in writing in respect of Taxes or Tax matters. Parent has made available to the Company true and correct copies of the United States federal, state, local and foreign income Tax Returns filed by Parent and its Subsidiaries for taxable years ended after December 31, 1995 and before the date hereof. Parent and each of its Subsidiaries have complied with all United States federal information reporting requirements and has retained all necessary information in its files to permit continued compliance with informational reporting requirements, except where failures to so comply or retain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect. There are no material liens on any of the assets of Parent or any of its Subsidiaries, except for liens relating to current taxes not yet due and payable. No closing or similar agreements have been entered into by any taxing authority with the Parent or any of its Subsidiaries, except closing and similar agreements that are not reasonably expected to have a Parent Material Adverse Effect on Parent and its Subsidiaries. Neither Parent, any of its Subsidiaries, nor any predecessor to Parent or any of its Subsidiaries has made with respect to Parent, any of its Subsidiaries, or any predecessor of Parent or any of its Subsidiaries any consent under
     Section 341 of the Code. Neither Moore Holdings USA, Inc. nor any of its Subsidiaries is or has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing consolidated United States federal income Tax Returns (other than such a group the common parent of which is or was Moore Holdings USA, Inc.). Neither Parent nor any of the Subsidiaries of Parent has been a party to any distribution during the last 3 years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code (or any similar provision of state, local or foreign law) applied.

          (p) Brokers and Finders. Neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Merger or the other transactions contemplated by this Agreement, except that Parent has employed Morgan Stanley & Co. Incorporated as its financial advisor, the arrangements with which have been disclosed to the Company prior to the date hereof.

          (q) Insurance. Parent and its Subsidiaries maintain fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage and other insurance policies, as applicable, that are consistent with that of other companies of substantially similar size and scope of operations in the same or substantially similar businesses.

                                   ARTICLE VI

                                   COVENANTS

          6.1. Interim Operations. (a) The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) and except as otherwise expressly set forth in this Agreement):

          (i) the business of it and its Subsidiaries shall be conducted in the ordinary and usual course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

          (ii) it shall not (A) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (B) amend its Organizational Documents or amend, modify or terminate the Rights Agreement; (C) other than in the case of any direct or indirect wholly owned Subsidiary, split, combine or reclassify its outstanding shares of capital stock; (D) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned Subsidiaries and other than regular quarterly cash dividends not in excess of $0.165 per Share; (E) repurchase, redeem or otherwise acquire, except in connection with the Stock Plans, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (iii) neither it nor any of its Subsidiaries shall (A) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any Voting Debt or any other property or assets (other than Shares issuable under the Stock Plans) except as set forth in
     Section 6.1(a)(iii) of the Company Disclosure Schedule; (B) other than as set forth on Section 6.1(a)(iii)(B) of the Company Disclosure Schedule, products sold to customers in the ordinary and usual course of business (without limitation as to dollar amount) or otherwise in the ordinary and usual course of business and not in an aggregate amount of more than $5,000,000, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries); (C) incur or modify any indebtedness other than tax-exempt indebtedness, indebtedness existing solely between the Company and its wholly owned Subsidiaries or between such wholly owned Subsidiaries or indebtedness in an aggregate amount less than $2,000,000; provided that prior to incurring any indebtedness, if practicable, the Company shall provide Parent with a reasonable right of consultation prior to incurring any such indebtedness; provided, further, that the foregoing right of consultation shall not apply in the case of indebtedness in respect of letters of credit, guarantees or performance bonds or indebtedness existing solely between the Company and its wholly owned Subsidiaries or between such wholly owned Subsidiaries;
     (D) make or authorize or commit for any capital expenditures other than as set forth on Schedule 6.1(a)(iii) of the Company Disclosure Schedule or which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $5,000,000; provided that prior to making any expenditure not set forth on Schedule 6.1(a)(iii) of the Company Disclosure Schedule, if practicable, the Company shall provide Parent with a reasonable right of consultation prior to making any such expenditure; and (E) by any means, make any acquisition of, or investment in (i) stock of or other interest in, any other Person or (ii) except in the ordinary and usual course of business consistent with past practice, assets of any other Person;

          (iv) except as set forth in Section 6.1(a)(iv) of the Company Disclosure Schedule, or as required by the terms of this Agreement, neither it nor any of its Subsidiaries shall (A) terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans except as required by law, (B) other than in the ordinary and usual course of business consistent with past practice and the Company's compensation budget with respect to employees at a compensation level of less than $80,000 a year, increase the compensation of any employee, (C) hire any employee at a compensation level expected to be more than $100,000 a year;

          (v) neither it nor any of its Subsidiaries shall settle or compromise any material claims or litigation or, except in the ordinary and usual course of business modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

          (vi) neither it nor any of its Subsidiaries shall make any material Tax election or file any material income Tax Refund or implement or adopt any change in its accounting principles or material accounting practices, in all cases other than as may be required by applicable Laws or by GAAP;

          (vii) neither it nor any of its Subsidiaries shall take any action or omit to take any action that it reasonably expects would cause any of its representations and warranties herein to become untrue in any material respect; and

          (viii) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

          (b) Parent covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed) and except as otherwise expressly set forth in this Agreement):

          (i) the business of it and its Subsidiaries shall be conducted in the ordinary course and, to the extent consistent therewith, it and its Subsidiaries shall use their respective commercially reasonable efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, distributors, creditors, lessors, employees and business associates;

          (ii) it shall not (A) split, combine or reclassify its outstanding shares of capital stock; or (B) declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly owned Subsidiaries;

          (iii) it shall not (A) enter into any transaction, other than as contemplated pursuant to this Agreement, to the extent any such transaction would require approval of the stockholders of Parent under applicable law or stock exchange rules; or (B) enter into an agreement relating to any acquisition, merger, consolidation or purchase that would reasonably be expected to (I) impose any material delay in the obtaining of, or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the Merger or the expiration or termination of any applicable waiting period, (II) significantly increase the risk of any

     Governmental Entity entering an order prohibiting the consummation of the Merger, or (III) significantly increase the risk of not being able to remove any such order on appeal or otherwise;

          (iv) amend Parent's or Merger Sub's Organizational Documents;

          (v) neither it nor any of its Subsidiaries shall take any action or omit to take any action that it reasonably expects would cause any of its representations and warranties herein to become untrue in any material respect; and

          (vi) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     6.2. Acquisition Proposals. The Company agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, initiate, solicit, encourage or otherwise knowingly facilitate any inquiries or the making by any third party of any proposal or offer with respect to a purchase, merger, reorganization, share exchange, consolidation or similar transaction involving any material portion of the consolidated assets of the Company or fifteen (15%) or more of any equity securities of the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company further agrees that neither it nor any of its Subsidiaries nor any of the officers and directors of it or its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause its and its Subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, or otherwise knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent the Company or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; (B) at any time prior, but not after, the Stockholders Meeting (as defined in Section 6.4) is convened, providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Board of Directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially similar to those contained in the Confidentiality Agreement (as defined in Section 9.7);
(C) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (D) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (B), (C) or (D) above, the Board of Directors of the Company determines in good faith after consultation with outside legal counsel that failure to do so would be inconsistent with their respective fiduciary duties under applicable law and
(ii) in the case referred to in clause (C) or (D) above, the Board of Directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal and could, in the case of (C), and would, in the case of (D), if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this
Section 6.2 and in the Confidentiality Agreement (as defined in Section 9.7). The Company agrees that it will notify Parent promptly if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such discussions or negotiations. The Company also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring it or any of its Subsidiaries to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

     6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the proxy statement and prospectus (the "Prospectus/Proxy Statement") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders of the Company and at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and Parent will cause the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder.

     6.4. Stockholders Meeting. The Company will take, in accordance with applicable law and its Organizational Documents, all action necessary to convene a meeting of holders of Shares (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement; provided, however, that the Company may postpone or adjourn the Stockholders Meeting to a date promptly after Parent has entered into definitive financing agreements or provided other evidence reasonably satisfactory to the Company that Parent has the ability to borrow at the Closing funds sufficient to pay the aggregate Per Share Cash Consideration, transaction expenses, refinance indebtedness of Parent, the Company and their respective Subsidiaries and otherwise consummate the transactions contemplated under this Agreement and the Commitment Letter (entering into such definitive financing agreements or providing such evidence being the "Financing Event"). Subject to fiduciary obligations under applicable law, the Company's Board of Directors shall recommend and not withdraw such approval and shall take all lawful action to solicit such approval.

     6.5. Filings; Other Actions; Notification. (a) Parent and the Company shall promptly prepare and file with the SEC the Prospectus/Proxy Statement, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use commercially reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, including procuring any opinions necessary for such declaration and promptly thereafter mail the Prospectus/Proxy Statement to the stockholders of the Company. Parent shall also use commercially reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement any necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

     (b) The Company and Parent each shall use commercially reasonable efforts to cause to be delivered a letter of its independent auditors, dated (i) the date on which the S-4 Registration Statement shall become effective and (ii) the Closing Date, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement, except that the "comfort" letter delivered by the independent auditors of the Company need only cover the fiscal year ended July 31, 2002 and any periods reviewed by such independent auditors subsequent to such period.

     (c) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger, the financing for the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, Parent to proffer to, or agree to, sell or hold separate and agree to sell, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Affiliates (or to consent to any sale, or agreement to sell, by the Company of any of its assets or businesses) or to agree to any material changes or restriction in the operations of any such assets or businesses. Subject to applicable laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Prospectus/Proxy Statement, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

     (e) The Company and Parent each shall use commercially reasonable efforts to obtain all necessary rulings or orders of Canadian securities regulatory authorities to exempt the distribution by Parent of the Parent Common Stock issued pursuant to this Agreement from the registration and prospectus requirements of applicable Canadian securities law and ensure that the first trade in the shares of Parent Common Stock so distributed shall not be considered to be a distribution, provided that the conditions set out in subsection (3) or (4) of section 2.6 of the Multilateral Instrument 45-102 and equivalent provisions in the province of Quebec are satisfied.

     (f) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively. Neither the Company nor Parent shall permit any of its officers or any other representatives or agents to participate in any meeting with any Governmental Entity in respect of any filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

     (g) Notwithstanding any other provision of this Section 6.5, Parent shall use its reasonable best efforts to satisfy the conditions contained in Section 7.2(e) of this Agreement.

     (h) The Company and Parent shall promptly make all filings, notifications, applications, permit transfers and other submissions relating to the Offer and Merger required or customary pursuant to any Environmental Laws including without limitation those relating to the ownership, operation or transfer of real property such as the New Jersey Industrial Site Recovery Act N.J.S.A. 13:1K-6 et seq. and the Connecticut Transfer Act, C.G.S. 22a-134a et seq. ("Environmental Submissions"). The Company and the Parent shall provide each other with copies of all Environmental Submissions at the time of filing and the parties shall cooperate with each other in the preparation and execution of all Environmental Submissions.

     6.6. Taxation. None of Parent, the Company or the Surviving Corporation shall knowingly take or cause to be taken any action, whether before or, if the Subsequent Merger is consummated, after the Effective

Time, that would disqualify the Merger and the Subsequent Merger, taken together, as a "reorganization" within the meaning of Section 368(a) of the Code.

     6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, each of the Company and Parent shall (and shall cause each of its Subsidiaries to) afford the officers, employees, counsel, accountants and other authorized representatives of the other party ("Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books, contracts, records and personnel and, during such period, each of the Company and Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section
6.7 shall affect or be deemed to modify any representation or warranty made by any party hereto and provided, further, that nothing in this Section 6.7 shall require any party hereto to permit any inspection, or to disclose any information, that in the reasonable judgment of such party would result in (a) the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if such party shall have used commercially reasonable efforts to obtain the consent of such third party to such inspection or disclosure or (b) any violation of laws relating to the sharing of information between competitors, it being understood that the parties will provide extracts, or summaries, or aggregations or other information to the greatest extent practicable in a manner that does not result in any such violation or improper disclosure. The parties agree that requests for access to the properties and records of the Company and its Subsidiaries by environmental consultants and testing firms upon reasonable notice and during normal business hours shall be reasonably requested. In connection with and subject to the foregoing, the Company agrees to make available to Parent and its Representatives, promptly after they are available, monthly summary profit and loss statements for the Company consolidated and for each division and a summary month end consolidated balance sheet for the Company. The Company also agrees to give Representatives of Parent, upon reasonable notice and accompanied by the Chief Executive Officer or the Chief Operating Officer of the Company or another executive designated by one of them, an opportunity to meet periodically with sales and operations (including plant comptrollers) management of the Company to discuss integration plans and issues. All requests for information made pursuant to this Section 6.7 shall be directed to an executive officer of the Company or Parent, as the case may be, or such Person as may be designated by such party. All such information shall be governed by the terms of the Confidentiality Agreement.

     6.8. Affiliates. Prior to the date of the Stockholders Meeting, the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Stockholders Meeting, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act. The Company shall provide to Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company as a Person who may be deemed to be such an affiliate of the Company; provided, however, that no such Person identified by Parent shall be added to the list of affiliates of the Company if Parent shall receive from the Company, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent to the effect that such Person is not such an affiliate. The Company shall exercise its commercially reasonable efforts to deliver or cause to be delivered to Parent, prior to the Closing Date, from each affiliate of the Company identified in the foregoing list (as the same may be supplemented as aforesaid), a letter dated as of the Closing Date substantially in the form attached as Exhibit A (the "Affiliates Letter"). Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section 6.8.

     6.9. Stock Exchange Listing and De-listing. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for issuance and listing on the TSX and the NYSE subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its reasonable best efforts to cause the Shares to be de-listed from the NYSE and de-registered under the Exchange Act as soon as practicable following the Effective Time.

     6.10. Publicity; Employee Communications. (a) The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

     (b) Except to the extent such notice is not practicable, at least two business days prior to making or issuing any formal communication or correspondence to its or its Subsidiaries' employees concerning the transactions contemplated by this Agreement or the effects thereof, the Company shall provide Parent with a copy of such proposed communication or correspondence and give Parent the opportunity to comment on such communication or correspondence and shall not unreasonably reject any comments Parent shall make. Parent has commented on and approved the materials provided to it prior to the date hereof regarding the transactions contemplated by this Agreement.

     6.11. Benefits, etc. (a) Stock Options. Prior to the Effective Time, each outstanding Company Option, whether or not then exercisable, shall be cancelled and only entitle the holder thereof, as soon as reasonably practicable after surrender thereof, to receive from the Company an amount in cash equal to the product of (x) the total number of Shares subject to the Company Option and
(y) the excess of the Per Share Cash Consideration over the exercise price per Share under such Company Option, less applicable Taxes required to be withheld in respect of such Company Option. Prior to the Effective Time, Parent and the Company shall cooperate in taking all commercially reasonable efforts necessary or advisable to effect the foregoing.

     (b) Employee Stock Purchase Plan. The Company shall terminate its Employee Stock Purchase Plan effective immediately following the last day of the offering period ending after the date of this Agreement, with the effect of such termination being that no Offering, within the meaning of such plan, shall commence after the date of this Agreement.

     (c) Employee Benefits. (i) Parent agrees that, as promptly as reasonably practicable following the Effective Time, Parent shall arrange for the employees of the Company and its Subsidiaries to participate in the employee benefit plans of Parent, including but not limited to Parent Compensation and Benefit Plans, on substantially the same terms and conditions of similarly situated employees of Parent. In the interim, Parent shall not reduce the aggregate level of benefits provided to the employees of the Company and its Subsidiaries under the Compensation and Benefit Plans (other than Stock Plans pursuant to which no new awards will be granted). Parent shall cause its employee benefit plans (including but not limited to vacation, severance and disability plans) to take into account for purposes of eligibility, benefits (excluding accruals under a defined benefit plan) and vesting thereunder service by employees of the Company and its Subsidiaries as if such service were with Parent to the same extent that such service was credited under a comparable plan of the Company. For purposes of each Parent employee benefit plan providing medical, dental, prescription drug, vision, life insurance or disability benefits to any employee of the Company or its Subsidiaries, Parent shall cause its employee benefit plans to
(a) waive all pre-existing condition exclusions of its employee benefit plans with respect to such employees and their dependents to the same extent such exclusions were waived under a comparable plan of the Company and (b) take into account any eligible expenses incurred by such employees and their dependents for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employees and their covered dependents under the applicable employee benefit plan of Parent. Parent shall, and shall cause the Surviving Corporation to, honor all employee benefit obligations to current and former employees under the Compensation and Benefit Plans and, to the extent set forth in the Company Disclosure Schedule, all employee severance plans (or policies) in existence on the date hereof and set forth in the Company Disclosure Schedule and all employment or severance agreements entered into by the Company or adopted by the Board of Directors of the Company prior to the date hereof.

     (ii) The Company agrees that, prior to the Effective Time, neither the Company, the Board of Directors of the Company nor any committee thereof will
(x) take any action or omit to take any action which would cause a "Material Change" to occur under the terms of any applicable Compensation and Benefit Plan or

(y) deposit any cash, marketable securities or other property or funds into the Company's Benefit Trust dated December 8, 1995, as thereafter amended.

     (iii) The Company, the Board of Directors of the Company or any duly authorized committee thereof may implement a retention plan for the benefit of those classes of key employees identified, including reasonably numerous classes and the minimum numbers of participants in each such class, by the Company to Parent which classes and allocation of benefit among classes are approved in writing by Parent (such approval not to be unreasonably withheld or delayed) after the date hereof; provided, that the implementation of such a retention plan shall not have an aggregate cost in excess of $3,000,000, $1,500,000 of which shall be payable on the Closing Date and $1,500,000 of which shall be payable on the date that is six months after the Closing Date (or if earlier, upon termination, with respect to any employee who is terminated by the Company after the Closing).

     (iv) Prior to the Effective Time, Parent and the Company shall take such actions as are necessary to cause the right of any nonemployee director to receive a deferred Share pursuant to the Company's Director Retainer Fee Plan or any employee to receive a deferred Share pursuant to the Company's Executive Incentive Plan, as such plans have been or are to be amended in accordance with this Agreement (the "Share Deferral Plans"), to be converted as of the Effective Time into either a right to receive from Parent the Per Share Cash Consideration or a right to receive from Parent the Per Share Stock Consideration, as elected by such nonemployee director or employee in the same manner as that set forth in
Section 4.1 of this Agreement with respect to an issued and outstanding Share held by such nonemployee director or employee immediately prior to the Effective Time. The payment of cash or shares of Parent Common Stock pursuant to this
Section 6.11(c)(iv) shall be made at the same time, and in the same manner, as provided under the terms of the applicable Share Deferral Plan; provided, however, that a right to receive a cash payment shall be credited with interest from the Effective Time until such payment, compounded quarterly, at the rate equivalent to the average Moody's Long-Term Corporate Bond Yield for the preceding calendar quarter as determined from the Moody's Investor Service, Inc. (or any successor thereto).

     (d) Election to Parent's Board of Directors. (i) Prior to the Effective Time, Parent shall offer three members of the Board of Directors of the Company the opportunity to serve on Parent's Board of Directors after the Effective Time.

     (ii) Promptly after the Effective Time, Parent shall increase the size of its Board of Directors and cause those individuals who have accepted Parent's offer referred to in clause (i) above, to be appointed to Parent's Board of Directors and, subject to fiduciary obligations under applicable law, Parent shall use its reasonable best efforts to cause such individuals to be elected as directors of Parent at the first annual meeting of stockholders of Parent with a proxy mailing date after the Effective Time.

     6.12. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV, and Parent shall reimburse the Surviving Corporation for such charges and expenses. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Prospectus/Proxy Statement and the S-4 Registration Statement shall be shared equally by Parent and the Company.

     6.13. Indemnification; Directors' and Officers' Insurance. (a) Parent shall cause the Surviving Corporation to honor, and shall itself honor as if it were the Surviving Corporation, in each case, to the fullest extent permitted by applicable law, for a period of not less than six years from the Effective Time (or, in the case of matters occurring at or prior to the Effective Time that have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved), all rights to indemnification or exculpation existing in favor of a director, officer, employee, agent or employee benefit plan fiduciary (an "Indemnified Party") of the Company or any of its Subsidiaries (including, without limitation, rights relating to advancement of expenses and indemnification rights to which such persons are entitled because they are serving as a director, officer, agent or employee of another entity at the request of the Company or any of its Subsidiaries), as provided in the Organizational Documents of the Company or any indemnification agreement, in each case, as in effect on the date of this Agreement, and relating to actions or events through the Effective Time; provided, however, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the DGCL, the Organizational Documents of the Company or any such agreement, as the case may be, shall be made by independent legal counsel jointly selected by such Indemnified Party and Parent; and provided, further, that nothing in this
Section 6.13 shall impair any rights of any Indemnified Party. Without limiting the generality of the preceding sentence, in the event that any Indemnified Party becomes involved in any actual or threatened action, suit, claim, proceeding or investigation covered by this Section 6.13 after the Effective Time, Parent shall, or shall cause the Surviving Corporation to, to the fullest extent permitted by law, promptly advance to such Indemnified Party his or her legal or other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Party of an undertaking to reimburse all amounts so advanced in the event of a non-appealable determination of a court of competent jurisdiction that such Indemnified Party is not entitled thereto.

     (b) The Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of six years after the Effective Time so long as the annual premium therefor is not in excess of 300% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, that if the existing D&O Insurance expires, is terminated or cancelled during such six-year period or is at an annual premium in excess of 300% of the Current Premium, the Surviving Corporation will use its commercially reasonable efforts to obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess of 300% (on an annualized basis) of the Current Premium.

     (c) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations set forth in this
Section 6.13.

     (d) The provisions of this Section 6.13 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     6.14. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of Parent and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     6.15. Parent Name. After the Effective Time, Parent will take all commercially reasonable efforts to amend its Organizational Documents to change its name to "Moore Wallace Incorporated".

     6.16. Section 16(b). The Board of Directors of the Company and Parent shall, prior to the Effective Time, take all such actions as may be necessary or appropriate pursuant to Rule 16b-3(d) and Rule 16b-3(e) to exempt (i) the conversion of Shares into cash or Parent Common Stock, (ii) the conversion of rights to receive deferred Shares into rights to receive cash or Parent Common Stock and (iii) the acquisition of Parent Common Stock and the right to receive Parent Common Stock pursuant to the terms of this Agreement by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees or directors of the Company who may become an officer or director of Parent subject to the reporting requirements of
Section 16(a) of the Exchange Act. Parent and the Company shall provide to counsel to the other party copies of the resolutions to be adopted by the respective Boards of Directors to implement the foregoing.

                                  ARTICLE VII

                                   CONDITIONS

     7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been duly approved by holders of shares of Company Common Stock constituting the Company Requisite Vote in accordance with applicable law and the Organizational Documents of the Company.

          (b) NYSE and TSX Listing. The issue of shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been approved by the TSX and the conditions to such approval shall have been satisfied, and such shares shall have been approved for listing on the NYSE and the TSX subject only to official notice of issuance and other customary conditions.

          (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have (i) expired or been terminated, (ii) the rulings or orders referred to in Section 6.5(e), if any, shall have been obtained on terms and conditions to the reasonable satisfaction of each of the Company and Parent and shall not have been subsequently rescinded or revoked and (iii) other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents") in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby by the Company, Parent and Merger Sub shall have been made or obtained (as the case may be), other than any immaterial Governmental Consents the failure of which to make or obtain would not subject any person or entity to any risk of criminal liability.

          (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, law, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement (collectively, an "Order"), and (i) no federal or state Governmental Entity shall have instituted any proceeding that is pending seeking any such Order and (ii) no other Person shall have instituted any proceeding that is pending and that has a reasonable possibility of resulting in a Parent Material Adverse Effect or a Company Material Adverse Effect or preventing or materially burdening or impairing the economic integration of the businesses of the Company and Parent.

          (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.

     7.2. Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in Sections 5.1(a) (Organization, Good Standing and Qualification), 5.1(b) (Capital Structure), 5.1(c) (Corporate Authority; Approval and Fairness), 5.1(p) (Rights Plan), 5.1(r) (Brokers and Finders), the last sentence of Section 5.1(e) (Company Reports; Financial Statements) and clause (i) of Section 5.1(f) (Absence of Certain Changes) shall be true and correct with respect to those matters that are qualified by Company Material Adverse Effect or materiality and shall be true and correct in all material respects with respect to those matters that are not so qualified, in each case as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date). The representations and warranties of the Company set forth in this Agreement other than those listed in the preceding sentence, shall be true and correct, without giving effect to any "material adverse effect" or other materiality qualifiers within such representations and warranties, as of the Closing Date as though made on the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Company Material Adverse Effect or to prevent or to materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Parent shall have received a signed certificate of a senior executive officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer of the Company to such effect.

          (c) Consents Under Agreements. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consent or approval, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (d) Material Adverse Effect on the Company. Since the date hereof, there shall not have been any effect, change or development that, individually or in the aggregate with other such effects, changes or developments, has had, or could reasonably be expected to have, a Company Material Adverse Effect.

          (e) Financing. Parent shall have entered into definitive financing agreements and shall have received funds thereunder which are sufficient to pay the aggregate Per Share Cash Consideration, transaction expenses, refinance indebtedness of Parent, the Company and their respective Subsidiaries and otherwise consummate the transactions contemplated under this Agreement and the Commitment Letter.

          (f) Accountant Letter(s). Parent shall have received, in form and substance reasonably satisfactory to Parent, from Deloitte & Touche the "comfort" letter(s) described in Section 6.5(b).

     7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent set forth in Sections 5.2(a) (Capitalization of Merger
     Sub), 5.2(b) (Organization, Good Standing and Qualification), 5.2(c) (Capital Structure), 5.2(d) (Corporate Authority), 5.2(p) (Brokers and Finders) and clause (i) of Section 5.1(g) (Absence of Certain Changes) shall be true and correct with respect to those matters that are qualified by Parent Material Adverse Effect or materiality and shall be true and correct in all material respects with respect to those matters that are not so qualified, in each case as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date). The representations and warranties of Parent set forth in this Agreement other than those listed in the preceding sentence shall be true and correct, without giving effect to any "material adverse effect" or other materiality qualifiers within such representations and warranties, as of the Closing Date as though made on the Closing Date (except to the extent any such representation and warranty expressly speaks as of an earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and could not reasonably be expected to have, a Parent Material Adverse Effect or to prevent or to materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement. The Company shall have received a signed certificate of a senior executive officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed by a senior executive officer of Parent to such effect.

          (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents or approvals, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect or is not reasonably likely to prevent or to materially burden or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

          (d) Material Adverse Effect on Parent. Since the date hereof, there shall not have been any effect, change or development that, individually or in the aggregate with other such effects, changes or developments, has had, or could reasonably be expected to have, a Parent Material Adverse Effect.

                                  ARTICLE VIII

                                  TERMINATION

     8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

     8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Parent or the Company if (a) the Merger shall not have been consummated by August 31, 2003 whether such date is before or after the date of approval by the stockholders of the Company (the "Termination Date"), (b) the Company's stockholders vote upon this Agreement at a meeting duly convened therefor or at any adjournment or postponement thereof and the vote of approval required by Section 7.1(a) shall not have been obtained thereat or (c) any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company); provided, that the right to terminate this Agreement pursuant to clause (a) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in Section 7.1(a), by action of the Board of Directors of the Company:

          (a) if (i) the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (ii) Parent does not make, within five days of receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal, a written offer that the Board of Directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, from a financial point of view, to the stockholders of the Company as the Superior Proposal and (iii) the Company prior to such termination pays to Parent in immediately available funds any fees required to be paid pursuant to
     Section 8.5. The Company agrees (x) that it will not enter into a binding agreement referred to in clause (i) above until at least the sixth day after it has provided the notice to Parent required thereby and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its notification shall change at any time after giving such notification.

          (b) if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.3(a) or 7.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by the Company to Parent.

          (c) (i) if the Financing Event shall not have occurred by August 29, 2003 and a reason for the Financing Event not having occurred is not the existence of a Company Material Adverse Effect or (ii) at any time on five business days notice given any time after the tenth business day following satisfaction of all of the conditions set forth in Section 7.1, 7.2 (other than Section 7.2(e)) and 7.3, excluding in each case ministerial matters capable of being provided or satisfied at Closing.

     8.4. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of Parent if (a) the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or failed to reconfirm its recommendation of this Agreement after a written request by Parent to do so prior to the fifth business day prior to the date of the Stockholders Meeting, (b) there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 7.2(a) or 7.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within 30 days after written notice thereof is given by Parent to the Company.

     8.5. Effect of Termination and Abandonment. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any willful or intentional breach of this Agreement.

     (b) In the event that after the date hereof a bona fide Acquisition Proposal shall have been publicly announced or any Person shall have publicly announced that, subject to the Merger being disapproved by the Company's stockholders or otherwise rejected, it will make a bona fide Acquisition Proposal with respect to the Company and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(b), then the Company shall, upon the date of such termination, pay all of the charges and expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $5,000,000 and pay Parent a cash fee of $5,000,000, and if concurrently with such termination or within twelve months after such termination the Company shall agree to an Acquisition Proposal or an Acquisition Proposal shall be consummated, the Company shall pay Parent a cash fee of $17,500,000. All payments shall be made by wire transfer of same day funds.

     (c) In the event that after the date hereof a bona fide Acquisition Proposal shall have been publicly announced or any Person shall have announced that, subject to the Merger being disapproved by the Company's stockholders or otherwise rejected, it will make a bona fide Acquisition Proposal with respect to the Company and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 8.2(a), then the Company shall, upon the date of such termination, pay all of the charges and expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $5,000,000 and if concurrently with such termination or within twelve months after such termination the Company shall agree to an Acquisition Proposal or an Acquisition Proposal shall be consummated, the Company shall pay Parent a cash fee of $22,500,000. All payments shall be made by wire transfer of same day funds.

     (d) In the event that this Agreement is terminated by the Company pursuant to Section 8.3(a), then the Company shall, upon the date of such termination, pay all of the charges and expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $5,000,000 and pay Parent a cash fee of $22,500,000. All payments shall be made by wire transfer of same day funds.

     (e) (i) In the event that after the date hereof a bona fide Acquisition Proposal shall have been publicly announced or any Person shall have publicly announced that, subject to the Merger being disapproved by the Company's stockholders or otherwise rejected, it will make a bona fide Acquisition Proposal with respect to the Company and thereafter this Agreement is terminated by Parent pursuant to Section 8.4(a), or (ii) in the event that this Agreement is terminated by Parent pursuant to Section 8.4(a), and a fee has not been paid in respect of clause (i) above, and concurrently with such termination or within twelve months after such termination the Company shall agree to an Acquisition Proposal or an Acquisition Proposal shall be consummated, then the Company shall, in the case of clause (i) on the date of such termination and in the case of clause (ii) upon the earlier of agreeing to an Acquisition Proposal or consummating an Acquisition Proposal, pay all of the charges and expenses incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $5,000,000 and pay Parent a cash fee of $22,500,000. All payments shall be made by wire transfer of same day funds.

     (f) In the event that this Agreement is terminated by the Company pursuant to Section 8.3(c), then Parent shall, upon the date of such termination, pay all of the charges and expenses, incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $5,000,000 and pay the Company a cash fee of $22,500,000. All payments shall be made by wire transfer of same day funds. The payment by Parent to the Company pursuant to this Section 8.5(f) of the fee and expenses contemplated by this Section 8.5(f) shall constitute liquidated damages for any breach by Parent or Merger Sub of this Agreement relating to the failure to satisfy the condition in Section 7.2(e) and neither Parent nor Merger Sub shall have any further liability in respect of any such breach.

     (g) The Company and Parent acknowledge that the agreements contained in Sections 8.5(b) through (f) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, each of the parties hereto would not enter into this Agreement; accordingly, if any party fails to promptly pay the amount due pursuant to these Sections 8.5(b) through
(f), and, in order to obtain such payment, the other party commences a suit which results in a judgment against such party for any of the cash fees set forth in these Sections 8.5(b) through (f), such party shall pay to the other party its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

     9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Sub contained in Section 1.4 (Subsequent Merger), Section 6.6 (actions related to Subsequent Merger), Sections 6.11 (Benefits, etc.), 6.12 (Expenses) and 6.13 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Sub contained in Section 6.12 (Expenses), Section 8.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. Modification or Amendment. Subject to the provisions of applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part but only in writing and to the extent permitted by applicable law.

     9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

     9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

     if to Parent or Merger Sub

     Moore Corporation Limed
     One Cantebury Green
     Stamford, CT 06901
     Attention: Chief Executive Officer
     fax: (203) 406-3752
     with copies to:

     Moore Corporation Limed
     One Cantebury Green
     Stamford, CT 06901
     Attention: Senior Vice President,
     Mergers & Acquisitions
     fax: (203) 406-3752

     and

     Sullivan & Cromwell,
     125 Broad Street, New York, NY 10004
     Attention: Joseph B. Frumkin, Esq.,
     fax: (212) 558-3588

     if to the Company

     Wallace Computer Services, Inc.
     2275 Cabot Drive
     Lisle, IL 60532-3630
     Attention: Chief Executive Officer
     fax: (630) 452-8046

     with a copy to:

     Sidley Austin Brown & Wood,
     10 S. Dearborn Street, Chicago, IL 60603
     Attention: Frederick C. Lowinger, Esq.
                Michael A. Gordon, Esq.
     fax: (312) 853-7036

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.7. Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Schedule, the Parent Disclosure Schedule and the Confidentiality Agreement, dated September 13, 2002, between Parent and the Company, as amended by the letter agreement, dated as of October 16, 2002 (as amended, the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     9.8. No Third Party Beneficiaries. This Agreement (except Section 6.13 (Indemnification; Directors' and Officers' Insurance)), is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

     9.10. Definitions. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term.

     9.11. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.12. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise indicated, references in this Agreement to dollars or "$" are to United States currency.

     9.13. Assignment. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may designate, by written notice to the Company, another wholly owned direct or indirect subsidiary to be a Constituent Corporation in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          WALLACE COMPUTER SERVICES, INC.

                                          By /s/ M. DAVID JONES
                                            ------------------------------------
                                            Name: M. David Jones
                                             Title: Chairman of the Board and
                                               Chief Executive Officer

                                          MOORE CORPORATION LIMITED

                                          By /s/ MARK A. ANGELSON
                                            ------------------------------------
                                            Name: Mark A. Angelson
                                            Title: Chief Executive Officer

                                          M-W ACQUISITION, INC.

                                          By /s/ MARK A. ANGELSON
                                            ------------------------------------
                                            Name: Mark A. Angelson
                                            Title: Chief Executive Officer

                                                                       EXHIBIT A

                        FORM OF COMPANY AFFILIATE LETTER

                                                           , 2003

[Parent]
[Address]

Ladies and Gentlemen:

     I have been advised that as of the date hereof, I may be deemed to be an "affiliate" of Wallace Computer Services, Inc., a Delaware corporation (the "Company"), as such term is defined for purposes of paragraphs (c) and (d) of Rule 145 of the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Pursuant to the terms of the Agreement and Plan of Merger, dated as of January 16, 2003 (as it may be amended, supplemented or modified from time to time, the "Merger Agreement"), among the Company, Moore Corporation Limited ("Parent"), and M-W Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

     I have been advised that the issuance of the Parent Common Stock pursuant to the Merger will be registered with the Securities and Exchange Commission under the Securities Act on a Registration Statement on Form S-4. I have also been advised, however, that since I may be deemed to be an affiliate of the Company at the time the Merger Agreement is submitted to a vote of the stockholders of the Company, my ability to sell, assign or transfer any Parent Common Stock that I receive in exchange for any shares of common stock, without par value, of the Company ("Company Common Stock") pursuant to the Merger may be restricted unless such sale, assignment or transfer is registered under the Securities Act or an exemption from such registration is available. I understand that such exemptions are limited and I have obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such Securities of Rules 144 and 145(d) promulgated under the Securities Act.

     I hereby represent and warrant to and covenant with Parent that I will not sell, assign or transfer any shares of Parent Common Stock except (i) pursuant to an effective registration statement under the Securities Act, (ii) by a sale made in conformity with the volume and other limitations of Rule 145 (and otherwise in accordance with Rule 144 under the Securities Act, if I am an affiliate of Parent and if so required at the time) or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission reasonably satisfactory to Parent, is not required to be registered under the Securities Act. In the event of a sale of shares of Parent Common Stock pursuant to Rule 145, I will supply Parent with evidence of compliance with such Rule, in the form of customary seller's and broker's Rule 145 representation letters or as Parent may otherwise reasonably request.

     I understand that Parent is under no obligation to register the sale, assignment, transfer or other disposition of the shares of Parent Common Stock by me or on my behalf under the Securities Act or to take any other action necessary in order to make compliance with an exemption from such registration available solely as a result of the Merger.

     I acknowledge and agree that appropriate legends will be placed on certificates representing shares of Parent Common Stock delivered to me or held by a transferee thereof, which legends will be removed if (i) one year shall have elapsed from the date I acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available to me, (ii) two years shall have elapsed from the date I acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then applicable to me, or
(iii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by me from the staff of the Securities and Exchange Commission, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to me.

     I further understand and agree that Parent may instruct the registrar for the Parent Common Stock not to register the transfer of any Parent Common Stock held by me unless any such transfer is made in accordance with this letter agreement.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

     This letter agreement constitutes the complete understanding between Parent and me concerning the subject matter hereof. This letter agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Delaware applicable to contracts to be performed wholly in the State of Delaware.

     If you are in agreement with the foregoing, please so indicate by signing below and returning a copy of this letter to the undersigned, at which time this letter shall become a binding agreement between us.

                                          Very truly yours,

                                          --------------------------------------
                                          Name:

Accepted this   day
of           , 2003.

MOORE CORPORATION LIMITED

By:
    --------------------------------------------------------
    Name:
    Title:

                                                                      APPENDIX B

                                                                    [LETTERHEAD]
                                          January 16, 2003

Board of Directors
Wallace Computer Services, Inc.
2275 Cabot Drive
Lisle, Illinois 60532

Members of the Board:

     You have asked us to advise you with respect to the fairness, from a financial point of view, to the stockholders of Wallace Computer Services, Inc. (the "Company") of the consideration provided for pursuant to the terms of the Agreement and Plan of Merger, dated as of January 16, 2003 (the "Merger Agreement"), between the Company, Moore Corporation Limited ("Parent") and M-W Acquisition, Inc., a wholly owned subsidiary of Parent ("Merger Sub"). The Merger Agreement provides for, among other things, a merger of Merger Sub with and into the Company (the "Merger"). Pursuant to the Merger Agreement, each outstanding share of common stock, par value $1.00 per share (together with the associated preferred stock purchase rights, the "Shares"), of the Company (other than Shares the holders of which shall have perfected and not withdrawn or lost their appraisal rights in accordance with Section 262 of the Delaware General Corporate Law and Shares owned directly or indirectly by the Company or any of its direct or indirect wholly owned subsidiaries or owned directly or indirectly by Parent or any of its direct or indirect wholly owned subsidiaries (and in each case not held on behalf of third parties)) will be converted into the right to receive and be exchangeable for a number of shares of common stock of the Parent (the "Parent Common Stock") and/or cash as set forth in the Merger Agreement. Holders of Shares may elect to receive either Parent Common Stock or cash, subject to certain procedures contained in the Merger Agreement, as to which procedures we express no opinion. The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

     In connection with rendering our opinion, we have reviewed the financial terms contained in a draft of the Merger Agreement, and for purposes hereof, we have assumed that the final form of this document will not differ in any material respect from the draft provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company and Parent for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and Parent and provided to us for purposes of our analysis, and we have met with management of the Company and Parent to review and discuss such information and, among other matters, each of the Company's and Parent's business, operations, assets, financial condition and future prospects.

     We have reviewed and considered certain financial and stock market data relating to the Company and Parent, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company and Parent or one or more of their respective businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the form and label and commercial print industries specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial

January 16, 2003
Page  2

studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us (including estimates of a range of potential cost savings and other operating efficiencies expected to result from consummation of the Merger), and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's and Parent's management. We express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company or Parent, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or Parent, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or Parent, and no such independent valuation or appraisal was provided to us. We have assumed that obtaining all regulatory and other approvals and third party consents required for consummation of the Merger will not have an adverse impact on the Company or Parent or on the anticipated benefits of the Merger, and we have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the prices at which any securities of Parent or the Company will actually trade at any time.

     We have not contacted all potential merger partners for the Company. Instead, we contacted a limited number of parties as directed by the Company's Board of Directors.

     In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     We are acting as financial advisor to the Company in connection with the proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, we have performed various investment banking services for the Company from time to time in the past and have received customary fees for rendering such services.

     Our opinion addresses only the fairness from a financial point of view to the stockholders of the Company of the consideration provided for pursuant to the Merger Agreement, and we do not express any views on any other term of the Merger. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement.


     Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Merger and such opinion does not constitute a recommendation to any stockholder or as to how such holder should vote with respect to the Merger, and should not be relied upon by any stockholder as such.

January 16, 2003
Page  3

     Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the consideration provided for pursuant to the Merger Agreement is fair to the stockholders of the Company from a financial point of view.

                                          Very truly yours,

                                          /s/ DRESDNER KLEINWORT WASSERSTEIN,
                                          INC.
                                          --------------------------------------
                                          DRESDNER KLEINWORT WASSERSTEIN, INC.

                                                                      APPENDIX C

                            DELAWARE CODE ANNOTATED
                           8 DEL. C. SEC. 262 (2002)

sec. 262. Appraisal rights

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec. 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec. 251 (other than a merger effected pursuant to sec. 251(g) of this title), sec. 252, sec. 254, sec. 257, sec. 258, sec. 263 or sec. 264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec. 251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec. 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec. 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec. 228 or sec. 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     As permitted by the Canada Business Corporations Act, Moore's bylaws require Moore to indemnify its directors or officers, former directors or officers, or other individuals who, at its request, act or acted as directors or officers, or in a similar capacity, of another entity against all costs, charges, and expenses they reasonably incurred (including amounts paid to settle an action or satisfy a judgment) in respect of any civil, criminal, administrative, investigative or other proceeding in which they may become involved because of their association with Moore or other entity.

     To be entitled to indemnification, those persons must have acted honestly and in good faith with a view to the best interest of Moore or other entity, as the case may be, and, in addition, in any criminal or administrative action or proceeding that is enforced by a monetary penalty, they must have had reasonable grounds for believing that their conduct was lawful. The bylaws authorize Moore to advance money to an indemnified person for expenses of any such proceedings but only upon receipt of an undertaking that he or she will repay the same if it is ultimately determined that he or she is not entitled to indemnification. In an action by or on behalf of Moore or other entity, as the case may be, to procure a judgment in its favor to which a person is made a party because of the person's association with Moore or other entity, Moore shall seek and obtain an approval of a court before indemnifying the person or advancing moneys to him or her.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) The following Exhibits are filed herewith unless otherwise indicated:


EXHIBIT
NUMBER                             DOCUMENT
-------                            --------
   2.1   Agreement and Plan of Merger, dated as of January 16, 2003, among Moore Corporation Limited, M-W Acquisition, Inc. and
         Wallace Computer Services, Inc. (included as Appendix A to the Proxy Statement/Prospectus which forms a part of this
         Registration Statement)
   3.1   Articles of Continuance (incorporated by reference to
         Exhibit 3.1 to the Registration Statement on Form S-3/A No.
         333-82728 filed on June 20, 2002)
   3.2   By-Laws (incorporated by reference to Exhibit 3.2 to the
         Registration Statement on Form S-3/A No. 333-82728 filed on
         June 20, 2002)
   4.1   Debenture Purchase Agreement, dated as of December 12, 2000, between Moore Corporation Limited and Chancery Lane/GSC
         Investors L.P. (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the quarter ended
         September 30, 2001)
   4.2   8.70% Subordinated Convertible Debenture, due June 30, 2009,
         issued to Chancery Lane/GSC Investors L.P. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form
         10-Q for the quarter ended September 30, 2001)
   4.3   Standstill Agreement, dated December 21, 2000, among Moore
         Corporation Limited, Chancery Lane/GSC Investors L.P. and
         CLGI, Inc. (incorporated by reference to Exhibit 4.4 to the
         Quarterly Report on Form 10-Q for the quarter ended
         September 30, 2001)
   4.4   Registration Rights Agreement, dated as of December 21,
         2000, between Moore Corporation Limited and Chancery
         Lane/GSC Investors L.P. (incorporated by reference to
         Exhibit 4.5 to the Quarterly Report on Form 10-Q for the
         quarter ended September 30, 2001)
   4.5   Registration Rights Agreement, dated as of December 28,
         2001, between Moore Corporation Limited, the GSC Investors listed on a schedule thereto and Chancery Lane/GSC Investors
         L.P. (incorporated by reference to Exhibit 4.5 to the
         Registrant's Annual Report on Form 10-K for the year ended
         December 31, 2002 filed on February 13, 2003)
   4.6   Indenture, dated as of March 14, 2003, between Moore North
         America Finance Inc. and Bank One, N.A., as Trustee.

EXHIBIT
NUMBER                             DOCUMENT
-------                            --------
   5     Opinion of Osler, Hoskin & Harcourt LLP regarding the
         validity of the Moore Corporation Limited common shares
         registered hereunder*
   8.1   Opinion of Sidley Austin Brown & Wood regarding material
         United States federal income tax consequences relating to
         the merger
   8.2   Opinion of Sullivan & Cromwell LLP regarding material United
         States federal income tax consequences relating to the
         merger and the ownership of Moore common shares*
   8.3   Opinion of Osler, Hoskin & Harcourt LLP regarding material
         Canadian federal income tax consequences relating to the
         merger and the ownership of Moore common shares*
  10.1   Supplemental Executive Retirement Plan for Designated
         Executives -- B (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the
         quarter ended September 30, 2001)
  10.2   2001 Long Term Incentive Plan (incorporated by reference to
         Exhibit 10.2 to the Registrant's Annual Report on Form 10-K
         for the year ended December 31, 2002 filed on February 13,
         2003)
  10.3   Employment Agreement, dated December 11, 2000, between Moore
         Corporation Limited and Robert G. Burton (incorporated by
         reference to Exhibit 10.2 to the Quarterly Report on Form
         10-Q for the quarter ended September 30, 2001)
  10.4   Employment Agreement, dated as of December 11, 2000, between
         Moore Corporation Limited and Robert B. Lewis (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form
         10-Q for the quarter ended September 30, 2001)
  10.5   Employment Agreement, dated as of December 11, 2000, between
         Moore Corporation Limited and James E. Lillie (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form
         10-Q for the quarter ended September 30, 2001)
  10.6   Amended and Restated Employment Agreement, dated as of
         November 5, 2002, between Moore Corporation Limited and Mark
         S. Hiltwein (incorporated by reference to Exhibit 10.6 to
         the Registrant's Annual Report on Form 10-K for the year
         ended December 31, 2002 filed on February 13, 2003)
  10.7   Amended and Restated Employment Agreement, dated as of
         November 5, 2002, between Moore Corporation Limited and
         Thomas J. Quinlan, III (incorporated by reference to Exhibit
         10.7 to the Registrant's Annual Report on Form 10-K for the
         year ended December 31, 2002 filed on February 13, 2003)
  10.8   Amended and Restated Employment Agreement, dated as of
         November 5, 2002, between Moore Corporation Limited and
         Thomas W. Oliva (incorporated by reference to Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed on February 13, 2003)
  10.9   Amended and Restated Employment Agreement, dated as of
         November 5, 2002, between Moore Corporation Limited and Dean
         E. Cherry (incorporated by reference to Exhibit 10.9 to the
         Registrant's Annual Report on Form 10-K for the year ended
         December 31, 2002 filed on February 13, 2003)
  10.10  Employment Agreement, dated December 9, 2002, between Moore
         Corporation Limited and Mark A. Angelson (incorporated by
         reference to Exhibit 10.10 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed on
         February 13, 2003)
  10.11  Credit Agreement, dated as of August 2, 2002, among Moore
         North America, Inc., the Guarantors named therein, the
         several lenders from time to time party thereto and Citicorp
         USA, Inc., as administrative agent for the Lenders
         (incorporated by reference to Exhibit 10.1 to the Quarterly
         Report on Form 10-Q for the quarter ended September 30,
         2002)
  10.12  Share Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed on
         February 13, 2003)
  10.13  Credit Agreement, dated as of March 14, 2003, among Moore
         Holdings U.S.A. Inc., Moore Corporation Limited, Various
         Lenders, Bank One, NA, Fleet National Bank, The Bank of Nova
         Scotia, Citicorp North America, Inc. and Deutsche Bank
         Securities Inc.

EXHIBIT
NUMBER                             DOCUMENT
-------                            --------
  11     Calculation of Earnings and Earnings Per Share (incorporated by reference to Exhibit 11 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed on
         February 13, 2003)
  21     Subsidiaries of Moore Corporation Limited (incorporated by reference to Exhibit 21 to the Registrant's Annual Report on
         Form 10-K for the year ended December 31, 2002 filed on
         February 13, 2003)
  23.1   Consent of Deloitte & Touche LLP, independent auditors of
         Moore Corporation Limited
  23.2   Consent of PricewaterhouseCoopers LLP, independent
         accountants of Moore Corporation Limited
  23.3   Consent of Deloitte & Touche LLP, independent auditors of
         Wallace Computer Services, Inc.
  23.4   Consent of Sidley Austin Brown & Wood (included in the
         opinion filed as Exhibit 8.1)
  23.5   Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 8.2)
  23.6   Consents of Osler, Hoskin & Harcourt LLP (included in the
         opinions filed as Exhibits 5 and 8.3)
  99.1   Form of Proxy Card for the Special Meeting of Stockholders
         of Wallace Computer Services, Inc.*
  99.2   Consent of Dresdner Kleinwort Wasserstein, Inc. (included as
         Appendix B to the Proxy Statement/ Prospectus which forms a part of this Registration Statement)


---------------


* Previously filed.


     (b) Financial Statement Schedules are omitted because they are either not required, are not applicable or because equivalent information has been incorporated herein by reference or included in the financial statements, the notes thereto or elsewhere herein.

     (c) Reports, Opinions and Appraisals. The opinion of Dresdner Kleinwort Wasserstein, Inc. is included as Appendix B to the Proxy Statement/Prospectus which is part of the Registration Statement.

ITEM 22. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 19th day of March, 2003.


                                          MOORE CORPORATION LIMITED

                                          By:   /s/ JENNIFER O. ESTABROOK
                                            ------------------------------------
                                                   Jennifer O. Estabrook
                                               Senior Vice President, General
                                                   Counsel and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons as of March 19, 2003 in the capacities indicated.


              SIGNATURE                                        TITLE
              ---------                                        -----

         /s/ MARK A. ANGELSON                   Chief Executive Officer and Director
--------------------------------------             (Principal Executive Officer)
           Mark A. Angelson

         /s/ MARK S. HILTWEIN                       Executive Vice President and
--------------------------------------                Chief Financial Officer
           Mark S. Hiltwein                        (Principal Financial Officer)

        /s/ RICHARD T. SANSONE                  Senior Vice President and Controller
--------------------------------------             (Principal Accounting Officer)
          Richard T. Sansone

     /s/ ROBERT F. CUMMINGS, JR.                              Director
--------------------------------------
       Robert F. Cummings, Jr.

        /s/ RONALD J. DANIELS                                 Director
--------------------------------------
          Ronald J. Daniels

       /s/ ALFRED C. ECKERT III                        Chairman of the Board
--------------------------------------
         Alfred C. Eckert III

          /s/ JOAN D. MANLEY                                  Director
--------------------------------------
            Joan D. Manley

        /s/ LIONEL H. SCHIPPER                                Director
--------------------------------------
          Lionel H. Schipper

         /s/ JOHN W. STEVENS                                  Director
--------------------------------------
           John W. Stevens

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                             DOCUMENT
-------                            --------
     2.1 Agreement and Plan of Merger, dated as of January 16, 2003, among Moore Corporation Limited, M-W Acquisition, Inc. and
         Wallace Computer Services, Inc. (included as Appendix A to the Proxy Statement/Prospectus which forms a part of this
         Registration Statement)
     3.1 Articles of Continuance (incorporated by reference to
         Exhibit 3.1 to the Registration Statement on Form S-3/A No.
         333-82728 filed on June 20, 2002)
     3.2 By-Laws (incorporated by reference to Exhibit 3.2 to the
         Registration Statement on Form S-3/A No. 333-82728 filed on
         June 20, 2002)
     4.1 Debenture Purchase Agreement, dated as of December 12, 2000, between Moore Corporation Limited and Chancery Lane/GSC
         Investors L.P. (incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q for the quarter ended
         September 30, 2001)
     4.2 8.70% Subordinated Convertible Debenture, due June 30, 2009,
         issued to Chancery Lane/GSC Investors L.P. (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form
         10-Q for the quarter ended September 30, 2001)
     4.3 Standstill Agreement, dated December 21, 2000, among Moore
         Corporation Limited, Chancery Lane/GSC Investors L.P. and
         CLGI, Inc. (incorporated by reference to Exhibit 4.4 to the
         Quarterly Report on Form 10-Q for the quarter ended
         September 30, 2001)
     4.4 Registration Rights Agreement, dated as of December 21,
         2000, between Moore Corporation Limited and Chancery
         Lane/GSC Investors L.P. (incorporated by reference to
         Exhibit 4.5 to the Quarterly Report on Form 10-Q for the
         quarter ended September 30, 2001)
     4.5 Registration Rights Agreement, dated as of December 28,
         2001, between Moore Corporation Limited, the GSC Investors listed on a schedule thereto and Chancery Lane/GSC Investors
         L.P. (incorporated by reference to Exhibit 4.5 to the
         Registrant's Annual Report on Form 10-K for the year ended
         December 31, 2002 filed on February 13, 2003)
     4.6 Indenture, dated as of March 14, 2003, between Moore North
         America Finance Inc. and Bank One, N.A., as Trustee.
     5   Opinion of Osler, Hoskin & Harcourt LLP regarding the
         validity of the Moore Corporation Limited common shares
         registered hereunder*
     8.1 Opinion of Sidley Austin Brown & Wood regarding material
         United States federal income tax consequences relating to
         the merger
     8.2 Opinion of Sullivan & Cromwell LLP regarding material United
         States federal income tax consequences relating to the
         merger and the ownership of Moore common shares*
     8.3 Opinion of Osler, Hoskin & Harcourt LLP regarding material
         Canadian federal income tax consequences relating to the
         merger and the ownership of Moore common shares*
    10.1 Supplemental Executive Retirement Plan for Designated
         Executives -- B (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the
         quarter ended September 30, 2001)
    10.2 2001 Long Term Incentive Plan (incorporated by reference to
         Exhibit 10.2 to the Registrant's Annual Report on Form 10-K
         for the year ended December 31, 2002 filed on February 13,
         2003)
    10.3 Employment Agreement, dated December 11, 2000, between Moore
         Corporation Limited and Robert G. Burton (incorporated by
         reference to Exhibit 10.2 to the Quarterly Report on Form
         10-Q for the quarter ended September 30, 2001)
    10.4 Employment Agreement, dated as of December 11, 2000, between
         Moore Corporation Limited and Robert B. Lewis (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form
         10-Q for the quarter ended September 30, 2001)
    10.5 Employment Agreement, dated as of December 11, 2000, between
         Moore Corporation Limited and James E. Lillie (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form
         10-Q for the quarter ended September 30, 2001)

EXHIBIT
NUMBER                             DOCUMENT
-------                            --------
    10.6 Amended and Restated Employment Agreement, dated as of
         November 5, 2002, between Moore Corporation Limited and Mark
         S. Hiltwein (incorporated by reference to Exhibit 10.6 to
         the Registrant's Annual Report on Form 10-K for the year
         ended December 31, 2002 filed on February 13, 2003)
    10.7 Amended and Restated Employment Agreement, dated as of
         November 5, 2002, between Moore Corporation Limited and
         Thomas J. Quinlan, III (incorporated by reference to Exhibit
         10.7 to the Registrant's Annual Report on Form 10-K for the
         year ended December 31, 2002 filed on February 13, 2003)
    10.8 Amended and Restated Employment Agreement, dated as of
         November 5, 2002, between Moore Corporation Limited and
         Thomas W. Oliva (incorporated by reference to Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed on February 13, 2003)
    10.9 Amended and Restated Employment Agreement, dated as of
         November 5, 2002, between Moore Corporation Limited and Dean
         E. Cherry (incorporated by reference to Exhibit 10.9 to the
         Registrant's Annual Report on Form 10-K for the year ended
         December 31, 2002 filed on February 13, 2003)
    10.10 Employment Agreement, dated December 9, 2002, between Moore
         Corporation Limited and Mark A. Angelson (incorporated by
         reference to Exhibit 10.10 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed on
         February 13, 2003)
    10.11 Credit Agreement, dated as of August 2, 2002, among Moore
         North America, Inc., the Guarantors named therein, the
         several lenders from time to time party thereto and Citicorp
         USA, Inc., as administrative agent for the Lenders
         (incorporated by reference to Exhibit 10.1 to the Quarterly
         Report on Form 10-Q for the quarter ended September 30,
         2002)
    10.12 Share Plan for Non-Employee Directors (incorporated by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed on
         February 13, 2003)
    10.13 Credit Agreement, dated as of March 14, 2003, among Moore
         Holdings U.S.A. Inc., Moore Corporation Limited, Various
         Lenders, Bank One, NA, Fleet National Bank, The Bank of Nova
         Scotia, Citicorp North America, Inc. and Deutsche Bank
         Securities Inc.
    11   Calculation of Earnings and Earnings Per Share (incorporated by reference to Exhibit 11 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002 filed on
         February 13, 2003)
    21   Subsidiaries of Moore Corporation Limited (incorporated by reference to Exhibit 21 to the Registrant's Annual Report on
         Form 10-K for the year ended December 31, 2002 filed on
         February 13, 2003)
    23.1 Consent of Deloitte & Touche LLP, independent auditors of
         Moore Corporation Limited
    23.2 Consent of PricewaterhouseCooper LLP, independent
         accountants of Moore Corporation Limited
    23.3 Consent of Deloitte & Touche LLP, independent auditors of
         Wallace Computer Services, Inc.
    23.4 Consent of Sidley Austin Brown & Wood (included in the opinion filed as Exhibit 8.1)
    23.5 Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 8.2)
    23.6 Consents of Osler, Hoskin & Harcourt LLP (included in the opinions filed as Exhibits 5 and 8.3)
    99.1 Form of Proxy Card for the Special Meeting of Stockholders
         of Wallace Computer Services, Inc.*
    99.2 Consent of Dresdner Kleinwort Wasserstein, Inc. (included as
         Appendix B to the Proxy Statement/ Prospectus which forms a part of this Registration Statement)


---------------


* Previously filed.